As filed with the Securities and Exchange Commission on December 14, 2017
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MABVAX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	93-0987903
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

11535 Sorrento Valley Road, Suite 400
San Diego, CA 92121
(858) 259-9405
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. David Hansen
Chief Executive Officer
MabVax Therapeutics Holdings, Inc.
11535 Sorrento Valley Road, Suite 400
San Diego, CA 92121
(858) 259-9405
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Harvey Kesner, Esq. Sichenzia Ross Ference Kesner LLP 1185 Avenue of the Americas, 37th Floor New York, NY 10036 (212) 930-9700

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Secondary Offering
Shares of common stock, par value $0.01 per share	465,569	$395,734(2)	$49.27
Shares of common stock, par value $0.01 per share, underlying Series K Convertible Preferred Stock	6,500,000	5,525,000(2)	687.86
Shares of common stock, par value $0.01 per share, underlying Series L Convertible Preferred Stock	9,666,669	8,216,669(2)	1,022.98
Total	16,632,238	$14,137,403	$1,760.11(3)

(1)
Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices as reported on the NASDAQ Capital Market on December 14, 2017, which was $0.85 per share.

(3)	$1,467.39 has been previously paid as registration fees for the shares that are listed.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 14, 2017

16,632,238 Shares of Common Stock

We are registering an aggregate of 16,632,238 shares (the “Resale Shares”) of common stock, $0.01 par value per share, of MabVax Therapeutics Holdings, Inc. (referred to herein as “we”, “us”, “our”, “MabVax”, “Registrant”, or the “Company”) for resale by certain of our stockholders identified in this prospectus (the “Selling Stockholders”), which consists of (i) 465,569 shares of common stock, (ii) 6,500,000 shares of common stock issuable upon conversion of Series K Convertible Preferred Stock (the “Series K Preferred Stock”) and (iii) 9,666,669 shares of common stock issuable upon conversion of Series L Convertible Preferred Stock (the “Series L Preferred Stock”).

The Selling Stockholders may offer to sell the Resale Shares at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices, and will pay all brokerage commissions and discounts attributable to the sale of such shares. The Selling Stockholders will receive all of the net proceeds from the offering of their shares.

The Resale Shares may be sold by the Selling Stockholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale you should refer to the section entitled “Plan of Distribution” in this Prospectus.

Our common stock is quoted on the NASDAQ Capital Market under the symbol “MBVX”. On December 14, 2017, the closing bid price of our common stock on the NASDAQ Capital Market was $0.81 per share

Our business and an investment in our securities involve a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of information that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 14, 2017

MABVAX THERAPUETICS HOLDINGS, INC. HAS NOT REGISTERED THE SHARES OF COMMON STOCK THAT MAY BE SOLD BY THE SELLING STOCKHOLDERS UNDER THE SECURITIES LAWS OF ANY STATE. SELLING STOCKHOLDERS, AND ANY BROKERS OR DEALERS, EFFECTING TRANSACTIONS IN THE SHARES SHOULD CONFIRM THAT THE SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES LAWS OF THE STATE OR STATES IN WHICH SALES OF THE SHARES OCCUR AS OF THE TIME OF SUCH SALES, OR THAT THERE IS AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES LAWS OF SUCH STATES.

THIS PROSPECTUS IS NOT AN OFFER TO SELL ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK FOR SALE BY THE SELLING STOCKHOLDERS. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFER IS UNLAWFUL.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. This summary is not intended to be complete and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus, including our consolidated financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in this prospectus before making an investment decision.

Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean MabVax Therapeutics Holdings, Inc. on a consolidated basis with its wholly-owned subsidiary, MabVax Therapeutics, Inc., as applicable.

Company Background

We are a Delaware corporation, originally incorporated in 1988 under the name Terrapin Diagnostics, Inc. in the state of Delaware, and subsequently renamed “Telik, Inc.” in 1998, and thereafter renamed MabVax Therapeutics Holdings, Inc. in September 2014. Our principal corporate office is located at 11535 Sorrento Valley Road, Suite 400, San Diego, CA 92121 and our telephone number is (858) 259-9405. On July 8, 2014, we consummated a merger with MabVax Therapeutics, pursuant to which our subsidiary Tacoma Acquisition Corp. merged with and into MabVax Therapeutics, with MabVax Therapeutics surviving as our wholly owned subsidiary. Our internet address is www.mabvax.com. Information on our website is not incorporated into this prospectus.

Business Overview

 We are a clinical-stage biotechnology company focused on the development of antibody-based products to address unmet medical needs in the treatment of cancer.  MabVax has discovered a pipeline of human monoclonal antibody products based on the protective immune responses generated by patients who have been vaccinated against targeted cancers with our proprietary vaccines.  MabVax's lead development program is centered around our HuMab-5B1 antibody, which is fully human and discovered from the immune response of cancer patients vaccinated with an antigen-specific vaccine during a Phase I trial at Memorial Sloan Kettering Cancer Center, or MSK.   The antigen the antibody targets is expressed on more than 90% of pancreatic cancers, and expressed in significant percentages on small cell lung cancer, stomach, colon and other cancers, making the antibody potentially broadly applicable to many types of cancers.  We have other antibody candidates that are in preclinical development.

Monoclonal antibodies are produced from a single DNA sequence encoded into multiple cells that all produce the same single antibody. We generate our pipeline of antibody-based product candidates from patients who have been vaccinated with proprietary vaccines licensed from MSK. Our approach involves surveying the protective immune response from many patients to identify a monoclonal antibody candidate against a specific target on the surface of a cancer cell. We believe this approach provides us with a novel next-generation human antibody technology platform. We believe our approach to antibody discovery allows us to identify antibody candidates with superior performance characteristics while minimizing many of the toxicity and off target binding drawbacks (phenomenon occurring when antibodies bind to non-cancer cells) of other discovery technologies.

Our lead clinical development program is a Phase 1 clinical trial of our HuMab-5B1 radioimmunotherapy (“RIT”) product that we have designated as MVT-1075. The development of MVT-1075 is based on experience we gained through clinical studies of over 50 patients with either our antibody we designate as MVT-5873, or our imaging agent we designate as MVT-2163 that are discussed in more detail in our descriptions and results to date of our clinical development programs. We initiated the Phase 1 clinical trial of MVT-1075 in June 2017 and completed enrollment and dosing of the last patient in the initial cohort of patients in December 2017. The clinical program is intended to evaluate the product for the treatment of pancreatic, colon and lung cancer. The primary objective is to determine the maximum tolerated dose in patients who have failed prior therapies. Secondary endpoints include evaluating tumor response rate and duration of response by RECIST 1.1, and to determine dosimetry and pharmacokinetics. This dose-escalation study utilizes a traditional 3+3 design. We expect to receive and report on interim safety data and tumor assessment using standard RECIST measurement criteria for cohort 1 in the first quarter 2018.

We also intend to continue clinical development of the antibody MVT-5873 in combination with gemcitabine and nab-paclitaxal in first line therapy for the treatment of patients newly diagnosed with pancreatic cancer. We have treated two cohorts of patients in our combination therapy, for a total of six patients to date in this study. In November, we expanded enrollment of an additional cohort of three patients in the combination therapy with the objective of confirming early observations. We expect to receive and report on interim response data for the latest cohort in the first quarter of 2018.

On September 6, 2017, we announced that we have engaged Greenhill & Co. (NYSE: GHL) to serve as a financial advisor to assist us in exploring and evaluating strategic options with the goal of maximizing stockholder value. We have received and are evaluating several inbound inquiries and transaction options, as well as identifying new opportunities which could include the acquisition of MabVax by another company, the sale or divestiture of specific assets coupled with a reverse merger, merging with another company, or licensing of selected technologies. We do not have a defined timeline for the exploration of strategic alternatives, as we are still receiving inquiries, and are not confirming that the evaluation will result in any strategic alternative being announced or consummated.  We do not intend to discuss or disclose further developments during this process unless and until our Board of Directors has approved a specific action or otherwise determined that further disclosure is appropriate. While Greenhill & Co. continues as our financial advisor, we will continue to advance our Phase 1 clinical programs including our MVT-1075 radioimmunotherapy clinical trial for the treatment of pancreatic, colon and lung cancers, and our MVT-5873 clinical trial in combination with one or more chemotherapy agents in first line therapy for patients newly diagnosed with pancreatic cancer.

Our Growth and Core Business Strategy

Our primary business strategy is to develop our early antibody product candidates through proof of concept clinical trials, which may represent either phase I or phase II clinical trials depending on the program and extent of progress. Once through proof of concept clinical trials, we will decide whether to license, partner or sell those product candidates, or continue to develop the candidates depending on several variables such as access to additional capital, cost of later stage clinical trials, risk of such development efforts, and the value derived from licensing, partnering or selling those assets.

Our Clinical Development Programs

MVT-1075 – our lead development program as a Radioimmunotherapy for Pancreatic Cancer

In June 2017, we initiated a Phase 1 clinical trial of our HuMab-5B1 radioimmunotherapy product MVT-1075 based on experience we gained through clinical studies of over 50 patients with either the antibody MVT-5873, or our imaging agent we designate as MVT-2163.

MVT-1075 combines the demonstrated targeting specificity of the HuMab-5B1 antibody with the proven clinical success of a low-energy radiation emitter, 177Lutetium [177Lu]. We dosed MVT-1075 in our first patient in June 2017. This Phase 1 first-in-human clinical trial is an open-label, multi-center study evaluating the safety and efficacy of MVT-1075 in up to 22 patients with CA19-9 positive malignancies. The primary objective is to determine the maximum tolerated dose and safety profile in patients with recurring disease who have failed prior therapies. Secondary endpoints are to evaluate tumor response rate and duration of response by RECIST 1.1, and to determine dosimetry and pharmacokinetics. This dose-escalation study utilizes a traditional 3+3 design that is commonly used by companies as a dose escalation strategy typical for phase I trials for the treatment of cancer. The investigative sites are Honor Health in Scottsdale, Arizona, and Memorial Sloan Kettering Cancer Center in New York City.

In April, the Company reported preclinical results for MVT-1075 at the American Association of Clinical Research (AACR) Annual Meeting, demonstrating suppression, and in some instances, regression, of tumor growth in xenograft animal models of pancreatic cancer, potentially making this product an important new therapeutic agent in the treatment of pancreatic, colon and lung cancers. Supporting the MVT-1075 RIT clinical investigation are the Company's successful MVT-5873 and MVT-2163 Phase 1a safety and target specificity data which were reported earlier this year at the annual meetings of the American Society for Clinical Oncology (ASCO) and the Society for Nuclear Medicine and Molecular Imaging (SNMMI), respectively. The combined results from 50 patients in the Phase 1 MVT-5873 and MVT-2163 studies established safety and provided significant insight into drug biodistribution and an optimal dosing strategy, which the Company has incorporated into the MVT-1075 program.

MVT-5873 – for the Treatment of Pancreatic Cancer

MVT-5873 as a Monotherapy in Late Stage Cancer Patients – We reported results from our Phase 1a clinical trial of 32 patients being treated with our therapeutic antibody MVT-5873 as a monotherapy, which was evaluated for safety and tolerability in patients with advanced pancreatic cancer and other CA19-9 positive cancers, in a poster presentation at the American Society of Clinical Oncology (ASCO) Annual Meeting on June 3, 2017. The Company highlighted that the single agent MVT-5837 appears safe and well tolerated in patients at biologically active doses. Furthermore, all patients were evaluated by RECIST 1.1 for tumor response, and the Company reported 11 patients achieved stable disease in this dose escalation safety trial of 32 patients.

The results of the Phase 1a trial with MVT-5873 indicate that this fully-human antibody targeting CA19-9 cancers can be administered at doses with acceptable safety and with a potentially positive impact on disease. CA19-9 is broadly expressed in various cancers including pancreatic, colon, and small cell lung cancer making this antibody potentially useful for a larger patient population. Clinical signals from an identifiable subset of subjects enabled us to understand those patients most likely to respond to a MVT-5873 based therapy. At the maximum tolerated dose (MTD) established in this trial, we have demonstrated an acceptable safety margin for the antibody.

MVT-5873 in Combination with a Standard of Care Chemotherapy – Based upon observations from the first two cohorts of patients treated, the Company is continuing clinical development of MVT-5873 in combination with gemcitabine and nab-paclitaxal as a first line therapy for the treatment of patients newly diagnosed with pancreatic cancer. MabVax has treated six patients as of October 12, 2017 and is actively enrolling additional patients with the objective of obtaining additional safety and tumor response (RECIST 1.1) data. Dr. Eileen O’Reilly, Associate Director of the David M. Rubenstein Center for Pancreatic Cancer Research, attending physician, member at Memorial Sloan Kettering Cancer Center and Professor of Medicine at Weill Cornell Medical College, is the lead investigator in the MVT-5873 Phase 1 clinical trial.

MVT-2163 – as an Imaging Agent for Pancreatic Cancer

We reported results from our Phase 1a clinical trial of ImmunoPET imaging agent, MVT-2163, in 12 patients with locally advanced or metastatic adenocarcinoma of the pancreas (PDAC) or other CA19-9 positive malignancies in a poster presentation and podium talk at the Society of Nuclear Medicine and Molecular Imaging (SNMMI) Annual Meeting held in Denver, CO on June 10-14, 2017.

The Phase Ia clinical trial of MVT-2163 phase I trial was intended to evaluate our next generation diagnostic PET imaging agent in patients with locally advanced or metastatic adenocarcinoma of the pancreas (PDAC) or other CA19-9 positive malignancies. MVT-2163 (89Zr-HuMab-5B1) combines the well-established PET imaging radiolabel Zirconium-89 [89Zr] with the targeting specificity of MVT-5873. We designed the trial to establish safety, pharmacokinetics, biodistribution, optimal time to obtain the PET image, and the amount of MVT-5873 to be administered as a blocking dose prior to administration of MVT-2163 to obtain optimized PET scan images.

As of July 2017, 12 patients had been treated in this first-in-human trial evaluating the safety and feasibility of MVT-2163 to image pancreatic tumors and other CA19-9 positive malignancies. MVT-2163 was administered alone and in combination with MVT-5873 and was well tolerated in all cohorts. The only toxicities were infusion reactions that resolved on the day of the injection, with some patients requiring standard supportive medication.

Uptake of MVT-2163 was observed in primary tumors and metastases as early as day two and continuously through day seven. Standard Uptake Values (SUV), a measurement of activity in PET imaging, reached as high as 101 in the study. The investors reported that the high SUVs are amongst the highest lesion uptake values they have ever seen for a radiolabeled antibody. Bone and soft tissue disease were readily visualized and lesion uptake of the radiotracer was higher than typically seen with PET imaging agents. The correlation with Computerized Tomography (CT) scans was high.

We reported that administering MVT-5873 prior to dosing MVT-2163 reduces liver uptake facilitating detection of liver metastases. In addition, we determined that the MVT-5873 cold antibody pre-dose does not interfere with the uptake of MVT-2163 on cancer lesions.

In summary, the MVT-2163 product produced acceptable safety tolerability, pharmacokinetics and biodistribution. MVT-2163 also produced high quality PET images identifying both primary tumor and metastatic sites. There was a promising correlation with diagnostic CT that warrants further studies correlating these findings with histopathology to assess the accuracy of MVT-2163 in identifying smaller metastatic nodes below the detection level of standard CT scans. The continual increase in high SUV values on cancer lesions in this study supports the use of the Company’s MVT-1075 radioimmunotherapy product which utilizes the same antibody to deliver a radiation dose for the treatment of patients with pancreatic, lung and colon cancers.

Plan for 2018

Based on inquiries from third parties regarding their interest in MabVax assets and clinical progress to date with MVT-5873, MVT-1075, and MVT-2163, and with the assistance of investment advisor Greenhill & Co., we expect to be able to decide on one or more strategic alternatives for the Company in the first quarter of 2018.

We currently plan to continue clinical development of MVT-1075 for the treatment of locally advanced or metastatic pancreatic cancer patients, by completing additional cohorts of patients in a dose escalation safety trial to continue to assess the safety and potential efficacy of this treatment, and expect to report results in the first quarter of 2018.

We also currently intend to continue clinical development of MVT-5873 in combination with gemcitabine and nab-paclitaxal in first line therapy for the treatment of patients newly diagnosed with pancreatic cancer. We have treated two cohorts of patients for a total of six patients through September 22, 2017 in this study; and have initiated enrollment for an additional cohort of patients with the objective of confirming early observations in the first quarter 2018.

Our plans beyond the first quarter 2018 will depend substantially on which product portfolios are licensed and/or sold to potential acquirers and/or licensees in the remainder of 2017 and early 2018, and the availability of financial resources resulting from such potential transactions that are under consideration when we enter 2018.

Listing Reverse Split

On August 2, 2016, the Board approved a 1-for-7.4 reverse stock split, or the “Listing Reverse Split.” The Listing Reverse Split was intended to allow us to meet the minimum share price requirement of the NASDAQ Capital Market. On August 11, 2016, we received approval from the NASDAQ Capital Market for the listing of our common stock under the symbol “MBVX”, subject to implementation of the Listing Reverse Split and closing of our August 2016 public offering (the “August 2016 Public Offering”). On August 16, 2016, we implemented the Listing Reverse Split, closed on the August 2016 Public Offering and began trading on the NASDAQ Capital Market at the open of business on August 17, 2016. Unless otherwise stated herein, all per share amounts herein give effect to the Listing Reverse Split.

Recent Events

July 2017 Private Placement – On July 27, 2017, we entered into a subscription agreement with an accredited investor pursuant to which we agreed to sell 152,143 restricted shares of common stock for $125,000 (the “July 2017 Private Placement”). As part of the transaction, the Company agreed to reprice the investor’s warrant to purchase 225,225 shares of common stock from $11.10 to $2.00 per warrant share and remove the cashless exercise feature. The transaction closed on August 2, 2017.  The impact of repricing the warrants to $2.00 a share, which took effect on August 2, 2017, was immaterial, as the stock price on the date of the closing of the transaction was $0.70 and the warrants at $2.00 a share expired on October 10, 2017, unexercised.

August 11, 2017 Registered Direct Offering – On August 11, 2017, we entered into securities purchase agreements to sell 2,386.36 shares of Series J Preferred Stock with a stated value of $550 per share (the “August 2017 Offering”).  The Series J Preferred Stock is convertible into common stock at $0.55 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events and was purchased by certain existing investors of the Company (the “Prior Investors”). The total amount of the securities purchase agreements amounted to approximately $1,312,500, before estimated expenses of $123,083. The Certificate of Designation for the Series J Preferred Stock includes a 4.99% beneficial ownership conversion blocker, a 19.99% blocker provision to comply with the NASDAQ Capital Market rules until stockholders have approved any or all shares of common stock issuable upon conversion of the Series J Preferred Stock, which was approved in a special meeting of stockholders on October 2, 2017 (the “October 2017 Special Meeting”), and a 125% liquidation preference. All shares of the Company’s capital stock will be junior in rank to the Series J Preferred Stock at the time of creation, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, except for the Company’s Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, and Series I Preferred Stock.

In connection with the August 2017 Offering, we agreed with the lead investor (the “Lead Investor”) pursuant to a Letter Agreement, dated August 9, 2017 (the “August 2017 Letter Agreement”), to issue incentive shares (the “Incentive Shares”) to Prior Investors as an incentive to invest in the August 2017 Offering. Such Prior Investors received a portion of 65,000 shares in the form of a new Series K Preferred Stock, allocated by the Lead Investor, and convertible into 6,500,000 shares of common stock, subject to stockholder approval, which was also approved in the October 2017 Special Meeting. The stated value of each share of Series K Preferred Stock is $0.01 and the conversion rate is the stated value of $0.01 divided by .0001, or one hundred (100) shares of common stock upon conversion of one (1) share of Series K Preferred Stock, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar event, and have a 4.99% beneficial ownership conversion blocker. In the event of a liquidation, dissolution or winding up of the Company, each share of Series K Preferred Stock will be entitled to a per share preferential payment equal to the par value, or $0.01 per share. All shares of the Company’s capital stock will be junior in rank to the Series K Preferred Stock at the time of creation, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, except for the Company’s Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock. The Company recorded a deemed dividend of $3,120,000 in August 2017 in connection with issuing the Incentive Shares.

The August 2017 Letter Agreement also specified the following:

●
That the Company files a proxy statement for a special meeting of stockholders within 10 days of closing the August 2017 Offering. Proposals shall include (i) an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of its issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-twenty at any time prior to one year from the date of the special meeting, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors, (ii) the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 30% below the market price ofthe common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d), (iii) the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of the Common Stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d), (iv) the issuance of the Series J Conversion Shares and (v) the issuance of the Inducement Shares.

●
Lead Investor will commit to investing an additional $1,000,000 in a new private or public offering of up to $8,000,000 (the “$8,000,000 Financing”). The $8,000,000 Financing shall sign and close following shareholder approval of each of the proposals identified in the August 2017 Letter Agreement.

●
That the employment terms of all management be reduced to two years from three years and that management defer portions of their salary for the remainder of the year, which shall be paid upon the earlier of completion of the $8,000,000 Financing or a business transaction that represents, or transactions in the aggregate that represent, in excess of $10,000,000.

Effective with the Company’s pay period ending August 10, 2017, and without changing their employment agreements dated July 1, 2017, several members of management volunteered to defer receiving portions of their salaries for the remainder of 2017. The voluntary deferral of cash payments is intended to help with the Company’s cash flow for the remainder of the year, with voluntary reductions by the management team committed to remain in effect until the earlier of completing a successful financing of at least $8.0 million, a business transaction that represents, or business transactions in the aggregate that represent, an amount of $10.0 million or greater, or the end of the year, whichever occurs first. The employment agreements with the Company remain unchanged, except that the executives have volunteered to reduce the terms of their employment agreements to two years from three in connection with the August 2017 Offering and August 2017 Letter Agreement with the Lead Investor.

  On August 14, 2017, the Chairman of the Compensation Committee, acting on behalf of the Board of Directors sent a letter to each executive of the Company stating that the Board deems it in the best interests of the Company to request that the executive voluntarily defer a portion of his regular salary to help with cash flow of the Company. On August 16 and August 21, 2017, Paul Resnick, M.D. and Paul Maffuid, Ph.D., respectively gave notice of good reason (as that term is defined in their employment agreements or “Good Reason”) for termination of their employment. The Company had 30 days from the notification date under each of their employment agreements to cure their concerns. In oral discussions with each executive the President and Chief Executive Officer communicated on behalf of the Compensation Committee the Company’s intention to provide additional equity compensation in return for salary deferrals. Given the perceived uncertainty about the Company’s plans at the time for addressing the concerns of Dr. Resnick and Dr. Maffuid, and that nothing in writing had been provided as possible equity compensation, they each submitted their notices to the Company of good reason for termination. Further, they each expressed in oral conversations that they wanted to remain employed by the Company. The Company cured each executive’s concerns within the 30-day cure period, by reinstating the deferred salary for Dr. Resnick in one instance, and in granting restricted stock to all executives with vesting over time, as disclosed in the filings of Form 4s following the approvals. Both executives rescinded their notices of good reason for termination on September 7, 2017, and all executives’ employment agreements remain unchanged as the salary deferrals remain to be voluntary.

In order to meet the NASDAQ Capital Market rules in the August 2017 Offering, we were not obligated to issue any shares of common stock upon conversion of the Series J Preferred Stock which would cause the Company to breach our obligations under the rules and regulations of the NASDAQ Capital Market, which limit the aggregate number of shares issued at a discount to market at 19.99% of the number of shares outstanding on the closing date of the August 2017 Offering, except that such limitation shall not apply in the event that we obtain the approval of our stockholders as required by the applicable rules of the NASDAQ Capital Market for issuances of common stock in excess of such amount. Similarly, none of the Series K Preferred Stock may be converted into common stock until we obtain the approval of our stockholders. At the October 2017 Special Meeting, we obtained approval to issue shares underlying all of the Series J Preferred Stock and the Series K Preferred Stock.

September 11, 2017 Registered Direct Offering – On September 11, 2017, we entered into an agreement to sell 4.0 million shares of common stock at $0.50 a share for gross proceeds of approximately $2.0 million, before estimated expenses of $147,639. The shares were offered and sold to certain accredited investors in a registered direct offering, which closed on September 14, 2017. Laidlaw & Company (UK) Ltd. acted as placement agent for the offering.

September 22, 2017 Registered Direct Offering – On September 22, 2017, we entered into a subscription agreement with select accredited investors relating to the Company’s registered direct offering, issuance and sale of 2,016,129 shares of the Company’s common stock, $0.01 par value per share. The purchase price per share was $0.62. The total amount of the subscription agreements amounted to $1,250,000, before estimated expenses of $35,000.

October 10, 2017 Registered Direct Offering – On October 10, 2017, we entered into a subscription agreement with select accredited investors relating to the Company’s registered direct offering, issuance and sale of 769,231 shares of the Company’s common stock, $0.01 par value per share. The purchase price per share was $0.65. The total amount of the subscription agreements amounted to $500,000, before estimated expenses of $15,000. The securities were offered by means of the Company’s shelf registration statement on Form S-3 (File #333-219291) which was declared effective on July 27, 2017 by the Securities and Exchange Commission.

October 18, 2017 Preferred Stock Exchange Agreement  – On October 18, 2017, we entered into exchange agreements (each, an “Exchange Agreement” and collectively, the “Exchange Agreements”) with the holders of all of the Company’s outstanding shares of Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, pursuant to which an aggregate of 665,281 shares of Series F Preferred Stock, 1,000,000 shares of Series G Preferred Stock and 850 shares of Series H Preferred Stock were exchanged for an aggregate of 58,000 newly authorized shares of Series L Convertible Preferred Stock (the “Series L Preferred Stock”) convertible into 9,666,669 shares of common stock (the “Conversion Shares”), subject to a conversion restriction until shareholder approval is obtained. We obtained the necessary shareholder approval on December 1, 2017.

The terms of the Exchange Agreements and Series L Preferred Stock were determined by arms-length negotiation between the parties. No commission or other payment was received by the Company in connection with the Exchange Agreements. Such exchange was conducted and the Series L Preferred Stock issuable pursuant to the Exchange Agreements, including the Conversion Shares, were issued pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.

Pursuant to a registration rights agreement entered into between the Company and the holders on October 18, 2017, we agreed to use reasonable best efforts to file a registration statement registering the Conversion Shares for resale within ten days of closing and cause the registration statement to be declared effective within 30 days of filing.

  Summary of the Offering

Resale Shares
(i) 465,569 issued and outstanding shares of common stock, (ii) 6,500,000 shares of common stock issuable upon conversion of Series K Preferred Stock and (iii) 9,666,669 shares of common stock issuable upon conversion of Series L Preferred Stock

Common Stock Outstanding Before this Offering	20,588,765

Common Stock Outstanding After this Offering	36,755,434

Risk factors	See “Risk Factors” beginning on page 9 of this prospectus for a discussion of factors you should carefully consider before investing in our securities.

NASDAQ trading symbol	Our common stock is quoted on the NASDAQ Capital Market under the symbol “MBVX”.

The number of shares of common stock shown above to be outstanding before this offering is based on 20,588,765 shares outstanding as of December 14, 2017, and excludes as of that date:

●
2,856,092 shares of our common stock issuable upon exercise of outstanding options under our equity incentive plans at a weighted-average exercise price of $ 4.65 per share;

●
1,268,056 shares of our common stock issuable upon exercise of outstanding warrants with a weighted-average exercise price of $6.37 per share;

●
18,668,610 shares of our common stock issuable upon conversion of outstanding shares of our Series D Preferred Stock, Series E Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock and Series L Preferred Stock;

●
4,622,867 shares of our common stock that are reserved for equity awards that may be granted under our equity incentive plans; and

●
2,496,671 shares of our common stock issuable upon vesting of restricted stock units granted.

The number of shares of common stock shown above to be outstanding after this offering assumes the full conversion of the Series K Preferred Stock and Series L Preferred Stock into 16,166,669 shares of common stock and is based on 20,588,765 shares outstanding as of December 14, 2017, for an aggregate of 36,755,434 shares with full conversions of the Series K Preferred Stock and Series L Preferred Stock, and excludes as of that date:

●
2,856,092 shares of our common stock issuable upon exercise of outstanding options under our equity incentive plans at a weighted-average exercise price of $4.65 per share;

●
1,268,056 shares of our common stock issuable upon exercise of outstanding warrants with a weighted-average exercise price of $6.37 per share;

●
2,501,941 shares of our common stock issuable upon conversion of outstanding shares of our Series D Preferred Stock, Series E Preferred Stock, Series I Preferred Stock, and Series J Preferred Stock;

●
4,622,867 shares of our common stock that are reserved for equity awards that may be granted under our equity incentive plans; and

●
2,496,671 shares of our common stock issuable upon vesting of restricted stock units granted.

Unless otherwise indicated, the information in this prospectus gives effect to the 1 for 8 reverse split of our common stock effected on September 8, 2014, and the Listing Reverse Split.

RISK FACTORS

Any investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our securities. Our business, financial condition and results of operations could be materially adversely affected by these risks if any of them actually occur. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

Risks Relating to Our Financial Condition

We will be required to raise additional funds to finance our operations and remain a going concern; we may not be able to do so when necessary, and/or the terms of any financings may not be advantageous to us, requiring cutbacks in personnel.

Our operations to date have consumed substantial amounts of cash. Negative cash flows from our operations are expected to continue over at least the next several years. Our cash utilization amount is highly dependent on the progress of our product development programs, particularly, the results of our preclinical and clinical studies and those of our partners, the cost, timing and outcomes of regulatory approval for our product candidates, and the rate of recruitment of patients in our human clinical trials. In addition, the further development of our ongoing clinical trials will depend on upcoming analysis and results of those studies and our financial resources at that time.

Although we have raised approximately $4,900,000, net of offering costs, since June 30, 2017, for various financings and offerings, we will require future additional capital infusions including public or private financing, strategic partnerships or other arrangements with organizations that have capabilities and/or products that are complementary to our own capabilities and/or products, in order to continue the development of our product candidates. At present, we have sufficient cash to fund operations until February 2018 assuming we do not complete any strategic or financing transactions between now and February 2018. We are exploring and evaluating strategic options with the goal of maximizing stockholder value, and currently working with our financial advisor Greenhill & Co., to assist us with our efforts.

Our ongoing capital requirements will depend on numerous factors, including: the progress and results of preclinical testing and clinical trials of our product candidates under development; the costs of complying with the FDA and other domestic and foreign regulatory agency requirements, the progress of our research and development programs and those of our partners; the time and costs expended and required to obtain any necessary or desired regulatory approvals; the resources that we devote to manufacturing expenditures; our ability to enter into licensing arrangements, including any unanticipated licensing arrangements that may be necessary to enable us to continue our development and clinical trial programs; the costs and expenses of filing, prosecuting and, if necessary, enforcing our patent claims, or defending against possible claims of infringement by third-party patent or other technology rights; the cost of commercialization activities and arrangements, if any, that we undertake; and, if and when approved, the demand for our products, which demand depends in turn on circumstances and uncertainties that cannot be fully known, understood or quantified unless and until the time of approval, including the range of indications for which any product is granted approval. If we are unable to raise additional capital, then we may have to substantially curtail our clinical trials which could slow the progress in the development of our products.

We are required to obtain the consent of an existing investor, or the Lead Investor, to certain future transactions, which may hinder our ability to obtain future financing.

We granted to the Lead Investor the right to approve future transactions that require stockholder approval under the rules of the NASDAQ Stock Market LLC or any state laws (the “Consent”). These transactions could include offerings of our securities, mergers, acquisitions, or sales of some or substantially all of our assets.

Should the Consent be required in connection with future offerings, we may be required again to provide additional consideration, including, but not limited to, consideration in the form of cash and/or additional shares of our capital stock and/or securities convertible into or exercisable for shares of our capital stock, in order to obtain the Consent.  If we are unable to obtain the Consent when necessary for future offerings, we may be unable to raise additional funds. An inability to raise additional funds could have a material adverse effect on our financial condition, results of operations, ability to conduct our business and on the price of our common stock.

The terms of our secured debt facility require us to meet certain operating and financial covenants and place restrictions on our operating and financial flexibility. If we raise additional capital through debt financing, the terms of any new debt could further restrict our ability to operate our business.

Effective in January 2016, we entered into a $10 million loan and security agreement with Oxford Finance LLC, or Oxford Finance, that is secured by a lien covering substantially all of our assets, excluding intellectual property. As of September 30, 2017, we had an outstanding principal balance of approximately $3.9 million. The option to draw the second $5 million expired on September 30, 2016. The loan and security agreement contains customary affirmative and negative covenants and events of default. The affirmative covenants include, among others, covenants requiring us to maintain our legal existence and governmental approvals, deliver certain financial reports and maintain insurance coverage. The negative covenants include, among others, restrictions on transferring collateral, changing our business, incurring additional indebtedness, engaging in mergers or acquisitions, paying dividends or making other distributions, making investments and creating other liens on our assets, in each case subject to customary exceptions. As of December 14, 2017, we were in compliance with all the covenants. If we default under the loan agreement, the lenders may accelerate all of our repayment obligations and take control of our pledged assets, potentially requiring us to renegotiate our agreement on terms less favorable to us or to immediately cease operations. Further, if we are liquidated, the lender’s right to repayment would be senior to the rights of the holders of our common stock and preferred stock to receive any proceeds from the liquidation. The lenders could declare a default upon the occurrence of any event that they interpret as a material adverse change as defined under the loan agreement, thereby requiring us to repay the loan immediately or to attempt to reverse the declaration of default through negotiation or litigation. Any declaration by the lenders of an event of default could significantly harm our business and prospects and could cause the price of our common stock to decline. If we raise any additional debt financing, the terms of such additional debt could further restrict our operating and financial flexibility.

We have a history of losses, and we anticipate that we will continue to incur losses in the future; our auditors have included in their audit report an explanatory paragraph as to substantial doubt as to our ability to continue as a going concern.

We have experienced net losses every year since our inception and, as of September 30, 2017, had an accumulated deficit of $101,046,557. Our auditors have included in their audit report a “going concern” explanatory paragraph as to substantial doubt as to our ability to continue as a going concern that assumes the realization of our assets and the satisfaction of our liabilities and commitments in the normal course of business. Until such time as we have completed more than one license agreement for our technology, and assuming we have sufficient funding from such licenses and financing transactions to continue to sustain operations, we anticipate continuing to incur substantial additional losses over at least the next several years due to, among other factors, expenses related to the following: continuing Phase I clinical trials with MVT-1075 as a radioimmunotherapy agent, and MVT-5873 in combination with a chemotherapy agent, for the treatment of various cancers, preclinical testing of follow-on antibody candidates, investor and public relations, SEC compliance efforts, anticipated research and development activities and the general and administrative expenses associated with each of these activities. We have not yet commercialized any product candidates. Our ability to attain profitability will depend upon our ability to enter into material revenue generating license arrangements, develop and commercialize products that are effective and commercially viable, to obtain regulatory approval for the manufacture and sale of our products and to license or otherwise market our products successfully. We may never achieve profitability, and even if we do, we may not be able to sustain being profitable. If we are unable to obtain additional capital we may be forced to license, sell or terminate our activities with respect to promising technologies which may require us to agree to disadvantageous terms that will prevent us from realizing the potential value from the results of our efforts and expenditures.

Risks Related to our Business

If we are unable to obtain required regulatory approvals, we will be unable to market and sell our product candidates.

Our product candidates are subject to extensive governmental regulations relating to development, clinical trials, manufacturing, oversight of clinical investigators, recordkeeping and commercialization. Rigorous preclinical testing and clinical trials and an extensive regulatory review and approval process are required to be successfully completed in the United States and in each foreign jurisdiction in which we offer our products before a new drug or other product can be sold in such jurisdictions. Satisfaction of these and other regulatory requirements is costly, time consuming, uncertain, and subject to unanticipated delays. The time required to obtain approval by the FDA, or the regulatory authority in such other jurisdictions is unpredictable and often exceeds five years following the commencement of clinical trials, depending upon the complexity of the product candidate and the requirements of the applicable regulatory agency.

In connection with the clinical development of our product candidates, we face risks that:

●
the product candidate may not prove to be safe and efficacious;

●
patients may die or suffer serious adverse effects for reasons that may or may not be related to the product candidate being tested;

●
we may fail to maintain adequate records of observations and data from our clinical trials, to establish and maintain sufficient procedures to oversee, collect data from, and manage clinical trials, or to monitor clinical trial sites and investigators to the satisfaction of the FDA or other regulatory agencies;

●
the results of later-phase clinical trials may not confirm the results of earlier clinical trials; and

●
the results from clinical trials may not meet the level of statistical significance or clinical benefit-to-risk ratio required by the FDA or other regulatory agencies for marketing approval.

Only a small percentage of product candidates for which clinical trials are initiated receive approval for commercialization. Furthermore, even if we do receive regulatory approval to market a product candidate, any such approval may be subject to limitations such as those on the indicated uses for which we may market a particular product candidate.

Our product candidates have not completed sufficient clinical trials to obtain regulatory approval, and may never demonstrate sufficient safety and efficacy in order to do so.

Our product candidates are in the clinical and pre-clinical stages of development. In order to achieve profitable operations, we alone, or in collaboration with others, must successfully license, develop, manufacture, introduce and market our products. The time frame necessary to achieve market success for any individual product, whether we or our potential strategic partners develop, is long and uncertain. The products we are currently developing will require significant additional research, development and preclinical and clinical testing prior to application for commercial use or sale. A number of companies in the biotechnology and pharmaceutical industries have suffered significant setbacks in clinical trials, even after showing promising results in early or later-stage studies or clinical trials. Although we have obtained some favorable results to-date in preclinical studies and clinical trials of certain of our potential products, such results may not be indicative of results that will ultimately be obtained in or throughout such clinical trials, and clinical trials may not show any of our products to be safe or capable of producing a desired result. Additionally, we may encounter problems in our clinical trials that may cause us to delay, suspend or terminate those clinical trials.

Further, our research or product development efforts may not be successfully completed, any compounds we currently have under development may not be successfully developed into drugs, may not receive regulatory approval on a timely basis, if at all, and competitors may develop and bring to market products or technologies that render our potential products obsolete. If any of these events occur, our business would be materially and adversely affected.

If clinical trials or regulatory approval processes for our product candidates are prolonged, delayed or suspended, we may be unable to commercialize our product candidates on a timely basis, which would require us to incur additional costs and delay our receipt of any revenue from potential product sales.

We cannot predict whether we, or our strategic partners if our product candidates are licensed, will encounter problems with any of our completed, ongoing or planned clinical trials that will cause us or any regulatory authority to delay or suspend those clinical trials or delay the analysis of data derived from them. A number of events, including any of the following, could delay the completion of our ongoing and planned clinical trials and negatively impact our ability to obtain regulatory approval for, and to market and sell, a particular product candidate:

●
conditions imposed on us by the FDA or another foreign regulatory authority regarding the scope or design of our clinical trials;

●
delays in obtaining, or our inability to obtain, required approvals from institutional review boards or other reviewing entities at clinical sites selected for participation in our clinical trials;

●
insufficient supply of our product candidates or other materials necessary to conduct and complete our clinical trials;

●
slow enrollment and retention rate of subjects in our clinical trials;

●
serious and unexpected drug-related side effects related to the product candidate being tested; and

●
delays in meeting manufacturing and testing standards required for production of clinical trial supplies.

Commercialization of our product candidates may be delayed by the imposition of additional conditions on our clinical trials by the FDA or any other applicable foreign regulatory authority or the requirement of additional supportive studies by the FDA or such foreign regulatory authority. In addition, clinical trials require sufficient patient enrollment, which is a function of many factors, including the size of the patient population, the nature of the trial protocol, the proximity of patients to clinical sites, the availability of effective treatments for the relevant disease, the conduct of other clinical trials that compete for the same patients as our clinical trials, and the eligibility criteria for our clinical trials. Our failure to enroll patients in our clinical trials could delay the completion of the clinical trial beyond its expectations. In addition, the FDA could require us to conduct clinical trials with a larger number of subjects than we may have projected for any of our product candidates. We may not be able to enroll a sufficient number of patients in a timely or cost-effective manner. Furthermore, enrolled patients may drop out of our clinical trials, which could impair the validity or statistical significance of the clinical trials.

We do not know whether our clinical trials will begin as planned, will need to be restructured, or will be completed on schedule, if at all. Delays in our clinical trials will result in increased development costs for our product candidates, and our financial resources may be insufficient to fund any incremental costs. In addition, if our clinical trials are delayed, our competitors may be able to bring products to market before we do and the commercial viability of our product candidates could be limited. In cases where an outside party, such as the NCI conducts a clinical trial on our behalf, we may not have direct involvement in discussions with the FDA regarding the factors discussed above.

We are substantially dependent on the success of our product candidates, MVT-1075, MVT-5873, and MVT-2163, and we cannot provide any assurance that any of our product candidates will be commercialized.

To date, our main focus and the investment of a significant portion of our efforts and financial resources has been in the development of our product candidates, MVT-1075, MVT-5873, and MVT-2163, which are in clinical development. Our future success depends heavily on our ability to successfully license, manufacture, develop, obtain regulatory approval, and commercialize these product candidates, which may never occur.  Before commercializing either product candidate, we or any potential strategic partner will require additional clinical trials and regulatory approvals for which there can be no guarantee that we or our potential strategic partners will be successful. We currently generate no revenues from our product candidates, and we may never be able to develop, license or commercialize a marketable drug.

Our product candidates will remain subject to ongoing regulatory review even if they receive marketing approval, and if we or our potential strategic partners fail to comply with continuing regulations, we or our potential strategic partners could lose these approvals and the sale of any of our approved commercial products could be suspended.

Even if we receive regulatory approval to market a particular product candidate, the manufacturing, labeling, packaging, adverse event reporting, storage, advertising, promotion, and record keeping related to the product will remain subject to extensive regulatory requirements. If we fail to comply with the regulatory requirements of the FDA and other applicable domestic and foreign regulatory authorities or discover any previously unknown problems with any approved product, manufacturer, or manufacturing process, we could be subject to administrative or judicially imposed sanctions, including:

●
restrictions on the products, manufacturers, or manufacturing processes;

●
warning letters;

●
civil or criminal penalties;

●
fines;

●
injunctions;

●
product seizures or detentions;

●
pressure to initiate voluntary product recalls;

●
suspension or withdrawal of regulatory approvals; and

●
refusal to approve pending applications for marketing approval of new products or supplements to approved applications.

Our industry is highly competitive and our product candidates may become obsolete.

We are engaged in a rapidly evolving field. Competition from other pharmaceutical companies, biotechnology companies and research and academic institutions is intense and likely to increase. Many of those companies and institutions have substantially greater financial, technical and human resources than we do. Those companies and institutions also have substantially greater experience in developing products, conducting clinical trials, obtaining regulatory approval and in manufacturing and marketing pharmaceutical products. Our competitors may succeed in obtaining regulatory approval for their products more rapidly than we do. Competitors have developed or are in the process of developing technologies that are, or in the future may be, the basis for competitive products. We are aware of potential competitors developing products similar to our sarcoma vaccine, ovarian cancer vaccine and pancreatic cancer antibodies product candidates. Our competitors may succeed in developing products that are more effective and/or cost competitive than those we are developing, or that would render our product candidates less competitive or even obsolete. In addition, one or more of our competitors may achieve product commercialization or patent protection earlier than we do, which could materially adversely affect our business.

If physicians and patients do not accept our future products, or our potential strategic partner’s products, or if the market for indications for which any product candidate is approved is smaller than expected, we may be unable to generate significant revenue, if any.

Even if any of our product candidates obtain regulatory approval, they may not gain market acceptance among physicians, patients, and third-party payers. Physicians may decide not to recommend our treatments for a variety of reasons including:

●
timing of market introduction of competitive products;

●
demonstration of clinical safety and efficacy compared to other products;

●
cost-effectiveness;

●
limited or no coverage by third-party payers;

●
convenience and ease of administration;

●
prevalence and severity of adverse side effects;

●
restrictions in the label of the drug;

●
other potential advantages of alternative treatment methods; and

●
ineffective marketing and distribution support of its products.

If any of our product candidates are approved, but fail to achieve market acceptance or such market is smaller than anticipated, we may not be able to generate significant revenue and our business would suffer.

As we evolve from a company that is primarily involved in clinical development to a company that is also involved in licensing and commercialization, we may encounter difficulties in expanding our operations successfully.

As we or our potential strategic partners advance our product candidates through clinical trials, we may need to expand our development, regulatory, manufacturing, marketing and sales capabilities and may need to further contract with third parties to provide these capabilities. As our operations expand, we likely will need to manage additional relationships with such third parties, as well as additional collaborators, distributors, marketers and suppliers.

Maintaining third party relationships for these purposes will impose significant added responsibilities on members of our management and other personnel. We must be able to: manage our development efforts effectively; recruit and train sales and marketing personnel; manage our participation in the clinical trials in which our product candidates are involved effectively; and improve our managerial, development, operational and finance systems, all of which may impose a strain on our administrative and operational infrastructure.

If we enter into arrangements with third parties to perform sales, marketing or distribution services, any product revenues that we receive, or the profitability of these product revenues to us, our revenues are likely to be lower than if we were to market and sell any products that we develop without the involvement of these third parties. In addition, we may not be successful in entering into arrangements with third parties to license, sell and market our products or in doing so on terms that are favorable to us. We likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we do not establish sales and marketing capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing our products.

The uncertainty associated with pharmaceutical reimbursement and related matters may adversely affect our business.

Market acceptance and sales of any one or more of our product candidates will depend on reimbursement policies and may be affected by future healthcare reform measures in the United States and in foreign jurisdictions. Government authorities and third-party payers, such as private health insurers and health maintenance organizations, decide which drugs they will cover and establish payment levels. We cannot be certain that reimbursement will be available for any of our product candidates. Also, we cannot be certain that reimbursement policies will not reduce the demand for, or the price paid for, our products. If reimbursement is not available or is available on a limited basis, we may not be able to successfully commercialize any product candidates that we develop.

In the United States, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, also called the Medicare Modernization Act, or MMA, changed the way Medicare covers and pays for pharmaceutical products. The legislation established Medicare Part D, which expanded Medicare coverage for outpatient prescription drug purchases by the elderly but provided authority for limiting the number of drugs that will be covered in any therapeutic class. The MMA also introduced a new reimbursement methodology based on average sales prices for physician-administered drugs.

The United States and several foreign jurisdictions are considering, or have already enacted, a number of legislative and regulatory proposals to change the healthcare system in ways that could affect our ability to sell our products profitably. Among policy makers and payers in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and/or expanding access to healthcare. In the United States, the pharmaceutical industry has been a particular focus of these efforts and has been significantly affected by major legislative initiatives. We expect to experience pricing pressures in connection with the sale of any products that it develops due to the trend toward managed healthcare, the increasing influence of health maintenance organizations and additional legislative proposals.

Moreover, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, or collectively, ACA, is intended to reduce the cost of health care and substantially change the way health care is financed by both government and private insurers. While we cannot predict what impact on federal reimbursement policies this legislation will have in general or on our business specifically, the ACA may result in downward pressure on pharmaceutical reimbursement, which could negatively affect market acceptance of, and the price we charge for, any products we develop that receive regulatory approval.

Our ability to generate product and/or licensing revenues will be diminished if our therapies sell for inadequate prices or patients are unable to obtain adequate levels of reimbursement.

Our ability or our potential strategic partners’ abilities to commercialize our therapies, alone or with collaborators, will depend in part on the extent to which reimbursement will be available from private health maintenance organizations and health insurers and other healthcare payers. Significant uncertainty exists as to the reimbursement status of newly approved healthcare products. Healthcare payers are challenging the prices charged for medical products and services. Cost control initiatives could decrease the price that we would receive for any products in the future, which would limit our revenue and profitability. Government and other healthcare payers increasingly attempt to contain healthcare costs by limiting both coverage and the level of reimbursement for drugs and therapeutics. We might need to conduct post-marketing studies in order to demonstrate the cost-effectiveness of any future products to such payers’ satisfaction. Such studies might require us to commit a significant amount of management time and financial and other resources. Our future products might not ultimately be considered cost-effective. Even if one of our product candidates is approved by the FDA, insurance coverage may not be available, and reimbursement levels may be inadequate, to cover such therapies. If government and other healthcare payers do not provide adequate coverage and reimbursement levels for one of our products, once approved, market acceptance of such product could be reduced.

We only have a limited number of employees to manage and operate our business.

As of December 14, 2017, we have a total of 11 full-time employees and one part-time employee. Our focus on limiting cash utilization requires us to manage and operate our business in a highly efficient manner. We cannot assure you that we will be able to retain adequate staffing levels to run our operations and/or to accomplish all of the objectives that we otherwise would seek to accomplish.

We depend heavily on our executive officers, directors, and principal consultants and the loss of their services would materially harm our business.

We believe that our success depends, and will likely continue to depend, upon our ability to retain the services of our current executive officers, directors, principal consultants and others. In addition, we have established relationships with universities, hospitals and research institutions, which have historically provided, and continue to provide, us with access to research laboratories, clinical trials, facilities and patients. The loss of the services of any of these individuals or institutions would have a material adverse effect on our business.

Our internal computer systems, or those of our third-party service providers, licensees, licensors, collaborators or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption in our business and operations.

Despite the implementation of security measures, our internal computer systems and those of our current and future service providers, licensees, licensors, collaborators and other contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. While we are not aware of any such material system failure, accident or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our development programs and our business operations. For example, the loss of clinical trial data from completed, on-going or future clinical trials could result in delays in our regulatory approval efforts and significant costs to recover or reproduce the data. Likewise, we rely on third parties to manufacture our drug candidates and conduct clinical trials, and similar events relating to their computer systems could also have a material adverse effect on our business. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liabilities and the further development and commercialization of our product candidates could be delayed.

Due in part to our limited financial resources, we may fail to select or capitalize on the most scientifically, clinically or commercially promising or profitable indications or therapeutic areas for our product candidates or those that are in-licensed, and/or we may be unable to pursue the clinical trials that we would like to pursue.

We have limited technical, managerial and financial resources to determine the indications on which we should focus the development efforts related to our product candidates. Due to our limited available financial resources, we may have curtailed clinical development programs and activities that might otherwise have led to more rapid progress of our product candidates through the regulatory and development processes.

We may make incorrect determinations with regard to the indications and clinical trials on which to focus the available resources that we do have. Furthermore, we cannot assure you that we will be able to retain adequate staffing levels to run our operations and/or to accomplish all of the objectives that we otherwise would seek to accomplish. Our decisions to allocate our research, management and financial resources toward particular indications or therapeutic areas for our product candidates may not lead to the development of viable commercial products and may divert resources from better opportunities. Similarly, our decisions to delay or terminate drug development programs may also cause us to miss valuable opportunities.

If the third parties on which we rely for the conduct of our clinical trials and results do not perform our clinical trial activities in accordance with good clinical practices and related regulatory requirements, we may be unable to obtain regulatory approval for or commercialize our product candidates.

We use independent clinical investigators and other third-party service providers to conduct and/or oversee the clinical trials of our product candidates and expect to continue to do so for the foreseeable future. We rely heavily on these parties for successful execution of our clinical trials. Nonetheless, we are responsible for confirming that each of our clinical trials is conducted in accordance with the FDA’s requirements and our general investigational plan and protocol.

The FDA requires us and our clinical investigators to comply with regulations and standards, commonly referred to as good clinical practices, for conducting and recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the trial participants are adequately protected. Our reliance on third parties that we do not control does not relieve us of these responsibilities and requirements. Third parties may not complete activities on schedule or may not conduct our clinical trials in accordance with regulatory requirements or the respective trial plans and protocols. The failure of these third parties to carry out their obligations could delay or prevent the development, approval and commercialization of our product candidates or result in enforcement action against us.

We have limited manufacturing capacity and have relied on, and expect to continue to rely on, third-party manufacturers to produce our product candidates.

We do not own or operate manufacturing facilities for the production of clinical or commercial quantities of our product candidates, and we lack the resources and the capabilities to do so. As a result, we currently rely, and expect to rely for the foreseeable future, on third-party manufacturers to supply our product candidates. Reliance on third-party manufacturers entails risks to which we would not be subject if we manufactured our product candidates or products ourselves, including:

●
reliance on third-parties for manufacturing process development, regulatory compliance and quality assurance;

●
limitations on supply availability resulting from capacity and scheduling constraints of third-parties;

●
the possible breach of manufacturing agreements by third-parties because of factors beyond our control; and

●
the possible termination or non-renewal of the manufacturing agreements by the third-party, at a time that is costly or inconvenient to us.

If we do not maintain our key manufacturing relationships, we may fail to find replacement manufacturers or develop our own manufacturing capabilities, which could delay or impair our ability to obtain regulatory approval for our products and substantially increases our costs or deplete profit margins, if any. If we do find replacement manufacturers, we may not be able to enter into agreements with them on terms and conditions favorable to us and there could be a substantial delay before new facilities could be qualified and registered with the FDA and other foreign regulatory authorities.

The FDA and other foreign regulatory authorities require manufacturers to register manufacturing facilities. The FDA and corresponding foreign regulators also inspect these facilities to confirm compliance with current cGMPs. Contract manufacturers may face manufacturing or quality control problems causing drug substance production and shipment delays or a situation where the contractor may not be able to maintain compliance with the applicable cGMP requirements. Any failure to comply with cGMP requirements or other FDA, EMA and comparable foreign regulatory requirements could adversely affect our clinical research activities and our ability to develop our product candidates and market our products following approval.

Our current and anticipated future dependence upon others for the manufacture of our product candidates may adversely affect our future profit margins and our ability to develop our product candidates and commercialize any products that receive regulatory approval on a timely basis.

If product liability lawsuits are successfully brought against us, we may incur substantial liabilities and may be required to limit commercialization of our product candidates and any products that we may develop.

The testing and marketing of medical products entail an inherent risk of product liability. Although we are not aware of any historical or anticipated product liability claims or specific causes for concern, if we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our product candidates and any products that we may develop. In addition, product liability claims may also result in withdrawal of clinical trial volunteers, injury to our reputation and decreased demand for any products that we may commercialize. We currently carry product liability insurance that covers our clinical trials up to a $5.0 million annual aggregate limit. We will need to increase the amount of coverage if and when we have a product that is commercially available. If we are unable to obtain sufficient product liability insurance at an acceptable cost, potential product liability claims could prevent or inhibit the commercialization of any products that we may develop, alone or with corporate partners.

We have been, and in the future may be, subject to securities class action lawsuits and stockholder derivative actions. These, and potential similar or related litigation, could result in substantial damages and may divert management’s time and attention from our business.

We have been, and may in the future be, the target of securities class actions or stockholder derivative claims. Any such actions or claims could result in substantial damages and may divert management’s time and attention from our business.

Risks Related to our Intellectual Property

It is difficult and costly to protect our proprietary rights, and we may not be able to ensure their protection.

We have been issued patents, applied for other patents, and intend on continuing to seek additional patent protection for our families of antibodies from our antibody development program, our vaccines, methods of use and other compounds that we discover.  However, any or all of such compounds, methods or new uses of known compounds may not be subject to effective patent protection. Further, the development of regimens for the administration of our vaccines, which involve specifications for the frequency, timing and amount of dosages, has been, and we believe may continue to be, important to our efforts, although those processes, as such, may not be patentable. In addition, our issued patents may be declared invalid or our competitors may find ways to avoid the claims in the patents.

Our commercial success will depend, in part, on our ability to obtain and maintain patent protection, protect our trade secrets and operate without infringing on the proprietary rights of others. Our commercial success will also depend, in part, on our ability to market our product candidates during the term of our patent protection.  For example, certain patents including in foreign countries within our portfolio expired in 2014 and can no longer be relied on for protection in those countries. As of December 14, 2017, we were the exclusive licensee or sole assignee of 14 granted United States patents, 3 pending United States patent applications, 7 international patents and 19 pending international patent applications.  The patent position of pharmaceutical and biotechnology firms like us are generally highly uncertain and involves complex legal and factual questions, resulting in both an apparent inconsistency regarding the breadth of claims allowed in United States patents and general uncertainty as to their legal interpretation and enforceability.  No absolute policy regarding the breadth of claims allowed in biopharmaceutical patents has emerged to date in the United States or in many foreign jurisdictions. Changes in either the patent laws or in interpretations of patent laws in the United States and foreign jurisdictions may diminish the value of our intellectual property. Accordingly, we cannot predict the breadth of claims that may be enforced in the patents that we currently own or that may be issued from the applications we have filed or may file in the future or that we have licensed or may license from third parties, including MSK for the vaccine antigen patents. Further, if any patents we obtain or license are deemed invalid or unenforceable, it could impact our ability to commercialize or license our technology.  Thus, patent applications assigned or exclusively licensed to us may not result in patents being issued, any issued patents assigned or exclusively licensed to us may not provide us with competitive protection or may be challenged by others, and the current or future granted patents of others may have an adverse effect on our ability to do business and achieve profitability.

One of our issued US patents is directed to a candidate antibody product that will expire in 2034. Other previously filed antibody patent applications will, if issued, have patent expiration dates depending on country and filing date between 2034 and 2038.  It is possible that the term of the antibody patent and certain patents issuing from the antibody patent applications may be extended for a portion of the time the candidate product was under regulatory review. Patents covering components of the sarcoma vaccine will expire in 2022.  Patents covering the polyvalent ovarian vaccine will expire between 2018 and 2025.  We believe that our product candidates are eligible for Orphan Drug designation from FDA depending on the indication for which it is approved by FDA.  Each product that receives an Orphan Drug designation would be eligible for up to 7 additional years of patent protection.

The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage. For example:

●
others may be able to make compounds that are similar to our vaccines and monoclonal antibody-based candidates and any future product candidates we may seek to develop but that are not covered by the claims of our patents;

●
if we encounter delays in our clinical trials, the period of time during which we could market our vaccines and monoclonal antibody-based candidates under patent protection would be reduced;

●
we might not have been the first to conceive, make or disclose the inventions covered by our patents or pending patent applications;

●
we might not have been the first to file patent applications for these inventions;

●
any patents that we obtain may be invalid or unenforceable or otherwise may not provide us with any competitive advantages; or

●
the patents of others may have a material adverse effect on our business.

Due to the patent laws of a country, or the decisions of a patent examiner in a country, or our own filing strategies, we may not obtain patent coverage for all the product candidates that may be disclosed or methods involving these candidates that may be disclosed in the parent patent application. We plan to pursue divisional patent applications and/or continuation patent applications in the United States and many other countries to obtain claim coverage for inventions that were disclosed but not claimed in the parent patent application, but may not succeed in these efforts.

Composition of matter patents on the active biological component are generally considered to be the strongest form of intellectual property protection for biopharmaceutical products, as such patents generally provide protection without regard to any method of use. We cannot be certain that the claims in our patent applications covering composition-of-matter of our candidates will be considered patentable by the U.S. Patent and Trademark Office, or USPTO, courts in the United States or by the patent offices and courts in foreign countries. Method of use patents protect the use of a product for the method recited in the claims. This type of patent does not prevent a competitor from making and marketing a product that is identical to our product for an indication that is outside the scope of the patented method. Moreover, even if competitors do not actively promote their product for our targeted indications, physicians may prescribe these products “off-label.” Although off-label prescriptions may infringe or contribute to or induce the infringement of method of use patents, the practice is common and such infringement is difficult to prevent or prosecute. Interference proceedings provoked by third parties or brought by the USPTO may be necessary to determine the priority of inventions with respect to our patents or patent applications or those of our collaborators or licensors. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Litigation or interference proceedings may fail, resulting in harm to our business, and, even if successful, may result in substantial costs and distract our management and other employees.

There have been numerous changes to the patent laws and proposed changes to the rules of the USPTO, which may have a significant impact on our ability to protect our technology and enforce our intellectual property rights. For example, in September 2011, President Obama signed the America Invents Act that codifies several significant changes to the U.S. patent laws, including, among other things, changing from a “first to invent” to a “first inventor to file” system, limiting where a patent holder may file a patent suit, replacing interference or “first to invent” proceedings with derivation proceedings and creating inter partes review and post-grant opposition proceedings to challenge the validity of patents after they have been issued. The effects of these changes are currently unclear as the USPTO only recently has adopted regulations implementing the changes, the courts have yet to address most of these provisions, and the applicability of the act and new regulations on specific patents and patent applications discussed herein have not been determined and would need to be reviewed.

Periodic maintenance fees on any issued patent are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign governmental patent agencies require compliance with many procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Noncompliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. In such an event, our competitors might be able to enter the market, which would have a material adverse effect on our business.

We also rely on trade secrets to protect our technology, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. Although we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors, licensees, licensors, outside scientific collaborators and other advisors may unintentionally or willfully disclose our information such that our competitors may obtain it. Enforcing a claim that a third party illegally obtained and is using any of our trade secrets is expensive and time consuming, and the outcome is unpredictable. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how, such as new therapies, including therapies for the indications we are targeting. If others seek to develop similar therapies, their research and development efforts may inhibit our ability to conduct research in certain areas and to expand our intellectual property portfolio, and also have a material adverse effect on our business.

Moreover, because some of the basic research relating to one or more of our patent applications and/or patents were performed at various universities and/or funded by grants, one or more universities, employees of such universities and/or grantors could assert that they have certain rights in such research and any resulting products. Further, others may independently develop similar products, may duplicate our products, or may design around our patent rights. In addition, because of the assertion of rights by a third-party or otherwise, we may be required to obtain licenses to patents or other proprietary rights of others in or outside of the United States. Any licenses required under any such patents or proprietary rights may not be made available on terms acceptable to us, if at all. If we do not obtain such licenses, we could encounter delays in product market introductions during our attempts to design around such patents or could find that the development, manufacture or sale of products requiring such licenses is foreclosed. In addition, we could incur substantial costs in defending suits brought against us or about patents to which we hold licenses or in suing to protect our own patents against infringement.

We require employees and the institutions that perform our preclinical and clinical trials to enter confidentiality agreements with us. Those agreements provide that all confidential information developed or made known to a party to any such agreement during the relationship with us be kept confidential and not be disclosed to third-parties, except in specific circumstances. Any such agreement may not provide meaningful protection for our trade secrets or other confidential information in the event of unauthorized use or disclosure of such information.

With respect to our vaccine programs we have in-licensed rights from third parties. If these license agreements terminate or expire, we may lose the licensed rights to some or all our vaccine product candidates. We may not be able to continue to develop them or, if they are approved, market or commercialize them.

We depend on license agreements with third-parties for certain intellectual property rights relating to our product candidates, including, but not limited to, the license of certain intellectual property rights from MSK. In general, our license agreements require us to make payments and satisfy performance obligations to keep these agreements in effect and retain our rights under them. These payment obligations can include upfront fees, maintenance fees, milestones, royalties, patent prosecution expenses, and other fees. These performance obligations typically include diligence obligations. If we fail to pay, be diligent or otherwise perform as required under our license agreements, we could lose the rights under the patents and other intellectual property rights covered by these agreements. If disputes arise under any of our license agreements, including our license agreement with MSK, we could lose our rights under these agreements. Any such dispute may not be resolvable on favorable terms, or at all. Whether any disputes of this kind are favorably resolved, our management’s time and attention and our other resources could be consumed by the need to attend to these disputes and our business could be harmed by the emergence of such a dispute.

If we lose our rights under these agreements, we might not be able to develop any related product candidates further, or following regulatory approval, if any, we might be prohibited from marketing or commercializing these product candidates. In particular, patents previously licensed to us might, after termination of an agreement, be used to stop us from conducting these activities.

We are dependent on MSK for the establishment of our intellectual property rights related to the vaccine program, and if MSK has not established our intellectual property rights with sufficient scope to protect our vaccine candidates, we may have limited or no ability to assert intellectual property rights to our vaccine candidates.

Under our agreement with MSK, MSK was responsible for establishing the intellectual property rights to the vaccine antigen conjugates, mixtures of vaccine antigen conjugates that make up polyvalent vaccine candidates and methods of use. As we were not responsible for the establishment of our intellectual property rights to these vaccine antigen conjugates, mixtures of vaccine antigen conjugates and methods of use, we have less visibility into the strength of our intellectual property rights to our vaccine candidates than if we had been responsible for the establishment of these rights. If MSK did not establish those rights so they are of sufficient scope to protect the vaccine candidates, then we may not be able to prevent others from using or commercializing some or all of our vaccine candidates, and others may be able to assert intellectual property rights in our vaccine candidates and prevent us from further pursuing the development and commercialization of our vaccine candidates.

We may not obtain exclusive rights to intellectual property created because of our strategic collaborative agreements.

We are party to collaborative research agreements, such as with Rockefeller University and MSK, and expect to enter into agreements with other parties in the future, each of which involve research and development efforts.  Under certain circumstances, we may not have exclusive rights to jointly developed intellectual property and would have to license the collaborative partner’s interest in the jointly developed intellectual property to obtain exclusive rights. We may not be able to license our collaborative partner’s interest or license their interest at reasonable terms.  If we are unable to license their interest we would not have exclusive rights to the jointly developed intellectual property and, in some collaborations, the collaborative partner may be free to license their interest in the jointly developed intellectual property to a competitor.  In other collaborations, if we are unable to license the collaborative partner’s interest we may not have sufficient rights to practice the jointly developed intellectual property.  Such provisions to the jointly developed intellectual property may limit our ability to gain commercial benefit from some of or all the intellectual property we jointly develop with our collaborative partners and may lead to costly or time-consuming disputes with parties with whom we have collaborative relationships over rights to certain innovations or with other third parties that may result from the activities of the collaborative arrangements.

We may incur substantial costs because of litigation or other proceedings relating to patent and other intellectual property rights and we may be unable to enforce or protect our rights to, or use, our technology.

If we choose to go to court to stop another party from using the inventions claimed in any patents we obtain, that individual or company has the right to ask the court to rule that such patents are invalid or should not be enforced. These lawsuits are expensive and would consume time and resources and divert the attention of managerial and scientific personnel even if we were successful in stopping the infringement of such patents or sustaining their validity and enforceability. In addition, there is a risk that the court will decide that such patents are not valid and that we do not have the right to enforce them. There is also the risk that, even if the validity of such patents is upheld, the court will refuse to stop the other party on the grounds that such other party’s activities do not infringe such patents. In addition, the United States Court of Appeals for the Federal Circuit and the Supreme Court of the United States continue to address issues under the United States patent laws, and the decisions of those and other courts could adversely affect our ability to sustain the validity of our issued or licensed patents and obtain new patents.

Furthermore, a third party may claim that we or our manufacturing or commercialization partners or customers are using inventions covered by the third party’s patent rights and may go to court to stop us or our partners and/or customers from engaging in our operations and activities, including making or selling our vaccine and monoclonal antibody-based candidates and any future product candidates we may seek to develop. These lawsuits are costly and could affect our results of operations and divert the attention of managerial and scientific personnel. There is a risk that a court would decide that we or our commercialization partners or customers are infringing the third party’s patents and would order us or our partners or customers to stop the activities covered by the patents. In that event, we or our commercialization partners or customers may not have a viable way around the patent and may need to halt commercialization or use of the relevant product. In addition, there is a risk that a court will order us or our partners or customers to pay the other party damages for having violated the other party’s patents or obtain one or more licenses from third parties, which may be impossible or require substantial time and expense. We cannot predict whether any license would be available at all or whether it would be available on commercially reasonable terms. Furthermore, even in the absence of litigation, we may need to obtain licenses from third parties to advance our research or allow commercialization of our candidates, and we have done so from time to time. We may fail to obtain any of these licenses at a reasonable cost or on reasonable terms, if at all. In such events, we would be unable to further develop and commercialize one or more of our drug candidates, which could harm our business significantly. In the future, we may agree to indemnify our commercial partners and/or customers against certain intellectual property infringement claims brought by third parties which could increase our financial expense, increase our involvement in litigation and/or otherwise materially adversely affect our business.

Because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation, which could adversely affect our intellectual property rights and our business. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock.

The pharmaceutical and biotechnology industries have produced a proliferation of patents, and it is not always clear to industry participants, including us, which patents cover various types of products or methods of use. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. If we are sued for patent infringement, we would need to demonstrate that our products or methods either do not infringe the patent claims of the relevant patent or that the patent claims are invalid or unenforceable, and we may not be able to do this. Proving invalidity or unenforceability is difficult. For example, in the United States, proving invalidity requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents.

Because some patent applications in the United States may be maintained in secrecy until the patents are issued, because patent applications in the United States and many foreign jurisdictions are typically not published until eighteen months after filing, because searches and examinations of patent applications by the USPTO and other patent offices may not be comprehensive, and because publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our patents or pending applications. Our competitors may have filed, and may in the future file, patent applications and may have obtained patents covering technology similar to ours. Any such patents or patent application may have priority over our patent applications, which could further require us to obtain or license rights to issued patents covering such technologies. If another party has obtained a U.S. patent or filed a U.S. patent application on inventions similar to ours, we may have to participate in a proceeding before the USPTO or in the courts to determine which patent or application has priority. The costs of these proceedings could be substantial, and it is possible that our application or patent could be determined not to have priority, which could adversely affect our intellectual property rights and business.

We have received confidential and proprietary information from collaborators, prospective licensees and other third parties. In addition, we employ individuals who were previously employed at other biotechnology or pharmaceutical companies. We may be subject to claims that we or our employees, consultants or independent contractors have improperly used or disclosed confidential information of these third parties or our employees’ former employers. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial cost and be a distraction to our management and employees. If we are not successful, our ability to continue our operations and our business could be materially, adversely affected.

Some of our competitors may be able to sustain the costs of complex intellectual property litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations, on our ability to hire or retain employees, or otherwise on our business.

Risks Related to our Common Stock

Our restated certificate of incorporation, our amended and restated by-laws and Delaware law could deter a change of our management which could discourage or delay offers to acquire us; certain restrictions in our agreements with existing stockholders could also discourage or delay offers to acquire us.

Certain provisions of Delaware law and of our restated certificate of incorporation, as amended, and amended and restated by-laws, could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions include:

●
establishing a classified board of directors requiring that members of the board be elected in different years, which lengthens the time needed to elect a new majority of the board;

●
authorizing the issuance of “blank check” preferred stock that could be issued by our board of directors to increase the number of outstanding shares or change the balance of voting control and thwart a takeover attempt;

●
prohibiting cumulative voting in the election of directors, which would otherwise allow for less than a majority of stockholders to elect director candidates;

●
limiting the ability of stockholders to call special meetings of the stockholders;

●
prohibiting stockholder action by written consent and requiring all stockholder actions to be taken at a meeting of our stockholders; and

●
establishing 90 to 120-day advance notice requirements for nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at stockholder meetings.

The rights of our common stockholders are limited by and subordinate to the rights of the holders of Series D Preferred Stock, Series E Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock and Series L Preferred Stock; these rights may have a negative effect on the value of shares of our common stock.

The holders of our Series D Preferred Stock, Series E Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock and Series L Preferred Stock have rights and preferences generally superior to those of the holders of common stock. The existence of these superior rights and preferences may have a negative effect on the value of shares of our common stock. These rights are more fully set forth in the Series D Preferred Stock certificate of designations, Series E Preferred Stock certificate of designations, Series I Preferred Stock certificate of designations, Series J Preferred Stock certificate of designations, Series K Preferred Stock certificate of designations, and Series L Preferred Stock certificate of designations, respectively, and include, but are not limited to the right to receive a liquidation preference, prior to any distribution of our assets to the holders of our common stock, in an amount equal to $0.01 per share, or $441 for the Series D Preferred Stock; $0.01 per share, or $333, for the Series E Preferred Stock; $0.01 per share, or $7,985, for the Series I Preferred Stock; $687.50 per share, or $531,252, for the Series J Preferred Stock; $0.01 per share, or $632, for the Series K Preferred Stock; and $100.00 per share, or $5,800,000, for the Series L Preferred Stock.

We may fail to regain compliance for continued listing on the NASDAQ Capital Market and a delisting of our stock could make it more difficult for investors to sell their shares

Our common stock was approved for listing on the NASDAQ Capital Market in August 2016 where it continues to be listed. The listing rules of the NASDAQ Capital Market require the Company to meet certain requirements. These continued listing standards include specifically enumerated criteria, such as:

●
a $1.00 minimum closing bid price;

●
stockholders’ equity of $2.5 million;

●
500,000 shares of publicly-held common stock with a market value of at least $1 million;

●
300 round-lot stockholders; and

●
compliance with theNASDAQ Capital Market’s corporate governance requirements, as well as additional or more stringent criteria that may be applied in the exercise of theNASDAQ Capital Market’s discretionary authority.

On September 6, 2017, the NASDAQ Capital Market informed the Company that it had failed to maintain a minimum bid price of $1.00 per share for more than 30 consecutive business days. The Company can regain compliance if, at any time during the 180-day period ending March 5, 2018, the closing bid price of the common stock is at least $1.00 for a minimum of ten consecutive business days. On October 2, 2017, at a special meeting of stockholders, our Board of Directors received approval, if the Board deems to be necessary to achieve a higher stock price to continue to meet the continued listing qualifications for the NASDAQ Capital Market, to amend our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-twenty at any time prior to September 28, 2018, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole direction to continue to meet the continued listing qualifications for the NASDAQ Capital Market. No decision has been made yet by our Board of Directors to implement a reverse split. However, if we were to effect such a reverse stock split, our stockholders may bring actions against us in connection with that reverse stock split that could divert management resources, cause us to incur significant expenses or cause our common stock to be further diluted. Continued listing during this period is also contingent on our continued compliance with all listing requirements other than for the minimum bid price. On August 22, 2017, the NASDAQ Capital Market notified us that we also no longer satisfied the minimum $2.5 million stockholders’ equity requirement as of June 30, 2017. As of September 30, 2017, we regained compliance with the stockholders’ equity requirement.

If we fail to comply with the NASDAQ Capital Market’s continued listing standards, we may be delisted and our common stock will trade, if at all, only on the over-the-counter market, such as the OTC Bulletin Board or OTCQX market, and then only if one or more registered broker-dealer market makers comply with quotation requirements.  In addition, delisting of our common stock could depress our stock price, substantially limit liquidity of our common stock and materially adversely affect our ability to raise capital on terms acceptable to us, or at all.

Finally, delisting of our common stock would likely result in our common stock becoming a “penny stock” under the Exchange Act.  The principal result or effect of being designated a “penny stock” is that securities broker-dealers cannot recommend the shares but must trade it on an unsolicited basis. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for shares that become subject to those penny stock rules. Under such circumstances, shareholders may find it more difficult to sell, or to obtain accurate quotations, for our common stock, and our common stock would become substantially less attractive to certain purchasers such as financial institutions, hedge funds and other similar investors.

Future sales of our securities, or the perception in the markets that these sales may occur, could depress our stock price.

Additional equity financings or other share issuances by us, including shares issued in connection with strategic alliances and corporate partnering transactions, could adversely affect the market price of our common stock. As of December 14, 2017, we had 18,668,610 shares held by our existing shareholders available for resale pursuant to Rule 144 or resale registration statements, upon conversion of Series D Preferred Stock, Series E Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock and Series L Preferred Stock. Sales by existing stockholders of a large number of shares of our common stock in the public market or the perception that additional sales could occur could cause the market price of our common stock to drop. Moreover, to the extent that additional shares of our outstanding stock are registered, or otherwise become eligible for resale, and are sold, or the holders of such shares are perceived as intended to sell them, this could further depress the market price of our common stock.  These factors could also make it more difficult for us to raise capital or make acquisitions through the issuance of additional shares of our common stock or other equity securities.

If we do not progress in our programs as anticipated, our stock price could decrease.

For planning purposes, we estimate the timing of a variety of clinical, regulatory and other milestones, such as when a certain product candidate will enter clinical development, when a clinical trial will be completed or when an application for regulatory approval will be filed. Our estimates are based on present facts and a variety of assumptions. Many of the underlying assumptions are outside of our control. If milestones are not achieved when we estimated that they would be, investors could be disappointed, and our stock price may decrease.

Our stock price may be volatile; you may not be able to resell your shares at or above your purchase price.

Our stock prices and the market prices for securities of biotechnology companies in general have been highly volatile, with recent significant price and volume fluctuations, and may continue to be highly volatile in the future. For example, during the 12 months ended December 14, 2017, our common stock traded between $0.427 per share and $4.25 per share. The following factors, in addition to other risk factors described in this section, may have a significant impact on the market price of our common stock, some of which are beyond our control:

●
developments regarding, or the results of, our clinical trials;

●
announcements of technological innovations or new commercial products by our competitors or us;

●
our issuance of equity or debt securities, or disclosure or announcements relating thereto;

●
developments concerning proprietary rights, including patents;

●
developments concerning our collaborations;

●
publicity regarding actual or potential medical results relating to products under development by our competitors or us;

●
regulatory developments in the United States and foreign countries;

●
litigation;

●
economic and other external factors or other disaster or crisis; or

●
period-to-period fluctuations in our financial results.

Our common stock may be affected by limited trading volume and price fluctuations which could adversely impact the value of our common stock.

While there has been relatively active trading in our common stock over the past twelve months, there can be no assurance that an active trading market in our common stock will be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

The number of shares of issued and outstanding common stock as of December 14, 2017, represents approximately 45% of our fully diluted shares of common stock. Additional issuances of shares of common stock upon conversion and/or exercise of preferred stock, options to purchase common stock and warrants to purchase common stock will cause substantial dilution to existing stockholders.

At December 14, 2017, we had 20,588,765 shares of common stock issued and outstanding. Up to an additional 18,668,610 shares may be issued upon conversion of our Series D Preferred Stock, Series E Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, and Series L Preferred Stock; 1,268,056 shares issuable upon exercise of warrants at a weighted average price of $6.37; 2,856,092 shares upon exercise of all outstanding options to purchase our common stock at a weighted average price of $4.65; and 2,496,671 shares issuable upon vesting of restricted stock units granted, resulting in a total of up to 45,878,494 shares that may be issued and outstanding. The issuance of any and all of the 25,289,429 shares issuable upon exercise or conversion of our outstanding convertible securities will cause substantial dilution to existing stockholders and may depress the market price of our common stock.

If our common stock is not listed on a national securities exchange, compliance with applicable state securities laws may be required for subsequent offers, transfers and sales of the shares of common stock offered hereby.

The securities offered hereby are being offered pursuant to one or more exemptions from registration and qualification under applicable state securities laws. Because our common stock is listed on the NASDAQ Capital Market, we are not required to register or qualify in any state the subsequent offer, transfer or sale of the common stock. If our common stock is delisted from the NASDAQ Capital Market and is not eligible to be listed on another national securities exchange, subsequent transfers of the shares of our common stock offered hereby by U.S. holders may not be exempt from state securities laws. In such event, it will be the responsibility of the holder of shares or warrants to register or qualify the shares for any subsequent offer, transfer or sale in the United States or to determine that any such offer, transfer or sale is exempt under applicable state securities laws.

The rights of our common stockholders are limited by and subordinate to the rights of the holders of Series D Preferred Stock, Series E Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock and Series L Preferred Stock; these rights may have a negative effect on the value of shares of our common stock.

The holders of our Series D Preferred Stock, Series E Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock and Series L Preferred Stock have rights and preferences generally superior to those of the holders of common stock. The existence of these superior rights and preferences may have a negative effect on the value of shares of our common stock. These rights are more fully set forth in the Series D Preferred Stock certificate of designations, Series E Preferred Stock certificate of designations, Series I Preferred Stock certificate of designations, Series J Preferred Stock certificate of designations, Series K Preferred Stock certificate of designations, and Series L Preferred Stock certificate of designations, respectively, and include, but are not limited to the right to receive a liquidation preference, prior to any distribution of our assets to the holders of our common stock, in an amount equal to $0.01 per share or $441 for the Series D Preferred Stock, $0.01 per share or $333 for the Series E Preferred Stock, $0.01 per share or $7,985 for the Series I Preferred Stock, $687.50 per share or approximately $531,252 for the Series J Preferred Stock, $0.01 per share or $632 for the Series K Preferred Stock and $100.00 per share or approximately $5.8 million for the Series L Preferred Stock.

You will experience future dilution as a result of future equity offerings

We may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock.  Although no assurances can be given that we will consummate a financing, in the event we do, or in the event we sell shares of common stock or other securities convertible into shares of our common stock in the future, additional and substantial dilution will occur.  In addition, investors purchasing shares or other securities in the future could have rights superior to investors in this offering.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which reflect the views of our management with respect to future events and financial performance. These forward-looking statements are subject to a number of uncertainties and other factors that could cause actual results to differ materially from such statements. Forward-looking statements are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on the information available to management at this time and which speak only as of this date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under “Risk Factors.” Examples of our forward-looking statements include:

●
Our need for additional capital to fund our operations;

●
Our history of losses and our expectation of future losses;

●
The clinical development of our product candidates and our expectations for the completion of associated clinical trials;

●
Our expectations regarding the safety and efficacy of our product candidates;

●
The expected costs of our clinical trials;

●
Our expectations regarding the use of our existing cash and the expected net proceeds of this offering;

●
Our expectations regarding our ability to obtain regulatory approval for any of our product candidates and any requirements that may be imposed in connection with any regulatory approval we receive;

●
Our plans to commercialize any product candidate that receives regulatory approval;

●
Expectations regarding the willingness of doctors to use any approved product and the availability and amount of any third party reimbursement for such use;

●
Our expectations regarding the cost and effect of ongoing regulatory oversight for any approved product;

●
The effect of the loss of any of our executive officers, directors and principal consultants on our business;

●
Our expectations regarding the ability of our clinical research organizations to properly oversee our clinical trials;

●
Our expectations regarding the ability of our contract manufacturers to manufacture sufficient amounts of product candidates to satisfy our needs in accordance with cGMP, including the availability of raw materials and intermediates used to manufacture our product candidates;

●
Our ability to obtain and enforce patents and other proprietary rights to our technology; and

●
The performance by third party collaborators of their obligations under their agreements with us

You should read this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. These risks and uncertainties, along with others, are described above under the heading “Risk Factors” beginning on page 9 of this prospectus.  We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. We will not receive any of the proceeds resulting from the sale of common stock by the Selling Stockholders.

PRICE RANGE OF COMMON STOCK

Our common stock has been listed on the NASDAQ Capital Market since August 17, 2016 under the symbol “MBVX” and, prior to that, on the OTCQB under the symbol “MBVX”. The following table sets forth the high and low bid prices for our common stock for the periods indicated. The prices set forth below represent inter-dealer quotations, without adjustment for retail mark-up, mark-down or commission, and may not represent the prices of actual transactions.  All stock prices included in the following table are adjusted for the 1 for 8 reverse split of our common stock effected on September 8, 2014 and the Listing Reverse Split.
	High	Low
2017
Quarter ended March 31, 2017	$3.59	$2.10
Quarter ended June 30, 2017	$2.60	$1.35
Quarter ended September 30, 2017	$1.45	$0.43
Quarter ended December 31, 2017 (through December 14, 2017)	$0.97	$0.57

2016
Quarter ended March 31, 2016	$6.51	$3.03
Quarter ended June 30, 2016	$6.44	$3.48
Quarter ended September 30, 2016	$6.05	$3.63
Quarter ended December 31, 2016	$4.50	$3.10

On December 14, 2017, the closing bid price of our common stock was $0.81.

As of December 14, 2017, there were 97 stockholders of record of our common stock, one of which is Cede & Co., a nominee for Depository Trust Company, or DTC. Shares of common stock that are held by financial institutions as nominees for beneficial owners are deposited into participant accounts at DTC, and are considered to be held of record by Cede & Co. as one stockholder.

Dividend Policy

We have never paid our stockholders cash dividends, and we do not anticipate paying any cash dividends in the foreseeable future as we intend to retain any earnings for use in our business. Any future determination to pay dividends will be at the discretion of our board of directors.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read together with our financial statements and accompanying notes appearing elsewhere in this Prospectus. This Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties. Please see “Forward-Looking Statements” set forth in the beginning of this Prospectus, and see “Risk Factors” beginning on page 9 for a discussion of certain risk factors applicable to our business, financial condition, and results of operations. Operating results are not necessarily indicative of results that may occur in future periods. Management and our independent registered public accounting firm identified certain material weaknesses in internal control over financial reporting. If we are unable to remediate these material weaknesses and maintain effective internal control, we may not be able to produce timely and accurate financial statements, and we and our independent registered public accounting firm could conclude that our internal control over financial reporting are not effective, which could adversely impact investor confidence and our stock price. See "Risk Factors" on page 9.

Overview

We are a clinical-stage biotechnology company focused on the development of antibody-based products to address unmet medical needs in the treatment of cancer.  We have discovered a pipeline of human monoclonal antibody products based on the protective immune responses generated by patients who have been vaccinated against targeted cancers with our proprietary vaccines.  Our lead development program is centered on our HuMab-5B1 antibody, which is fully human and discovered from the immune response of cancer patients vaccinated with an antigen-specific vaccine during a Phase I trial at Memorial Sloan Kettering Cancer Center, or MSK.   The antigen the antibody targets is expressed on more than 90% of pancreatic cancers, and expressed in significant percentages on small cell lung cancer, stomach, colon and other cancers, making the antibody potentially broadly applicable to many types of cancers.  We have other antibody candidates that are in preclinical development.

Monoclonal antibodies are produced from a single DNA sequence encoded into multiple cells that all produce the same single antibody. We generate our pipeline of antibody-based product candidates from patients who have been vaccinated with proprietary vaccines licensed from MSK. Our approach involves surveying the protective immune response from many patients to identify a monoclonal antibody candidate against a specific target on the surface of a cancer cell. We believe this approach provides us with a novel next-generation human antibody technology platform. We believe our approach to antibody discovery allows us to identify antibody candidates with superior performance characteristics while minimizing many of the toxicity and off target binding drawbacks (phenomenon occurring when antibodies bind to non-cancer cells) of other discovery technologies.

Our lead clinical development program is a Phase 1 clinical trial of our HuMab-5B1 radioimmunotherapy (“RIT”) product that we have designated as MVT-1075. The development of MVT-1075 is based on experience we gained through clinical studies of over 50 patients with either our antibody we designate as MVT-5873, or our imaging agent we designate as MVT-2163 that are discussed in more detail in our descriptions and results to date of our clinical development programs. We initiated the Phase 1 clinical trial of MVT-1075 in June 2017 and completed enrollment and dosing of the last patient in the initial cohort of patients in December 2017. The clinical program is intended to evaluate the product for the treatment of pancreatic, colon and lung cancer. The primary objective is to determine the maximum tolerated dose in patients who have failed prior therapies. Secondary endpoints include evaluating tumor response rate and duration of response by RECIST 1.1, and to determine dosimetry and pharmacokinetics. This dose-escalation study utilizes a traditional 3+3 design. We expect to receive and report on interim safety data and tumor assessment using standard RECIST measurement criteria for cohort 1 in the first quarter 2018.

We also intend to continue clinical development of the antibody MVT-5873 in combination with gemcitabine and nab-paclitaxal in first line therapy for the treatment of patients newly diagnosed with pancreatic cancer. We have treated two cohorts of patients in our combination therapy, for a total of six patients to date in this study. In November, we expanded enrollment of an additional cohort of three patients in the combination therapy with the objective of confirming early observations. We expect to receive and report on interim response data for the latest cohort in the first quarter of 2018.

On September 6, 2017, we announced that we have engaged Greenhill & Co. (NYSE: GHL) to serve as a financial advisor to assist us in exploring and evaluating strategic options with the goal of maximizing stockholder value. We have received and are evaluating several inbound inquiries and transaction options, as well as identifying new opportunities which could include the acquisition of MabVax by another company, the sale or divestiture of specific assets coupled with a reverse merger, merging with another company, or licensing of selected technologies. We do not have a defined timeline for the exploration of strategic alternatives, as we are still receiving inquiries, and are not confirming that the evaluation will result in any strategic alternative being announced or consummated.  We do not intend to discuss or disclose further developments during this process unless and until our Board of Directors has approved a specific action or otherwise determined that further disclosure is appropriate. While Greenhill & Co. continues as our financial advisor, we will continue to advance our Phase 1 clinical programs including our MVT-1075 radioimmunotherapy clinical trial for the treatment of pancreatic, colon and lung cancers, and our MVT-5873 clinical trial in combination with one or more chemotherapy agents in first line therapy for patients newly diagnosed with pancreatic cancer.

We operate in only one business segment. We have incurred substantial losses since inception, and we expect to incur additional substantial losses for the foreseeable future as we continue our research and development activities. To date, we have funded our operations primarily through government grants, proceeds from the sale of common and preferred stock, the issuance of debt, the issuance of common stock in lieu of cash for services, payments from collaborators and interest income.  The process of developing our product candidates will require significant additional research and development, preclinical testing and clinical trials, as well as regulatory approval. We expect these activities, together with general and administrative expenses, to result in substantial operating losses for the foreseeable future. We will not receive product revenue unless we, or our collaborative partners, complete clinical trials, obtain regulatory approval and successfully commercialize one or more of our products.  We cannot provide assurance that we will ever generate revenues or achieve and sustain profitability in the future or obtain the necessary working capital for our operations.

During the nine months ended September 30, 2017, our loss from operations was $13,681,746, our net loss was $14,424,883, and our loss allocable to common stockholders was $22,784,296. Net cash used in operating activities for the nine months ended September 30, 2017 was $8,702,932 and cash and cash equivalents and working capital deficit as of September 30, 2017, were $3,052,778 and $2,918,271, respectively. As of September 30, 2017, we had an accumulated deficit of $101,046,557 and a stockholders’ equity of $2,520,416.

During the year ended December 31, 2016, our loss from operations was $16,663,119, our net loss and our loss allocable to common stockholders was $17,660,483. Net cash used in operating activities for the year ended December 31, 2016 was $12,363,411 and cash and cash equivalents and working capital deficit as of December 31, 2016, were $3,979,290 and $1,396,656, respectively. As of December 31, 2016, we had an accumulated deficit of $78,262,261 and a stockholders’ equity of $3,342,522.

We are subject to risks common to biopharmaceutical companies, including the need for capital, risks inherent in our research, development and commercialization efforts, preclinical testing, clinical trials, uncertainty of regulatory and marketing approvals, enforcement of patent and proprietary rights, potential competition and retention of key employees. In order for a product to be commercialized, it will be necessary for us to conduct preclinical tests and clinical trials, demonstrate efficacy and safety of our product candidates to the satisfaction of regulatory authorities, obtain marketing approval, enter into manufacturing, distribution and marketing arrangements, obtain market acceptance and, in many cases, obtain adequate reimbursement from government and private insurers. We cannot provide assurance that we will ever generate revenues or achieve and sustain profitability in the future or obtain the necessary working capital for our operations.

Reverse Stock Split and Listing on the NASDAQ Capital Market

On August 16, 2016, we filed a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware in order to effectuate a reverse stock split of our issued and outstanding common stock on a 1 for 7.4 basis, effective on August 16, 2016. The reverse split was effective with The Financial Industry Regulatory Authority (FINRA), and the Company’s common stock began trading on the NASDAQ Capital Market at the open of business on August 17, 2016. All share and per share amounts, and number of shares of common stock into which each share of preferred stock will convert, in the financial statements and notes thereto have been retroactively adjusted for all periods presented to give effect to the Listing Reverse Split, including reclassifying an amount equal to the reduction in par value of common stock to additional paid-in capital.

Our Clinical Development Programs

MVT-1075 – our lead development program as a Radioimmunotherapy for Pancreatic Cancer

In June 2017, we initiated a Phase 1 clinical trial of our HuMab-5B1 radioimmunotherapy product MVT-1075 based on experience we gained through clinical studies of over 50 patients with either the antibody MVT-5873, or our imaging agent we designate as MVT-2163.

MVT-1075 combines the demonstrated targeting specificity of the HuMab-5B1 antibody with the proven clinical success of a low-energy radiation emitter, 177Lutetium [177Lu]. We dosed MVT-1075 in our first patient in June 2017. This Phase 1 first-in-human clinical trial is an open-label, multi-center study evaluating the safety and efficacy of MVT-1075 in up to 22 patients with CA19-9 positive malignancies. The primary objective is to determine the maximum tolerated dose and safety profile in patients with recurring disease who have failed prior therapies. Secondary endpoints are to evaluate tumor response rate and duration of response by RECIST 1.1, and to determine dosimetry and pharmacokinetics. This dose-escalation study utilizes a traditional 3+3 design that is commonly used by companies as a dose escalation strategy typical for phase I trials for the treatment of cancer. The investigative sites are Honor Health in Scottsdale, Arizona, and Memorial Sloan Kettering Cancer Center in New York City.

In April, the Company reported preclinical results for MVT-1075 at the American Association of Clinical Research (AACR) Annual Meeting, demonstrating suppression, and in some instances, regression, of tumor growth in xenograft animal models of pancreatic cancer, potentially making this product an important new therapeutic agent in the treatment of pancreatic, colon and lung cancers. Supporting the MVT-1075 RIT clinical investigation are the Company's successful MVT-5873 and MVT-2163 Phase 1a safety and target specificity data which were reported earlier this year at the annual meetings of the American Society for Clinical Oncology (ASCO) and the Society for Nuclear Medicine and Molecular Imaging (SNMMI), respectively. The combined results from 50 patients in the Phase 1 MVT-5873 and MVT-2163 studies established safety and provided significant insight into drug biodistribution and an optimal dosing strategy, which the Company has incorporated into the MVT-1075 program.

MVT-5873 – for the Treatment of Pancreatic Cancer

MVT-5873 as a Monotherapy in Late Stage Cancer Patients – We reported results from our Phase 1a clinical trial of 32 patients being treated with our therapeutic antibody MVT-5873 as a monotherapy, which was evaluated for safety and tolerability in patients with advanced pancreatic cancer and other CA19-9 positive cancers, in a poster presentation at the American Society of Clinical Oncology (ASCO) Annual Meeting on June 3, 2017. The Company highlighted that the single agent MVT-5837 appears safe and well tolerated in patients at biologically active doses. Furthermore, all patients were evaluated by RECIST 1.1 for tumor response, and the Company reported 11 patients achieved stable disease in this dose escalation safety trial of 32 patients.

The results of the Phase 1a trial with MVT-5873 indicate that this fully-human antibody targeting CA19-9 cancers can be administered at doses with acceptable safety and with a potentially positive impact on disease. CA19-9 is broadly expressed in various cancers including pancreatic, colon, and small cell lung cancer making this antibody potentially useful for a larger patient population. Clinical signals from an identifiable subset of subjects enabled us to understand those patients most likely to respond to a MVT-5873 based therapy. At the maximum tolerated dose (MTD) established in this trial, we have demonstrated an acceptable safety margin for the antibody.

MVT-5873 in Combination with a Standard of Care Chemotherapy –Based upon observations from the first two cohorts of patients treated, the Company is continuing clinical development of MVT-5873 in combination with gemcitabine and nab-paclitaxal as a first line therapy for the treatment of patients newly diagnosed with pancreatic cancer. MabVax has treated six patients as of October 12, 2017 and is actively enrolling additional patients with the objective of obtaining additional safety and tumor response (RECIST 1.1) data. Dr. Eileen O’Reilly, Associate Director of the David M. Rubenstein Center for Pancreatic Cancer Research, attending physician, member at Memorial Sloan Kettering Cancer Center and Professor of Medicine at Weill Cornell Medical College, is the lead investigator in the MVT-5873 Phase 1 clinical trial.

MVT-2163 –as an Imaging Agent for Pancreatic Cancer

We reported results from our Phase 1a clinical trial of ImmunoPET imaging agent, MVT-2163, in 12 patients with locally advanced or metastatic adenocarcinoma of the pancreas (PDAC) or other CA19-9 positive malignancies in a poster presentation and podium talk at the Society of Nuclear Medicine and Molecular Imaging (SNMMI) Annual Meeting held in Denver, CO on June 10-14, 2017.

The Phase Ia clinical trial of MVT-2163 was intended to evaluate our next generation diagnostic PET imaging agent in patients with locally advanced or metastatic adenocarcinoma of the pancreas (PDAC) or other CA19-9 positive malignancies. MVT-2163 (89Zr-HuMab-5B1) combines the well-established PET imaging radiolabel Zirconium-89 [89Zr] with the targeting specificity of MVT-5873. We designed the trial to establish safety, pharmacokinetics, biodistribution, optimal time to obtain the PET image, and the amount of MVT-5873 to be administered as a blocking dose prior to administration of MVT-2163 to obtain optimized PET scan images.

As of September 30, 2017, 12 patients had been treated in this first-in-human trial evaluating the safety and feasibility of MVT-2163 to image pancreatic tumors and other CA19-9 positive malignancies. MVT-2163 was administered alone and in combination with MVT-5873 and was well tolerated in all cohorts. The only toxicities were infusion reactions that resolved on the day of the injection, with some patients requiring standard supportive medication.

Uptake of MVT-2163 was observed in primary tumors and metastases as early as day two and continuously through day seven. Standard Uptake Values (SUV), a measurement of activity in PET imaging, reached as high as 101 in the study. The investigators reported that the high SUVs are amongst the highest lesion uptake values they have ever seen for a radiolabeled antibody. Bone and soft tissue disease were readily visualized and lesion uptake of the radiotracer was higher than typically seen with PET imaging agents. The correlation with Computerized Tomography (CT) scans was high.

We reported that administering MVT-5873 prior to dosing MVT-2163 reduces liver uptake facilitating detection of liver metastases. In addition, we determined that the MVT-5873 cold antibody pre-dose does not interfere with the uptake of MVT-2163 on cancer lesions.

In summary, the MVT-2163 product produced acceptable safety tolerability, pharmacokinetics and biodistribution. MVT-2163 also produced high quality PET images identifying both primary tumor and metastatic sites. There was a promising correlation with diagnostic CT that warrants further studies correlating these findings with histopathology to assess the accuracy of MVT-2163 in identifying smaller metastatic nodes below the detection level of standard CT scans. The continual increase in high SUV values on cancer lesions in this study supports the use of the Company’s MVT-1075 radioimmunotherapy product, which utilizes the same antibody to deliver a radiation dose for the treatment of patients with pancreatic, lung and colon cancers.

Plan for 2018

Based on inquiries from third parties regarding their interest in MabVax assets and clinical progress to date with MVT-5873, MVT-1075, and MVT-2163, and with the assistance of investment advisor Greenhill & Co., we expect to be able to decide on one or more strategic alternatives for the Company in the first quarter of 2018.

We currently plan to continue clinical development of MVT-1075 for the treatment of locally advanced or metastatic pancreatic cancer patients, by completing additional cohorts of patients in a dose escalation safety trial to continue to assess the safety and potential efficacy of this treatment, and expect to report results in the first quarter of 2018.

We also currently intend to continue clinical development of MVT-5873 in combination with gemcitabine and nab-paclitaxal in first line therapy for the treatment of patients newly diagnosed with pancreatic cancer. We have treated two cohorts of patients for a total of six patients through September 22, 2017 in this study; and have initiated enrollment for an additional cohort of patients with the objective of confirming early observations in the first quarter 2018.

Our plans beyond the first quarter 2018 will depend substantially on which product portfolios are licensed and/or sold to potential acquirers and/or licensees in the remainder of 2017 and early 2018, and the availability of financial resources resulting from such potential transactions that are under consideration when we enter 2018.

Comparison of the Year Ended December 31, 2016 and 2015

Results of Operations

Revenues

Revenues for the years ended December 31, 2016 and 2015 were $148,054 and $1,267,036, respectively, primarily from grant revenues. This decrease was primarily due to the completion of the current phase of our contract with the National Institutes of Health, or NIH (the “NIH Imaging Contract”), during the first quarter of 2016.
	Years Ended December 31,		% change
	2016	2015	2015 to 2016
Revenues	$148,054	$1,267,036	(88)%

Future revenues will depend upon the extent to which we obtain approval of new grants or enter into new collaborative research agreements and the amounts of payments relating to such agreements.

Research and Development Expenses

Research and development expenses for the years ended December 31, 2016 and 2015 were $7,800,723 and $9,596,768, respectively. Our research and development costs consist primarily of clinical trial site costs, clinical data management and statistical analysis support, drug manufacture, storage and distribution, regulatory services and other outside services related to drug development.

	Years Ended December 31,		% change
	2016	2015	2015 to 2016
Research and development	$7,800,723	$9,596,768	(19)%

Total research and development expenses for the year ended December 31, 2016 decreased by 19%, or $1,796,045, compared to the same period in 2015. Expenses for the year ended December 31, 2016 were primarily for our clinical trials, and in-house staffing to support preclinical and clinical development efforts in support of our programs.  Expenses in the same period a year ago were primarily for GMP manufacturing development of our lead antibody candidate HuMab 5B1 at Patheon (f.k.a. Gallus BioPharmaceuticals). In addition, during the current quarter the Company negotiated a release of approximately $363,000 of previously accrued manufacturing costs related to failed manufacturing batches.

Stock-based compensation expense included in research and development expenses for the years ended December 31, 2016 and 2015 were $1,192,126 and $929,633, respectively.

We expect our total research and development expenditures in the next twelve months to increase as we continue to fund the clinical studies of MVT-5873 and MVT-2163 and begin clinical trials in MVT-1075 in 2017. In the event we are unable to obtain sufficient funding for clinical development of our therapies, we will need to defer completion of clinical trials until such funding is in place. If we are unable to obtain additional funding for our trials to complete clinical development, our total research and development expenditures will decrease substantially until the additional funding is raised.

The process of conducting the clinical research necessary to obtain FDA approval is costly and time consuming. Current FDA requirements for a new human drug to be marketed in the United States include:

●
the successful conclusion of preclinical laboratory and animal tests, if appropriate, to gain preliminary information on the product’s safety;

●
filing with the FDA of an IND, to conduct initial human clinical trials for drug candidates;

●
the successful completion of adequate and well-controlled human clinical trials to establish the safety and efficacy of the product candidate; and

●
filing by the Company and acceptance and approval by the FDA of an NDA for a product candidate to allow commercial distribution of the drug, which is beyond the scope of our financial resources. We intend on licensing or selling the technology prior to filing an NDA.

We consider the active management and development of our clinical pipeline to be crucial to our long-term success. The actual probability of success for each product candidate and clinical program may be impacted by a variety of factors, including, among others, the quality of the candidate, the validity of the target and disease indication, early clinical data, investment in the program, competition, manufacturing capability and commercial viability. Due to these and other factors, it is difficult to give accurate guidance on the anticipated proportion of our research and development investments or the future cash inflows from these programs.

General and Administrative Expenses

General and administrative expenses for the years ended December 31, 2016 and 2015 were $9,010,450 and $9,795,163, respectively.

	Years Ended December 31,		% change
	2016	2015	2015 to 2016
General and administrative	$9,010,450	$9,795,163	(8)%

The decrease in general and administrative expenses of 8%, or $784,713 in 2016, compared to the same period in 2015, was primarily due to decreases of approximately $1,614,000 in business development expenses primarily related to restricted stock grants to consultants for services and approximately $915,000 in investor relations expenses primarily related to restricted stock grants to outside consultants, partially offset by increases of approximately $516,000 in facility expenses associated with the larger space starting in February 2016, approximately $797,000 in stock based compensation costs, and approximately $392,000 in salaries and wages primarily related to additional headcount in business development.

Stock-based compensation expense included in general and administrative expenses for the years ended December 31, 2016 and 2015 was $3,211,152 and $3,534,062, respectively. Stock-based compensation expense for the year ended December 31, 2016 included $592,329 in restricted stock for services.

We expect future general and administrative expenses to stay relatively stable in 2017.

Interest Income and Interest Expense

	Years Ended December 31,		% change
	2016	2015	2015 to 2016
Interest and other income (expense), net	$(997,364)	$(227)	*%

*Not meaningful

Interest and other income and expense, net was $997,364 and $227 for the years ended December 31, 2016 and 2015, respectively. Expenses in 2016 consisted primarily of $603,875 interest expense related to interest on the Company’s term loan from Oxford Finance, $174,475 of financing cost amortization, and $219,039 of warrant amortization partially offset by interest income of $25.

The fair value of the warrants issued to Oxford Finance related to the term loan was recorded as a discount to the value of the note payable, and is amortized over the term of the loan.  In addition, financing costs incurred related to the term loan are amortized over the term of the loan.

Warrant Liability

Change in fair value of warrant liability for the year ended December 31, 2016 and 2015 was $0 and $19,807, respectively. The decrease was mainly due to the restructuring the Company’s capital structure resulting in the elimination of the warrant liability as of December 31, 2015. We calculate the value of our warrant liability on a quarterly basis, or when other events and circumstances occur, using the Black-Scholes-Merton valuation model.

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements as well as the reported revenues and expenses during the reporting periods. On an on-going basis, we evaluate our estimates and judgments related to our operating costs. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ significantly from these estimates under different assumptions or conditions.

Our critical accounting policies include:

Revenue recognition. Revenue from grants is based upon internal and subcontractor costs incurred that are specifically covered by the grant, including a facilities and administrative rate that provides funding for overhead expenses. NIH grants are recognized when MabVax Therapeutics incurs internal expenses that are specifically related to each grant, in clinical trials at the clinical trial sites, by subcontractors who manage the clinical trials, and provided the grant has been approved for payment. U.S. grant awards are based upon internal research and development costs incurred that are specifically covered by the grant, and revenues are recognized when MabVax Therapeutics incurs internal expenses that are related to the approved grant.

Any amounts received by MabVax Therapeutics pursuant to the NIH grants prior to satisfying our revenue recognition criteria are recorded as deferred revenue.

Clinical trial expenses. We accrue clinical trial expenses based on work performed. In determining the amount to accrue, we rely on estimates of total costs incurred based on the enrollment of subjects, the completion of trials and other events defined in contracts. We follow this method because we believe reasonably dependable estimates of the costs applicable to various stages of a clinical trial can be made. However, the actual costs and timing of clinical trials are highly uncertain, subject to risks, and may change depending on a number of factors. Differences between the actual clinical trial costs and the estimated clinical trial costs that we have accrued in any prior period are recognized in the subsequent period in which the actual costs become known. Historically, these differences have not been material; however, material differences could occur in the future.

Stock-based compensation. Our stock-based compensation programs include grants of stock options and restricted stock to employees, non-employee directors and non-employee consultants. Stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense, under the straight-line method, over the employee, non-employee director or non-employee consultant’s requisite service period (generally the vesting period of the equity grant).

We account for equity instruments, including stock options and restricted stock, issued to employees and non-employees in accordance with authoritative guidance for equity based payments. Stock options issued are accounted for at their estimated fair value determined using the Black-Scholes-Merton option-pricing model and restricted stock is accounted for using the grant date fair value of our common stock granted. The fair value of options and restricted stock granted to non-employees is re-measured as they vest, and the resulting increase in value, if any, is recognized as expense during the period the related services are rendered.

Warrant liability. We calculate the value of our warrant liability on a quarterly basis, or when other events and circumstances occur, using as a first step the Black-Scholes-Merton valuation model, taking into consideration the warrant exercise price, the probability of certain exercise price re-pricing scenarios, the market price for the common stock on the date of measurement, the risk-free interest rate, the dividend yield, the volatility of a comparable period in which the warrant may be exercised, and the remaining life of the warrant, and then as a second step we test our valuation for reasonableness based on settlement offers we have received from the holder of the warrant. If the settlement offer is within a reasonable period of time from when we do our calculation, and is not materially different from the value we recorded using the Black-Scholes-Merton model, then we retain the value established with our model. If the settlement offer were to reflect a materially different amount near the date of our calculation, then we would record the settlement offer.

Income taxes. Significant judgment is required by management to determine our provision for income taxes, our deferred tax assets and liabilities, and the valuation allowance to record against our net deferred tax assets, which are based on complex and evolving tax regulations throughout the world. Our tax calculation is impacted by tax rates in the jurisdictions in which we are subject to tax and the relative amount of income earned in each jurisdiction. Our deferred tax assets and liabilities are determined using the enacted tax rates expected to be in effect for the years in which those tax assets are expected to be realized.

The effect of an uncertain income tax position is recognized as the largest amount that is “more-likely-than-not” to be sustained under audit by the taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained.

The realization of our deferred tax assets is dependent upon our ability to generate sufficient future taxable income. We establish a valuation allowance when it is more-likely-than-not that the future realization of all or some of the deferred tax assets will not be achieved. The evaluation of the need for a valuation allowance is performed on a jurisdiction-by-jurisdiction basis, and includes a review of all available evidence, both positive and negative. As of December 31, 2016, MabVax Therapeutics concluded that it was more-likely-than-not that its deferred tax assets would not be realized, and a full valuation allowance has been recorded.

Liquidity and Capital Resources

From inception to December 31, 2016, we have financed our operations principally through net proceeds received from private equity and preferred stock financings, debt financings, and grants through the NIH and SBIR programs. We have experienced negative cash flows from operations each year since our inception. As of December 31, 2016, we had an accumulated deficit of $78,262,261. We expect to continue to incur increased expenses, resulting in losses, over at least the next several years due to, among other factors, our continuing and planned clinical trials and anticipated research and development activities.

	2016	2015
December 31:
Cash and cash equivalents	$3,979,290	$4,084,085
Working capital/(deficit)	$(1,396,656)	$350,621
Current ratio	0.75:1	1.07:1

December 31:
Cash provided by (used in):
Operating activities	$(12,363,411)	$(10,525,182)
Investing activities	$(563,196)	$(78,416)
Financing activities	$12,821,812	$13,210,540

Sources and Uses of Cash

Due to the significant research and development expenditures and the lack of any approved products to generate revenue, we have not been profitable and have generated operating losses since we incorporated in 1988. As such, we have funded our research and development operations through government grants and contracts, sales of equity, debt, collaborative arrangements with corporate partners, and interest earned on investments. At December 31, 2016, we had available cash and cash equivalents of $3,979,290. Our cash and cash equivalents balances are held primarily in checking accounts. Cash in excess of immediate requirements is invested with regard to liquidity and capital preservation. Wherever possible, we seek to minimize the potential effects of concentration and degrees of risk.

Cash Flows from Operating Activities. Cash used in operating activities for 2016 was $12,363,411 compared to $10,525,182 for the same period in 2015. Net loss of $17,660,483 in 2016 included non-cash charges of $4,403,278 for stock-based compensation and $96,553 in depreciation and amortization. Cash used in 2015 resulted from a net loss of $18,105,315 and included non-cash charges of $4,463,695 for stock-based compensation and $21,360 in depreciation, partially offset by a $19,807 reduction in fair value of the Series B warrants.

Cash Flows from Investing Activities. Cash used in investing activities for 2016 was $563,196 compared to $78,416 during the same period in 2015. Cash used in both 2016 and 2015 was primarily used to purchase property and equipment.

Cash Flows from Financing Activities. Cash provided by financing activities for 2016 was $12,821,812 compared to $13,210,540 provided in 2015. Cash provided by financing activities in 2016 included $4,610,324 from net proceeds from the January 2016 Oxford Finance term loan and $8,567,448 from sale of common stock and warrants in a registered offering completed in August 2016. Cash provided by financing activities in 2015 included $10,709,740 from net proceeds from the sale of common stock and warrants in a private placement completed in April 2015, as well as a public offering completed in October 2015 for $2,750,000.

Working Capital. Working capital decreased to a working capital deficit of $1,396,656 at December 31, 2016 compared to a working capital surplus of $350,621 at December 31, 2015. The decrease in working capital was primarily due to increased capital usage during 2016 primarily related to the company’s clinical development programs.

We believe our cash and cash equivalents as of December 31, 2016 will be sufficient to fund our projected operating requirements through approximately April 2017. In order to continue our current and future operations and continue our clinical product development programs through 2017, we will depend on our ability to obtain additional funding in a timely manner or if at all. We are uncertain about our ability to raise sufficient funds to continue our existing operations after April 2017. We continue to explore alternatives that could include partnerships involving one or more of our product candidates, licensing arrangements with one or more of our product development candidates, merger with or acquisition by another company, or some other arrangement through which the value of our assets to stockholders could be enhanced. We may raise funds through arrangements with collaborators or others that may require us to relinquish rights to certain product candidates that we might otherwise seek to develop or commercialize independently. Our failure to raise capital when needed could materially harm our business, financial condition and results of operations. See Risk Factors.

Our future capital uses and requirements depend on numerous factors, including the following:

●
the progress and success of preclinical studies and clinical trials of our product candidates;

●
the progress and number of research programs in development;

●
the costs associated with conducting Phase I and II clinical trials;

●
the costs and timing of obtaining regulatory approvals;

●
our ability to establish, and the scope of, any new collaborations;

●
our ability to meet the milestones identified in our collaborative agreements that trigger payments;

●
the costs and timing of obtaining, enforcing and defending our patent and intellectual property rights; and

●
competing technological and market developments.

Future Contractual Obligations

On September 2, 2015, the Company entered into a lease (the “Lease”) with AGP Sorrento Business Complex, L.P., for certain premises consisting of a total of approximately 14,971 square feet of office and laboratory space in buildings located at 11535-11585 Sorrento Valley Rd., San Diego, California, to serve as the Company’s corporate offices and laboratories (the “New Premises”). Due to the fact that certain tenant improvements needed to be made to the New Premises before the Company could occupy the New Premises, the term of the Lease commenced on February 5, 2015. The Lease terminates six years after such term commencement date, unless earlier terminated in accordance with the Lease. Pursuant to the terms of the Lease, the current monthly base rent paid by the Company is $35,631, subject to annual increases as set forth in the Lease.

The Company has an option to extend the Lease term for a single, five-year period. If the Lease term is extended for the optional five-year period, the monthly base rent will be adjusted based on fair market rental value. In addition to rent, the Company agreed to pay a portion of the taxes and utility, maintenance and other operating costs paid or accrued in connection with the ownership and operation of the property.

Our master lease and sublease of our facility located at 3165 Porter Drive in Palo Alto, California were terminated on February 28, 2013 and we entered into a termination agreement with ARE-San Francisco No. 24 (“ARE”) on February 19, 2013 to voluntarily surrender its premises. As a result of the termination agreement, we were relieved of further obligations under the master lease and further rights to rental income under the sublease and paid a termination fee of approximately $700,000. In addition to the termination fee, if we receive $15 million or more in additional financing in the aggregate, an additional termination fee of $590,504 will be due to ARE. The additional financing was achieved in 2015 and the termination fee is reflected on the balance sheet as an accrued lease contingency fee.

We anticipate that we will continue to incur substantial net losses into the foreseeable future as we: (i) continue our Phase I clinical trial for our stand-alone therapeutic HuMab 5b-1, or MVT-5873, which was initiated in the first quarter of 2016, (ii) initiate our Phase I clinical trial of our PET imaging agent 89Zr-HuMab-5B1, or MVT-2163, (iii) continue to conduct preclinical development activities related to other product development candidates in our library, and (iv) monitor patients in clinical trials that have already completed their treatment regimens. Based on management’s assumptions for continuing to develop its existing pipeline of products without additional funding, we expect we will have sufficient funds to meet our obligations through April 2017.

We plan to continue to fund our research and development and operating activities through public or private equity financings, debt financings, strategic partnerships or other arrangements with organizations that have capabilities and/or products that are complementary to our own capabilities and/or products, licensing arrangements, government grants, or other arrangements. However, we cannot be sure that such additional funds will be available on reasonable terms, or at all. If we are unable to secure adequate additional funding, we may be forced to reduce spending, extend payment terms with suppliers, liquidate assets where possible, and/or suspend or curtail planned programs. In addition, if we do not meet our payment obligations to third parties as they come due, we may be subject to litigation claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to our management. Any of these actions could materially harm our business, results of operations, and future prospects.

If we raise additional funds by issuing equity securities, substantial dilution to our existing stockholders would result. If we raise additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict our ability to operate our business.

Off-Balance Sheet Arrangements

We have no material off-balance sheet arrangements as defined in Regulation S-K 303(a)(4)(ii).

Comparison of the Three and Nine Months Ended September 30, 2017 and 2016

Results of Operations

We are providing the following information about our revenues, expenses, cash and liquidity.

Revenues
	Three Months Ended September 30,		% Increase/	Nine Months Ended September 30,		% Increase/
	2017	2016	(Decrease)	2017	2016	(Decrease)
Revenues	$—	$—	(0)%	$—	$148,054	(100)%

For the three months ended September 30, 2017 and 2016, we had no revenues recorded. We had completed the current Phase of the NIH Imaging Contract during the first quarter of the prior year.

For the nine months ended September 30, 2017, we recognized no revenues, as compared to $148,054 for the same period in the prior year. This decrease was due to the completion of the current Phase of the NIH Imaging Contract during the first quarter of the prior year.

Research and development expenses
	Three Months Ended September 30,		% Increase/	Nine Months Ended September 30,		% Increase/
	2017	2016	(Decrease)	2017	2016	(Decrease)
Research and development	$1,017,061	$1,671,181	(39.1)%	$6,168,125	$4,967,695	24.2%

For the three months ended September 30, 2017, we incurred research and development expenses of $1,017,061, as compared to $1,671,181 for the same period a year ago. Stock-based compensation expense included in research and development expenses for the three months ended September 30, 2017 and 2016 was $292,523 and $301,985, respectively. Expenses decreased during the three months ended September 30, 2017, compared to the same period in the prior year due to decreases in the following expenses: antibody research and development $162,251, stability and pharmacology studies $144,292, lab expenses $63,677, recruiting expenses $62,580, antibody manufacturing $48,677, clinical expenses $58,938, consortium costs $96,301 and the remaining decrease is predominately due to a reduction in payroll related costs as a result of the reduction in force beginning in August 2017.

For the nine months ended September 30, 2017, we incurred research and development expenses of $6,168,125, as compared to $4,967,695 for the same period a year ago. Stock-based compensation expense included in research and development expenses for the nine months ended September 30, 2017 and 2016 was $989,884 and $889,666, respectively. Increased expenses in the nine months ended September 30, 2017, compared to the same period in the prior year are primarily due to increased spending on our Phase I clinical trials of MVT-5873 as a therapeutic and MVT-2163 as a diagnostic for pancreatic cancer and other CA 19.9 malignancies, and in-house staffing to support preclinical and clinical development efforts in support of our programs during the first two quarters of the year.

General and administrative expenses
	Three Months Ended September 30,		% Increase/	Nine Months Ended September 30,		% Increase/
	2017	2016	(Decrease)	2017	2016	(Decrease)
General and administrative	$1,831,629	$2,420,516	(24.3)%	$7,513,621	$7,001,521	(7.3)%

For the three months ended September 30, 2017, we incurred general and administrative expenses of $1,831,629, as compared to $2,420,516 for the same period a year ago. Stock-based compensation expense included in general and administrative expenses for the three months ended September 30, 2017 and 2016 was $721,213 and $666,556, respectively. Stock-based compensation expense for the three months ended September 30, 2017 and 2016 included $68,250 and $8,333 in restricted stock for services, respectively. The decrease in general and administrative expenses was predominately due to a decrease in investor relations expenses of $437,394, board fees of $98,000, office facility expenses of $36,196, travel expenses of $20,383, franchise state taxes of $20,125, and payroll related costs of $14,588 as a result of the reduction in force beginning in August 2017. The remaining variance was offset by an increase in legal fees.

For the nine months ended September 30, 2017, we incurred general and administrative expenses of $7,513,621, as compared to $7,001,520 for the same period a year ago. Stock-based compensation expense included in general and administrative expenses for the nine months ended September 30, 2017 and 2016 was $3,526,488 and $2,570,326, respectively. Stock-based compensation expense for the nine months ended September 30, 2017 and 2016 included $131,800 and $592,329 in restricted stock for services, respectively. The increase in general and administrative expenses was primarily due to an increase in stock-based compensation expenses of $1,548,490 as a result of option granted during the second quarter. This increase was offset predominately by a decrease in investor relations of $313,661, business development consulting of $535,528, board fees of $136,953, insurance $30,929, and facility expenses $28,292.

Interest income and other income (expense)
	Three Months Ended September 30,		% Increase/	Nine Months Ended September 30,		% Increase/
	2017	2016	(Decrease)	2017	2016	(Decrease)
Interest and other expense	$(231,471)	$(266,051)	(13.0)%	$(743,137)	$(729,331)	1.9%

Interest and other expense was $231,471 and $266,051 for the three months ended September 30, 2017 and 2016, respectively. The amount of interest for the three months ended September 30, 2017, consisted of $142,007 related to Oxford Finance, First Insurance financing, and the Company's capital lease, $39,654 of financing cost amortization, $49,782 of warrant amortization and other items of $28. The amount for the three months ended September 30, 2016, consisted primarily of $158,735 of interest expense related to interest on the Company’s term loan from Oxford Finance, $47,584 of financing cost amortization, and $59,738 of warrant amortization.

The amount of interest and other expense for the nine months ended September 30, 2017, consisted primarily of $449,300 interest expense related to the Company’s term loan from Oxford Finance, $130,416 of financing cost amortization, $163,727 of warrant amortization and other items of $306. The amount for the nine months ended September 30, 2016, consisted primarily of $443,175 interest expense related to interest on the Company’s term loan from Oxford Finance, $126,891 of financing cost amortization, and $159,302 of warrant amortization partially offset by interest income of $18.

The fair value of the warrants issued to Oxford Finance related to the term loan was recorded as a discount to the value of the note payable, and is amortized over the term of the loan. Financing costs incurred related to the term loan are also amortized over the term of the loan.

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements as well as the reported revenues and expenses during the reporting periods. On an on-going basis, we evaluate our estimates and judgments related to our operating costs. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ significantly from these estimates under different assumptions or conditions.

Our critical accounting policies include:

Revenue recognition. Revenue from grants is based upon internal and subcontractor costs incurred that are specifically covered by the grant, including a facilities and administrative rate that provides funding for overhead expenses. NIH grants are recognized when we incur internal expenses that are specifically related to each grant, in clinical trials at the clinical trial sites, by subcontractors who manage the clinical trials, and provided the grant has been approved for payment. U.S. grant awards are based upon internal research and development costs incurred that are specifically covered by the grant, and revenues are recognized when we incur internal expenses that are related to the approved grant.

Any amounts received by us pursuant to the NIH grants prior to satisfying our revenue recognition criteria are recorded as deferred revenue.

Clinical trial expenses. We accrue clinical trial expenses based on work performed. In determining the amount to accrue, we rely on estimates of total costs incurred based on the enrollment of subjects, the completion of trials and other events defined in contracts. We follow this method because we believe reasonably dependable estimates of the costs applicable to various stages of a clinical trial can be made. However, the actual costs and timing of clinical trials are highly uncertain, subject to risks, and may change depending on several factors. Differences between the actual clinical trial costs and the estimated clinical trial costs that we have accrued in any prior period are recognized in the subsequent period in which the actual costs become known. Historically, these differences have not been material; however, material differences could occur in the future.

Stock-based compensation. Our stock-based compensation programs include grants of stock options and restricted stock to employees, non-employee directors and non-employee consultants. Stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense, under the straight-line method, over the employee, non-employee director or non-employee consultant’s requisite service period (generally the vesting period of the equity grant).

We account for equity instruments, including stock options and restricted stock, issued to employees and non-employees in accordance with authoritative guidance for equity based payments. Stock options issued are accounted for at their estimated fair value determined using the Black-Scholes-Merton option-pricing model, and restricted stock is accounted for using the grant date fair value of our common stock granted. The fair value of options and restricted stock granted to non-employees is re-measured as they vest, and the resulting increase in value, if any, is recognized as expense during the period the related services are rendered.

Impairment of Goodwill. The Company applies the GAAP principles related to Intangibles – Goodwill and Other related to performing a test for goodwill impairment annually. During the quarter ended September 30, 2017, due to the Company’s determination to explore and evaluate strategic options, we performed a step 1 analysis and assessed the market value of the Company to determine whether an impairment had taken place. Based upon the analysis performed no impairment was noted, therefore performing step 2 was not required. We concluded that no impairment of Goodwill had taken place during the quarter ended September 30, 2017. Further, in performing a qualitative assessment, we concluded no events and circumstances had taken place that would have indicated that an impairment had taken place.

Income taxes. Significant judgment is required by management to determine our provision for income taxes, our deferred tax assets and liabilities, and the valuation allowance to record against our net deferred tax assets, which are based on complex and evolving tax regulations throughout the world. Our tax calculation is impacted by tax rates in the jurisdictions in which we are subject to tax and the relative amount of income earned in each jurisdiction. Our deferred tax assets and liabilities are determined using the enacted tax rates expected to be in effect for the years in which those tax assets are expected to be realized.

The effect of an uncertain income tax position is recognized as the largest amount that is “more-likely-than-not” to be sustained under audit by the taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained.

The realization of our deferred tax assets is dependent upon our ability to generate sufficient future taxable income. We establish a valuation allowance when it is more-likely-than-not that the future realization of all or some of the deferred tax assets will not be achieved. The evaluation of the need for a valuation allowance is performed on a jurisdiction-by-jurisdiction basis, and includes a review of all available evidence, both positive and negative. As of September 30, 2017, the Company concluded that it was more-likely-than-not that its deferred tax assets would not be realized, and a full valuation allowance has been recorded.

The above listing is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP. See our audited consolidated financial statements and notes thereto included in our 2016 Annual Report on Form 10-K, which contain additional accounting policies and other disclosures required by GAAP.

Liquidity and Capital Resources

To date, we have funded our operations primarily through government grants, proceeds from the sale of common and preferred stock, the issuance of debt, the issuance of common stock in lieu of cash for services, payments from collaborators and interest income. We have experienced negative cash flow from operations each year since our inception. As of September 30, 2017, we had an accumulated deficit of $101,046,557 and stockholders’ equity of $2,520,416. We expect to continue to incur increased expenses, resulting in losses, over the next several years due to, among other factors, our continuing and planned clinical trials and anticipated research and development activities, unless we can achieve a major license of one or more of our products under development. There can be no assurance that we will be able to achieve a license and earn revenues large enough to offset our operating expenses. We had cash of $3,052,778 and a working capital deficit of $2,918,271 as of September 30, 2017.

	September 30, 2017	December 31, 2016
Cash and cash equivalents	$3,052,778	$3,979,290
Working capital deficit	$(2,918,271)	$(1,396,656)
Current ratio	0.54:1	0.75:1

	Nine Months Ended September 30,
	2017	2016
Cash provided by (used in):
Operating activities	$(8,702,932)	$(9,622,309)
Investing activities	$(21,072)	$(412,498)
Financing activities	$7,797,492	$12,891,935

 Sources and Uses of Net Cash for the Nine Months Ended September 30, 2017

Net cash used in operating activities was $8,702,932 for the nine months ended September 30, 2017, compared to $9,622,309 in the comparable period a year ago. The net cash used in both periods was primarily attributable to the net losses, adjusted to exclude certain non-cash items, primarily stock-based compensation and amortization of finance costs related to the term loan. Net cash used in operating activities for the nine months ended September 30, 2017 was also impacted by an increase of $403,210 in accounts payable and an increase in accrued clinical operation and site costs of $283,864.

The net cash used in investing activities for the nine months ended September 30, 2017 and 2016, amounted to $21,072 and $412,498, respectively, primarily as a result of discontinuing our in-house lab operations in the corresponding period.

Net cash provided by financing activities was $7,797,492 for the nine months ended September 30, 2017, compared to $12,891,935 in the comparable period in 2016. Net cash provided by financing activities for the nine months ended September 30, 2017 was attributable to the net proceeds from the May 2017 Private Placement and Public Offering during the second quarter of 2017, a Private Placement and Underwritten Offering in August 2017 and two Registered Direct Offerings in September 2017. Net cash provided by financing activities for the nine months ended September 30, 2016 was attributable to the net proceeds from the term loan during the first quarter in 2016.

On May 3, 2017, we sold 850 shares of Series H Preferred Stock at a stated value of $1,000 per share, representing an aggregate of $850,000 in the May 2017 Private Placement, to certain existing investors. The shares of Series H Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series H Preferred Stock, plus the base amount, if any, on such Series H Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series H Preferred Stock is $1,000 and the initial conversion price is $1.75 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

On May 19, 2017, we closed a public offering of 1,342,858 shares of common stock and 1,000,000 shares of newly designated Series G Preferred Stock, at $1.75 per share of common stock and Series G Preferred Stock.  The Series G Preferred Stock is initially convertible into 1,000,000 shares of common stock, subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events, to certain existing investors in the offering who, as a result of their purchases of common stock, would hold in excess of 4.99% of our issued and outstanding common stock, and elect to receive shares of our Series G Preferred Stock. We received $4,100,000 in gross proceeds, before estimate underwriting discounts, commissions and offering expenses of $452,609.

On July 27, 2017, we entered into a subscription agreement with an accredited investor pursuant to which we agreed to sell 152,143 restricted shares of common stock for $125,000. As part of the July 2017 Private Placement, the Company agreed to reprice the investor’s warrant to purchase 225,225 shares of common stock from $11.10 to $2.00 per warrant share and remove the cashless exercise feature. The transaction closed on August 2, 2017.  The impact of repricing the warrants to $2.00 a share, which took effect on August 2, 2017, was immaterial, as the stock price on the date of the closing of the transaction was $0.70 and the warrants at $2.00 a share expired on October 10, 2017, unexercised.

On August 11, 2017, we entered into a security purchase agreement with a group of existing investors in the Company, where we sold 2,386.36 shares of Series J Preferred Stock, at a stated value of $550 per share, representing an aggregate of approximately $1,312,500 before estimated offering costs of $123,083 in August 2017 Financing. The shares of Series J Preferred Stock are convertible into shares of common stock based 123,083 on a conversion calculation equal to the stated value of the Series J Preferred Stock plus the base amount on such Series J Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series J Preferred Stock is $550 and the initial conversion price is $0.55 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

On September 14, 2017, the Company entered into subscription agreements with select accredited investors relating to the Company’s registered direct offering, issuance and sale of 4,000,000 shares of the Company’s common stock. The purchase price per share was $0.50. We received $2.0 million in gross proceeds, before offering expenses estimated at $147,639. The offering closed September 14, 2017.

On September 22, 2017, the Company entered into additional subscription agreements with select accredited investors relating to the Company’s registered direct offering, issuance and sale of 2,016,129 shares of the Company’s common stock. The purchase price per share was $0.62. We received $1.25 million in gross proceeds, before offering expenses estimated at $35,000. The offering closed on September 27, 2017.

On October 10, 2017, the Company entered into additional subscription agreements with select accredited investors relating to the Company’s registered direct offering, issuance and sale of 769,231 shares of the Company’s common stock. The purchase price per share was $0.65. We received $500,000 in gross proceeds, before offering expenses totaling approximately $15,000. The offering closed on October 11, 2017.

We plan to continue to fund the Company’s losses from operations and capital funding needs through equity or debt financings, strategic collaborations, licensing arrangements, government grants or other arrangements. Further, to extend availability of existing cash available for our programs for the purpose of achieving milestones or a strategic transaction, we have cut personnel from 25 full time people to 10, and reduced other operating expenses following the completion of two phase 1a clinical trials of our lead antibody HuMab 5B1, which has enabled us to reduce our expenditures on clinical trials. We continue to develop our radioimmunotherapy product MVT-1075 discussed further in Management’s Discussion and Analysis of Financial Condition and Results of Operations. Several members of management have volunteered to defer receiving portions of their salaries until one or more business transactions can be achieved. However, we cannot be sure that capital funding will be available on reasonable terms, or at all. If we are unable to secure adequate additional funding, we may be forced to make additional reductions in spending, incur further cutbacks in personnel, extend payment terms with suppliers, liquidate assets where possible, and/or suspend or curtail planned programs. In addition, if the Company does not meet its payment obligations to third parties as they come due, it may be subject to litigation claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

We anticipate that the Company will continue to incur net losses into the foreseeable future as we: (i) continue our clinical trial for the development of MVT1075 as a radioimmunotherapy, (ii) continue our clinical trial of MVT-5873 in combination with gemcitabine and nab-paclitaxal in first line therapy for the treatment of patients newly diagnosed with pancreatic cancer.; and (iii) continue operations as a public company. Based on receipt of the $125,000 private placement in July 2017, and financings of $1.3 million in August 2017, $2.0 million on September 14, $1.25 million on September 22, 2017, and $500,000 on October 10, 2017, and without any other additional funding or receipt of payments from potential licensing agreements, we expect we will have sufficient funds to meet our obligations until February 2018. These conditions give rise to substantial doubt as to the Company’s ability to continue as a going concern. Any of these actions could materially harm the Company’s business, results of operations, and prospects. These conditions give rise to substantial doubt as to the Company’s ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

If the Company raises additional funds by issuing equity securities, substantial dilution to existing stockholders would result. If the Company raises additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict the Company’s ability to operate its business.

Future Contractual Obligations

On September 2, 2015, the Company entered into the Lease with AGP Sorrento Business Complex, L.P., for certain premises consisting of a total of approximately 14,971 square feet of office and laboratory space in buildings located at 11535-11585 Sorrento Valley Rd., San Diego, California, to serve as the Company’s corporate offices and laboratories. Because certain tenant improvements needed to be made to the New Premises before the Company could occupy the New Premises, the term of the Lease commenced on February 5, 2015. The Lease terminates six years after such term commencement date, unless earlier terminated in accordance with the Lease. Pursuant to the terms of the Lease, the current monthly base rent paid by the Company is $36,699, subject to annual increases as set forth in the Lease.

The Company has an option to extend the Lease term for a single, five-year period. If the Lease term is extended for the optional five-year period, the monthly base rent will be adjusted based on fair market rental value. In addition to rent, the Company agreed to pay a portion of the taxes and utility, maintenance and other operating costs paid or accrued in connection with the ownership and operation of the property.

Our master lease and sublease of our facility located at 3165 Porter Drive in Palo Alto, California were terminated on February 28, 2013, and we entered into a termination agreement with ARE-San Francisco No. 24 (“ARE”) on February 19, 2013 to voluntarily surrender its premises. Because of the termination agreement, we were relieved of further obligations under the master lease and further rights to rental income under the sublease and paid a termination fee of approximately $700,000. In addition to the termination fee, if we receive $15 million or more in additional financing, in the aggregate, an additional termination fee of $590,504 will be due to ARE. The additional financing was achieved in 2015 and the termination fee is reflected on the condensed consolidated balance sheet as an accrued lease contingency fee.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, "Revenue from Contracts with Customers (Topic 606)", which contains new accounting literature relating to how and when a company recognizes revenue. Under ASU 2017-09, a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods and services. ASU 2014-09 is effective for the Company’s fiscal year beginning January 1, 2018, which reflects a one year deferral approved by the FASB in July 2015, and will be adopted by the Company from January 1, 2018. We expect the adoption of this new standard will not have a material impact on our condensed consolidated financial statements.

In February 2016, the FASB issued ASU 2016-2, "Leases (Topic 842)."  This update will increase transparency and comparability by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements.  Under the new guidance, lessees will be required to recognize the following for all leases (except for short-term leases) at the commencement date (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged, and it simplified the accounting for sale and leaseback transactions. Lessees will no longer be provided with a source of off-balance sheet financing. Lessees (for capital and operating leases) and lessors (for sales-type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach. The standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We are currently in the process of assessing what impact this new standard may have on our condensed consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, “Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.” This update includes multiple provisions intended to simplify various aspects of the accounting for share-based payment transactions including accounting for excess tax benefits and tax deficiencies, classification of excess tax benefits in the statement of cash flows and accounting for award forfeitures. This update is effective for annual and interim reporting periods of public entities beginning after December 15, 2016, with early adoption permitted. The adoption of this new standard did not have a material impact on our condensed consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments—Credit Losses (Topic326): Measurement of Credit Losses on Financial Instruments”. This ASU requires instruments measured at amortized cost to be presented at the net amount expected to be collected. Entities are also required to record allowances for available-for-sale debt securities rather than reduce the carrying amount. This ASU is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. We expect the adoption of this new standard will not have a material impact on our condensed consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15 (“ASU 2016-15”), “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments.” The standard provides guidance on eight (8) cash flow issues: (1) debt prepayment or debt extinguishment costs; (2) settlement of zero-coupon bonds; (3) contingent consideration payments after a business combination; (4) proceeds from the settlement of insurance claims; (5) proceeds from the settlement of corporate-owned life insurance policies; (6) distributions received from equity method investees; (7) beneficial interests in securitization transactions; and (8) separately identifiable cash flows and application of the predominance principle. ASU 2016-15 addresses how certain cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017 with early adoption permitted. We expect the adoption of this new standard will not have a material impact on our condensed consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory.” This ASU requires the recognition of the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs. The amendments in this ASU should be applied on a modified retrospective basis through a cumulative-effect adjustment directly to retained earnings as of the beginning of the period of adoption. We expect the adoption of this new standard will not have a material impact on our condensed consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-03, “Accounting Changes and Error Corrections (Topic 250) and Investments—Equity Method and Joint Ventures (Topic 323).” This ASU amends the disclosure requirements for ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” ASU No. 2016-02, “Leases (Topic 842) and ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” This ASU states that if a registrant does not know or cannot reasonably estimate the impact that the adoption of the above ASUs is expected to have on the financial statements, then in addition to making a statement to that effect, the registrant should consider additional qualitative financial statement disclosures to assist the reader in assessing the significance of the impact that the standard will have on the financial statements of the registrant when adopted. This ASU was effective upon issuance. The adoption of this new standard did not have a material impact on our condensed consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment.” This ASU eliminates Step 2 from the goodwill impairment test. Instead, an entity should recognize an impairment charge for the amount by which the carrying value exceeds the reporting unit’s fair value, not to exceed the total amount of goodwill allocated to that reporting unit. This ASU is effective for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. We expect the adoption of this new standard will not have a material impact on our condensed consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business.” This ASU clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. This ASU is effective for annual periods beginning after December 15, 2017, including interim periods within those periods. We expect the adoption of this new standard will not have a material impact on our condensed consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying condensed consolidated financial statements.

Off-Balance Sheet Arrangements

We have no material off-balance sheet arrangements.

BUSINESS

Company Background

We are a Delaware corporation, originally incorporated in 1988 under the name Terrapin Diagnostics, Inc. in the state of Delaware and subsequently renamed “Telik, Inc.” in 1998, and thereafter renamed MabVax Therapeutics Holdings, Inc. in September 2014. Our principal corporate office is located at 11535 Sorrento Valley Road, Suite 400, San Diego, CA 92121 and our telephone number is (858) 259-9405. On July 8, 2014, we consummated a merger with MabVax Therapeutics, pursuant to which our subsidiary Tacoma Acquisition Corp. merged with and into MabVax Therapeutics, with MabVax Therapeutics surviving as our wholly owned subsidiary. This transaction is referred to as the “Merger.” Our internet address is www.mabvax.com. Information on our website is not incorporated into this prospectus.

Listing Reverse Split

On August 2, 2016, the Board approved a 1-for-7.4 reverse stock split, or the Listing Reverse Split. The Listing Reverse Split was intended to allow us to meet the minimum share price requirement of the NASDAQ Capital Market. On August 11, 2016, we received approval from the NASDAQ Capital Market for the listing of our common stock under the symbol “MBVX”, subject to implementation of the Listing Reverse Split and closing of our August 2016 Public Offering. On August 16, 2016, we implemented the Listing Reverse Split, closed on the August 2016 Public Offering and began trading on the NASDAQ Capital Market at the open of business on August 17, 2016.

Overview

 We are a clinical-stage biotechnology company focused on the development of antibody-based products to address unmet medical needs in the treatment of cancer.  MabVax has discovered a pipeline of human monoclonal antibody products based on the protective immune responses generated by patients who have been vaccinated against targeted cancers with our proprietary vaccines.  MabVax’s lead development program is centered around our HuMab-5B1 antibody, which is fully human and discovered from the immune response of cancer patients vaccinated with an antigen-specific vaccine during a Phase I trial at Memorial Sloan Kettering Cancer Center, or MSK.   The antigen the antibody targets is expressed on more than 90% of pancreatic cancers, and expressed in significant percentages on small cell lung cancer, stomach, colon and other cancers, making the antibody potentially broadly applicable to many types of cancers.  We have other antibody candidates that are in preclinical development.

Monoclonal antibodies are produced from a single DNA sequence encoded into multiple cells that all produce the same single antibody. We generate our pipeline of antibody-based product candidates from patients who have been vaccinated with proprietary vaccines licensed from MSK. Our approach involves surveying the protective immune response from many patients to identify a monoclonal antibody candidate against a specific target on the surface of a cancer cell. We believe this approach provides us with a novel next-generation human antibody technology platform. We believe our approach to antibody discovery allows us to identify antibody candidates with superior performance characteristics while minimizing many of the toxicity and off target binding drawbacks (phenomenon occurring when antibodies bind to non-cancer cells) of other discovery technologies.

Our lead clinical development program is a Phase 1 clinical trial of our HuMab-5B1 radioimmunotherapy (“RIT”) product that we have designated as MVT-1075. The development of MVT-1075 is based on experience we gained through clinical studies of over 50 patients with either our antibody we designate as MVT-5873, or our imaging agent we designate as MVT-2163 that are discussed in more detail in our descriptions and results to date of our clinical development programs. We initiated the Phase 1 clinical trial of MVT-1075 in June 2017 and completed enrollment and dosing of the last patient in the initial cohort of patients in December 2017. The clinical program is intended to evaluate the product for the treatment of pancreatic, colon and lung cancer. The primary objective is to determine the maximum tolerated dose in patients who have failed prior therapies. Secondary endpoints include evaluating tumor response rate and duration of response by RECIST 1.1, and to determine dosimetry and pharmacokinetics. This dose-escalation study utilizes a traditional 3+3 design. We expect to receive and report on interim safety data and tumor assessment using standard RECIST measurement criteria for cohort 1 in the first quarter 2018.

We also intend to continue clinical development of the antibody MVT-5873 in combination with gemcitabine and nab-paclitaxal in first line therapy for the treatment of patients newly diagnosed with pancreatic cancer. We have treated two cohorts of patients in our combination therapy, for a total of six patients to date in this study. In November, we expanded enrollment of an additional cohort of three patients in the combination therapy with the objective of confirming early observations. We expect to receive and report on interim response data for the latest cohort in the first quarter of 2018.

On September 6, 2017, we announced that we have engaged Greenhill & Co. (NYSE: GHL) to serve as a financial advisor to assist us in exploring and evaluating strategic options with the goal of maximizing stockholder value. We have received and are evaluating several inbound inquiries and transaction options, as well as identifying new opportunities which could include the acquisition of MabVax by another company, the sale or divestiture of specific assets coupled with a reverse merger, merging with another company, or licensing of selected technologies. We do not have a defined timeline for the exploration of strategic alternatives, as we are still receiving inquiries, and are not confirming that the evaluation will result in any strategic alternative being announced or consummated.  We do not intend to discuss or disclose further developments during this process unless and until our Board of Directors has approved a specific action or otherwise determined that further disclosure is appropriate. While Greenhill & Co. continues as our financial advisor, we will continue to advance our Phase 1 clinical programs including our MVT-1075 radioimmunotherapy clinical trial for the treatment of pancreatic, colon and lung cancers, and our MVT-5873 clinical trial in combination with one or more chemotherapy agents in first line therapy for patients newly diagnosed with pancreatic cancer.

Our Growth and Core Business Strategy

Our primary business strategy is to develop our early antibody product candidates through proof of concept clinical trials, which may represent either phase I or phase II clinical trials depending on the program and extent of progress. Once through proof of concept clinical trials, we will decide whether to license, partner or sell those product candidates, or continue to develop the candidates depending on several variables such as access to additional capital, cost of later stage clinical trials, risk of such development efforts, and the value derived from licensing, partnering or selling those assets.

Our Clinical Development Programs

MVT-1075 – our lead development program as a Radioimmunotherapy for Pancreatic Cancer

In December 2017, we completed the enrollment and dosing of all patients in the initial cohort of the Phase 1 clinical trial of MVT-1075. This Phase 1 first-in-human clinical trial is an open-label, multi-center study evaluating the safety and efficacy of MVT-1075 in approximately 22 patients with CA19-9 positive malignancies in the U.S. The primary objective is to determine the maximum tolerated dose and safety profile in patients with recurring disease who have failed prior therapies. Secondary endpoints are to evaluate tumor response rate and duration of response by RECIST 1.1, and to determine dosimetry and pharmacokinetics. This dose-escalation study utilizes a traditional 3+3 design. The investigative sites include Honor Health in Scottsdale, Arizona and Memorial Sloan Kettering Cancer Center in New York City. The Company plans to report interim results from this study early in the first quarter of 2018 and continue the dose escalation phase of the program.

In April, the Company reported preclinical results for MVT-1075 at the American Association of Clinical Research (AACR) Annual Meeting, demonstrating marked suppression, and in some instances, regression of tumor growth in xenograft animal models of pancreatic cancer, potentially making this product an important new therapeutic agent in the treatment of pancreatic, colon and lung cancers. Supporting the MVT-1075 RIT clinical investigation are the Company's successful Phase 1a safety and target specificity data which were reported earlier this year at the annual meetings of the American Society for Clinical Oncology (ASCO) and the Society for Nuclear Medicine and Molecular Imaging (SNMMI), including the clinical results for the Company's MVT-5873 single agent therapeutic antibody and MVT-2163, an immuno-PET imaging agent. The combined results from 50 patients in the Phase 1a MVT-5873 and MVT-2163 studies, established safety and provided significant insight into drug biodistribution and an optimal dosing strategy, which the Company has incorporated into the MVT-1075 program.

MVT-5873 – for the Treatment of Pancreatic Cancer

MVT-5873 as a Monotherapy in Late Stage Cancer Patients – We reported results from our Phase 1a clinical trial of 32 patients being treated with our therapeutic antibody MVT-5873 as a monotherapy, which was evaluated for safety and tolerability in patients with advanced pancreatic cancer and other CA19-9 positive cancers, in a poster presentation at the American Society of Clinical Oncology (ASCO) Annual Meeting on June 3, 2017. The Company highlighted that the single agent MVT-5837 appears safe and well tolerated in patients at biologically active doses. Furthermore, all patients were evaluated by RECIST 1.1 for tumor response, and the Company reported 11 patients achieved stable disease in this dose escalation safety trial of 32 patients.

The results of the Phase 1a trial with MVT-5873 indicate that this fully-human antibody targeting CA19-9 cancers can be administered at doses with acceptable safety and with a potentially positive impact on disease. CA19-9 is broadly expressed in various cancers including pancreatic, colon, and small cell lung cancer making this antibody potentially useful for a larger patient population. Clinical signals from an identifiable subset of subjects enabled us to understand those patients most likely to respond to a MVT-5873 based therapy. At the maximum tolerated dose (MTD) established in this trial, we have demonstrated an acceptable safety margin for the antibody.

MVT-5873 in Combination with a Standard of Care Chemotherapy –Based upon observations from the first two cohorts of patients treated, the Company is continuing clinical development of MVT-5873 in combination with gemcitabine and nab-paclitaxal as a first line therapy for the treatment of patients newly diagnosed with pancreatic cancer. MabVax has treated six patients as of October 12, 2017 and is actively enrolling additional patients with the objective of obtaining additional safety and tumor response (RECIST 1.1) data. Dr. Eileen O’Reilly, Associate Director of the David M. Rubenstein Center for Pancreatic Cancer Research, attending physician, member at Memorial Sloan Kettering Cancer Center and Professor of Medicine at Weill Cornell Medical College, is the lead investigator in the MVT-5873 Phase 1 clinical trial.

MVT-2163 –as an Imaging Agent for Pancreatic Cancer

We reported results from our Phase 1a clinical trial of ImmunoPET imaging agent, MVT-2163, in 12 patients with locally advanced or metastatic adenocarcinoma of the pancreas (PDAC) or other CA19-9 positive malignancies in a poster presentation and podium talk at the Society of Nuclear Medicine and Molecular Imaging (SNMMI) Annual Meeting held in Denver, CO on June 10-14, 2017.

The Phase Ia clinical trial of MVT-2163 phase I trial was intended to evaluate our next generation diagnostic PET imaging agent in patients with locally advanced or metastatic adenocarcinoma of the pancreas (PDAC) or other CA19-9 positive malignancies. MVT-2163 (89Zr-HuMab-5B1) combines the well-established PET imaging radiolabel Zirconium-89 [89Zr] with the targeting specificity of MVT-5873. We designed the trial to establish safety, pharmacokinetics, biodistribution, optimal time to obtain the PET image, and the amount of MVT-5873 to be administered as a blocking dose prior to administration of MVT-2163 to obtain optimized PET scan images.

As of July 2017, 12 patients had been treated in this first-in-human trial evaluating the safety and feasibility of MVT-2163 to image pancreatic tumors and other CA19-9 positive malignancies. MVT-2163 was administered alone and in combination with MVT-5873 and was well tolerated in all cohorts. The only toxicities were infusion reactions that resolved on the day of the injection, with some patients requiring standard supportive medication.

Uptake of MVT-2163 was observed in primary tumors and metastases as early as day two and continuously through day seven. Standard Uptake Values (SUV), a measurement of activity in PET imaging, reached as high as 101 in the study. The investors reported that the high SUVs are amongst the highest lesion uptake values they have ever seen for a radiolabeled antibody. Bone and soft tissue disease were readily visualized and lesion uptake of the radiotracer was higher than typically seen with PET imaging agents. The correlation with Computerized Tomography (CT) scans was high.

We reported that administering MVT-5873 prior to dosing MVT-2163 reduces liver uptake facilitating detection of liver metastases. In addition, we determined that the MVT-5873 cold antibody pre-dose does not interfere with the uptake of MVT-2163 on cancer lesions.

In summary, the MVT-2163 product produced acceptable safety tolerability, pharmacokinetics and biodistribution. MVT-2163 also produced high quality PET images identifying both primary tumor and metastatic sites. There was a promising correlation with diagnostic CT that warrants further studies correlating these findings with histopathology to assess the accuracy of MVT-2163 in identifying smaller metastatic nodes below the detection level of standard CT scans. The continual increase in high SUV values on cancer lesions in this study supports the use of the Company’s MVT-1075 radioimmunotherapy product which utilizes the same antibody to deliver a radiation dose for the treatment of patients with pancreatic, lung and colon cancers.

Plan for 2018

Based on inquiries from third parties regarding their interest in MabVax assets and clinical progress to date with MVT-5873, MVT-1075, and MVT-2163, and with the assistance of investment advisor Greenhill & Co., we expect to be able to decide on one or more strategic alternatives for the Company in the first quarter of 2018.

We currently plan to continue clinical development of MVT-1075 for the treatment of locally advanced or metastatic pancreatic cancer patients, by completing additional cohorts of patients in a dose escalation safety trial to continue to assess the safety and potential efficacy of this treatment, and expect to report results in the first quarter of 2018.

We also currently intend to continue clinical development of MVT-5873 in combination with gemcitabine and nab-paclitaxal in first line therapy for the treatment of patients newly diagnosed with pancreatic cancer. We have treated two cohorts of patients for a total of six patients through September 22, 2017 in this study; and have initiated enrollment for an additional cohort of patients with the objective of confirming early observations in the first quarter 2018.

Our plans beyond the first quarter 2018 will depend substantially on which product portfolios are licensed and/or sold to potential acquirors and/or licensees, and the availability of financial resources resulting from such potential transactions that are under consideration when we enter 2018.

Financing Activities

July 2017 Private Placement – On July 27, 2017, we entered into a subscription agreement with an accredited investor pursuant to which we agreed to sell 152,143 restricted shares of common stock for $125,000. As part of the July 2017 Private Placement, the Company agreed to reprice the investor’s warrant to purchase 225,225 shares of common stock from $11.10 to $2.00 per warrant share and remove the cashless exercise feature. The transaction closed on August 2, 2017.  The impact of repricing the warrants to $2.00 a share, which took effect on August 2, 2017, was immaterial, as the stock price on the date of the closing of the transaction was $0.70 and the warrants at $2.00 a share expired on October 10, 2017, unexercised.

August 11, 2017 Registered Direct Offering – On August 11, 2017, we entered into securities purchase agreements to sell 2,386.36 shares of Series J Preferred Stock with a stated value of $550 per share.  The Series J Preferred Stock is convertible into common stock at $0.55 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events and was purchased by the Prior Investors. The total amount of the securities purchase agreements amounted to approximately $1,312,500, before estimated expenses of $123,083. The Certificate of Designation for the Series J Preferred Stock includes a 4.99% beneficial ownership conversion blocker, a 19.99% blocker provision to comply with the NASDAQ Capital Market rules until stockholders have approved any or all shares of common stock issuable upon conversion of the Series J Preferred Stock, which was approved at the October 2017 Special Meeting, and a 125% liquidation preference. All shares of the Company’s capital stock will be junior in rank to the Series J Preferred Stock at the time of creation, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, except for the Company’s Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, and Series I Preferred Stock.

In connection with the August 2017 Offering, we agreed with the Lead Investor pursuant to the August 2017 Letter Agreement, to issue the Incentive Shares to Prior Investors as an incentive to invest in the August 2017 Offering. Such Prior Investors received a portion of 65,000 shares in the form of a new Series K Preferred Stock, allocated by the Lead Investor, and convertible into 6,500,000 shares of common stock, subject to stockholder approval, which was also approved in the October 2017 Special Meeting. The stated value of each share of Series K Preferred Stock is $0.01 and the conversion rate is the stated value of $0.01 divided by .0001, or one hundred (100) shares of common stock upon conversion of one (1) share of Series K Preferred Stock, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar event, and have a 4.99% beneficial ownership conversion blocker. In the event of a liquidation, dissolution or winding up of the Company, each share of Series K Preferred Stock will be entitled to a per share preferential payment equal to the par value, or $0.01 per share. All shares of the Company’s capital stock will be junior in rank to the Series K Preferred Stock at the time of creation, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, except for the Company’s Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock. The Company recorded a deemed dividend of $3,120,000 in August 2017 in connection with issuing the Incentive Shares.

 The August 2017 Letter Agreement also specified the following:

●
That the Company files a proxy statement for a special meeting of stockholders within 10 days of closing the August 2017 Offering. Proposals shall include (i) an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of its issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-twenty at any time prior to one year from the date of the special meeting, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors, (ii) the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 30% below the market price of the common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d), (iii) the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of the Common Stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d), (iv) the issuance of the Series J Conversion Shares and (v) the issuance of the Inducement Shares.

●
Lead Investor will commit to investing an additional $1,000,000 in a new private or public offering of up to $8,000,000. The $8,000,000 Financing shall sign and close following shareholder approval of each of the proposals identified in the August 2017 Letter Agreement.

●
That the employment terms of all management be reduced to two years from three years and that management defer portions of their salary for the remainder of the year, which shall be paid upon the earlier of completion of the $8,000,000 Financing or a business transaction that represents, or transactions in the aggregate that represent, in excess of $10,000,000.

Effective with the Company’s pay period ending August 10, 2017, and without changing their employment agreements dated July 1, 2017, several members of management volunteered to defer receiving portions of their salaries for the remainder of 2017. The voluntary deferral of cash payments is intended to help with the Company’s cash flow for the remainder of the year, with voluntary reductions by the management team committed to remain in effect until the earlier of completing a successful financing of at least $8.0 million, a business transaction that represents, or business transactions in the aggregate that represent, an amount of $10.0 million or greater, or the end of the year, whichever occurs first. The employment agreements with the Company remain unchanged, except that the executives have volunteered to reduce the terms of their employment agreements to two years from three in connection with the August 11, 2017 registered direct offering and Letter Agreement with the Lead Investor.

  On August 14, 2017, the Chairman of the Compensation Committee, acting on behalf of the Board of Directors sent a letter to each executive of the Company stating that the Board deems it in the best interests of the Company to request that the executive voluntarily defer a portion of his regular salary to help with cash flow of the Company. On August 16 and August 21, 2017, Paul Resnick, M.D. and Paul Maffuid, Ph.D., respectively gave notice of good reason (as that term is defined in their employment agreements or “Good Reason”) for termination of their employment. The Company had 30 days from the notification date under each of their employment agreements to cure their concerns. In oral discussions with each executive the President and Chief Executive Officer communicated on behalf of the Compensation Committee the Company’s intention to provide additional equity compensation in return for salary deferrals. Given the perceived uncertainty about the Company’s plans at the time for addressing the concerns of Dr. Resnick and Dr. Maffuid, and that nothing in writing had been provided as possible equity compensation, they each submitted their notices to the Company of good reason for termination. Further, they each expressed in oral conversations that they wanted to remain employed by the Company. The Company cured each executive’s concerns within the 30-day cure period, by reinstating the deferred salary for Dr. Resnick in one instance, and in granting restricted stock to all executives with vesting over time, as disclosed in the filings of Form 4s following the approvals. Both executives rescinded their notices of good reason for termination on September 7, 2017, and all executives’ employment agreements remain unchanged as the salary deferrals remain to be voluntary.

In order to meet the Nasdaq Capital Market rules in the August 2017 Offering, we were not obligated to issue any shares of common stock upon conversion of the Series J Preferred Stock which would cause the Company to breach our obligations under the rules and regulations of the Nasdaq Capital Market, which limit the aggregate number of shares issued at a discount to market at 19.99% of the number of shares outstanding on the closing date of the August 2017 Offering, except that such limitation shall not apply in the event that we obtain the approval of our stockholders as required by the applicable rules of the Nasdaq Capital Market for issuances of common stock in excess of such amount. Similarly, none of the Series K Preferred Stock may be converted into common stock until we obtain the approval of our stockholders. At the October 2017 Special Meeting, we obtained approval to issue shares underlying all of the Series J Preferred Stock and the Series K Preferred Stock.

September 11, 2017 Registered Direct Offering – On September 11, 2017, we entered into an agreement to sell 4.0 million shares of common stock at $0.50 a share for gross proceeds of approximately $2.0 million, before estimated expenses of $147,639. The shares were offered and sold to certain accredited investors in a registered direct offering, and closed on September 14, 2017. Laidlaw & Company (UK) Ltd. acted as placement agent for the offering.

September 22, 2017 Registered Direct Offering – On September 22, 2017, we entered into a subscription agreement with select accredited investors relating to the Company’s registered direct offering, issuance and sale of 2,016,129 shares of the Company’s common stock, $0.01 par value per share. The purchase price per share was $0.62. The total amount of the subscription agreements amounted to $1,250,000, before estimated expenses of $35,000.

October 10, 2017 Registered Direct Offering – On October 10, 2017, we entered into a subscription agreement with select accredited investors relating to the Company’s registered direct offering, issuance and sale of 769,231 shares of the Company’s common stock, $0.01 par value per share. The purchase price per share was $0.65. The total amount of the subscription agreements amounted to $500,000, before estimated expenses of $15,000. The securities were offered by means of the Company’s shelf registration statement on Form S-3 (File #333-219291) which was declared effective on July 27, 2017 by the Securities and Exchange Commission.

October 18, 2017 Preferred Stock Exchange Agreement  – On October 18, 2017, we entered into the Exchange Agreements with the holders of all of the Company’s outstanding shares of Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, pursuant to which an aggregate of 665,281 shares of Series F Preferred Stock, 1,000,000 shares of Series G Preferred Stock and 850 shares of Series H Preferred Stock were exchanged for an aggregate of 58,000 newly authorized shares of Series L Preferred Stock convertible into 9,666,669 Conversion Shares, subject to a conversion restriction until stockholder approval is obtained. On December 1, 2017, we obtained the necessary stockholder approval.

 The terms of the Exchange Agreements and Series L Preferred Stock were determined by arms-length negotiation between the parties. No commission or other payment was received by the Company in connection with the Exchange Agreements. Such exchange was conducted and the Series L Preferred Stock issuable pursuant to the Exchange Agreements, including the Conversion Shares, were issued pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.

Pursuant to a registration rights agreement entered into between the Company and the holders on October 18, 2017, we agreed to use reasonable best efforts to file a registration statement registering the Conversion Shares for resale within ten days of closing and cause the registration statement to be declared effective within 30 days of filing.

Antibody Market Opportunity

 The global monoclonal antibodies market was valued at $85 billion in 2015 and is expected to reach a value of $138 billion by 2024 (The Pharma Letter, February 11, 2016). Over the past couple of decades, the US FDA has approved more than a dozen monoclonal antibodies to treat certain cancers (cancer.org). Focused development of new monoclonal antibody based drugs is expected to continue for multiple reasons.  Over the last few years much has been learned about using the human immune system to treat cancer.  Several recently approved antibody therapies have demonstrated efficacy in stimulating the human immune system to attack certain cancers. Targeted therapies can attack cancer cells while minimizing damage to normal cells in the patient. Antibodies are complex molecules and are difficult and expensive to duplicate with biosimilars and therefore have a potentially longer commercial life. Currently approved monoclonal antibodies are reimbursed at favorable levels from federal, state, and private insurance providers.

Our lead antibody candidate targets an antigen that is over expressed on many metastatic pancreatic, colon, breast, and small cell lung cancers. The term "over expressed" refers to the antigen being present on the surface of the cancer cell in very large numbers. The amount of antigen present in blood samples is used to monitor patients as elevated levels occur in the blood due to shedding into the blood from these cancer cells. Patients who develop metastatic disease have a significantly poorer prognosis for survival.

We believe there is a critical unmet medical need for new and better treatment for metastatic pancreatic and colon cancer. According to NCI’s SEER database (seer.cancer.gov), the five-year survival rate for patients with pancreatic cancer is just 7.7%. There are 53,000 new patients with pancreatic cancer diagnosed per year and more than half of these patients present at initial diagnosis with metastatic disease (Pancreatic Cancer Network’s Pancreatic Facts 2016). In 2016 pancreatic cancer moved from the fourth leading cause of cancer related death in the U.S. to third, surpassing breast cancer (American Cancer Society Cancer statistics 2016 report,). According to the SEER database, there are about 134,000 patients diagnosed with cancer of the colon and rectum per year in the US. The five-year survival rate for the 35% of patients with metastatic colon cancer that is locally spread is 71% and the five-year survival of the 35% of patients that have regional spread is only 13.5%.

License and Development Agreements

Memorial Sloan Kettering

We have licensed from MSK the exclusive world-wide developmental and commercial rights to receive biological materials from vaccinated clinical trial participants enrolled in any of the clinical trials involving the vaccines licensed to us, allowing us to discover human monoclonal antibody-based therapeutics. MSK has issued patents or has pending patent applications on the vaccine antigen conjugates, mixtures of vaccine antigen conjugates and methods of use. This patent portfolio includes 20 issued patents in the US and the rest of world.  We own all monoclonal antibodies produced by the antibody discovery program and we generally file patent applications directed to these antibodies once their potential therapeutic utility has been sufficiently demonstrated in animal models. A United States and an international patent application for each of the anti-sLea antibodies and the anti GD2 antibodies described in this document has been filed.

Life Technologies Licensing Agreement

On September 24, 2015, we entered into a licensing agreement with Life Technologies Corporation, a subsidiary of ThermoFisher Scientific (“Life Technologies”).  Under the agreement we agreed to license certain cell lines from Life Technologies to be used in the production of recombinant proteins for our clinical trials.  The amount of the contract is for $450,000 and was fully expensed during 2015.  We paid $225,000 during 2015 related to this contract with the remaining amount paid in 2016.

Rockefeller University Collaboration

In July 2015, we entered into a research collaboration agreement with Rockefeller University's Laboratory of Molecular Genetics and Immunology (“Rockefeller”). We provided antibody material to Rockefeller, which is exploring the mechanism of action of constant region (Fc) variants of the HuMab 5B1 in the role of tumor clearance. We will supply additional research materials as requested by the university, which is evaluating ways to optimize the function.  Rockefeller is using that material to explore the mechanism of action of constant region (Fc) variants of the HuMab-5B1 in the role of tumor clearance and to seek to optimize the therapeutic effect. The current agreement allows researchers at Rockefeller to conduct research on antibodies discovered by us with the objective of improving their ability to kill cancer cells.  If a viable drug candidate emerges from this collaboration, we have the first option to negotiate a royalty bearing license to Rockefeller’s technology or Rockefellers’ interest in technology jointly owned with us to improve our antibody for clinical and commercial development.  If we and Rockefeller fail to reach agreement to a license of the drug candidate containing the combined technologies within six months’ notice by either party seeking a license, then either party may freely license jointly owned property to any third party and share equally any consideration received from the licensee.

Juno Option Agreement

On August 29, 2014, we entered into an Option Agreement with Juno Therapeutics, Inc. (“Juno”) in exchange for a one-time up-front option fee in the low five figures. Pursuant to the option agreement, we granted Juno the option to obtain an exclusive, world-wide, royalty-bearing license authorizing Juno to develop, make, have made, use, import, have imported, sell, have sold, offer for sale and otherwise exploit certain patents we developed with respect to fully human antibodies with binding specificity against human GD2 or sialyl-Lewis A antigens and certain of our controlled biologic materials. As of June 30, 2016, the option agreement expired and Juno no longer has a contractual right for use of our binding domains for use in the construction of CAR T-cells.

Patents

We strive to protect the proprietary technology that we believe is important to our business, including seeking and maintaining patents intended to cover our vaccines and monoclonal antibody-based candidates, their methods of use and processes for their manufacture and any other inventions that are commercially important to the development of our business. We also rely on trade secrets to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection.

We are the exclusive licensee or sole assignee of 14 granted United States patents, 2 pending United States patent applications, 7 international patents and 19 pending international patent applications.  The patents and patent applications include claims to vaccine antigen conjugates, mixtures of vaccine antigen conjugates that makeup polyvalent vaccine candidates, processes for their preparation and their use as a vaccine. Two of the pending patent applications in the United States and 2 international patent applications have claims to human anti-sLea and anti-GD2 monoclonal antibodies, nucleic acids encoding the human anti-sLea and anti-GD2 monoclonal antibodies, processes for their preparation and their use as therapeutic agents.

Our success will depend significantly on our ability to obtain and maintain patents and other proprietary protection for commercially important technology, inventions and know-how related to our business, defend and enforce our patents, maintain our licenses to use intellectual property owned by third parties, preserve the confidentiality of our trade secrets and operate without infringing the valid and enforceable patents and other proprietary rights of third parties. We also rely on know-how, continuing technological innovation and in-licensing opportunities to develop, strengthen, and maintain our proprietary position in the field of fully human monoclonal antibodies.

We believe that we have a sufficient intellectual property position and substantial know-how relating to the development and commercialization of our vaccine and monoclonal antibody-based candidates in the markets described herein, consisting of patents or patent applications that we have licensed from MSK or that we have filed ourselves. We cannot be sure that patents will be granted with respect to any of our pending patent applications or with respect to any patent applications filed by us in the future, nor can we be sure that any of our existing patents or any patents that may be granted to us in the future will be commercially useful in protecting our technology.

Our objective is to continue to expand our intellectual property estate by filing patent applications directed to our vaccine and monoclonal antibody programs. We intend to pursue, maintain, and defend patent rights, whether developed internally or licensed from third parties, and to protect the technology, inventions, and improvements that are commercially important to the development of our business.

Marketing and Sales

We currently do not have an internal sales force and do not intend to commercialize on our own any of our product candidates that receive FDA approval.  We intend to license, or enter into strategic alliances with, larger companies in the biopharmaceutical businesses, which are equipped to manufacture, market and/or sell our products, if any, through their well-developed manufacturing capabilities and distribution networks. We intend to license some or all of our worldwide patent rights to more than one third party to achieve the fullest development, marketing and distribution of any products we develop.

Manufacturing and Raw Materials

We currently use, and expect to continue the use of, contract manufacturers for the manufacture of our product candidates. Our contract manufacturers are subject to extensive governmental regulation. Regulatory authorities in our markets require that pharmaceutical products be manufactured, packaged and labeled in conformity with current cGMPs. We intend to establish a quality control and quality assurance program, which will include a set of standard operating procedures and specifications designed to ensure that our products are manufactured in accordance with cGMPs, and other applicable domestic and foreign regulations.

We currently do not have any clinical or commercial antibody-based therapeutic manufacturing capabilities. We may or may not manufacture the products we develop, if any. We intend to use contract manufacturers for the manufacture of our product candidates.

Competition

The drug development and medical diagnostic industries are characterized by rapidly evolving technology and intense competition.  Our competitors include development and diagnostic companies that have significantly more financial, technical, and marketing resources.  In addition, there are a significant number of biotechnology companies working on evolving technologies that may supplant our technology or make it obsolete.  Academic institutions, government agencies, and other public and private research organizations are also conducting research activities and may commercialize product candidates either on their own or through joint ventures that compete with one or more of our product candidates.  We are aware of certain development projects for products to prevent or treat certain diseases targeted by us.  The existence of these potential products or other products or treatments of which we are not aware, or products or treatments that may be developed in the future, may adversely affect the desirability and commercial success of any product candidate for which we receive FDA approval.

There are a number of companies working in the area of human antibody development and imaging that could compete in similar clinical areas, including disease detection, therapeutic response monitoring and minimal disease detection.  These companies include AbCellera Biologics, Inc., Agenus Inc., Atreca, Inc., Immunomedics, Inc., Theraclone Sciences Inc., and Trellis Bioscience.

Government Regulation

In the United States, pharmaceutical products are subject to extensive regulation by the FDA. The Federal Food, Drug and Cosmetic Act and other federal and state statutes and regulations, govern, among other things, the research, development, testing, manufacture, storage, recordkeeping, approval, labeling, promotion and marketing, distribution, post-approval monitoring and reporting, sampling, and import and export of pharmaceutical products. The FDA has very broad enforcement authority and failure to abide by applicable regulatory requirements can result in administrative or judicial sanctions being imposed on us, including warning letters, refusals of government contracts, clinical holds, civil or criminal penalties, injunctions, restitution, disgorgement of profits, recall or seizure of products, total or partial suspension of production or distribution, withdrawal of approval, refusal to approve pending applications, and criminal prosecution.

FDA Approval Process

We believe that our product candidates will be regulated by the FDA as drugs. No manufacturer may market a new drug until it has submitted a New Drug Application (“NDA”), to the FDA, and the FDA has approved it. The steps required before the FDA may approve an NDA generally include:

●
preclinical laboratory tests and animal tests conducted in compliance with FDA’s good laboratory practice requirements;

●
development, manufacture and testing of active pharmaceutical product and dosage forms suitable for human use in compliance with current good manufacturing practices, or GMP;

●
the submission to the FDA of an investigational new drug application (“IND”), for human clinical testing, which must become effective before human clinical trials may begin;

●
adequate and well-controlled human clinical trials to establish the safety and efficacy of the product for its specific intended use(s);

●
the submission to the FDA of a NDA; and

●
FDA review and approval of the NDA.

Preclinical tests include laboratory evaluation of the product candidate, as well as animal studies to assess the potential safety and efficacy of the product candidate. The conduct of the pre-clinical tests must comply with federal regulations and requirements including good laboratory practices. We must submit the results of the preclinical tests, together with manufacturing information, analytical data and a proposed clinical trial protocol to the FDA as part of an IND, which must become effective before we may commence human clinical trials. The IND will automatically become effective 30 days after its receipt by the FDA, unless the FDA raises concerns or questions before that time about the conduct of the proposed trials. In such a case, we must work with the FDA to resolve any outstanding concerns before clinical trials can proceed. We cannot be sure that submission of an IND will result in the FDA allowing clinical trials to begin, or that, once begun, issues will not arise that suspend or terminate such trials. The study protocol and informed consent information for patients in clinical trials must also be submitted to an institutional review board for approval. An institutional review board may also require the clinical trial at the site to be halted, either temporarily or permanently, for failure to comply with the institutional review board’s requirements or may impose other conditions.

Clinical trials involve the administration of the product candidate to humans under the supervision of qualified investigators, generally physicians not employed by or under the trial sponsor’s control. Clinical trials are typically conducted in three sequential phases, though the phases may overlap or be combined. In Phase 1, the initial introduction of the drug into healthy human subjects, the drug is usually tested for safety (adverse effects), dosage tolerance and pharmacologic action, as well as to understand how the drug is taken up by and distributed within the body. Phase 2 usually involves studies in a limited patient population (individuals with the disease under study) to:

●
evaluate preliminarily the efficacy of the drug for specific, targeted conditions;

●
determine dosage tolerance and appropriate dosage as well as other important information about how to design larger Phase 3 trials; and

●
identify possible adverse effects and safety risks.

Phase 3 trials generally further evaluate clinical efficacy and test for safety within an expanded patient population. The conduct of the clinical trials is subject to extensive regulation, including compliance with good clinical practice regulations and guidance.

The FDA may order the temporary or permanent discontinuation of a clinical trial at any time or impose other sanctions if it believes that the clinical trial is not being conducted in accordance with FDA requirements or presents an unacceptable risk to the clinical trial patients. We may also suspend clinical trials at any time on various grounds.

The results of the preclinical and clinical studies, together with other detailed information, including the manufacture and composition of the product candidate, are submitted to the FDA in the form of an NDA requesting approval to market the drug as well as a user fee of over $2 million. FDA approval of the NDA is required before marketing of the product may begin in the U.S. If the NDA contains all pertinent information and data, the FDA will “file” the application and begin review. The FDA may “refuse to file” the NDA if it does not contain all pertinent information and data. In that case, the applicant may resubmit the NDA when it contains the missing information and data. Once the submission is accepted for filing, the FDA begins an in-depth review. The FDA has agreed to certain performance goals in the review of NDAs. Most such applications for non-priority drug products are reviewed within 10 months. The review process, however, may be extended by FDA requests for additional information, preclinical or clinical studies, clarification regarding information already provided in the submission, or submission of a risk evaluation and mitigation strategy. The FDA may refer an application to an advisory committee for review, evaluation and recommendation as to whether the application should be approved. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions. Before approving an NDA, the FDA will typically inspect the facilities at which the product candidate and/or the active pharmaceutical ingredient is manufactured and will not approve the product candidate unless GMP compliance is satisfactory. FDA also typically inspects facilities responsible for performing animal testing, as well as clinical investigators who participate in clinical trials. The FDA may refuse to approve an NDA if applicable regulatory criteria are not satisfied, or may require additional testing or information. The FDA may also limit the indications for use and/or require post-marketing testing and surveillance to monitor the safety or efficacy of a product. Once granted, product approvals may be withdrawn if compliance with regulatory standards is not maintained or problems are identified following initial marketing.

The testing and approval process requires substantial time, effort and financial resources, and our product candidates may not be approved on a timely basis, if at all. The time and expense required to perform the clinical testing necessary to obtain FDA approval for regulated products can frequently exceed the time and expense of the research and development initially required to create the product. The results of preclinical studies and initial clinical trials of our product candidates are not necessarily predictive of the results from large-scale clinical trials, and clinical trials may be subject to additional costs, delays or modifications due to a number of factors, including difficulty in obtaining enough patients, investigators or product candidate supply. Failure by us to obtain, or any delay in obtaining, regulatory approvals or in complying with requirements could adversely affect the commercialization of product candidates and our ability to receive product or royalty revenues.

Other Regulatory Requirements

After approval, drug products are subject to extensive continuing regulation by the FDA, which include company obligations to manufacture products in accordance with Good Manufacturing Practice, or GMP, maintain and provide to the FDA updated safety and efficacy information, report adverse experiences with the product, keep certain records and submit periodic reports, obtain FDA approval of certain manufacturing or labeling changes, and comply with FDA promotion and advertising requirements and restrictions. Failure to meet these obligations can result in various adverse consequences, both voluntary and FDA-imposed, including product recalls, withdrawal of approval, restrictions on marketing, and the imposition of civil fines and criminal penalties against the NDA holder. In addition, later discovery of previously unknown safety or efficacy issues may result in restrictions on the product, manufacturer or NDA holder.

We and any manufacturers of our products are required to comply with applicable FDA manufacturing requirements contained in the FDA’s GMP regulations. GMP regulations require among other things, quality control and quality assurance as well as the corresponding maintenance of records and documentation. The manufacturing facilities for our products must meet GMP requirements to the satisfaction of the FDA pursuant to a pre-approval inspection before we can use them to manufacture our products. We and any third-party manufacturers are also subject to periodic inspections of facilities by the FDA and other authorities, including procedures and operations used in the testing and manufacture of our products to assess our compliance with applicable regulations.

With respect to post-market product advertising and promotion, the FDA imposes a number of complex regulations on entities that advertise and promote pharmaceuticals, which include, among others, standards for direct-to-consumer advertising, promoting drugs for uses or in patient populations that are not described in the drug’s approved labeling (known as “off-label use”), industry-sponsored scientific and educational activities, and promotional activities involving the internet. Failure to comply with FDA requirements can have negative consequences, including adverse publicity, enforcement letters from the FDA, mandated corrective advertising or communications with doctors, and civil or criminal penalties. Although physicians may prescribe legally available drugs for off-label uses, manufacturers may not market or promote such off-label uses.

Changes to some of the conditions established in an approved application, including changes in indications, labeling, or manufacturing processes or facilities, require submission and FDA approval of a new NDA or NDA supplement before the change can be implemented. An NDA supplement for a new indication typically requires clinical data similar to that in the original application, and the FDA uses the same procedures and actions in reviewing NDA supplements as it does in reviewing NDAs.

Adverse event reporting and submission of periodic adverse experience reports is required following FDA approval of an NDA. The FDA also may require post-marketing testing, known as Phase 4 testing, risk evaluation and minimization strategies, action plans and surveillance, as well as annual reports on matters relating to the NDA, to monitor the effects of an approved product or place conditions on an approval that could restrict the distribution or use of the product.

Outside the United States, our ability to market a product is contingent upon receiving marketing authorization from the appropriate regulatory authorities. The requirements governing marketing authorization, pricing and reimbursement vary widely from jurisdiction to jurisdiction. At present, foreign marketing authorizations are applied for at a national level, although within the European Union registration procedures are available to companies wishing to market a product in more than one European Union member state.

We are also subject to various environmental, health and safety regulations including those governing laboratory procedures and the handling, use, storage, treatment, and disposal of hazardous materials. From time to time, and in the future, our operations may involve the use of hazardous materials.

Orphan Drugs

Under the Orphan Drug Act of 1983, the FDA may grant orphan drug designation to drugs or biologics intended to treat a rare disease or condition, which is generally defined as a disease or condition that affects fewer than 200,000 individuals in the United States. Orphan drug designation must be requested before submitting an NDA. After the FDA grants orphan drug designation, the generic identity of the drug and its potential orphan use are disclosed publicly by the FDA. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process. The first applicant to receive FDA approval for a particular active ingredient to treat a particular disease with FDA orphan drug designation is entitled to a seven-year exclusive marketing period in the United States for that product, for that indication. During the seven-year exclusivity period, the FDA may not approve any other applications to market the same drug or biologic for the same disease, except in limited circumstances, such as a showing of clinical superiority to the product with orphan drug exclusivity. Orphan drug exclusivity does not prevent the FDA from approving a different drug or biologic for the same disease or condition, or the same drug or biologic for a different disease or condition. Among the other benefits of orphan drug designation are tax credits for certain research and a waiver of the NDA application user fee.

Non-U.S. Regulation

Before our products can be marketed outside of the United States, they are subject to regulatory approval of the respective authorities in the country in which the product should be marketed. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary widely from country to country. No action can be taken to market any product in a country until an appropriate application has been approved by the regulatory authorities in that country. The current approval process varies from country to country, and the time spent in gaining approval varies from that required for FDA approval. In certain countries, the sales price of a product must also be approved. The pricing review period often begins after market approval is granted. Even if a product is approved by a regulatory authority, satisfactory prices might not be approved for such product.

In Europe, marketing authorizations may be submitted at a centralized, a decentralized or national level; however, the centralized procedure is mandatory for the approval of biotechnology products and provides for the grant of a single marketing authorization that is valid in all European Union member states. There can be no assurance that the chosen regulatory strategy will secure regulatory approval on a timely basis or at all.

While we intend to market our products outside the United States in compliance with our respective license agreements, we have not made any applications with non-U.S. authorities and have no timeline for such applications or marketing.

Properties

              We entered into a lease agreement in August 2012 as amended in August 2015 with a lease term that ended on September 30, 2015, for 5,955 square feet of office space at 11588 Sorrento Valley Road in San Diego, California. Upon expiration of the lease in September 2015, prior to the availability of our new facility, we continued to lease this space on a month-to-month basis from October 2015 through January 2016 at the rate of $11,017 per month.

In September 2015, we entered into a lease agreement with AGP Sorrento Business Complex, L.P. for a lease of approximately 14,971 rentable square feet of office and research facilities located at 11535 Sorrento Valley Road, San Diego, California 92121 to serve as our corporate offices and laboratories.  Due to the fact that certain tenant improvements needed to be made to the premises before we could take occupancy, the facilities were not ready until early 2016. We moved from our previous facility at 11588 Sorrento Valley Road, into our new space in and took occupancy on February 4, 2016.  Monthly rent commenced upon occupancy at $2.38 per square foot, totaling $35,631, and will escalate at an annual rate of 3% a year over the six-year term of the lease as set forth in the Lease.

Legal Proceedings

From time to time, we have become involved in various legal proceedings that arise in the ordinary course of business or otherwise. Legal proceedings are subject to inherent uncertainties as to timing, outcomes, costs, expenses and time expenditures by our management and others on our behalf. Although there can be no assurance, based on information currently available, we believe that the outcome of legal proceedings that are pending or threatened against us will not have a material effect on our financial condition. However, the outcome of any of these matters is neither probable nor reasonably estimable.

Employees

As of December 14, 2017, we had 11 full time employees and one part-time employee. Our employees are not represented by any collective bargaining unit, and we believe our relations with our employees are good.

MANAGEMENT
Board of Directors

Name	Position

J. David Hansen	Chairman of the Board of Directors, President and Chief Executive Officer

Kenneth M. Cohen	Director (1)(2)(3)(4)

Jeffrey F. Eisenberg	Director (4)

Philip O. Livingston, M.D.	Director, Chief Science Officer

Paul V. Maier	Director (1)(3)(4)

Thomas C. Varvaro	Director (1)(2)(3)(4)

(1)	Member of our audit committee

(2)	Member of our compensation committee

(3)	Member of our nominating and governance committee

(4)	Independent member of the board

The following is a summary of the background of each of our directors:

J. David Hansen, 66, serves as our President, Chief Executive Officer (“CEO”), and as Chairman of our Board of Directors and, prior to the merger with Telik, Inc. on July 8, 2014 (the “Merger”), served as President, CEO, and Chairman of the Board of Directors of MabVax Therapeutics, Inc. after co-founding the Company in 2006. Mr. Hansen is an experienced biopharmaceutical executive with more than 30 years of industry experience. He has held senior management roles in both private start-up companies as well as small to mid-sized public companies. His senior level experience includes executive management, finance and accounting, corporate development, sales and marketing. During his career, Mr. Hansen has executed a wide variety of in and out licensing agreements, research and development collaborations, joint ventures, divestitures, and acquisitions. Mr. Hansen has developed expertise in the therapeutic areas of immunology, oncology, and infectious disease. Mr. Hansen gained executive management experience at several life sciences companies prior to co-founding the Company that make him particularly suited for his leadership role in the Company. For example, he was a corporate officer of Avanir Pharmaceuticals where he held the titles of Vice President of Commercial Development, Senior Vice President of Corporate Development, and President and Chief Operations Officer of the Avanir subsidiary Xenerex Biosciences. Prior to Avanir, Mr. Hansen served in multiple roles at Dura Pharmaceuticals including National Sales Director, Director of Marketing, and Director of Business Development. He has additional management experience with Merck & Co. (Schering-Plough), Key Pharmaceuticals, and Bristol Myers Squibb. We believe that Mr. Hansen’s extensive experience in leadership roles with public and private pharmaceutical companies qualifies him to serve as the Chairman of our Board of Directors and as our President and Chief Executive Officer.

Kenneth M. Cohen, 62, serves as a member of our Board of Directors and, prior to the Merger, served as a member of the Board of Directors of MabVax Therapeutics, Inc. since July of 2014.  Since 2007, Mr. Cohen has served either as a board member, executive officer or advisor to various companies, entrepreneurs and investors in the life sciences area.  From January 2011 to August 2014, he served as a member of the Board of Directors of Adamis Pharmaceuticals Corporation (NASDAQ: ADMP).  He was a co-founder of publicly held Somaxon Pharmaceuticals, served as its President and CEO from 2003 through 2007 and continued as a director until June 2008. Prior to Somaxon Pharmaceuticals, Mr. Cohen gained executive management and board experience through various executive positions.  He was President and CEO of Synbiotics Corporation; Executive Vice President and Chief Operating Officer for Canji Incorporated, a human gene-therapy company that was acquired by Schering-Plough Corporation; Vice President of Business Affairs at Argus Pharmaceuticals, Inc.; and Vice President of Marketing and Business Development for LifeCell Corporation.  Mr. Cohen began his career at Eli Lilly and Company where, among many different responsibilities over ten years, he directed business planning for the Medical Instrument Systems Division and managed the launch of Prozac. He received an A.B. in biology and chemistry from Dartmouth College and an M.B.A. from the Wharton School of the University of Pennsylvania.  We believe that Mr. Cohen’s 20 years of experience serving as an executive officer including chief executive officer of several life sciences companies, and serving as a member of the board of several life sciences companies qualifies him to serve as a member of the Board of Directors.

Jeffrey F. Eisenberg, 51, has served as a member of our Board of Directors since February 2016.  Mr. Eisenberg has served in a variety of senior management positions, and has developed significant experience in the areas of corporate transactions, strategic alliances, product development, commercialization, manufacturing and talent management.  Since December 2016, Mr. Eisenberg has served as Chief Executive Officer and since July 2016 as a member of the board of directors of Xenetic Biosciences, Inc. (NASDAQ: XBIO) a biopharmaceutical company developing next-generation biologic drugs and novel oncology therapeutics. From November 1998 to December 2015 Mr. Eisenberg held various executive management positions including President, CEO and a board member of Noven Pharmaceuticals, Inc., the U.S. prescription pharmaceutical division of Hisamitsu Pharmaceutical Inc., a Japanese pharmaceutical company and the world's largest manufacturer of transdermal drug patches. Mr. Eisenberg led the post-acquisition integration of JDS Pharmaceuticals, a private specialty pharmaceutical company purchased by Noven in 1997, as well as the integration of Noven and Hisamitsu following the 2009 acquisition.  From 2007 to August 2014 Mr. Eisenberg also served as President of Novogyne Pharmaceuticals, a Women's Health commercial joint venture between Noven and Novartis Pharmaceuticals Corporation.  Mr. Eisenberg was appointed President and Chief Executive Officer of Noven following Hisamitsu's acquisition of Noven.  Prior to Noven Pharmaceuticals, Inc., Mr. Eisenberg gained extensive legal experience serving as Associate General Counsel and then as Acting General Counsel of IVAX Corporation, at the time a publicly-traded pharmaceutical company with global operations. Prior to serving at IVAX, Mr. Eisenberg was a lawyer in the corporate securities department of the Florida law firm of Steel Hector & Davis, where he began his professional career in 1990.

Mr. Eisenberg holds a BS, Economics degree from the Wharton School of the University of Pennsylvania, and a JD degree from Columbia University Law School.  We believe that Mr. Eisenberg’s extensive experience in corporate transactions, product development, corporate governance and executive leadership, qualifies him to serve as a member of our Board of Directors.

Philip O. Livingston, M.D., 75, serves as a member of our Board of Directors and our Chief Science Officer and, prior to the Merger, served as a member of the Board of Directors and Chief Science Officer of MabVax Therapeutics, Inc. since 2012. He received his MD degree from Harvard Medical School and was Professor of Medicine in the Joan and Sanford Weill Medical College at Cornell University and Attending Physician and Member in Memorial Sloan-Kettering Cancer Center where he treated melanoma patients and ran the Cancer Vaccinology Laboratory research lab for over 30 years until his retirement from MSK October 1, 2011. Dr. Livingston’s research focused on: identification of suitable targets for immunotherapy of a variety of cancers, construction of polyvalent conjugate vaccines specifically designed to augment antibody responses against these targets, and identification of optimal immunological adjuvants to further augment the potency of these vaccines. He has over 108 publications and 4 issued and 3 pending patents concerning cancer vaccines. Recently, Dr. Livingston helped establish MabVax Therapeutics, Inc., and another biotech company, Adjuvance Technologies, Inc. MabVax supported two randomized Phase II trials with these MSK polyvalent vaccines and establishment of human monoclonal antibodies from the blood of immunized patients. We believe that Dr. Livingston’s extensive expertise in immunotherapy qualifies him to serve as a member of our Board of Directors and our Chief Science Officer.

Paul V. Maier, 70, joined our Board of Directors in July 2014.  Since 2007, Mr. Maier has served as a member of the Board of Directors of International Stem Cell Corporation (OTCQB: ISCO) and currently serves as the Chairperson of its Audit Committee and as a member of its Compensation and Governance Committees. Since 2012 Mr. Maier has served as Chairman of the Audit Committee and a member of the Governance Committee of the Board of Directors of Apricus Biosciences, Inc. (NASDAQ: APRI). Since 2015, Mr. Maier has served as Chairman of the Audit Committee and member of the Compensation Committee of the Board of Directors of Ritter Pharmaceuticals (NASDAQ: RTTR). Mr. Maier also serves as a Director of Biological Dynamics and Eton Pharmaceuticals, both private life sciences companies. From 2009 to June 2014, Mr. Maier served as the CFO of Sequenom, Inc., (acquired by Laboratory Corporation of America Holdings). Prior to Sequenom, Inc., Mr. Maier gained executive management experience through various management positions that make him suitable for membership on the Board of Directors of the Company.  For example, Mr. Maier served as Senior Vice President and CFO of Ligand Pharmaceuticals, Inc., where he helped build Ligand from a venture stage company to a commercial, integrated biopharmaceutical organization.  Prior to Ligand Pharmaceuticals, Inc., he held various management and finance positions at ICN Pharmaceuticals. Mr. Maier received his M.B.A. from Harvard Business School and a B.S. from Pennsylvania State University. We believe that Mr. Maier’s over 25 years of experience in life sciences as a chief financial officer and serving on the board of several life sciences public companies qualifies him to serve as a member of the Board of Directors and as chair of the Audit Committee.

Thomas C. Varvaro, 48, has served as a member of our Board of Directors since April 2015.  Mr. Varvaro has served in a number of executive level and board member positions at ChromaDex Corp. (NASDAQ: CDXC) since January 2004, including Senior Vice President Finance from October 2017 to the present, CFO from January 2004 to October 2017, Corporate Secretary from March 2006 to October 2017, and as a member of the board of directors from March 2006 until May 2010. As CFO of ChromaDex, Mr. Varvaro was responsible for overseeing all aspects of ChromaDex’s accounting, information technology, intellectual property management and human resources management. Mr. Varvaro has extensive process-mapping and business process improvement skills, along with a solid information technology background that includes management and implementation experiences ranging from custom application design to enterprise wide system deployment. Mr. Varvaro also has hands-on experience in integrating acquisitions and in new facility startups. In working with manufacturing organizations, Mr. Varvaro has overseen plant automation, reporting and bar code tracking implementations. Mr. Varvaro also has broad legal experience in intellectual property, contract and employment law. Prior to ChromaDex, Mr. Varvaro gained substantial management experience in a number of positions that make him suitable for membership on the Board of Directors of the Company.  For example, he was employed by Fast Heat Inc., a Chicago, Illinois based Global supplier to the plastics, HVAC, packaging, and food processing industries, where he began as controller and was promoted to chief information officer and then chief financial officer during his tenure. During his time there Mr. Varvaro was responsible for all financial matters including accounting, risk management and human resources. Earlier in his career Mr. Varvaro gained additional experience in other areas of information technology and accounting roles.  For example, Mr. Varvaro was employed by Maple Leaf Bakery, Inc., Chicago, Illinois, during its rise to becoming a national leader in specialty bakery products. During his tenure, Mr. Varvaro served in information technology and accounting roles, helping to shepherd the company from a single facility to national leader in specialty food products. Mr. Varvaro has a B.S. in Accounting from University of Illinois, Urbana-Champaign and is a Certified Public Accountant.  We believe Mr. Varvaro’s extensive industry experience as an officer and director, as well as his extensive financial and accounting training and management experience qualify him to serve as a member of our Board of Directors, and as an Audit Committee financial expert.

Family Relationships

None of our Directors are related by blood, marriage, or adoption to any other Director, executive officer, or other key employees.

 Other Directorships

Other than as disclosed above, none of the Directors of the Company are also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act).

Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

BOARD LEADERSHIP STRUCTURE

The Board of Directors is currently chaired by the President and Chief Executive Officer of the Company, Mr. Hansen. The Company believes that combining the positions of Chief Executive Officer and Chairman of the Board of Directors helps to ensure that the Board of Directors and management act with a common purpose. Integrating the positions of Chief Executive Officer and Chairman can provide a clear chain of command to execute the Company’s strategic initiatives. The Company also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of the Company, and extensive technical and industry experience. Notwithstanding the combined role of Chief Executive Officer and Chairman, key strategic initiatives and decisions involving the Company are discussed and approved by the entire Board of Directors. In addition, meetings of the independent directors of the Company are regularly held, which Mr. Hansen does not attend. The Company believes that the current leadership structure and processes maintains an effective oversight of management and independence of the Board of Directors as a whole without separate designation of a lead independent director. However, the Board of Directors will continue to monitor its functioning and will consider appropriate changes to ensure the effective independent function of the Board of Directors in its oversight responsibilities.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board of Director’s key functions is informed oversight of the Company’s risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various Board of Directors standing committees that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Audit Committee considers and discusses with management the Company’s major financial risk exposures and related monitoring and control of such exposures as well as compliance with legal and regulatory requirements. The Nominating & Governance Committee monitors the effectiveness of our corporate governance guidelines. The Compensation Committee assesses and monitors whether our compensation policies and programs have the potential to encourage excessive risk-taking. Any findings regarding material risk exposure to the Company are reported to and discussed with the Board of Directors.

INDEPENDENCE OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

After review of all relevant transactions or relationships between each director and nominee for director, or any of his or her family members, and the Company, its senior management and its Independent Registered Public Accounting Firm, the Board of Directors has determined that all of the Company’s directors and the Company’s nominees for director are independent within the meaning of the applicable listing standards of the NASDAQ Capital Market, except Mr. Hansen, the Chairman of the Board of Directors, Chief Executive Officer and President, of the Company and Dr. Livingston, Chief Science Officer. As required under the listing standards of the NASDAQ Capital Market, the Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The Board of Directors met 6 times and acted by unanimous written consent 11 times during the fiscal year ended December 31, 2016.  Each member of the Board of Directors attended 75% or more of the aggregate of the meetings of the Board of Directors held in the last fiscal year during the period for which he was a director and of the meetings of the committees on which he served, held in the last fiscal year during the period for which he was a committee member except Philip Livingston who was unable to attend certain meetings due to travel and other commitments.

The Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Nominating & Governance Committee. Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

AUDIT COMMITTEE

The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee, among other things: evaluates the performance, and assesses the qualifications, of the Independent Registered Public Accounting Firm; determines and pre-approves the engagement of the Independent Registered Public Accounting Firm to perform all proposed audit, review and attest services; reviews and pre-approves the retention of the Independent Registered Public Accounting Firm to perform any proposed, permissible non-audit services; determines whether to retain or terminate the existing Independent Registered Public Accounting Firm or to appoint and engage a new Independent Registered Public Accounting Firm for the ensuing year; confers with management and the Independent Registered Public Accounting Firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K and recommends whether or not such financial statements should be so included; and discusses with management and the Independent Registered Public Accounting Firm the results of the annual audit and review of the Company’s quarterly financial statements.

The Audit Committee is currently composed of three outside directors: Mr. Maier, Mr. Cohen, and Mr. Varvaro, as of December 14, 2017. The Audit Committee met 5 times during the fiscal year ended December 31, 2016. The Audit Committee Charter was last amended in March 2015 and is available on the Company’s website, www.mabvax.com.

The Board of Directors periodically reviews the NASDAQ Capital Market’s listing standards’ definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A) of the the NASDAQ Capital Market’s listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended). Although the Company is not currently NASDAQ-listed we believe it is in the Company’s interests to comply with these NASDAQ Capital Market standards as a matter of good governance. The Board of Directors has determined that Mr. Maier qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Mr. Maier’s level of knowledge and experience based on a number of factors, including his formal education and his service in executive capacities having financial oversight responsibilities. These positions include Chief Financial Officer, Senior Vice President, and member of the boards of directors and audit committees of, a number of biotechnology and genomics companies, pursuant to which he has experience preparing, reviewing and supervising the preparation of financial reports. In addition, Mr. Maier holds an M.B.A from Harvard Business School. For further information on Mr. Maier’s experience, please see his biography above.

COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors reviews, modifies and approves the overall compensation strategy and policies for the Company. The Compensation Committee, among other things: reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s officers; determines and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; determines and approves the compensation and other terms of employment of the other officers of the Company; and administers the Company’s stock option and purchase plans, pension and profit sharing plans and other similar programs.

As of December 14, 2017, the Compensation Committee was composed of three outside directors: Mr. Cohen, Mr. Eisenberg, and Mr. Varvaro.   All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the the NASDAQ Capital Market’s listing standards). The Compensation Committee met 4 times and acted 3 times by written consent during the fiscal year ended December 31, 2016. The Compensation Committee Charter was last amended in March 2015 and is available on the Company’s website, www.mabvax.com.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee has at any time been an employee of ours. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

NOMINATING & GOVERNANCE COMMITTEE

The Nominating & Governance Committee of the Board of Directors is responsible for, among other things: identifying, reviewing and evaluating candidates to serve as directors of the Company; reviewing, evaluating and considering incumbent directors; recommending to the Board of Directors for selection candidates for election to the Board of Directors; making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors; and assessing the performance of the Board of Directors.

The Nominating & Governance Committee is currently composed of four outside directors: Messrs. Cohen, Eisenberg, Maier and Varvaro, as of December 14, 2017.   All members of the Nominating & Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the the NASDAQ Capital Market’s listing standards). The Nominating & Governance Committee met 3 times during the fiscal year ended December 31, 2016. The Nominating & Governance Committee Charter was last amended in March 2015 and is available on the Company’s website, www.mabvax.com.

The Nominating & Governance Committee has not established any specific minimum qualifications that must be met for recommendation for a position on the Board of Directors. Instead, in considering candidates for director the Nominating & Governance Committee will generally consider all relevant factors, including among others the candidate’s applicable education, expertise and demonstrated excellence in his or her field, the usefulness of the expertise to the Company, the availability of the candidate to devote sufficient time and attention to the affairs of the Company, the candidate’s reputation for personal integrity and ethics and the candidate’s ability to exercise sound business judgment. Other relevant factors, including diversity, experience and skills, will also be considered. Candidates for director are reviewed in the context of the existing membership of the Board of Directors (including the qualities and skills of the existing directors), the operating requirements of the Company and the long-term interests of its stockholders.

The Nominating & Governance Committee considers each director’s executive experience leading biopharmaceutical companies, his familiarity and experience with the various operational, scientific and/or financial aspects of managing companies in our industry, and his involvement in building collaborative biopharmaceutical development and commercialization relationships.

With respect to diversity, the Nominating & Governance Committee seeks a diverse group of individuals who have executive leadership experience in life sciences companies, and a complementary mix of backgrounds and skills necessary to provide meaningful oversight of the Company’s activities. As a clinical stage drug development company focused on discovering and developing small molecule drugs, we seek directors who have experience in the medical, regulatory and pharmaceutical industries in general, and also look for individuals who have experience with the operational issues that we face in our dealings with clinical and pre-clinical drug development, collaborations with third parties and commercialization and manufacturing issues. Some of our directors have strong financial backgrounds and experience in dealing with public companies, to help us in our evaluation of our operations and our financial model. We also face unique challenges as we implement our strategy to develop, manufacture and commercialize our products by entering into relationships with pharmaceutical companies. The Nominating & Governance Committee annually reviews the Board’s composition in light of the Company’s changing requirements. The Nominating & Governance Committee uses the Board of Director’s network of contacts when compiling a list of potential director candidates and may also engage outside consultants. Pursuant to its charter, the Nominating & Governance Committee will consider, but not necessarily recommend to the Board of Directors, potential director candidates recommended by stockholders. All potential director candidates are evaluated based on the factors set forth above, and the Nominating & Governance Committee has established no special procedure for the consideration of director candidates recommended by stockholders.

Director Nominations

There have been no material changes to the procedures by which a stockholder may recommend nominees to the Board of Directors since our last disclosure of these procedures.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Nominating & Governance Committee of the Board of Directors has adopted a process by which stockholders may communicate with the Board of Directors or any of its individual directors. Stockholders who wish to communicate with the Board of Directors may do so by sending a written communication addressed as follows: Board Communication, MabVax Therapeutics Holdings, Inc., 11535 Sorrento Valley Rd., Suite 400, San Diego, CA 92121. All communications must state the number and class(es) of shares owned by the stockholder making the communication.  The Company’s Secretary or other officer will review each communication and forward the communication to the Board of Directors, to any individual director to whom the communication is addressed, and/or to any other officer of the Company considered to be necessary or appropriate.

EXECUTIVE OFFICERS

The following table sets forth information regarding the Company’s executive officers and key personnel.

Executive Officers:

Name	Position
J. David Hansen	Chairman of the Board of Directors, President and Chief Executive Officer

Gregory P. Hanson, CMA, MBA	Chief Financial Officer

Paul W. Maffuid, Ph.D.	Executive Vice President of Research and Development

Paul Resnick, M.D., MBA	Vice President and Chief Business Officer

The following is a brief summary of the background of each of our executive officers.

J. David Hansen, 66, serves as our President, Chief Executive Officer (“CEO”), and as Chairman of our Board of Directors. Biographical information regarding Mr. Hansen is provided above under Board of Directors.

Gregory P. Hanson, CMA, MBA, 71, serves as our CFO, and prior to the Merger served as CFO of MabVax Therapeutics, Inc. since February of 2014. Mr. Hanson has over 30 years serving as CFO/financial executive and board member of public and private life sciences and hi-tech companies.  From January 2008 to February 2014 Mr. Hanson was Managing Director of First Cornerstone, a board and management advisory service to companies and executives.  Since November 2016, Mr. Hanson has served on the board of directors of WCCT Global, a full-service CRO. From November 2009 to November 2016, Mr. Hanson served as Advisory Board Member of Menon International, Inc. a developer of renewable products and biodetection devices.  From October 2011 to September 2016, Mr. Hanson served on the Life Sciences Advisory Board of Brinson Patrick Securities, a boutique investment bank.  Mr. Hanson is Past-President and 11-year Member of the Board of Directors of San Diego Financial Executives International (FEI), and a member of the Capital Formation Committee at BIOCOM since 2011. Earlier in his career Mr. Hanson was able to gain substantial executive management experience that help qualify him in his role as CFO.  For example, he served as Senior Vice President of Brinson Patrick Securities, where he opened up the San Diego branch and introduced at-the-market financing strategies to public life sciences companies. Prior to Brinson Patrick Securities, Mr. Hanson served as Senior Vice President and CFO of Savara, Inc. (NASDAQ: SVRA) (formerly Mast Therapeutics and Adventrx Pharmaceuticals), and prior to Savara, Inc. was Vice President and CFO, Chief Accounting Officer, Compliance Officer and Corporate Secretary of Avanir Pharmaceuticals, Inc. (acquired by Otsuka Holdings Co., Ltd.), the developer of the cold sore product Abreva™, and Neudexta™, for the treatment of Pseudobulbar Affect, a central nervous system disorder. During the course of his career, Mr. Hanson has completed approximately $1 billion in financing, licensing and partnering arrangements. Mr. Hanson was a founding and 6-year member of the Small Business Advisory Committee to the Financial Accounting Standards Board, and has spoken at various national conferences, industry organizations and panels on financing strategy and mergers and acquisitions, and twice spoken to the SEC’s Committee on Improvements to Financial Reporting.

Mr. Hanson has passed the examination for Certified Public Accountants and is a Certified Management Accountant.  He has an MBA with distinction from the University of Michigan, and a BS in Mechanical Engineering from Kansas State University.  From 2008 to September 2016 Mr. Hanson maintained Series 7 & Series 63 securities licenses.

Paul W. Maffuid, Ph.D., 62, serves as Executive Vice President of Research and Development. Dr. Maffuid joined the Company in July 2014.  From 2011 to June 2014, he worked for AAIPHARMA Services Corporation where he held various management positions including Executive Vice President, Pharma Operations. His responsibilities included formulation, process development, technology transfer, stability and analytical services for clients developing biologic and small molecule therapeutics. He was a member of the Executive Team that transformed a declining business into one of the world’s leading providers of integrated development services for the biopharmaceutical sector.  Dr. Maffuid has been able to gain extensive experience to qualify him in his executive leadership role over research and development at the Company.  For example, prior to joining AAIPHARMA he was the founder of Biopharmalogics, Inc. a consulting service providing Chemistry Manufacturing and Controls (CMC) as well as Drug Metabolism-Pharmacokinetics (DMPK) services for the development of pharmaceutical products which he operated from 2008 to 2011. Earlier in his career Dr. Maffuid was Senior Vice President of Irvine Pharmaceutical Services, Inc., and Vice President of Pharmaceutical Development for Arena Pharmaceuticals. While at Arena Pharmaceuticals Dr. Maffuid was a member of the Executive Management team responsible for all CMC and DMPK in support of discovery, development, and commercial operations. He led the design and construction of a 40,000 sq. ft. cGMP compliant pilot manufacturing facility. Dr. Maffuid had management roles at Magellan Laboratories, Cabrillo Laboratories, and Amylin Pharmaceuticals.

Paul F. Resnick, M.D., MBA, 60, serves as Vice President and Chief Business Officer.  Dr. Resnick joined the Company in March 2016.  From January 2013 to March 2016 Dr. Resnick was Senior Vice President, Business Development for Juventas Therapeutics, where he was responsible for business and commercial strategy and working with executive management overseeing corporate clinical development, and financial and business strategies.  From February 2012 to December 2012, Dr. Resnick was an advisor to several companies in the life sciences area.  From January 2008 to January 2012 he was Vice President, Business Development for Intellikine, Inc. (acquired by Takeda Pharmaceuticals), responsible for managing alliances and leading the business development strategy that resulted in securing an acquisition by Takeda Pharmaceuticals.  During the course of Dr. Resnick’s career, he has been able to gain extensive experience to qualify him in his executive leadership role for business development for the Company.  For example, Dr. Resnick held Senior Director positions for Worldwide Business Development, and for Strategic Alliances, at Pfizer Inc., where he was responsible for networking with leaders from biotechnology companies, universities, and research institutions to gain early insights into emerging technologies, and for leading technical and business diligence, negotiations, and alliance management of science and technology initiatives for Pfizer’s Biotechnology and Bio-innovation Center.  Prior to Pfizer Dr. Resnick held Director and Senior Director positions at Rinat Neuroscience (acquired by Pfizer), Intermune, Inc. and Roche Pharmaceuticals.  Dr. Resnick has an M.D. from The Medical College of Wisconsin and an MBA from The Wharton School of the University of Pennsylvania.

Code of Conduct

We have adopted the MabVax Therapeutic Holdings, Inc. Code of Conduct, a code of ethics with which every person who works for us is expected to comply, including without limitation our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to us during 2016, SEC filings and certain written representations that no other reports were required during the fiscal year ended December 31, 2016, our officers, directors and greater than ten percent stockholders complied with all applicable Section 16(a) filing requirement, except for Kenneth M. Cohen, Jeffrey F. Eisenberg, Paul V. Maier, Jeffrey V. Ravetch, and Thomas C. Varvaro who were late on a Section 16(a) filing that took place on July 28, 2016.

EXECUTIVE COMPENSATION

2016 Summary Compensation Table

The following table sets forth, for the fiscal years 2016 and 2015, compensation awarded or paid to, or earned by, our Chief Executive Officers, our Chief Financial Officer and our other two executive officers at December 31, 2016 (the “Named Executive Officers” or “NEOs”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Unit Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)	Total ($)
J. David Hansen	2016	404,746	141,400	—	393,702	35,717	975,565
President, Chief Executive Officer and Chairman	2015	375,601	149,625	2,077,475	1,493,194	87,770	4,183,665
Gregory P. Hanson	2016	299,342	62,790	—	99,743	15,055	476,930
Chief Financial Officer	2015	271,819	77,175	1,075,480	773,006	19,742	2,217,222
Wolfgang W. Scholz, Ph.D.
Vice President, Antibody Discovery (1)	2015	225,443	43,125	700,925	503,793	13,950	1,487,236
Paul W. Maffuid	2016	294,519	61,950	—	91,213	34,121	481,803
Vice President, Pharmaceutical Development and Operations	2015	268,154	53,438	768,200	552,147	33,476	1,675,415
Paul F. Resnick	2016	212,000	44,094	—	323,532	20,680	600,306
Vice President, Chief Business Officer (2)	2015	—	—	—	—	—	—

(1)	Effective as of March 8, 2016, Dr. Scholz is no longer considered a NEO.

(2)	Mr. Resnick was appointed as Vice President and Chief Business Officer of the Company in March 2016.

(3)	The amounts in this column represent the aggregate full grant date fair value of restricted stock units (RSUs) granted. Such RSU awards were granted during 2015 with vesting dates after 2015.

(4)
The amounts in this column represent the aggregate full grant date fair values of stock options granted, computed in accordance with Accounting Standards Codification 718, or ASC 718, “Compensation—Stock Compensation” using the Black-Scholes option valuation model.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table summarizes the number of outstanding equity awards held by each of our Named Executive Officers at December 31, 2016 and after giving effect to the Listing Reverse Split. Each option grant is shown separately for each Named Executive Officer. The vesting schedule for each option grant is shown following this table.

Name and Principal Position	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un-exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price per Share ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
J. David Hansen	2/1/2010	1,690	-0-	-0-	5.33	2/1/2020	-0-	-0-
President, Chief Executive Officer	2/28/2013	3,239	141	-0-	10.66	2/28/2023	-0-	-0-
and Chairman	4/2/2015	40,687	81,374	-0-	17.02	4/2/2025	81,374	275,044
	2/16/2016	-0-	67,569	-0-	3.63	2/16/2026	-0-	-0-
	8/29/2016	-0-	63,400	-0-	5.00	8/29/2026	-0-	-0-
Gregory P. Hanson	3/13/2014	1,807	822	-0-	59.94	3/13/2024	-0-	-0-
Chief Financial Officer	4/2/2015	21,063	42,127	-0-	17.02	4/2/2025	42,127	142,389
	2/16/2016	-0-	2,703	-0-	3.63	2/16/2026	-0-	-0-
	8/29/2016	-0-	26,400	-0-	5.00	8/29/2026	-0-	-0-
Wolfgang W. Scholz, Ph.D. (1)	2/1/2010	939	-0-	-0-	5.33	2/1/2020	-0-	-0-
Vice President, Antibody	2/28/2013	2,160	94	-0-	10.66	2/28/2023	-0-	-0-
Discovery	4/2/2015	13,728	27,455	-0-	17.02	4/2/2025	27,455	92,798
	2/16/2016	-0-	8,109	-0-	3.63	2/16/2026	-0-	-0-
	8/29/2016	-0-	18,800	-0-	5.00	8/29/2026	-0-	-0-
Paul W. Maffuid	9/8/2014	1,056	822	-0-	62.75	9/8/2024	-0-	-0-
Executive Vice President,	4/2/2015	15,045	30,091	-0-	17.02	4/2/2025	30,091	101,708
Research and Development	2/16/2016	-0-	8,109	-0-	3.63	2/16/2026	-0-	-0-
	8/29/2016	-0-	20,100	-0-	5.00	8/29/2026	-0-	-0-
Paul F. Resnick (2)	3/16/2016	-0-	45,406	-0-	5.48	3/16/2026	-0-	-0-
Vice President, Chief	3/16/2016	-0-	30,271	-0-	12.95	3/16/2026	-0-	-0-
Business Officer	8/29/2016	-0-	15,200	-0-	5.00	8/29/2026	-0-	-0-

(1)	Effective as of March 8, 2016, Mr. Scholz is no longer considered a NEO.
(2)	Mr. Resnick was appointed as Vice President and Chief Business Officer of the Company in March 2016

Retirement Plans

The Company does not maintain any defined benefit or defined contribution pension or retirement plans, other than a 401(k) Plan that is offered through our payroll provider. The Company made no matching contributions to the 401(k) Plan in 2015 or 2016.

Hansen Employment Agreement

Our prior employment agreement with Mr. Hansen, which became effective July 1, 2014, had an initial term of three years, with an option to renew or extend the terms if notice is provided by either Mr. Hansen or the Company at least 60 days prior to the end of the term, which Mr. Hansen provided. Under the terms of his agreement, Mr. Hansen received an initial base salary of $315,660.  Mr. Hansen’s base salary may be increased at the discretion of the Board of Directors or the Compensation Committee. Mr. Hansen was also entitled to an annual cash bonus, based on certain performance-based objectives established by the Compensation Committee of the Board. On July 1, 2017, we entered into a renewed employment agreement with Mr. Hansen (the “Hansen Employment Agreement”), which extended the term of Mr. Hansen’s employment through July 1, 2020. The Hansen Employment Agreement contains substantially the same terms as the prior employment agreement, except that Mr. Hanson’s base salary was increased to $430,000, he is eligible to receive a bonus of up to 50% of this base salary, based on certain performance-based objectives established by the Company, and he may receive equity compensation at the discretion of the Board. The Board of Directors evaluates Mr. Hansen’s equity incentives at least annually for the purpose of providing equity compensation commensurate with the Company and his performance and in the range considered appropriate by the Board of Directors within his position within the Company and with his peers.

The Hansen Employment Agreement may be terminated upon death, disability, with or without Cause (as defined by the Hansen Employment Agreement) by the Company, with Good Reason (as defined in the Hansen Employment Agreement), and upon a Change in Control (as defined in the Employment Agreement), by Mr. Hansen or at either party’s election not to renew the employment agreement. In the event the Hansen Employment Agreement is terminated as a result of Mr. Hansen’s death, Mr. Hansen’s authorized representative shall be entitled to receive all Accrued Obligations (as defined in the employment agreement), full acceleration of vesting of all issued and outstanding stock options, benefits for up to one year, any unpaid annual bonus amounts and a pro rata bonus payment. In the event the Hansen Employment Agreement is terminated by the Company for Disability or without Cause, by Mr. Hansen for Good Reason, non-renewal by the Company or in connection with a Change in Control, Mr. Hansen would be entitled to receive all Accrued Obligations, full acceleration of vesting of all issued and outstanding stock options, unpaid bonus amounts and a pro rata bonus payment, benefits for up to one year or until Mr. Hansen obtains coverage through subsequent employment (whichever is earlier) and severance payments equal to Mr. Hansen’s annual base salary payable in 12 equal monthly installments. In the event the employment agreement is terminated by the Company for Cause, without Good Reason by Mr. Hansen, or the parties elect not to renew the agreement, Mr. Hansen will be entitled to payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangement during the 30-day period following the termination of the Hansen Employment Agreement.

Hanson Employment Agreement

Our prior employment agreement with Mr. Hanson, which became effective July 1, 2014, had an initial term of three years, with an option to renew or extend the terms if notice is provided by either Mr. Hanson or us at least 60 days prior to the end of the term, which Mr. Hanson provided. Under the terms of his agreement, Mr. Hanson was entitled to receive an initial annual base salary of $215,000, which may be increased at the discretion of the Board of Directors or the Compensation Committee. Mr. Hanson was also entitled to an annual cash bonus, based on certain performance-based objectives established by the Company. In addition, prior to the merger MabVax Therapeutics had granted Mr. Hanson options which are currently exercisable to purchase up to 2,629 shares of the Company common stock at an exercise price of $59.94 under the terms of the Company 2014 Employee, Director and Consultant Equity Incentive Plan as assumed by the Company pursuant to the Merger Agreement. On July 1, 2017, we entered into a renewed employment agreement with Mr. Hanson (the “Hanson Employment Agreement”), which extended the term of Mr. Hanson’s employment through July 1, 2020. The Hanson Employment Agreement contains substantially the same terms as the prior employment agreement, except that Mr. Hanson’s base salary was increased to $310,000, he is eligible to receive a bonus of up to 30% of this base salary, based on certain performance-based objectives established by the Company, and he may receive equity compensation at the discretion of the Board. The Board of Directors evaluates Mr. Hanson’s equity incentives at least annually for the purpose of providing equity compensation commensurate with the Company and his performance and in the range considered appropriate by the Board of Directors within his position within the Company and with his peers.

 The Hanson Employment Agreement may be terminated upon death, disability, with or without Cause (as defined by the Hanson Employment Agreement) by the Company, with Good Reason (as defined in the Hanson Employment Agreement), and upon a Change in Control (as defined in the Employment Agreement), by Mr. Hanson or at either party’s election not to renew the employment agreement. In the event the Hanson Employment Agreement is terminated as a result of Mr. Hanson’s death, Mr. Hanson’s authorized representative shall be entitled to receive all Accrued Obligations (as defined in the employment agreement), full acceleration of vesting of all issued and outstanding stock options, benefits for up to 1 year, any unpaid annual bonus amounts and a pro rata bonus payment. In the event the Hanson Employment Agreement is terminated by the Company for Disability or without Cause, by Mr. Hanson for Good Reason, non-renewal by the Company or in connection with a Change in Control, Mr. Hanson would be entitled to receive all Accrued Obligations, full acceleration of vesting of all issued and outstanding stock options, unpaid bonus amounts and a pro rata bonus payment, benefits for up to one year or until Mr. Hanson obtains coverage through subsequent employment (whichever is earlier) and severance payments equal to Mr. Hanson’s annual base salary payable in 12 equal monthly installments. In the event the employment agreement is terminated by the Company for Cause, without Good Reason by Mr. Hanson, or the parties elect not to renew the agreement, Mr. Hanson will be entitled to payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangement during the 30-day period following the termination of the Hanson Employment Agreement.

Maffuid Employment Agreement

On July 21, 2014, we entered into a prior employment agreement with Paul Maffuid, Ph.D., which had an initial term of three years, with an option to renew or extend the terms if notice is provided by either Dr. Maffuid or the Company at least 60 days prior to the end of the term, which Dr. Maffuid provided. Under the terms of his agreement, Dr. Maffuid was entitled to receive an initial base salary of $225,000 which may be increased at the discretion of the Board of Directors or the Compensation Committee. Dr. Maffuid was also entitled to an annual bonus, based on certain performance-based objectives established by the Company’s Chief Executive Officer. In addition, the Company previously granted Dr. Maffuid options to purchase up to 1,878 shares of the Company’s common stock at an exercise price of $62.75 per share under the terms of the Amended and Restated 2014 Employee, Director and Consultant Equity Incentive Plan which was assumed by the Company pursuant to the Merger Agreement. On July 1, 2017, we entered into a renewed employment agreement with Dr. Maffuid (the “Maffuid Employment Agreement”), which extended the term of Dr. Maffuid’s employment through July 1, 2020. The Maffuid Employment Agreement contains substantially the same terms as the prior employment agreement, except that Dr. Maffuid’s base salary was increased to $325,000, he is eligible to receive a bonus of up to 30% of this base salary, based on certain performance-based objectives established by the Company, and he may receive equity compensation at the discretion of the Board. The Board of Directors evaluates Dr. Maffuid’s equity incentives at least annually for the purpose of providing equity compensation commensurate with Company and his performance and in the range considered appropriate by the Board of Directors within his position within the Company and with his peers.

The Maffuid Employment Agreement may be terminated upon death, disability, with or without Cause (as defined by the Maffuid Employment Agreement) by the Company, with Good Reason (as defined in the Maffuid Employment Agreement and upon a Change in Control (as defined in the Employment Agreement), by Dr. Maffuid or at either party’s election not to renew the employment agreement. In the event the Maffuid Employment Agreement is terminated as a result of Dr. Maffuid’s death, Dr. Maffuid’s authorized representative shall be entitled to receive all Accrued Obligations (as defined in the employment agreement), full acceleration of vesting of all issued and outstanding stock options, benefits for up to 1 year, any unpaid annual bonus amounts and a pro rata bonus payment. In the event the Maffuid Employment Agreement is terminated by the Company for Disability or without Cause, by Dr. Maffuid for Good Reason, non-renewal by the Company or in connection with a Change in Control, Dr. Maffuid would be entitled to receive all Accrued Obligations, full acceleration of vesting of all issued and outstanding stock options, unpaid bonus amounts and a pro rata bonus payment, benefits for up to one year or until Dr. Maffuid obtains coverage through subsequent employment (whichever is earlier) and severance payments equal to Dr. Maffuid’s annual base salary payable in 12 equal monthly installments. In the event the employment agreement is terminated by the Company for Cause, without Good Reason by Dr. Maffuid, or the parties elect not to renew the agreement, Dr. Maffuid will be entitled to payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangement during the 30-day period following the termination of the Maffuid Employment Agreement.

Resnick Employment Agreement

On March 16, 2016, we entered into an Employment Agreement with Paul F. Resnick, M.D., or the Resnick Employment Agreement.  The Resnick Employment Agreement provides that Dr. Resnick’s employment is “at-will” and is not for any specified term or length of time. Under the terms of his agreement, Dr. Resnick was entitled to receive an initial base salary of $265,000 which may be increased at the discretion of the Company. Dr. Resnick is also entitled to an annual bonus of up to 30% of his base salary. In connection with hiring Dr. Resnick, the Company granted Dr. Resnick options to purchase up to 30,271 shares of the Company’s common stock at an exercise price of $12.95 per share and 45,406 shares of the Company’s common stock at an exercise price of $5.48 per share under the terms of the Amended and Restated 2014 Employee, Director and Consultant Equity Incentive Plan. The Board of Directors evaluates Dr. Resnick’s equity incentives at least annually for the purpose of providing equity compensation commensurate with Company and his performance and in the range considered appropriate by the Board of Directors within his position within the Company and with his peers.

The Resnick Employment Agreement may be terminated upon death, disability, with or without Cause (as defined by the Resnick Employment Agreement) by the Company, with Good Reason (as defined in the Resnick Employment Agreement), and upon a Change in Control (as defined in the Employment Agreement) or at either party’s election to terminate upon 30 days’ prior written notice. In the event the Resnick Employment Agreement is terminated as a result of Dr. Resnick’s death, Dr. Resnick’s authorized representative shall be entitled to receive all Accrued Obligations (as defined in the employment agreement), full acceleration of vesting of all issued and outstanding stock options, benefits for up to 1 year, any unpaid annual bonus amounts and a pro rata bonus payment. In the event the Resnick Employment Agreement is terminated by the Company for Disability or without Cause, by Dr. Resnick for Good Reason, or in connection with a Change in Control, Dr. Resnick would be entitled to receive all Accrued Obligations, full acceleration of vesting of all issued and outstanding stock options, unpaid bonus amounts and a pro rata bonus payment, benefits for up to one year or until Dr. Resnick obtains coverage through subsequent employment (whichever is earlier) and severance payments equal to Dr. Resnick’s annual base salary payable in 12 equal monthly installments.

2015 Management Bonus Plan

On April 2, 2015, our Compensation Committee approved the 2015 Management Bonus Plan outlining maximum target bonuses of the base salaries of certain of our executive officers.  Under the terms of the 2015 Management Bonus Plan, the Company’s Chief Executive Officer shall receive a maximum target bonus of up to 50% of his annual base salary, the Chief Financial Officer shall receive a maximum target bonus of up to 35% of his annual base salary and the Company’s Vice President shall receive a maximum target bonus of up to 25% of his annual base salary.  On February 16, 2016, our Compensation Committee approved a 2016 Management Bonus Plan outlining maximum target bonuses of the base salaries of certain of our executive officers. Under the terms of the 2016 Management Plan, the Company's Chief Executive Officer shall receive a maximum target bonus of up to 50% of his annual base salary, and the Chief Financial Officer and each of the Company's Vice Presidents of Discovery and Development shall receive a maximum target bonus of up to 30% of his annual base salary.

 DIRECTOR COMPENSATION

Non-employee directors do not receive any separate compensation for their board of director activities, other than Dr. Ravetch.  In April 2015, Dr. Ravetch received 17,770 shares of fully vested restricted common stock valued at $302,450 in exchange for future services of at least one year.  On April 1, 2016, we entered into a two-year consulting agreement with Dr. Ravetch, whereby Dr. Ravetch will provide key technology, predevelopment, corporate development, and other consulting services in exchange for $100,000 in cash compensation each year of the agreement.  During the year ended December 31, 2016, non-named-executive-officer directors received the compensation described below for their services as director.

2016 Director Compensation Table

Name of Director	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Stock Awards ($) (3)	Total ($)
Philip O. Livingston, M.D. (2)	—	—	$—	$—
Robert E. Hoffman (4)(7)*	$31,500	$27,778	$—	$59,278
Jeffrey Ravetch, M.D. (4)(5)(7)*	$26,000	$74,412	$—	$100,412
Paul V. Maier (4)(7)	$38,500	$27,778	$—	$66,278
Kenneth M. Cohen (4)(7)	$34,500	$27,778	$—	$62,278
Tom C. Varvaro (4)(8)	$26,000	$26,812	$—	$52,812
Jeffrey F. Eisenberg (6)	$16,703	$38,939	$—	$55,642

* Former director
(1)
The amounts in this column represent the aggregate full grant date fair values of stock options granted to each of the non-employee directors computed in accordance with Accounting Standards Codification 718, or ASC 718, “Compensation—Stock Compensation,” excluding the effect of estimated forfeitures. The amounts reported for these options may not represent the actual economic values that the Company’s non-employee directors will realize from these options, as the actual value realized will depend on the Company’s performance, stock price and their continued services.

(2)
Dr. Livingston does not receive any cash compensation as a director.  Dr. Livingston’s employee compensation in 2016 consisted of $60,000 in cash compensation.  In addition, Dr. Livingston received 700 options on August 29, 2016. Dr. Livingston had 3,705 options outstanding at December 31, 2016.

(3)
Represents the aggregate grant date fair value of restricted stock and restricted stock units granted in accordance with Accounting Standards Codification 718, or ASC 718, “Compensation—Stock Compensation.”

(4)
Non-employee directors serving on the board during 2016 were each granted 4,730 options on June 29, 2016 at an exercise price of $4.07 per share with a grant date fair value of $13,437 vesting over one year. In addition, Mr. Cohen, Mr. Hoffman, Mr. Maier and Dr. Ravetch each were granted 4,100 options, and Mr. Varvaro was granted 3,800 options on August 29, 2016 at an exercise price of $5.00 with grant date fair values of $14,431 and $13,375, respectively, vesting over three years.

(5)
In addition to the options granted to all non-employee directors, on November 3, 2016, Dr. Ravetch was granted 17,500 options with an exercise price of $3.75 per share with a grant date fair value of $46,544 vesting over three years. Dr. Ravetch has 37,192 options and 3,086 restricted stock units outstanding at December 31, 2016.

(6)
Mr. Eisenberg was appointed to the board of directors in February of 2016. In addition to the options granted to all non-employee directors, he was granted 6,757 options on February 19, 2016 at an exercise price of $3.70 per share with a grant date fair value of $17,407 vesting over three years, 4,730 options on June 29, 2016 at an exercise price of $4.07 per share with a grant date fair value of $13,347 vesting over one year, and 2,300 options on August 29, 2016 at an exercise price of $5.00 with a grant date fair value of $8,095 vesting over three years. Mr. Eisenberg had 13,787 awards outstanding at December 31, 2016.

(7)	Mr. Hoffman, Mr. Maier and Mr. Cohen each had a total of 19,692 options and 3,086 restricted stock units outstanding at December 31, 2016.
(8)	Mr. Varvaro had a total of 17,889 options and 3,086 restricted stock units outstanding at December 31, 2016.

Amended and Restated Director Compensation Policy

In 2015, under our Non-Employee Director Compensation Policy, or the Policy, members of the Board of Directors who are not employees of, or compensated consultants to the Company or any of its affiliates (an “Outside Director”), were entitled to receive certain stock option grants.

Under the Policy, each newly appointed or elected Outside Director was granted a non-qualified stock option to purchase up to 1,502 shares of our common stock on the date of his or her initial appointment or election to our Board of Directors. These initial option grants were fully vested on the date of the grant, and had an exercise price equal to the fair market value of shares of our common stock as determined in the Stock Plan on the date of grant.

Under the Policy in 2015, our Outside Directors were entitled to receive annual cash payments of $12,000 payable on a monthly pro-rata basis and cash payments of $1,250 per meeting attended in person and $750 per meeting attended telephonically. On April 3, 2015, the Board ratified the Compensation Committee’s amendment to the Policy and implementation of the below compensation for all Outside Directors:

●
Each Non-employee Board member shall receive a cash retainer of $24,000 per year. Chairmen of each committee shall receive an additional cash retainer as follows: (i) $12,000 for the Chairman of the Audit Committee; (ii) $8,000 for the Chairman of the Compensation Committee; and (iii) $5,000 for the Chairman of the Nominating Committee. All such retainers will be paid on a quarterly basis;

●
Each current Board member received a one-time grant, and each new member going forward shall receive an initial one-time grant of: 9,257 shares of common stock, half of which shall be comprised of restricted stock units and half of which shall be comprised of stock option with three-year annual vesting; and

●
Each Non-employee Board member will also receive an automatic annual grant of 4,780 stock options, with one year vesting.

            On April 3, 2015, the Board approved the following Non-Employee Director Policy with respect to an incumbent non-employee member of the Board that is replaced before their term expires:

●
A one-time issuance of 2,703 restricted shares of common stock;

●
The issuance of all vested options and restricted stock grants held on such date; and

●
The payment of all earned but unpaid cash compensation for their services on the Board and its committees, as of such date.

On February 16, 2016, the Compensation Committee of the Board of Directors of the Company approved the following amendments to Company's policy for compensating non-employee members of the Board:

●
The initial equity grant upon first appointment (or election) of future non-employee directors to the Board shall be a 10-year option to purchase 6,757 shares of the Company's common stock, under the Company's Second Amended and Restated 2014 Equity Incentive Plan with 3-year annual vesting and a strike price equal the closing price of the Company's common stock on the effective date of the appointment (or election);

●
The annual cash retainer for each non-employee director, paid quarterly, is increased by $1,000 per calendar quarter to a total of $7,000 per quarter, effective April 1, 2016; and

●
The additional annual cash retainer for the chairperson of each of the Audit, Compensation, and Nominating and Governance Committees, paid quarterly, is increased by $1,000 per calendar year, such that each chairperson retainer shall be as follows, effective April 1, 2016: Audit Committee: $13,000; Compensation Committee: $9,000; Nominating and Governance Committee: $6,000

On August 25, 2016, the Compensation Committee of the Board of Directors of the Company approved the following amendments to Company's policy for compensating non-employee members of the Board:

●
The initial equity grant upon first appointment (or election) of future non-employee directors to the Board shall be a 10-year option to purchase 25,000 shares of the Company's common stock, under the Company's Second Amended and Restated 2014 Equity Incentive Plan with 3-year annual vesting and a strike price equal the closing price of the Company's common stock on the effective date of the appointment (or election);

●
The additional automatic annual option grant to each non-employee director on the date of the Company's annual meeting shall be a 10-year option to purchase 17,500 shares of the Company's common stock, under the Company's Second Amended and Restated 2014 Equity Incentive Plan with 1-year vesting and a strike price equal the closing price of the Company's common stock on the date of the annual meeting.

On February 6, 2017, the Compensation Committee of the Board of Directors of the Company approved the following amendments to Company's policy for compensating non-employee members of the Board:

●
The initial equity grant upon first appointment (or election) of future non-employee directors to the Board shall be a 10-year option to purchase 30,000 shares of the Company's Common Stock, under the Company's Second Amended and Restated 2014 Equity Incentive Plan with 3-year annual vesting and a strike price equal the closing price of the Company's common stock on the effective date of the appointment (or election);

●
The additional automatic annual option grant to each non-employee director on the date of the Company's annual meeting shall be a 10-year option to purchase 20,000 shares of the Company's Common Stock, under the Company's Second Amended and Restated 2014 Equity Incentive Plan with 1-year vesting and a strike price equal the closing price of the Company's common stock on the date of the annual meeting.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us concerning the beneficial ownership of our Common Stock for:

●
each person known by us to beneficially own more than 5% of our Common Stock;

●
each of our directors;

●
each of our executive officers; and

●
all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In general, a person is deemed to be the beneficial owner of (i) any shares of the Company’s Common Stock over which such person has sole or shared voting power or investment power, plus (ii) any shares which such person has the right to acquire beneficial ownership of within 60 days of the above date, whether through the exercise of options, warrants or otherwise. Percentage ownership calculations for beneficial ownership are based on 20,588,765 shares outstanding as of December 14, 2017, adjusted as required by rules promulgated by the SEC.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock
5% Stockholders
None
Directors and Executive Officers
J. David Hansen (1)	1,427,911	6.51%
Philip O. Livingston, M.D. (2)	346,519	1.67%
Gregory P. Hanson CMA (3)	541,457	2.57%
Kenneth M. Cohen (4)	174,480	*
Paul W. Maffuid, Ph.D. (5)	474,478	2.26%
Paul V. Maier (6)	164,447	*
Thomas C. Varvaro (7)	162,169	*
Jeffrey F. Eisenberg (8)	153,020	*
Paul Resnick M.D. (9)	60,237	*
All executive officers and directors as a group (9 persons)	3,504,718	14.76%

(1)	Includes 727,210 restricted stock units vesting within 60 days of December 14, 2017 and 630,100 shares subject to options exercisable within 60 days of December 14, 2017.
(2)
Consists of (i) 176,675 shares held by RTP Venture Fund, (ii) 14,885 shares held by Philip O. Livingston, (iii) 1,721 shares held by the Joan L. Tweedy 2011 Revocable Trust, or the Tweedy Trust, (iv) 100,000 restricted stock units vesting within 60 days of December 14, 2017, and (v) 53,238 shares subject to options exercisable within 60 days of December 14, 2017 held by Philip O. Livingston. Voting and dispositive decisions of RTP Venture Fund, LLC are made by Philip Livingston, and Philip O. Livingston is a trustee of the Tweedy Trust. The address for RTP Venture Fund, LLC is 156 E. 79th Street, Apt. 6C, New York, NY 10075.

(3)	Includes 449,159 restricted stock units vesting within 60 days of December 14, 2017 and 53,964 shares subject to options exercisable within 60 days of December 14, 2017.
(4)
Includes (i) 100,000 restricted stock units vesting within 60 days of December 14, 2017, (ii) 60,685 shares subject to options exercisable within 60 days of December 14, 2017, and (iii) 6,238 common stock warrants purchased in the August 2016 financing transaction.

(5)	Includes 406,382 restricted stock units vesting within 60 days of December 14, 2017 and 40,785 shares subject to options exercisable within 60 days of December 14, 2017.
(6)	Includes 100,000 restricted stock units vesting within 60 days of December 14, 2017 and 60,685 shares subject to options exercisable within 60 days of December 14, 2017.
(7)	Includes 100,000 restricted stock units vesting within 60 days of December 14, 2017 and 59,083 shares subject to options exercisable within 60 days of December 14, 2017.
(8)	Includes 100,000 restricted stock units vesting within 60 days of December 14, 2017 and 53,020 shares subject to options exercisable within 60 days of December 14, 2017.
(9)	Includes 29,944 restricted stock units vesting within 60 days of December 14, 2017 and 30,293 shares subject to options exercisable within 60 days of December 14, 2017.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2016.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Equity compensation plans approved by security holders (1)	851,376	$10.94	66,693
Equity compensation plans not approved by security holders	—	N/A	—
Total	851,376		66,693

(1)	The information presented in this table is as of December 31, 2016 and after giving effect to the Listing Reverse Split.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We entered into Separation and Release Agreements and are and were parties to the employment agreements with each of our officers as set forth in the section entitled “Executive and Director Compensation” above. Pursuant to our Audit Committee Charter, the Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us have or will have a direct or indirect material interest.

Ravetch Grant

On April 3, 2015, the Board approved the issuance of an additional restricted stock award of 17,770 shares to Jeffrey Ravetch. This award is for future services covering at least a one-year period. The award was granted in addition to the prior award to Dr. Ravetch on April 2, 2015 of: (i) 4,629 restricted shares and (ii) options to purchase 4,629 shares of common stock with an exercise price of $17.02 per share, for a total grant of 27,028 restricted shares and options.

Livingston Grant

On March 23, 2015, the Board of Directors approved a restricted stock award by the Company of 135,135 shares of common stock, to be negotiated with Phil Livingston, Ph.D. for his continuing service to the Company.  On April 4, 2015, the Company awarded and issued the shares to Dr. Livingston by virtue of a common stock purchase agreement, in exchange for Dr. Livingston’s ongoing services as a member of the Company’s Board of Directors.  On May 13, 2015, the Compensation Committee of the Board clarified that the award is being granted in consideration for at least one year of Dr. Livingston’s services.

Ravetch Agreement

On April 1, 2016 we entered into a consulting agreement with Dr. Ravetch to provide key technology and product development, as well as corporate development and consulting services, in addition to his services as a Board member.  The term of the agreement is 2 years beginning January 1, 2016, and Dr. Ravetch will receive $100,000 cash compensation per year.

Director Independence

After review of all relevant transactions or relationships between each director and nominee for director, or any of his or her family members, and the Company, its senior management and its Independent Registered Public Accounting Firm, the Board of Directors has determined that all of the Company’s directors are independent, as of December 31, 2016 within the meaning of the applicable SEC rules and the the NASDAQ Capital Market’s listing standards, except Mr. Hansen, the Chairman of the Board of Directors and Chief Executive Officer and President of the Company and Dr. Livingston, Chief Science Officer of the Company.

DESCRIPTION OF SECURITIES

The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation, or certificate of incorporation, and amended and restated bylaws, or bylaws, and the applicable provisions of the Delaware General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law.  Copies of our certificate of incorporation and our bylaws, copies have been filed as exhibits to the registration statement of which this prospectus is a part.  See “Where You Can Find More Information.”

Authorized Capital Stock

Our authorized capital stock consists of 150,000,000 shares of common stock, $0.01 par value, and 15,000,000 shares of preferred stock, $0.01 par value. As of December 14, 2017, there were (i) 20,588,765 shares of common stock outstanding, (ii) 44,104 shares of Series D Preferred Stock outstanding that are convertible into 596,000 shares of common stock, (iii) 33,333 shares of Series E Preferred Stock outstanding that are convertible into 519,751 shares of common stock (iv) 798,460 shares of Series I Preferred Stock outstanding that are convertible into 798,460 shares of common stock, (vi) 772.73 shares of Series J Preferred Stock outstanding that are convertible into 772,730 shares of common stock, (vii) 63,150 shares of Series K Preferred Stock outstanding that are convertible into 6,315,000 shares of common stock and (viii) 58,000 shares of Series L Preferred Stock outstanding that are convertible into 9,666,669 shares of common stock.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock and preferred stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of the Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. Our common stock has no redemption or sinking fund provisions. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 15,000,000 shares of preferred stock, in one or more series. Our articles of incorporation, as amended, provide that our Board of Directors has the authority, without further action by the shareholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Preferred stock may be designated and issued without authorization of shareholders unless such authorization is required by applicable law, the rules of the NASDAQ Capital Market or other securities exchange or market on which our stock is then listed or admitted to trading.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

The description of preferred stock in this prospectus and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to any applicable certificate of designation for complete information.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

0% Series L Convertible Preferred Stock

On October 16, 2017, we filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of Series L Preferred Stock (the “Series L Certificate of Designations”), and on October 18, 2017, we filed a Certificate of Correction to the Series L Certificate of Designations to include a sentence that was inadvertently omitted. Pursuant to the Series L Certificate of Designations, the Company designated 58,000 shares of its blank check preferred stock as Series L Preferred Stock. Each share of Series L Preferred Stock has a stated value of $100 per share. In the event of a liquidation, dissolution or winding up of the Company, each share of Series L Preferred Stock will be entitled to a per share preferential payment equal to the stated value. Each share of Series L Preferred Stock is convertible into 167 shares of common stock. The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series L Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series L Preferred Stock. Each share of Series L Preferred Stock entitles the holder to vote on all matters voted on by holders of Common Stock substituting the consolidated closing bid price on October 13, 2017 of $0.75, but not in excess of the beneficial ownership limitations.

As of December 14, 2017, 58,000 shares of our Series L Preferred Stock are outstanding and convertible into 9,666,669 shares of our common stock.

0% Series K Convertible Preferred Stock

Pursuant to a Series K Preferred Stock Certificate of Designations, on August 14, 2017, we designated 65,000 shares of our blank check preferred stock as Series K Preferred Stock, par value of $0.01 per share.

The shares of Series K Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series K Preferred Stock divided by the conversion price. The stated value of each share of Series K Preferred Stock is $0.01 and the initial conversion price is $0.0001 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

The holders of Series K Preferred Stock will be entitled to receive dividends if and when declared by our board of directors. The Series K Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our common stock.  In addition, if we grant, issue or sell any rights to purchase our securities pro rata to all our record holders of our common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series K Preferred Stock then held.

We are prohibited from effecting any conversion of the Series K Preferred Stock if the Company has not obtained shareholder approval for the full conversion of the Series J Preferred Stock and Series K Preferred Stock in accordance with the rules of the NASDAQ Capital Market or to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series K Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series K Preferred Stock, substituting the consolidated closing bid price of the common stock on August 10, 2017 for the then-applicable conversion price, and not in excess of the beneficial ownership limitations.

As of December 14, 2017, 63,150 shares of our Series K Preferred Stock are outstanding and convertible into 6,315,000 shares of our common stock.

0% Series J Convertible Preferred Stock

Pursuant to a Series J Preferred Stock Certificate of Designations, on August 14, 2017, we designated 3,400 shares of our blank check preferred stock as Series I Preferred Stock, par value of $0.01 per share.

The shares of Series J Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series J Preferred Stock, plus the base amount, if any, on such Series J Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series J Preferred Stock is $550 and the initial conversion price is $0.55 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

In the event of a liquidation, dissolution or winding up of the Company, each share of Series J Preferred Stock will be entitled to a per share preferential payment equal to $0.17 per share, based on the shares of common stock outstanding after this offering including the shares underlying the Series J Preferred Stock, subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events, or an aggregate of $2.3 million. All shares of our capital stock, other than the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock, will be junior in rank to Series J Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company. The holders of Series J Preferred Stock will be entitled to receive dividends if and when declared by our board of directors. The Series J Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our common stock.  In addition, if we grant, issue or sell any rights to purchase our securities pro rata to all our record holders of our common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series J Preferred Stock then held.

Except as otherwise expressly required by law, each holder of Series J Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Company and shall be entitled to the number of votes for each Preferred Share owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, equal to the number of shares of common stock such Series J Preferred Stock are convertible into (voting as a class with common stock) substituting the consolidated closing bid price on the date prior to execution of the Purchase Agreement for the conversion rate of $0.55, but not in excess of the conversion limitations set forth in the Series J Preferred Stock certificate of designation. Except as otherwise required by law, the holders of Series J Preferred Stock shall vote together with the holders of common stock on all matters and shall not vote as a separate class.

We are prohibited from effecting a conversion of the Series J Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series J Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series J Preferred Stock, but not in excess of the beneficial ownership limitations.

As of December 14, 2017, 772.73 shares of our Series J Preferred Stock are outstanding and convertible into 772.730 shares of our common stock.

0% Series I Convertible Preferred Stock

Pursuant to a Series I Preferred Stock Certificate of Designations, on May 26, 2017, we designated 1,968,664 shares of our blank check preferred stock as Series I Preferred Stock, par value of $0.01 per share.

 Each share of Series I Preferred Stock has a stated value of $0.01 per share. In the event of a liquidation, dissolution or winding up of the Company, each share of Series I Preferred Stock will be entitled to a per share preferential payment equal to the stated value. Each share of Series I Preferred Stock is convertible into one share of common stock. The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series I Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series I Preferred Stock (the “Beneficial Ownership Limitation”), which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each share of Series I Preferred Stock entitles the holder to vote on all matters voted on by holders of Common Stock. With respect to any such vote, each share of Series I Preferred Stock entitles the holder to cast such number of votes equal to the number of shares of Common Stock such shares of Series I Preferred Stock are convertible into at such time, but not in excess of the Beneficial Ownership Limitation.

As of December 14, 2017, 798,460 shares of our Series I Preferred Stock are outstanding and convertible into 798,460 shares of our common stock.

0% Series H Convertible Preferred Stock

Pursuant to a Series H Preferred Stock Certificate of Designations, on May 3, 2017, we designated 2,000 shares of our blank check preferred stock as Series H Preferred Stock, par value of $0.01 per share.

The shares of Series H Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series H Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series H Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series H Preferred Stock is $1,000 and the initial conversion price is $1.75 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

In the event of a liquidation, dissolution or winding up of the Company, each share of Series H Preferred Stock will be entitled to a per share preferential payment equal to the base amount. All shares of our capital stock will be junior in rank to Series H Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company other than Series A through G Preferred Stock. The holders of Series H Preferred Stock will be entitled to receive dividends if and when declared by our board of directors. The Series H Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our common stock.  In addition, if we grant, issue or sell any rights to purchase our securities pro rata to all our record holders of our common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series H Preferred Stock then held.

We are prohibited from effecting a conversion of the Series H Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series H Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series H Preferred Stock, but not in excess of the beneficial ownership limitations.

As of December 14, 2017, no shares of our Series H Preferred Stock are outstanding.

0% Series G Convertible Preferred Stock

Pursuant to a Series G Preferred Stock Certificate of Designations, on May 15, 2017, we designated 5,000,000 shares of our blank check preferred stock as Series G Preferred Stock, par value of $0.01 per share.

The shares of Series G Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the of such Series G Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series G Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series G Preferred Stock is $1.75 and the initial conversion price is $1.75 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.  The holder of a majority of the Series G Preferred Stock shall have the right to nominate a candidate for the Board, such right to expire on December 31, 2017.

In the event of a liquidation, dissolution or winding up of the Company, each share of Series G Preferred Stock will be entitled to a per share preferential payment equal to the par value. All shares our capital stock will be junior in rank to Series G Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, except for the Company’s Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock. The holders of Series G Preferred Stock will be entitled to receive dividends if and when declared by our board of directors. The Series G Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our common stock.  In addition, if we grant, issue or sell any rights to purchase our securities pro rata to all our record holders of our common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series G Preferred Stock then held.

We are prohibited from effecting a conversion of the Series G Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series G Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series G Preferred Stock, but not in excess of the beneficial ownership limitations.

As of December 14, 2017, no shares of our Series G Preferred Stock are outstanding.

0% Series F Convertible Preferred Stock

Pursuant to a Series F Preferred Stock Certificate of Designations, on August 16, 2016, we designated 1,559,252 shares of our blank check preferred stock as Series F Preferred Stock, par value of $0.01 per share.

The shares of Series F Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the of such Series F Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series F Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series F Preferred Stock is $4.81 and the initial conversion price is $4.81 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

In the event of a liquidation, dissolution or winding up of the Company, each share of Series F Preferred Stock will be entitled to a per share preferential payment equal to the par value. All shares our capital stock will be junior in rank to Series F Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, except for the Company’s Series D Preferred Stock and Series E Preferred Stock. The holders of Series F Preferred Stock will be entitled to receive dividends if and when declared by our board of directors. The Series F Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our common stock.  In addition, if we grant, issue or sell any rights to purchase our securities pro rata to all our record holders of our common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series F Preferred Stock then held.

We are prohibited from effecting a conversion of the Series F Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series F Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series F Preferred Stock, but not in excess of the beneficial ownership limitations.

As of December 14, 2017, no shares of our Series F Preferred Stock are outstanding.

0% Series E Convertible Preferred Stock

On March 30, 2015, we filed a Certificate of Designations, Preferences and Rights of the 0% Series E Convertible Preferred Stock with the Delaware Secretary of State, designating one hundred thousand shares of preferred stock as Series E Preferred Stock, par value of $0.01 per share.

Each share of Series E Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the of such Series E Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series E Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series E Preferred Stock is $75 and the initial conversion price is $5.55 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. In addition, during the period proscribed by the certificate of designations, subject to certain exceptions, in the event the Company issues or sells, or is deemed to issue or sell, shares of common stock at a per share price that is less than the conversion price then in effect, the conversion price shall be reduced to such lower price. On August 16, 2016, we revised the conversion price to $4.81 per share as a result of entering into an underwriting agreement at $4.81 per share on the date. As a result of listing on the NASDAQ Capital Market on August 17, 2016, the provision for price adjustment is no longer in effect.

In the event of a liquidation, dissolution or winding up of the Company, each share of Series E Preferred Stock will be entitled to a per share preferential payment equal to the par value.  All shares our capital stock will be junior in rank to Series F Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, except for the Company’s Series D Preferred Stock and Series G Preferred Stock through Series I Preferred Stock. The holders of Series E Preferred Stock will be entitled to receive dividends if and when declared by our board of directors. The Series E Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our common stock.  In addition, if we grant, issue or sell any rights to purchase our securities pro rata to all our record holders of our common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series E Preferred Stock then held.

We are prohibited from effecting a conversion of the Series E Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series E Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series E Preferred Stock, but not in excess of the beneficial ownership limitations. The Series E Preferred Stock bear no interest.

As of April 10, 2015, we entered into separate subscription agreements with accredited investors relating to the issuance and sale of $11,714,498 of units at a purchase price of $5.55  per unit, with each unit consisting of one share of  common stock (or, at the election of any investor who, as a result of receiving common stock would hold in excess of 4.99% of our issued and outstanding common stock, shares of our newly designated Series E Preferred Stock) and a thirty month warrant to purchase one half of one share of common stock at an initial exercise price of $11.10 per share. In connection with the above described offering we issued $2,500,000 of units consisting of Series E Preferred Stock on April 10, 2015.

We have also granted each investor, prior to the expiration of 24 months following the final closing date of the offering, a right of participation in our financings. In the event we conduct certain private or public offerings of our securities, each investor has agreed, if requested by the underwriter or placement agent so engaged by us in connection with such offering, to refrain from selling any of our securities for a period of up to 60 days.

 On April 14, 2015, as a condition to participation by OPKO Health, Inc., or OPKO, and Frost Gamma Investments Trust, or FGIT, in the offering, we entered into an Escrow Deposit Agreement with Signature Bank N.A. and OPKO pursuant to which the subscriptions of OPKO and FGIT, totaling, $3.5 million, were deposited into and held at Signature Bank as escrowed funds for a period of 10 weeks, to be released subject to the approval of OPKO.  On June 22, 2015, the term of the escrow was extended to 16 weeks.  As further consideration for the amendment, on June 30, 2015, we entered into a letter agreement with OPKO pursuant to which we granted OPKO the right, but not the obligation, until June 30, 2016, to nominate and appoint up to two additional members to our Board of Directors, or to approve the person(s) nominated by us pursuant to the agreement in consideration for the release of the escrowed funds. The nominees will be subject to the satisfaction of standard corporate governance practices and any applicable national securities exchange requirements.  Upon signing the agreement, the escrowed funds were released to us.

As of December 14, 2017, 33,333 shares of our Series E Preferred Stock are outstanding and convertible into 519,751 shares of our common stock.

0% Series D Convertible Preferred Stock

On March 25, 2015, we filed a Certificate of Designations, Preferences and Rights of the 0% Series D Convertible Preferred Stock with the Delaware Secretary of State, designating 1,000,000 shares of our blank check preferred stock as Series D Preferred Stock, par value of $0.01 per share.

Each share of Series D Preferred Stock has a stated value of $0.01 per share. In the event of a liquidation, dissolution or winding up of our company, each share of Series D Preferred Stock will be entitled to a per share preferential payment equal to the stated value. Each share of Series D Preferred Stock is convertible into 13.51 shares of common stock. The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. We are prohibited from effecting the conversion of the Series D Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99% (provided that certain investors elected to block their beneficial ownership initially at 2.49%, in the aggregate, of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series D Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each share of Series D Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock. With respect to any such vote, each share of Series D Preferred Stock entitles the holder to cast such number of votes equal to the number of shares of common stock such shares of Series D Preferred Stock are convertible into at such time, but not in excess of the beneficial ownership limitation.

On March 25, 2015, we entered into separate exchange agreements with certain holders of our then outstanding Series A-1 Preferred Stock and A-1 Warrants and holders of our Series B Preferred Stock and Series B Warrants, all previously issued by us. Pursuant to the exchange agreements, the holders exchanged such securities and relinquished any and all other rights they may in connection therewith, their respective governing agreements and certificates of designation, including any related registration rights, in exchange for an aggregate of 342,906 shares of our common stock, and an aggregate of 238,156 shares of our newly designated Series D Preferred Stock.

As of December 14, 2017, 44,104 shares of our Series D Preferred Stock are outstanding and convertible into 596,000 shares of our common stock.

Stock Options and Restricted Stock Units under Equity Plans

As of December 14, 2017, there were 10,128,406 shares of common stock reserved for issuance under our stock option and equity plans. Of this number, 2,856,092 shares are reserved for issuance upon exercise of outstanding options and 2,704,862 restricted stock units that have been granted, net of forfeitures, under our equity plans, and after taking into consideration prior exercises of stock options and vesting of RSUs, 4,622,867 shares may be granted in the future under our equity plans.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents.

Delaware Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or the DGCL. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

Charter Documents. Our certificate of incorporation requires that any action required or permitted to be taken by its stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing. Additionally, our amended and restated certificate of incorporation:

●
substantially limits the use of cumulative voting in the election of directors;

●
provides for a board of directors, classified into three classes of directors;

●
provides that the authorized number of directors may be changed only by resolution of our board of directors;

●
our board of directors may appoint new directors to fill vacancies or newly created directorships; and

●
authorizes our board of directors to issue blank check preferred stock to increase the amount of outstanding shares.

Our bylaws provide that candidates for director may be nominated only by our board of directors or by a stockholder who gives written notice to us no later than 90 days prior to nor earlier than 120 days prior to the first anniversary of the last annual meeting of stockholders, provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice should be delivered not earlier than 120 days prior to the annual meeting nor later than the later of 90 days prior to such annual meeting or 10 days after the first public announcement of the date of such annual meeting. Our bylaws also limit who may call a special meeting of stockholders.

Delaware law and these charter provisions may have the effect of deterring hostile takeovers or delaying changes in control of our management, which could depress the market price of our common stock.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “MBVX.” On December 14, 2017, the last reported bid price for our common stock on the NASDAQ Capital Market was $0.81 per share.  As of December 14, 2017, we had approximately 97 stockholders of record.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021 and its telephone number is (800) 884-4225.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by Selling Stockholders of shares of our common stock, which were issued to the Selling Stockholders and consists of (i) an aggregate of 6,500,000 shares issuable upon conversion of outstanding shares of Series K Preferred Stock issued in connection with the August 2017 Registered Direct Offering, (ii) 152,143 shares of common stock issued in connection with a private placement with OPKO Health, Inc., described in “Summary-July 2017 Private Placement”), (iii) 100,000 shares of common stock issued to HS Contrarian Investments, LLC as compensation for due diligence services, (iv) 213,426 shares of common stock issued to Sichenzia Ross Ference Kesner LLP as compensation for legal services and (v) an aggregate of 9,666,669 shares issuable upon conversion of outstanding shares of Series L Preferred Stock issued in connection with the October 18, 2017 preferred stock Exchange Agreements described in “Summary-October 18, 2017 Preferred Stock Exchange Agreement”.

The Selling Stockholders may also resell all or a portion of their securities in reliance upon Rule 144 under the Securities Act provided that they meet the criteria and conform to the requirements of that rule or by any other available means.

The Selling Stockholders named below may from time to time offer and sell pursuant to this prospectus up to 16,632,238 Resale Shares.

The following table sets forth:

●
the name of the Selling Stockholders;

●
the number and percent of shares of our common stock that the Selling Stockholders beneficially owned prior to the offering for resale of the shares under this prospectus;

●
the number of shares of our common stock that may be offered for resale for the account of the Selling Stockholders under this prospectus; and

●
the number and percent of shares of our common stock to be beneficially owned by the Selling Stockholders after the offering of the Resale Shares (assuming all of the offered Resale Shares are sold by the Selling Stockholders).

The number of shares in the column “Number of Shares Being Offered” represents all of the shares that each Selling Stockholder may offer under this prospectus. We do not know how long the Selling Stockholders will hold the shares before selling them or how many shares they will sell, and we currently have no agreements, arrangements or understandings with any of the Selling Stockholders regarding the sale of any of the Resale Shares.

This table is prepared solely based on information supplied to us by the Selling Stockholders, any Schedules 13D or 13G, and other public documents filed with the SEC. The applicable percentages of beneficial ownership are based on an aggregate of 20,588,765 shares of our common stock issued and outstanding on December 14, 2017.

Except as noted in the footnotes to the table below, to our knowledge, none of the Selling Stockholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities. None of the Selling Stockholders is a broker-dealer or affiliate of a broker-dealer. See “Plan of Distribution” for additional information about the Selling Stockholders and the manner in which the Selling Stockholders may dispose of their shares. Beneficial ownership has been determined in accordance with the rules of the SEC, and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shares voting or investment power of that security, and includes options that are currently exercisable or exercisable within 60 days. Our registration of these securities does not necessarily mean that the Selling Stockholders will sell any or all of the securities covered by this prospectus.

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering Number		Number of Shares Offered		Number of Shares Beneficially Owned After Offering		Percent Beneficially Owned Before and After Offering (1)
HS Contrarian Investments, LLC (2)	1,046,175	(3)	4,200,000	(4)	1,046,175	(5)	4.99%
GRQ Consultants, Inc. Roth 401K FBO Barry Honig Trustee (6)	1,046,175	(7)	2,866,666	(8)	1,046,175	(9)	4.99%
GRQ Consultants, Inc. Roth 401K FBO Renee Honig Trustee (10)	1,046,175	(11)	2,458,334	(12)	1,046,175	(13)	4.99%
Grander Holdings, Inc. 401K (14)	946,175	(15)	3,116,667	(16)	1,046,175	(17)	4.99%
Grander Holdings, Inc. (14)	100,000	(18)	683,334	(19)	-	(20)	*
Robert B. Prag	481,899	(21)	185,000	(22)	269,899	(23)	*
David Moss	79,448	(24)	62,500	(22)	16,948		*
Paradox Capital Partners, LLC (25)	301,604	(26)	185,000	(22)	116,604		*
Melechdavid, Inc. (27)	406,688	(28)	305,000	(22)	101,688		*
Melechdavid, Inc. Retirement Plan (27)	75,000	(29)	75,000	(22)	0		*
Robert S. Colman Trust UDT 3/13/85(30)	125,000	(31)	125,000	(22)	0		*
Sargeant Capital Ventures, LLC (32)	169,174	(33)	110,000	(22)	59,174		*
Edward W. Easton TTEE, The Easton Group (34)	160,300	(35)	110,000	(22)	50,300		*
Donald E. Garlikov	75,000	(36)	75,000	(22)	0		*
Airy Properties (37)	55,199	(38)	50,000	(22)	5,199		*
Ryan O’Rourke	65,594	(39)	50,000	(22)	15,594		*
Corey Patrick O’Rourke	52,897	(40)	42,500	(22)	10,397		*
Sichenzia Ross Ference Kesner LLP (41)	213,426		213,426		0		*
OPKO Health, Inc. (42)	1,046,175	(43)	985,477	(44)	1,046,175	(45)	4.99%
Frost Gamma Investments Trust (46)	1,067,971	(47)	833,334	(48)	1,067,971	(49)	4.99%
*Less than 1%

(1)
Represents the percentage of shares that are owned by the Selling Stockholders before the offering and that will be held by the Selling Stockholders after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) that no other shares of our common stock beneficially owned by the Selling Stockholders are acquired or are sold prior to completion of this offering by the Selling Stockholders.
(2)
John Stetson is the Managing Member of HS Contrarian Investments, LLC. In such capacity, he has voting and dispositive control over the securities held by such entity.
(3)
Includes (i) 279,037 shares of common stock and (ii) 767,138 shares of common stock underlying Series K Preferred Stock. Excludes (i) 767,138 shares underlying Series K Preferred Stock and (ii) 2,500,000 shares of common stock underlying Series L Preferred Stock. Series K Preferred Stock and Series L Preferred Stock have a 4.99% beneficial ownership limitation and conversion of the Series L Preferred Stock is subject to stockholder approval.
(4)
Represents (i) 100,000 shares of common stock, (ii) 1,600,000 shares of common stock underlying Series K Preferred Stock and (iii) 2,500,000 shares of common stock underlying Series L Preferred Stock.
(5)
Includes (i) 279,037 shares of common stock and (ii) 767,138 shares of common stock underlying Series L Preferred Stock. Excludes 1,732,862 shares of common stock underlying Series L Preferred Stock. The Series L Preferred Stock contains a 4.99% beneficial ownership limitation and conversion of the Series L Preferred Stock is subject to stockholder approval.
(6)
Barry Honig is trustee of GRQ Consultants, Inc. Roth 401K FBO Barry Honig. In such capacity, he has voting and dispositive control over the securities held by such entity.

(7)
Includes 1,046,175 shares of common stock underlying Series K Preferred Stock. Excludes (i) 153,825 shares of common stock underlying Series K Preferred Stock and (ii) 1,666,666 shares of common stock underlying the Series L Preferred Stock. The Series K Preferred Stock and the Series L Preferred Stock have a 4.99% beneficial ownership limitation; further, conversion of the Series L Preferred Stock is subject to stockholder approval.
(8)
Represents (i) 1,200,000 shares of common stock underlying Series K Preferred Stock and (ii) 1,666,666 shares of common stock underlying Series L Preferred Stock.
(9)
Includes 1,046,175 shares of common stock underlying Series L Preferred Stock. Excludes 620,491 shares of common stock underlying Series L Preferred Stock. The Series L Preferred Stock contains a 4.99% beneficial ownership limitation and conversion of the Series L Preferred Stock is subject to stockholder approval.
(10)
Renee Honig is trustee of GRQ Consultants, Inc. Roth 401K FBO Renee Honig. In such capacity, she has voting and dispositive control over the securities held by such entity.
(11)
Includes 1,046,175 shares of common stock underlying Series K Preferred Stock. Excludes (i) 78,825 shares of common stock underlying Series K Preferred Stock and (ii) 1,333,334 shares of common stock underlying Series L Preferred Stock. The Series K Preferred Stock and the Series L Preferred Stock contain a 4.99% beneficial ownership limitation and conversion of the Series L Preferred Stock is subject to stockholder approval.
(12)
Represents (i) 1,125,000 shares of common stock underlying Series K Preferred Stock and (ii) 1,333,334 shares of common stock underlying Series L Preferred Stock.
(13)
Includes 1,046,175 shares of common stock underlying Series L Preferred Stock. Excludes 287,159 shares of common stock underlying Series L Preferred Stock. The Series L Preferred Stock contains a 4.99% beneficial ownership limitation and conversion of the Series L Preferred Stock is subject to stockholder approval.
(14)
Michael Brauser is President of Grander Holdings, Inc. and Trustee of Grander Holdings, Inc. 401K. In such capacities, he is deemed to hold voting and dispositive power over the securities held by such entities.
(15)
Includes (i) 402,820 shares underlying Series I Preferred Stock (ii) 454,545 shares underlying Series J Preferred Stock, (iii) and 88,810 shares underlying Series K Preferred Stock. Excludes (i) 1,111,190 shares underlying Series K Preferred Stock and (ii) 1,916,667 shares underlying Series L Preferred Stock. Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock and Series L Preferred Stock have a 4.99% beneficial ownership limitation and conversion of the Series L Preferred Stock is subject to stockholder approval.
(16)
Represents (i) 1,200,000 shares of common stock underlying Series K Preferred Stock and (ii) 1,916,667 shares of common stock underlying Series L Preferred Stock.
(17)
Includes (i) 402,820 shares underlying Series I Preferred Stock (ii) 454,545 shares underlying Series J Preferred Stock, and (iii) 188,810 shares underlying Series L Preferred Stock. Excludes 1,727,857 shares underlying Series L Preferred Stock. The Series I Preferred Stock, the Series J Preferred Stock and the Series L Preferred Stock have a 4.99% beneficial ownership limitation and conversion of the Series L Preferred Stock is subject to stockholder approval.
(18)
Excludes 583,334 shares underlying Series L Preferred Stock. The Series L Preferred Stock has a 4.99%. beneficial ownership limitation and conversion of the Series L Preferred Stock is subject to stockholder approval.
(19)
Represents (i) 100,000 shares of common stock underlying Series K Preferred Stock and (ii) 583,334 shares of common stock underlying Series L Preferred Stock.
(20)
Excludes 583,334 shares underlying Series L Preferred Stock. The Series L Preferred Stock has a 4.99%. beneficial ownership limitation and conversion of the Series L Preferred Stock is subject to stockholder approval.
(21)
Includes (i) 251,449 shares of common stock, (ii) 45,450 shares underlying Series J Preferred Stock and (iii) 185,000 shares underlying Series K Preferred Stock.
(22)
Represents shares of common stock underlying Series K Preferred Stock.
(23)
Represents (i) 251,449 shares of common stock and (ii) 45,450 shares underlying Series J Preferred Stock.
(24)
Represents (i) 16,948 shares of common stock and (ii) 62,500 shares of common stock underlying Series K Preferred Stock.
(25)
Harvey Kesner is the Managing Member of Paradox Capital Partners, LLC.  In such capacity, he has voting and dispositive control over the securities held by such entity.
(26)
Represents (i) 116,604 shares of common stock and (ii) 185,000 shares underlying Series K Preferred Stock.
(27)
Mark Groussman is the President of Melechdavid, Inc. and the Trustee of the Melechdavid Inc., Retirement Plan. In such capacities, he has voting and dispositive control over the securities held by such entities.
(28)
Represents (i) 101,688 shares of common stock and (ii) 305,000 shares of common stock underlying Series K Preferred Stock.
(29)
Represents 75,000 shares of common stock underlying Series K Preferred Stock.
(30)
Robert Coleman is the Trustee of the Robert S. Colman Trust UDT 3/13/85. In such capacity he has voting and dispositive control over the securities held by such entity.
(31)
Represents 125,000 shares of common stock underlying Series K Preferred Stock.

(32)
Daniel Nir is the Managing Member of Sargeant Capital Ventures, LLC. In such capacity, he has voting and dispositive control over the securities held by such entity.
(33)
Represents (i) 59,174 shares of common stock and (ii) 110,000 shares of common stock underlying Series K Preferred Stock.
(34)
Edward Easton is trustee of Edward W. Easton TTEE, The Easton Group. In such capacity, he has voting and dispositive control over the securities held by such entity.
(35)
Represents (i) 50,300 shares of common stock and (ii) 110,000 shares of common stock underlying Series K Preferred Stock.
(36)
Represents 75,000 shares of common stock underlying Series K Preferred Stock.
(37)
John O’Rourke, Jr. is Partner for Airy Properties. In such capacity, he has voting and dispositive control over the securities held by such entity.
(38)
Represents (i) 5,199 shares of common stock and (ii) 50,000 shares of common stock underlying Series K Preferred Stock.
(39)
Represents (i) 15,594 shares of common stock and (ii) 50,000 shares of common stock underlying Series K Preferred Stock.
(40)
Represents (i) 10,397 shares of common stock and (ii) 42,500 shares of common stock underlying Series K Preferred Stock.
(41)
Harvey Kesner is a Partner of Sichenzia Ross Ference Kesner LLP.  In such capacity, he has voting and dispositive control over the securities held by such entity.
(42)
OPKO Health, Inc.’s voting and dispositive control over the securities held by such entity is by an investment committee.
(43)
Includes (i) 406,112 shares of common stock, (ii) 519,751 shares underlying Series E Preferred Stock, and (iii) 120,312 shares underlying Series I Preferred Stock. Excludes 202,508 shares of Series I Preferred Stock. The Series E Preferred Stock and Series I Preferred Stock have a 4.99% beneficial ownership limitation.
(44)
Represents (i) 152,143 shares of common stock and (ii) 833,334 shares of common stock underlying Series L Preferred Stock.
(45)
Includes (i) 253,969 shares of common stock, (ii) 519,751 shares underlying Series E Preferred Stock, and (iii) 272,455 shares underlying Series I Preferred Stock. Excludes 50,365 shares of Series I Preferred Stock. The Series E Preferred Stock and Series I Preferred Stock have 4.99% beneficial ownership limitation.
(46)
Philip Frost is trustee for Frost Gamma Investments Trust. In such capacity, he has voting and dispositive control over the securities held by such entity.
(47)
Includes (i) 442,334 shares of common stock, and (ii) 645,637 shares underlying Series L Preferred Stock. Excludes (i) 187,697 shares underlying Series L Preferred Stock, (ii) 596,000 shares underlying Series D Preferred Stock and (iii) 322,820 shares underlying Series I Preferred Stock. The Series D Preferred Stock, Series I Preferred Stock, and Series L Preferred Stock have a 4.99% beneficial ownership limitation and conversion of the Series L Preferred Stock is subject to stockholder approval.
(48)
Represents shares of common stock underlying Series L Preferred Stock.
(49)
Includes (i) 442,334 shares of common stock, (ii) 596,000 shares underlying Series D Preferred Stock and (iii) 29,637 shares underlying Series I Preferred Stock. Excludes 293,183 shares underlying Series I Preferred Stock. The Series D Preferred Stock and Series I Preferred Stock have a 4.99% beneficial ownership limitation.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	In transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such Common stock at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect, or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Resale Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Resale Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Sichenzia Ross Ference Kesner LLP, New York, New York.

EXPERTS

The consolidated financial statements of MabVax Therapeutics Holdings, Inc. as of December 31, 2016 and 2015, and for the years then ended included in this registration statement have been so included in reliance on the report of CohnReznick LLP, an independent registered public accounting firm, which included an explanatory paragraph about MabVax Therapeutics Holdings, Inc.’s ability to continue as a going concern, given on the authority of the said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Sichenzia Ross Ference Kesner LLP and members of the firm beneficially own less than 5% of our common stock, of which an aggregate of 398,426 shares are being registered for resale of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the filed exhibits may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referenced above. We make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on our website is not part of this prospectus.

Report of Independent Registered Public Accounting Firm	F-32

Consolidated Balance Sheets at December 31, 2016 and 2015	F-33

Consolidated Statements of Operations for the Years Ended December 31, 2016 and 2015	F-34

Consolidated Statements of Redeemable Convertible Preferred Stock, Convertible Preferred Stock and Stockholders’ Equity for the Years Ended December 31, 2016 and 2015	F-35

Consolidated Statements of Cash Flows for the Years Ended December 31, 2016 and 2015	F-39

Notes to Consolidated Financial Statements	F-40

MABVAX THERAPEUTICS HOLDINGS, INC.
Condensed Consolidated  Balance Sheets

	September 30,	December 31,
	2017	2016
	(Unaudited)	(Note 1)
Assets
Current assets:
Cash and cash equivalents	$3,052,778	$3,979,290
Prepaid expenses	303,543	281,858
Other current assets	118,454	32,830
Total current assets	3,474,775	4,293,978
Property and equipment, net	619,208	731,712
Goodwill	6,826,003	6,826,003
Other long-term assets	178,597	168,597
Total assets	$11,098,583	$12,020,290
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,550,113	$1,137,903
Accrued compensation	742,285	770,592
Accrued clinical operations and site costs	1,502,505	1,218,641
Accrued lease contingency fee	590,504	590,504
Other accrued expenses	255,098	315,034
Interest payable	42,029	51,295
Current portion of notes payable	1,693,065	1,589,661
Current portion of capital leases payable	17,447	17,004
Total current liabilities	6,393,046	5,690,634
Long-term liabilities:
Long-term portion of notes payable, net	1,957,657	2,774,627
Long-term portion of capital lease payable	50,448	68,113
Other long-term liabilities	177,016	144,394
Total long-term liabilities	2,185,121	2,987,134
Total liabilities	8,578,167	8,677,768

Commitments and contingencies

Stockholders' equity:
Series D convertible preferred stock, $0.01 par value, 1,000,000 shares authorized, 44,104 and 132,489 shares issued and outstanding with a liquidation preference of $441 and $1,325 as of September 30, 2017, and December 31, 2016, respectively	441	1,325
Series E convertible preferred stock, $0.01 par value, 100,000 shares authorized, 33,333 shares issued and outstanding with a liquidation preference of $333	333	333
Series F convertible preferred stock, $0.01 par value, 1,559,252 shares authorized, 665,281 shares issued and outstanding with a liquidation preference of $6,653	6,653	6,653
Series G convertible preferred stock, $0.01 par value, 5,000,000 shares authorized, 1,000,000 and 0 issued and outstanding with a liquidation preference of $10,000 and $0 as of September 30, 2017, and December 31, 2016, respectively	10,000	—
Series H convertible preferred stock, $0.01 par value, 2,000 shares authorized, 850 and 0 shares issued and outstanding with a liquidation preference of $850,000 and $0 as of September 30, 2017, and December 31, 2016, respectively	9	—
Series I convertible preferred stock, $0.01 par value, 1,968,664 shares authorized, 1,048,460 and 0 issued and outstanding with a liquidation preference of $10,485 and $0 as of September 30, 2017, and December 31, 2016, respectively	10,485	—
Series J convertible preferred stock, $0.01 par value, 3,400 shares authorized, 818.18 and 0 shares issued and outstanding with a liquidation preference of $562,500 and $0 as of September 30, 2017, and December 31, 2016, respectively	8	—
Series K convertible preferred stock, $0.01 par value, 65,000 shares authorized, 65,000 and 0 shares issued and outstanding with a liquidation preference of $650 and $0 as of September 30, 2017, and December 31, 2016, respectively	650	—
Common stock, $0.01 par value; 150,000,000 shares authorized, 18,924,085 and 6,296,110 shares issued and outstanding as of September 30, 2017, and December 31, 2016, respectively	189,241	62,961
Additional paid-in capital	103,349,153	81,533,511
Accumulated deficit	(101,046,557)	(78,262,261)
Total stockholders' equity	2,520,416	3,342,522
Total liabilities and stockholders' equity	$11,098,583	$12,020,290

See Accompanying Notes to Condensed Consolidated Financial Statements

MABVAX THERAPEUTICS HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Grants	$—	$—	$—	$148,054
Total revenues	—	—	—	148,054

Operating costs and expenses:
Research and development	1,017,061	1,671,181	6,168,125	4,967,695
General and administrative	1,831,629	2,420,516	7,513,621	7,001,521
Total operating costs and expenses	2,848,690	4,091,697	13,681,746	11,969,216
Loss from operations	(2,848,690)	(4,091,697)	(13,681,746)	(11,821,162)
Interest and other expense	(231,471)	(266,051)	(743,137)	(729,331)
Net loss	(3,080,161)	(4,357,748)	(14,424,883)	(12,550,493)
Deemed dividend on inducement shares	—	—	(5,220,000)	—
Deemed dividend on incentive shares	(3,120,000)	—	(3,120,000)	—
Deemed dividend on warrant reprice	—	—	(19,413)	—
Net loss allocable to common stockholders	$(6,200,161)	$(4,357,748)	$(22,784,296)	$(12,550,493)
Basic and diluted net loss per share	$(0.54)	$(0.86)	$(2.68)	$(2.87)
Shares used to calculate basic and diluted net loss per share	11,490,839	5,041,408	8,504,076	4,374,801

See Accompanying Notes to Condensed Consolidated Financial Statements

MABVAX THERAPEUTICS HOLDINGS, INC.
Condensed Consolidated Statement of Stockholders’ Equity
For the Nine Months Ended September 30, 2017
(Unaudited)

	Series D thru K Convertible Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance at December 31, 2016	831,103	$8,311	6,296,110	$62,961	$81,533,511	$(78,262,261)	$3,342,522

Private placement, net of costs, May 2017	850	9	—	—	820,562	—	820,571
Underwritten offering, net of costs, May 2017	1,000,000	10,000	1,342,858	13,429	3,623,962	—	3,647,391
Private placement, net of costs, August 2017	—	—	152,143	1,521	123,479	—	125,000
Underwritten offering, net of costs, August 2017	2,386	24	—	—	1,189,393	—	1,189,417
Registered Direct offering, net of costs, September 2017	—	—	4,000,000	40,000	1,812,361	—	1,852,361
Registered Direct offering, net of costs, September 2017	—	—	2,016,129	20,162	1,194,838	—	1,215,000
Issuance of inducement shares, May 2017	1,968,664	19,687	931,336	9,313	(29,000)	—	—
Deemed dividends on inducement shares, May 2017	—	—	—	—	5,220,000	(5,220,000)	—
Deemed dividends on incentive shares, August 2017	65,000	650	—	—	3,119,350	(3,120,000)	—
Repricing of warrants	—	—	—	—	19,413	(19,413)	—
Stock issued for services	—	—	400,000	4,000	232,666	—	236,666
Preferred stock conversions – Series D	(88,385)	(884)	1,194,391	11,944	(11,060)	—	—
Preferred stock conversions – Series I	(920,204)	(9,202)	920,204	9,202	—	—	—
Preferred stock conversions – Series J	(1,568)	(16)	1,568,171	15,682	(15,666)	—	—
Stock issued upon vesting of RSUs	—	—	102,743	1,027	(1,027)	—	—
Stock-based compensation	—	—	—	—	4,516,371	—	4,516,371
Net loss	—	—	—	—	—	(14,424,883)	(14,424,883)
Balance at September 30, 2017	2,857,846	$28,579	18,924,085	$189,241	$103,349,153	$(101,046,557)	$2,520,416

See Accompanying Notes to Condensed Consolidated Financial Statements

MABVAX  THERAPEUTICS  HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For the Nine Months Ended September 30,
	2017	2016
Operating activities
Net loss	$(14,424,883)	$(12,550,493)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	122,315	60,058
Stock-based compensation	4,516,372	3,459,992
Issuance of restricted common stock for services	236,666	164,000
Amortization and accretion related to notes payable	309,213	337,151
Increase (decrease) in operating assets and liabilities:
Grants receivable	—	757,562
Other receivables	(7,061)	—
Prepaid expenses and other	(62,672)	122,522
Accounts payable	403,210	(2,476,130)
Accrued clinical operations and site costs	283,864	275,105
Accrued compensation	(28,307)	77,437
Other accrued expenses	(51,649)	150,487
Net cash used in operating activities	(8,702,932)	(9,622,309)
Investing activities
Purchases of property and equipment	(21,072)	(412,498)
Net cash used in investing activities	(21,072)	(412,498)
Financing activities
Cash receipt from bank loan, net of financing costs	—	4,610,324
Private placement, net of issuance costs (May 3, 2017)	820,571	—
Underwritten offering, net of issuance costs (May 19, 2017)	3,647,391	8,572,343
Private placement, net of issuance costs (July 27, 2017)	125,000	—
Underwritten offering, net of issuance costs (August 11, 2017)	1,189,417	—
Registered direct offering, net of issuance costs (September 14, 2017)	1,852,361	—
Registered direct offering, net of issuance costs (September 22, 2017)	1,215,000	—
Principal payments on bank loan	(972,223)	—
Principal payments on financed insurance policies	(69,240)	(106,405)
Principal payments on capital lease	(10,785)	(6,504)
Purchase of vested employee stock in connection with tax withholding obligation	—	(177,823)
Net cash provided by financing activities	7,797,492	12,891,935
Net change in cash and cash equivalents	(926,512)	2,857,128
Cash and cash equivalents at beginning of period	3,979,290	4,084,085
Cash and cash equivalents at end of period	$3,052,778	$6,941,213

Supplemental disclosures:
Cash paid during the period for income taxes	$1,600	$1,600
Cash paid during the period for interest on term note	$443,495	$379,560
Supplemental disclosures of non-cash investing and financing information:
Purchase of equipment in accounts payable	$—	$82,006
Fair value of warrants issued	$—	$607,338
Fair value of repricing of warrants issued in previous financing	$19,413	$—
Conversion of Series D preferred stock to common stock	$11,944	$7,974
Conversion of Series I preferred stock to common stock	$9,202	$—
Conversion of Series J preferred stock to common stock	$15,682	$—
Deemed dividends on inducement shares	$5,220,000	$—
Deemed dividends on incentive shares	$3,120,000	$—
Capital lease in connection with purchase of equipment	$—	$95,656
Financing transaction costs not yet paid	$52,317	$2,500

See Accompanying Notes to Condensed Consolidated Financial Statements

M ABVAX THERAPEUTICS HOLDINGS, INC.
Notes to Unaudited Condensed Consolidated Financial Statements

1. Basis of Presentation

We are a Delaware corporation, originally incorporated in 1988 under the name Terrapin Diagnostics, Inc. in the State of Delaware, and subsequently renamed “Telik, Inc.” in 1998, and thereafter renamed MabVax Therapeutics Holdings, Inc. (“MabVax”) in September 2014. Our principal corporate office is located at 11535 Sorrento Valley Road, Suite 400, San Diego, CA 92121 telephone: (858) 259-9405. On July 8, 2014, we consummated a merger with MabVax Therapeutics, Inc. (“MabVax Therapeutics”), pursuant to which our subsidiary Tacoma Acquisition Corp. merged with and into MabVax Therapeutics, with MabVax Therapeutics surviving as our wholly owned subsidiary. This transaction is referred to as the “Merger.”  Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this Quarterly Report mean MabVax Therapeutics Holdings, Inc. on a condensed consolidated financial statement basis with our wholly-owned subsidiary following the Merger, MabVax Therapeutics, as applicable. Beginning October 10, 2014, our common stock was quoted on the OTCQB under the symbol “MBVX.” Since August 17, 2016, our common stock has been trading on the NASDAQ Capital Market under the symbol “MBVX.”

The balance sheet data at December 31, 2016, has been derived from audited financial statements at that date. It does not include, however, all the information and notes required by accounting principles generally accepted in the United States of America (“GAAP”) for complete financial statements. The condensed consolidated financial statements as presented reflect certain reclassifications from previously issued financial statements to conform to the current year presentation.

On August 16, 2016, we filed a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware in order to effectuate a reverse stock split of our issued and outstanding common stock on a 1 for 7.4 basis, effective on August 16, 2016 (the “Reverse Stock Split”). The Reverse Stock Split was effective with The Financial Industry Regulatory Authority (FINRA) and the Company’s common stock began trading on the NASDAQ Capital Market at the open of business on August 17, 2016. All share and per share amounts, and number of shares of common stock into which each share of preferred stock will convert, in the financial statements and notes thereto have been retroactively adjusted for all periods presented to give effect to the Reverse Stock Split, including reclassifying an amount equal to the reduction in par value of common stock to additional paid-in capital.

MabVax is a clinical stage biopharmaceutical company engaged in the discovery, development and commercialization of proprietary human monoclonal antibody products for the treatment of a variety of cancers. We have discovered a pipeline of human monoclonal antibody products based on the protective immune responses generated by patients who have been vaccinated against targeted cancers with our proprietary vaccines. We have the exclusive license to the vaccines from Memorial Sloan Kettering Cancer Center (“MSK”). We operate in only one business segment.

We have incurred net losses since inception and expect to incur substantial losses for the foreseeable future as we continue our research, development and clinical activities. To date, we have funded operations primarily through government grants, proceeds from the sale of common and preferred stock, the issuance of debt, the issuance of common stock in lieu of cash for services, payments from collaborators, and interest income. The process of developing products will require significant additional research and development, preclinical testing and clinical trials, as well as regulatory approvals. We expect these activities, together with general and administrative expenses, to result in substantial operating losses for the foreseeable future. We will not receive substantial revenue unless we or our collaborative partners complete clinical trials, obtain regulatory approvals and successfully commercialize one or more products; or we license our technology after achieving one or more milestones of interest to a potential partner.

The accompanying unaudited condensed consolidated financial statements were prepared using GAAP for interim financial information and the instructions to Regulation S-X. While these statements reflect all normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the results of the interim period, they do not include all information or notes required by GAAP for annual financial statements and should be read in conjunction with the Audited Financial Statements of MabVax Therapeutics Holdings, Inc. for the year ended December 31, 2016, filed in our Annual Report on Form 10-K on March 1, 2017.

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of expenses during the reporting period. Management believes that these estimates are reasonable; however, actual results may differ from these estimates.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which contains new accounting literature relating to how and when a company recognizes revenue. Under ASU 2014-09, a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods and services. ASU 2014-09 is effective for the Company’s fiscal year beginning January 1, 2018, which reflects a one year deferral approved by the FASB in July 2015, and will be adopted by the Company beginning January 1, 2018. We expect the adoption of this new standard will not have a material impact on our condensed consolidated financial statements.

In February 2016, the FASB issued ASU 2016-2, “Leases (Topic 842).” This update will increase transparency and comparability by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements.  Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged, and it simplified the accounting for sale and leaseback transactions. Lessees will no longer be provided with a source of off-balance sheet financing. Lessees (for capital and operating leases) and lessors (for sales-type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach. The standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We are currently in the process of assessing what impact this new standard may have on our condensed consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, “Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.” This update includes multiple provisions intended to simplify various aspects of the accounting for share-based payment transactions including accounting for excess tax benefits and tax deficiencies, classification of excess tax benefits in the statement of cash flows and accounting for award forfeitures. This update is effective for annual and interim reporting periods of public entities beginning after December 15, 2016, with early adoption permitted. The adoption of this new standard did not have a material impact on our condensed consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments—Credit Losses (Topic326): Measurement of Credit Losses on Financial Instruments.” This ASU requires instruments measured at amortized cost to be presented at the net amount expected to be collected. Entities are also required to record allowances for available-for-sale debt securities rather than reduce the carrying amount. This ASU is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. We expect the adoption of this new standard will not have a material impact on our condensed consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15 (“ASU 2016-15”), “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments.” The standard provides guidance on eight (8) cash flow issues: (1) debt prepayment or debt extinguishment costs; (2) settlement of zero-coupon bonds; (3) contingent consideration payments after a business combination; (4) proceeds from the settlement of insurance claims; (5) proceeds from the settlement of corporate-owned life insurance policies; (6) distributions received from equity method investees; (7) beneficial interests in securitization transactions; and (8) separately identifiable cash flows and application of the predominance principle. ASU 2016-15 addresses how certain cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017 with early adoption permitted. We expect the adoption of this new standard will not have a material impact on our condensed consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory.” This ASU requires the recognition of the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs. The amendments in this ASU should be applied on a modified retrospective basis through a cumulative-effect adjustment directly to retained earnings as of the beginning of the period of adoption. We expect the adoption of this new standard will not have a material impact on our condensed consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-03, “Accounting Changes and Error Corrections (Topic 250) and Investments—Equity Method and Joint Ventures (Topic 323).” This ASU amends the disclosure requirements for ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), ASU No. 2016-02, Leases (Topic 842) and ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This ASU states that if a registrant does not know or cannot reasonably estimate the impact that the adoption of the above ASUs is expected to have on the financial statements, then in addition to making a statement to that effect, the registrant should consider additional qualitative financial statement disclosures to assist the reader in assessing the significance of the impact that the standard will have on the financial statements of the registrant when adopted. This ASU was effective upon issuance. The adoption of this new standard did not have a material impact on our condensed consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment.” This ASU eliminates Step 2 from the goodwill impairment test. Instead, an entity should recognize an impairment charge for the amount by which the carrying value exceeds the reporting unit’s fair value, not to exceed the total amount of goodwill allocated to that reporting unit. This ASU is effective for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. We expect the adoption of this new standard will not have a material impact on our condensed consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business.” This ASU clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. This ASU is effective for annual periods beginning after December 15, 2017, including interim periods within those periods. We expect the adoption of this new standard will not have a material impact on our condensed consolidated financial statements.

Management believes that any other recently issued, but not yet effective, accounting standards if currently adopted would not have a material effect on the accompanying condensed consolidated financial statements.

2. Liquidity and Going Concern

The accompanying condensed consolidated financial statements have been prepared on the going concern basis, which assumes that the Company will continue to operate as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As reflected in the accompanying condensed consolidated financial statements, the Company had a net loss of $14,424,883, net cash used in operating activities of $8,702,932, net cash used in investing activities of $21,072, and net cash provided by financing activities of $7,797,492 for the nine months ended September 30, 2017. As of September 30, 2017, the Company had $3,052,778 in cash and cash equivalents, a working capital deficit of $2,918,271, an accumulated deficit of $101,046,557 and stockholders’ equity of $2,520,416.

On January 15, 2016, we and Oxford Finance, LLC, as collateral agent and lender, entered into a Loan and Security Agreement (the “Loan Agreement”) providing for senior secured term loans to the Company in an aggregate principal amount of up to $10,000,000, subject to the terms and conditions set forth in the Loan Agreement (the “January 2016 Term Loan”).  On January 15, 2016, the Company received an initial loan of $5,000,000 under the Loan Agreement, before fees and issuance costs of approximately $390,000. The option to draw the second $5,000,000 expired on September 30, 2016.

On March 31, 2017, we and Oxford Finance, LLC, signed a First Amendment to the Loan Agreement (the “Amendment”), providing that the payment of principal of $138,889 on the January 2016 Term Loan that otherwise would have been due on the Amortization Date of April 1, 2017, will be due and payable on May 1, 2017 along with any other payment of principal due on May 1, 2017. We were obligated to pay a fully earned and non-refundable amendment fee of $15,000 to Oxford Finance LLC. On May 1, 2017, we paid the principal that was due on May 1, 2017, along with the $15,000 amendment fee.

On May 3, 2017, we sold 850 shares of 0% Series H convertible preferred stock (the “Series H Preferred Stock”), at a stated value of $1,000 per share, representing an aggregate of $850,000 before offering costs of $29,429 in a private placement (the “May 2017 Private Placement”), to certain existing investors. The shares of Series H Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series H Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series H Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series H Preferred Stock is $1,000 and the initial conversion price is $1.75 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. This May 2017 Private Placement is discussed in further detail in Note 5, Convertible Preferred Stock, Common Stock and Warrants.

On May 19, 2017, we closed a public offering of 1,342,858 shares of common stock and 1,000,000 shares of newly designated 0% Series G convertible preferred stock (the “Series G Preferred Stock”), at $1.75 per share of common stock and Series G Preferred Stock (the “May 2017 Public Offering”).  The Series G Preferred Stock is initially convertible into 1,000,000 shares of common stock, subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events, to certain existing investors in the offering who, as a result of their purchases of common stock, would hold in excess of 4.99% of our issued and outstanding common stock, and elect to receive shares of our Series G Preferred Stock. We received $4,100,000 in gross proceeds, before underwriting discounts and commissions and offering expenses estimated at $452,609. The May 2017 Public Offering is described in more detail in Note 5, Convertible Preferred Stock, Common Stock and Warrants.

On July 27, 2017, we entered into a subscription agreement with an accredited investor pursuant to which we agreed to sell 152,143 restricted shares of common stock for $125,000 (the “July 2017 Private Placement”). The July 2017 Private Placement closed on August 2, 2017.

On August 11, 2017, we entered into a security purchase agreement with a group of existing investors in the Company, where we sold 2,386.36 shares of 0% Series J convertible preferred stock (“the Series J Preferred Stock”), at a stated value of $550 per share, representing an aggregate of approximately $1,312,500 before offering costs estimated at $123,083 in a registered direct offering (the “August 2017 Financing”). The shares of Series J Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series J Preferred Stock plus the base amount on such Series J Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series J Preferred Stock is $550 and the initial conversion price is $0.55 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

On August 23, 2017, we engaged Greenhill & Co. (NYSE: GHL) to serve as a financial advisor to assist us in exploring and evaluating strategic options with the goal of maximizing shareholder value. We are evaluating inbound inquiries and transaction options, as well as identifying new opportunities, which could include the acquisition of MabVax by another company, the sale or divestiture of specific assets coupled with a reverse merger, merging with another company, or licensing of selected technologies. We do not have a defined timeline for the exploration of strategic alternatives and are not confirming that the evaluation will result in any strategic alternative being announced or consummated.  We do not intend to discuss or disclose further developments during this process unless and until our Board of Directors has approved a specific action or otherwise determined that further disclosure is appropriate. While Greenhill & Co. continues as our financial advisor, we will continue to advance our Phase 1 clinical programs including our MVT-1075 radioimmunotherapy clinical trial for the treatment of pancreatic, colon and lung cancers, and our MVT-5873 clinical trial in combination with one or more chemotherapy agents in first line therapy for patients newly diagnosed with pancreatic cancer.

On September 14, 2017, the Company entered into subscription agreements with select accredited investors relating to the Company’s registered direct offering, issuance and sale of 4,000,000 shares of the Company’s common stock. The purchase price per share was $0.50. We received $2.0 million in gross proceeds, before offering expenses estimated at $147,639. The offering closed September 14, 2017.

On September 22, 2017, the Company entered into additional subscription agreements with select accredited investors relating to the Company’s registered direct offering, issuance and sale of 2,016,129 shares of the Company’s common stock. The purchase price per share was $0.62. We received $1.25 million in gross proceeds, before offering expenses estimated at $35,000. The offering closed on September 27, 2017.

On October 10, 2017, the Company entered into additional subscription agreements with select accredited investors relating to the Company’s registered direct offering, issuance and sale of 769,231 shares of the Company’s common stock. The purchase price per share was $0.65. We received $500,000 in gross proceeds, before offering expenses totaling approximately $15,000. The offering closed on October 11, 2017.

We plan to continue to fund the Company’s losses from operations and capital funding needs through equity or debt financings, strategic collaborations, licensing arrangements, government grants or other arrangements. Further, to extend availability of existing cash available for our programs for the purpose of achieving milestones or a strategic transaction, we have cut personnel from 25 full time people to 10, and reduced other operating expenses following the completion of two phase 1a clinical trials of our lead antibody HuMab 5B1, which has enabled us to reduce our expenditures on clinical trials. We continue to develop our radioimmunotherapy product MVT-1075 discussed further in Management’s Discussion and Analysis of Financial Condition and Results of Operations. Several members of management have volunteered to defer receiving portions of their salaries until the earlier of achieving one or more business transactions or the end of 2017. However, we cannot be sure that capital funding will be available on reasonable terms, or at all. If we are unable to secure adequate additional funding, we may be forced to make additional reductions in spending, incur further cutbacks in personnel, extend payment terms with suppliers, liquidate assets where possible, and/or suspend or curtail planned programs. In addition, if the Company does not meet its payment obligations to third parties as they come due, it may be subject to litigation claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

We anticipate that the Company will continue to incur net losses into the foreseeable future as we: (i) continue our clinical trial for the development of MVT1075 as a radioimmunotherapy, (ii) continue our clinical trial of MVT-5873 in combination with gemcitabine and nab-paclitaxal in first line therapy for the treatment of patients newly diagnosed with pancreatic cancer; and (iii) continue operations as a public company. Based on receipt of the $125,000 private placement in July 2017, and financings of $1.3 million in August 2017, $2.0 million on September 14, $1.25 million on September 22, 2017, and $500,000 on October 10, 2017, before offering expenses, and without any other additional funding or receipt of payments from potential licensing agreements, we expect we will have sufficient funds to meet our obligations until February 2018. These conditions give rise to substantial doubt as to the Company’s ability to continue as a going concern. Any of these actions could materially harm the Company’s business, results of operations, and prospects. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

If the Company raises additional funds by issuing equity securities, substantial dilution to existing stockholders would result. If the Company raises additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict the Company’s ability to operate its business.

3. Cash and Cash Equivalents

We consider all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company limits its exposure to credit loss by holding cash in U.S. dollars, or, from time to time, placing cash and investments in U.S. government, agency and government-sponsored enterprise obligations.

4. Fair value of financial instruments

Our financial instruments consist of cash and cash equivalents and accounts payable, both of which are generally considered to be representative of their respective fair values because of the short-term nature of those instruments.

5. Convertible Preferred Stock, Common Stock and Warrants

Dividends on Preferred Stock

We immediately recognize the changes in the redemption value on preferred stock as they occur and the carrying value of the security is adjusted to equal what the redemption amount would be as if redemption were to occur at the end of the reporting date based on the conditions that exist as of that date.

No dividends were ever declared by our Board of Directors since our inception on any series of convertible preferred stock.

Series D Preferred Stock

As of September 30, 2017, and December 31, 2016, there were 44,104 and 132,489 shares of Series D convertible preferred stock (“Series D Preferred Stock”) issued and outstanding that are convertible into an aggregate of 596,000 and 1,790,392 shares of common stock, respectively.

The Series D Preferred Stock had been issued on March 25, 2015, to certain holders of the Company’s Series A-1 Preferred Stock and Merger warrants (the “Series A-1 Exchange Securities”) and holders of the Company’s Series B Preferred Stock and Series B warrants (the “Series B Exchange Securities” and, collectively with the Series A-1 Exchange Securities, the “Exchange Securities”), all previously issued by the Company. Pursuant to the exchange agreements, the holders exchanged the Exchange Securities and relinquished any and all other rights they may have had pursuant to the Exchange Securities, their respective governing agreements and certificates of designation, including any related registration rights, in exchange for an aggregate of 342,906 shares of the Company’s common stock and an aggregate of 238,156 shares of the Company’s newly designated Series D Preferred Stock, convertible into 3,218,325 shares of common stock.

As contemplated by the exchange agreements and as approved by the Company’s Board of Directors, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D Certificate of Designations”), on March 25, 2015. Pursuant to the Series D Certificate of Designations, the Company designated 1,000,000 shares of its blank check preferred stock as Series D Preferred Stock. Each share of Series D Preferred Stock has a stated value of $0.01 per share. In the event of a liquidation, dissolution or winding up of the Company, each share of Series D Preferred Stock will be entitled to a per share preferential payment equal to the stated value. Each share of Series D Preferred Stock is convertible into 13.5135 shares of common stock. The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series D Preferred Stock to the extent that, as a result of such conversion, the holder beneficially would own more than 4.99% (provided that certain investors elected to block their beneficial ownership initially at 2.49% in the exchange agreements), in the aggregate, of the issued and outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series D Preferred Stock. Each share of Series D Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock. With respect to any such vote, each share of Series D Preferred Stock entitles the holder to cast such number of votes equal to the number of shares of common stock such shares of Series D Preferred Stock are convertible into at such time, but not in excess of the beneficial ownership limitations.

Series E Preferred Stock

As of September 30, 2017, and December 31, 2016, there were 33,333 shares of Series E convertible preferred stock (“Series E Preferred Stock”) issued and outstanding, convertible into 519,751 shares of common stock.

On March 30, 2015, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Series E Certificate of Designations”) to designate 100,000 shares of its blank check preferred stock as Series E Preferred Stock.

The shares of Series E Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of such preferred share, plus all accrued and unpaid dividends, if any, on such share of Series E Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series E Preferred Stock is $75 and the initial conversion price is $5.55 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. In addition, during the period proscribed for in the Series E Certificate of Designations, in the event the Company issues or sells, or is deemed to issue or sell, shares of common stock at a per share price that is less than the conversion price then in effect, the conversion price shall be reduced to such lower price, subject to certain exceptions. The Company is prohibited from effecting a conversion of the share of Series E Preferred Stock to the extent that, as a result of such conversion, such holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series E Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s share of Series E Preferred Stock, but not in excess of beneficial ownership limitations. The shares of Series E Preferred Stock bear no interest.

On August 22, 2016, when the Company closed on the August 2016 Public Offering, the current Series E Preferred Stock conversion price of $5.55 per share was reduced to $4.81 per share under the terms of the Series E Certificate of Designations, resulting in an increase in the number of shares of common stock to 519,751 that the Series E Preferred Stock may be converted into. There is no further adjustment required by the Series E Certificate of Designations in the event of an offering of shares below $4.81 per share by the Company.

Series F Preferred Stock

As of September 30, 2017, and December 31, 2016, there were 665,281 shares of Series F convertible preferred stock (the “Series F Preferred Stock”), par value of $0.01 per share, issued and outstanding, convertible into 665,281 shares of common stock.

On August 16, 2016, we filed a Certificate of Designations, Preferences and Rights of the 0% Series F Convertible Preferred Stock with the Delaware Secretary of State, designating 1,559,252 shares of preferred stock as 0% Series F Preferred Stock.

The shares of Series F Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Series F Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series F Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series F Preferred Stock is $4.81 and the initial conversion price is $4.81 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. In the event of a liquidation, dissolution or winding up of the Company, each share of Series F Preferred Stock will be entitled to a per share preferential payment equal to the par value. All shares of the Company’s capital stock will be junior in rank to Series F Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, except for the Company’s Series D Preferred Stock and Series E Preferred Stock.

The holders of Series F Preferred Stock will be entitled to receive dividends if and when declared by our Board of Directors. The Series F Preferred Stock shall participate on an “as converted” basis, with all dividends declared on the Company’s common stock. In addition, if we grant, issue or sell any rights to purchase our securities pro rata to all our record holders of our common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series F Preferred Stock then held.

We are prohibited from effecting a conversion of the Series F Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series F Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series F Preferred Stock, but not in excess of the beneficial ownership limitations.

Series G Preferred Stock

As of September 30, 2017, and December 31, 2016, there were 1,000,000 and no shares of our Series G Preferred Stock issued and outstanding and convertible into 1,000,000 and no shares of our common stock, respectively.

Pursuant to a Series G Preferred Stock Certificate of Designations, on May 15, 2017, we designated 5,000,000 shares of our blank check preferred stock as Series G Preferred Stock, par value of $0.01 per share. The shares of Series G Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the of such Series G Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series G Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series G Preferred Stock is $1.75 and the initial conversion price is $1.75 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.  The holder of a majority of the Series G Preferred Stock shall have the right to nominate a candidate for the Board, such right to expire on December 31, 2017.

In the event of a liquidation, dissolution or winding up of the Company, each share of Series G Preferred Stock will be entitled to a per share preferential payment equal to the par value. All shares our capital stock will be junior in rank to Series G Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, except for the Company’s Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock. The holders of Series G Preferred Stock will be entitled to receive dividends if and when declared by our Board of Directors. The Series G Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our common stock.  In addition, if we grant, issue or sell any rights to purchase our securities pro rata to all our record holders of our common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series G Preferred Stock then held.

We are prohibited from effecting a conversion of the Series G Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series G Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series G Preferred Stock, but not in excess of the beneficial ownership limitations.

Series H Preferred Stock

As of September 30, 2017, and December 31, 2016, there were 850 and no shares of our Series H Preferred Stock issued and outstanding and convertible into 485,714 and no shares of our common stock, respectively.

Pursuant to a Series H Preferred Stock Certificate of Designations, on May 3, 2017, we designated 2,000 shares of our blank check preferred stock as Series H Preferred Stock, par value of $0.01 per share.

The shares of Series H Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series H Preferred Stock, plus the base amount, if any, on such Series H Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series H Preferred Stock is $1,000 and the initial conversion price is $1.75 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

In the event of a liquidation, dissolution or winding up of the Company, each share of Series H Preferred Stock will be entitled to a per share preferential payment equal to the base amount. All shares of our capital stock will be junior in rank to Series H Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company other than Series A through G Preferred Stock. The holders of Series H Preferred Stock will be entitled to receive dividends if and when declared by our Board of Directors. The Series H Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our common stock.  In addition, if we grant, issue or sell any rights to purchase our securities pro rata to all our record holders of our common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series H Preferred Stock then held.

We are prohibited from effecting a conversion of the Series H Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series H Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series H Preferred Stock, but not in excess of the beneficial ownership limitations.

Series I Preferred Stock

As of September 30, 2017, and December 31, 2016, there were 1,048,460 and no shares of our Series I convertible preferred stock (the “Series I Preferred Stock”) issued and outstanding and convertible into 1,048,460 and no shares of our common stock, respectively.

Pursuant to a Series I Preferred Stock Certificate of Designations, on May 26, 2017, we designated 1,968,664 shares of our blank check preferred stock as Series I Preferred Stock, par value of $0.01 per share.

 Each share of Series I Preferred Stock has a stated value of $0.01 per share. In the event of a liquidation, dissolution or winding up of the Company, each share of Series I Preferred Stock will be entitled to a per share preferential payment equal to the stated value. Each share of Series I Preferred Stock is convertible into one share of common stock. The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series I Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series I Preferred Stock (the “Beneficial Ownership Limitation”), which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each share of Series I Preferred Stock entitles the holder to vote on all matters voted on by holders of Common Stock. With respect to any such vote, each share of Series I Preferred Stock entitles the holder to cast such number of votes equal to the number of shares of Common Stock such shares of Series I Preferred Stock are convertible into at such time, but not in excess of the Beneficial Ownership Limitation.

Series J Preferred Stock

As of September 30, 2017, and December 31, 2016, there were 818.18 and no shares of our Series J Preferred Stock issued and outstanding and convertible into 818,180 and no shares of our common stock, respectively.

On August 14, 2017, the Company filed a Certificate of Designations, Preferences and Rights of the 0% Series J Convertible Preferred Stock with the Delaware Secretary of State, designating 3,400 shares of preferred stock as Series J Preferred Stock.

The shares of Series J Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series J Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series J Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series J Preferred Stock is $550 and the initial conversion price is $0.55 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

For so long as the holder has Series J Preferred Stock, if the Company sells, or is deemed to have sold, common stock, or common equivalent shares, for consideration per share less than the conversion price in effect immediately prior to the issuance (the “Lower Issuance Price”), then the conversion price in effect immediately prior to such issuance will be adjusted to the Lower Issuance Price, provided however the Lower Issuance Price shall not be less than $0.10.

The holders of Series J Preferred Stock will be entitled to receive dividends if and when declared by our board of directors. The Series J Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our common stock.  In addition, if we grant, issue or sell any rights to purchase our securities pro rata to all our record holders of our common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series J Preferred Stock then held.

We are prohibited from effecting a conversion of the Series J Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series J Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series J Preferred Stock, substituting the consolidated closing bid price of the common stock on August 10, 2017 for the then-applicable conversion price, and not in excess of the beneficial ownership limitations.

The Company shall not be obligated to issue any shares of common stock upon conversion of the Series J Preferred Stock, and the holder of any shares of Series J Preferred Stock shall not have the right to receive upon conversion of any shares of the Series J Preferred Stock if the issuance of such shares of common stock would exceed the aggregate number of shares of common stock which the Company may issue upon conversion of the Series J Preferred Stock without breaching the Company's obligations under the rules or regulations of the NASDAQ Capital Market, which aggregate number equals 19.99% of the number of shares outstanding on the closing date, except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the NASDAQ Capital Market for issuances of common stock in excess of such amount. Such approval was obtained in October 2017.

Holders of Series J Preferred Stock will be entitled to a preferential payment of cash per share equal to the greater of 125% of the base amount on the date of payment or the amount per share had the holders converted such preferred shares immediately prior to the date of payment upon the liquidation, dissolution or winding up of the affairs of the Company, or a consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed.

Series K Preferred Stock

As of September 30, 2017, and December 31, 2016, there were 65,000 and no shares of our Series K convertible preferred stock (“Series K Preferred Stock”) issued and outstanding and convertible into 6,500,000 and no shares of our common stock, respectively.

On August 14, 2017, the Company filed a Certificate of Designations, Preferences and Rights of the Series K Convertible Preferred Stock with the Delaware Secretary of State, designating 65,000 shares of preferred stock as Series K Preferred Stock.

The shares of Series K Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series K Preferred Stock divided by the conversion price. The stated value of each share of Series K Preferred Stock is $0.01 and the initial conversion price is $0.0001 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

The holders of Series K Preferred Stock will be entitled to receive dividends if and when declared by our board of directors. The Series K Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our common stock.  In addition, if we grant, issue or sell any rights to purchase our securities pro rata to all our record holders of our common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series K Preferred Stock then held.

We are prohibited from effecting any conversion of the Series K Preferred Stock if the Company has not obtained shareholder approval for the full conversion of the Series J Preferred Stock and Series K Preferred Stock in accordance with the rules of the NASDAQ Capital Market or to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series K Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series K Preferred Stock, substituting the consolidated closing bid price of the common stock on August 10, 2017 for the then-applicable conversion price, and not in excess of the beneficial ownership limitations. Such approval was obtained in October 2017.

Warrants Issued in Connection with April 2015 Private Placement

As of September 30, 2017, there were warrants outstanding to purchase 481,036 shares at $11.10 per share and 324,324 shares at $2.00 per share; and as of December 31, 2016, there were warrants outstanding to purchase 805,361 shares of common stock at $11.10 per share. All of the warrants at $11.10 and $2.00 per share that were outstanding on September 30, 2017, expired on October 10, 2017.

The warrants priced at $11.10 and $2.00 per share were remaining from our private offering in March and April 2015 (the “April 2015 Private Placement”) in which we sold $8,546,348 worth of units (the “Units”), net of $668,150 in issuance costs, of which $2,500,000 of the Units consisted of Series E Preferred Stock and the balance consisted of 1,660,271 shares of common stock, together with warrants to all investors to purchase 1,055,361 shares of common stock at $11.10 per share.  Each Unit was sold at a purchase price of $5.55 per Unit. OPKO Health, Inc., the lead investor in the April 2015 Private Placement, purchased $2,500,000 worth of Units consisting of all of the shares of the Series E Preferred Stock.

In connection with the May 2017 Public Offering, the Company had agreed to amend the terms of a portion of the outstanding warrants, or warrants to purchase 324,324 shares of common stock that had an exercise price of $11.10 per share, such that the amended warrants shall have an exercise price of $2.00 per share and no cashless exercise feature, for those investors who made a certain minimum required investment to qualify for repricing. After the repricing, the stock price never reached above $2.00 in order for the warrants to be exercised prior to the expiration date of October 10, 2017.

Warrants Issued in Connection with October 2015 Public Offering

As of September 30, 2017, and December 31, 2016, there were warrants outstanding to purchase 168,919 shares of common stock at $9.77 per share in connection with a public offering on October 5, 2015.

The warrants at $9.77 per share were issued in connection with our public offering on October 5, 2015, which consisted of 337,838 shares of common stock and warrants to purchase 168,919 shares of common stock, at an offering price of $8.14 per share.  For every two shares of common stock sold, the Company issued one warrant to purchase one share of common stock.  We received $2,750,000 in gross proceeds, before underwriting discounts and commissions and offering expenses totaling approximately $586,608. The shares and warrants were separately issued and sold in equal proportions. The warrants are immediately exercisable, expire September 30, 2018, and have an exercise price of $9.77 per share.  The warrants are not listed on any securities exchange or other trading market.

August 2016 Public Offering

As of September 30, 2017, there were warrants outstanding to purchase 436,332 shares at $5.55 per share and 436,332 shares at $6.29 per share. As of December 31, 2016, there were warrants outstanding to purchase 1,962,319 shares at $5.55 per share and 1,962,319 shares at $6.29 per share.

The warrants at $5.55 per share and $6.29 per share were issued on August 22, 2016, in connection with a public offering of 1,297,038 shares of common stock and 665,281 shares of Series F preferred stock, and warrants to purchase 1,962,319 shares of common stock at $5.55 per share and warrants to purchase 1,962,319 shares of common stock at $6.29 per share, at an offering price of $4.81 per share.  For every one share of common stock or Series F preferred stock sold, we issued one warrant to purchase one share of common stock at $5.55 per share and one warrant to purchase one share of common stock at $6.29 per share.  We received $9,438,753 in gross proceeds, before underwriting discounts and commissions and offering expenses totaling $871,305. The gross proceeds include the underwriter’s over-allotment option, which it exercised on the closing date.

May 2017 Private Placement

On May 3, 2017, we entered into separate subscription agreements with accredited investors pursuant to which we sold an aggregate of $850,000, or 850 shares, of Series H Preferred Stock, at a stated value of $1,000 per share, before offering costs of $29,429, in the May 2017 Private Placement. The shares of Series H Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series H Preferred Stock, plus the base amount, if any, on such Series H Preferred Stock, as of such date of determination, divided by the conversion price. The initial conversion price is $1.75 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

In the event of a liquidation, dissolution or winding up of the Company, each share of Series H Preferred Stock will be entitled to a per share preferential payment equal to the base amount. All shares of our capital stock will be junior in rank to Series H Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company other than Series A through G Preferred Stock. The holders of Series H Preferred Stock will be entitled to receive dividends if and when declared by our Board of Directors. The Series H Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our common stock.  In addition, if we grant, issue or sell any rights to purchase our securities pro rata to all our record holders of our common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series H Preferred Stock then held.

We are prohibited from effecting a conversion of the Series H Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series H Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series H Preferred Stock, but not in excess of the beneficial ownership limitations.

The shares were offered and sold solely to “accredited investors” in reliance on the exemption from registration afforded by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). On the closing date, we entered into registration rights agreements with each of the investors, pursuant to which we agreed to undertake to file a registration statement to register the resale of the shares within thirty (30) days following the closing date, to cause such registration statement to be declared effective by the Securities and Exchange Commission (“SEC”) within sixty (60) days of the closing date and to maintain the effectiveness of the registration statement until all of such shares have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act, without any restrictions.

On May 10, 2017, we entered into exchange agreements with each of the holders of our Series H Preferred Stock representing an aggregate of $850,000 of our Series H Preferred Stock with such exchange to be effective on the closing of our May 2017 Public Offering. Prior to the closing of the May 2017 Public Offering, we and the holders rescinded and cancelled the exchange agreements and they have no force and effect and no transaction contemplated by the Exchange Agreements was consummated.

May 2017 Public Offering

On May 19, 2017, we closed a public offering of 1,342,858 shares of common stock and 1,000,000 shares of newly designated 0% Series G Convertible Preferred Stock, or Series G Preferred Stock, at $1.75 per share of common stock and Series G Preferred Stock, or the May 2017 Public Offering.  The Series G Preferred Stock is initially convertible into 1,000,000 shares of common stock, subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events and was purchased by certain existing investors of the Company who, as a result of their purchases of common stock, would hold in excess of 4.99% of our issued and outstanding common stock. We received $4,100,000 in gross proceeds, before estimated underwriting discounts, commissions and offering expenses of $452,609.

The May 2017 Public Offering was consummated pursuant to an underwriting agreement that we signed on May 15, 2017, with Laidlaw & Company (UK) Ltd. (“Laidlaw”), as underwriter (the “Underwriter”) pursuant to which, among other things, we agreed to issue and sell to the Underwriter, and the Underwriter agreed to purchase from us, in an underwritten public offering, an aggregate of 1,342,858 shares of common stock and 1,000,000 shares of Series G Preferred Stock. We granted the Underwriters an option for a period of up to 45 days from the date of our prospectus to purchase up to an aggregate of 201,428 additional shares of our common stock at the public offering price of $1.75 per share, less the underwriting discount, solely to cover overallotments, which was not exercised.

In connection with the May 2017 Public Offering, we agreed with the lead investor of the August 2016 Public Offering (the “August Lead Investor”) pursuant to a Letter Agreement, dated May 18, 2017, to issue the Inducement Shares to the investors in the August 2016 Public Offering (the “August 2016 Investors”), as incentive shares to those investors to make a minimum required investment in this public offering of at least 50% of their investment in the $9,400,000 August 2016 Public Offering, or the Minimum Required Investment, and who still hold 100% of the shares of common stock previously acquired. Such August 2016 Investors shall be entitled to receive their pro rata share of 2,900,000 shares, after the Lead Investor in this offering receives the first 10%. For the August 2016 Investors who purchased Series F Preferred Stock and made the Minimum Required Investment and who still held 100% of the shares of Series F Preferred Stock at the closing of the May 2017 Public Offering, they may, instead of receiving a pro rata share of the 2,610,000 shares remaining after the August Lead Investor receives the first 290,000 shares, elect to receive their Inducement Shares in the form of a new Series I Preferred Stock to be created with similar rights as currently exist in the Series G Preferred Stock. The stated value of each share of Series I Preferred Stock will be $0.01 and the conversion rate shall be one (1) share of common stock for one (1) share of Series I Preferred Stock, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. In the event of a liquidation, dissolution or winding up of the Company, each share of Series I Preferred Stock will be entitled to a per share preferential payment equal to the par value, or $0.01 per share. All shares of the Company’s capital stock will be junior in rank to the Series I Preferred Stock at the time of creation, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, except for the Company’s Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, and Series H Preferred Stock.

Also in connection with the May 2017 Public Offering, for these August 2016 Investors to receive the Inducement Shares, each of them must also agree to the cancellation of the warrants issued to them in the August 2016 Public Offering. Investors in the Company’s 2015 private offering that invest at least 25% of their original investment from such private financing in the May 2017 Public Offering and still hold 100% of their common stock or Series E preferred stock from the private 2015 financing also must agree to amend the terms of their outstanding warrants that currently have an exercise price of $11.10 per share, such that the amended warrants shall have an exercise price of $2.00 per share and no cashless exercise feature (as amended, the “Inducement Amended Warrants”). The Company agreed with the Lead Investor to register for resale on a registration statement all the Inducement Shares and shares of common stock underlying the Inducement Amended Warrants, and to issue the Inducement Shares to each investor meeting the investment and ownership terms described above.

Based on the closing of the May 2017 Public Offering, and election of certain prior investors who made the Minimum Required Investment and elected to take Series I Preferred Stock upon its creation, 931,336 Inducement Shares of common stock were issued and 1,968,664 Inducement Shares were issued in the form of Series I Preferred Stock that was created following the closing of the May 2017 Public Offering and issued following verification with each investors that the terms of the Inducement Shares have been met. The Company recorded a deemed dividend of $5,220,000 in June 2017 in connection with issuing the Inducement Shares.

Additionally, in connection with participation by the April 2015 investors in the May 2017 Public Offering, the Company revised the exercise price for 90,099 warrants from $11.10 to $2.00 per warrant share and recorded a deemed dividend of $19,413 also in June 2017. In August 2017, the Company revised the exercise price for an additional 225,225 warrants from $11.10 to $2.00 per warrant share for the July 2017 Private Placement. The impact of the repricing of the additional warrants was immaterial as the stock price on the date of repricing was $0.70, with a volatility index in the neighborhood of 85%, and were expiring in 69 days. The warrants expired on October 10, 2017, unexercised.

May 2017 Letter Agreement

As a condition to the Lead Investor leading an investment in the May 2017 Public Offering, including the requirement that we offer incentive shares to August 2016 Investors who participate in making the Minimum Required Investment in the May 2017 Public Offering, we agreed to the following:

Board Nomination
The Company shall nominate one candidate to the Board of Directors of the Company acceptable to the holder of a majority of the Series G Preferred Stock by December 31, 2017, and two current Board members will resign.

Executive Hire	The Company shall hire a new C-level executive in a leadership role by July 15, 2017.

Board Compensation
The Company is obligated to issue an aggregate of 1,050,000 options to certain employees and members of the Board, at a price not less than $2.00 per share, and 50,000 options to each other Board member at the current market price in connection with this offering. The options shall be issued pursuant to the Company’s option plan and are subject to the requisite approvals and subject to availability under the plan. To the extent we need to increase the number of shares available under such plan, we will need the approval of our Board and Stockholders.  All Board fees will be waived for 2017.

Funds Held in Escrow	$500,000 of the funds from this offering will be held in escrow and released to one or more investor relations services acceptable to the Company following the closing of this offering.

Additionally we granted the Lead Investor in the May 2017 Public Offering certain rights to approve future (i) issuances of our securities, (ii) equity or debt financings and (iii) sales of any development product assets currently held by us, subject to certain exceptions, if such securities are sold at price below $2.50 per share and for as long as the Lead Investor in the offering holds 50% or more of the shares of Series G Preferred Stock purchased by the Lead Investor in this offering (the “May 2017 Consent Right”). All other prior consent rights of the Lead Investor have been superseded by the May 2017 Consent Right.

For the period from the May 2017 Public Offering to September 30, 2017, the Company incurred approximately $223,000 in expenses related to outside investor relations services, and the Company has engaged additional services for the remainder of 2017 that will complete our obligation for spending on investor relations. The Lead Investor elected not to hold the funds in escrow. Further, two Board members have resigned, which achieves one of the conditions of the Lead Investor.

July 2017 Private Placement

On July 27, 2017, we entered into a subscription agreement with an accredited investor pursuant to which we agreed to sell 152,143 restricted shares of common stock for $125,000 (the “July 2017 Private Placement”). As part of the transaction, the Company agreed to reprice the investor’s warrant to purchase 225,225 shares of common stock from $11.10 to $2.00 per warrant share and remove the cashless exercise feature. The transaction closed on August 2, 2017.  The impact of repricing the warrants to $2.00 a share, which took effect on August 2, 2017, was immaterial, as the stock price on the date of the closing of the transaction was $0.70 and the warrants at $2.00 a share expired on October 10, 2017, unexercised.

August 2017 Registered Direct Offering

On August 11, 2017, we entered into securities purchase agreements to sell 2,386.36 shares of Series J Preferred Stock with a stated value of $550 per share (the “August 2017 Offering”).  The Series J Preferred Stock is convertible into common stock at $0.55 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events and was purchased by certain existing investors of the Company (the “Prior Investors”). The total amount of the securities purchase agreements amounted to approximately $1,312,500, before estimated expenses of $123,083. The Certificate of Designation for the Series J Preferred Stock includes a 4.99% beneficial ownership conversion blocker, a 19.99% blocker provision to comply with the NASDAQ Capital Market rules until stockholders have approved any or all shares of common stock issuable upon conversion of the Series J Preferred Stock, which was approved in a special meeting of stockholders on October 2, 2017 (the “October 2017 Special Meeting”), and a 125% liquidation preference. All shares of the Company’s capital stock will be junior in rank to the Series J Preferred Stock at the time of creation, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, except for the Company’s Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, and Series I Preferred Stock.

In connection with the August 2017 Offering, we agreed with the Lead Investor pursuant to a Letter Agreement, dated August 9, 2017 (the “August 2017 Letter Agreement”), to issue incentive shares (the “Incentive Shares”) to Prior Investors as an incentive to invest in the August 2017 Offering. Such Prior Investors received a portion of 65,000 shares in the form of a new Series K Preferred Stock, allocated by the Lead Investor, and convertible into 6,500,000 shares of common stock, subject to stockholder approval, which was also approved in the October 2017 Special Meeting. The stated value of each share of Series K Preferred Stock is $0.01 and the conversion rate is the stated value of $0.01 divided by .0001, or one hundred (100) shares of common stock upon conversion of one (1) share of Series K Preferred Stock, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar event, and have a 4.99% beneficial ownership conversion blocker. In the event of a liquidation, dissolution or winding up of the Company, each share of Series K Preferred Stock will be entitled to a per share preferential payment equal to the par value, or $0.01 per share. All shares of the Company’s capital stock will be junior in rank to the Series K Preferred Stock at the time of creation, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, except for the Company’s Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock. The Company recorded a deemed dividend of $3,120,000 in August 2017 in connection with issuing the Incentive Shares.

The August 2017 Letter Agreement also specified the following:

●
That the Company files a proxy statement for a special meeting of stockholders within 10 days of closing the August 2017 Offering. Proposals shall include (i) an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of its issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-twenty at any time prior to one year from the date of the special meeting, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors, (ii) the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 30% below the market price of the common stock, as required by and in accordance with NASDAQ Marketplace Rule 5635(d), (iii) the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of the Common Stock, as required by and in accordance with NASDAQ Marketplace Rule 5635(d), (iv) the issuance of the Series J Conversion Shares and (v) the issuance of the Inducement Shares.

●
Lead Investor will commit to investing an additional $1,000,000 in a new private or public offering of up to $8,000,000 (the “$8,000,000 Financing”). The $8,000,000 Financing shall sign and close following shareholder approval of each of the proposals identified in the August 2017 Letter Agreement.

●
That the employment terms of all management be reduced to two years from three years and that management defer portions of their salary for the remainder of the year, which shall be paid upon the earlier of completion of the $8,000,000 Financing or a business transaction that represents, or transactions in the aggregate that represent, in excess of $10,000,000.

Effective with the Company’s pay period ending August 10, 2017, and without changing their employment agreements dated July 1, 2017, several members of management volunteered to defer receiving portions of their salaries for the remainder of 2017. The voluntary deferral of cash payments is intended to help with the Company’s cash flow for the remainder of the year, with voluntary reductions by the management team committed to remain in effect until the earlier of completing a successful financing of at least $8.0 million, a business transaction that represents, or business transactions in the aggregate that represent, an amount of $10.0 million or greater, or the end of the year, whichever occurs first. The employment agreements with the Company remain unchanged, except that the executives have volunteered to reduce the terms of their employment agreements to two years from three in connection with the August 11, 2017 registered direct offering and Letter Agreement with the Lead Investor.

  On August 14, 2017, the Chairman of the Compensation Committee, acting on behalf of the Board of Directors sent a letter to each executive of the Company stating that the Board deems it in the best interests of the Company to request that the executive voluntarily defer a portion of his regular salary to help with cash flow of the Company. On August 16 and August 21, 2017, Paul Resnick, M.D. and Paul Maffuid, Ph.D., respectively gave notice of good reason (as that term is defined in their employment agreements, or “Good Reason”) for termination of their employment. The Company had 30 days from the notification date under each of their employment agreements to cure their concerns. In oral discussions with each executive the President and Chief Executive Officer communicated on behalf of the Compensation Committee the Company’s intention to provide additional equity compensation in return for salary deferrals. Given the perceived uncertainty about the Company’s plans at the time for addressing the concerns of Dr. Resnick and Dr. Maffuid, and that nothing in writing had been provided as possible equity compensation, they each submitted their notices to the Company of good reason for termination. Further, they each expressed in oral conversations that they wanted to remain employed by the Company. The Company cured each executive’s concerns within the 30-day cure period, by reinstating the deferred salary for Dr. Resnick in one instance, and in granting restricted stock to all executives with vesting over time, as disclosed in the filings of Form 4s following the approvals. Both executives rescinded their notices of good reason for termination on September 7, 2017, and all executives’ employment agreements remain unchanged as the salary deferrals remain to be voluntary.

In order to meet the NASDAQ Capital Market rules in the August 2017 Offering, we were not obligated to issue any shares of common stock upon conversion of the Series J Preferred Stock which would cause the Company to breach our obligations under the rules and regulations of the NASDAQ Capital Market, which limit the aggregate number of shares issued at a discount to market at 19.99% of the number of shares outstanding on the closing date of the August 2017 Offering, except that such limitation shall not apply in the event that we obtain the approval of our stockholders as required by the applicable rules of the NASDAQ Capital Market for issuances of common stock in excess of such amount. Similarly, none of the Series K Preferred Stock may be converted into common stock until we obtain the approval of our stockholders. On October 2, 2017, in a special meeting of stockholders, we obtained approval to issue shares underlying all of the Series J Preferred Stock and the Series K Preferred Stock.

September 2017 Registered Direct Offerings

On September 11, 2017, we entered into an agreement to sell 4.0 million shares of common stock at $0.50 a share for gross proceeds of approximately $2.0 million, before estimated expenses of $147,639. The shares were offered and sold to certain accredited investors in a registered direct offering. Laidlaw acted as placement agent for the offering.

On September 22, 2017, we entered into a subscription agreement with select accredited investors relating to the Company’s registered direct offering, issuance and sale of 2,016,129 shares of the Company’s common stock, $0.01 par value per share. The purchase price per share was $0.62. The total amount of the subscription agreements amounted to $1,250,000, before estimated expenses of $35,000.

Consultant Grants

On January 13, 2016, the Board of Directors approved the issuance of 13,514 shares of restricted stock with immediate vesting valued at $64,000 to a consultant for advisory services to the Company.

On February 10, 2017, we entered into a consulting agreement with MDM Worldwide, pursuant to which MDM Worldwide began providing investor relations services to the Company in consideration for an immediate grant of 20,000 shares of the Company’s common stock and a monthly cash retainer of $10,000 a month for ongoing services for a period of one year. As the shares granted were fully vested upon grant and the Company has no legal recourse to recover the shares in the event of nonperformance, the Company recognized the grant date fair value of the 20,000 shares, or $56,600, as investor relations expense upon grant during the first quarter of 2017.

On March 7, 2017, we entered into a consulting agreement with Jenene Thomas Communications, pursuant to which Jenene Thomas Communications began providing investor relations services to the Company on April 1, 2017. In consideration for the services, we began paying a monthly cash retainer of $12,500. Additionally, we issued 20,000 restricted shares of common stock on April 1, 2017, to be vested at 5,000 per quarter over the four quarters of services under the agreement beginning April 1, 2017. The shares granted vest over a one-year period over which the services are performed and, as such, will be amortized over the same period beginning in April 1, 2017. During the three and nine months ended September 30, 2017, we have recognized $3,250 and $10,200, respectively, in general and administrative expenses related to this arrangement in common stock for services.

On September 14, 2017, we issued 100,000 restricted shares of common stock for legal services and 100,000 restricted shares of common stock for due diligence services in connection with the September 11, 2017 registered direct offering.

6. Notes Payable

On January 15, 2016, we entered into the Loan Agreement with Oxford Finance, LLC pursuant to which we had the option to borrow $10,000,000 in two equal tranches of $5,000,000 each.  The first tranche of $5,000,000 was funded at close on January 15, 2016 (the “Term A Loan”). The option to fund the second tranche of $5,000,000 (the “Term B Loan”) was upon the Company achieving positive interim data on the Phase 1 HuMab-5B1 antibody trial in pancreatic cancer and successfully uplisting to either the NASDAQ Capital Market or NYSE MKT on or before September 30, 2016.  The option for the Term B Loan expired on September 30, 2016. The Company is not pursuing completion of any additional debt financing with Oxford Finance, LLC at the present time. The interest rate for the Term A Loan is set on a monthly basis at the index rate plus 11.29%, where the index rate is the greater of the 30-day LIBOR rate or 0.21%.  Interest is due on the first day of each month, in arrears, calculated based on a 360-day year.  The loan is interest only for first year after funding, and the principal amount of the loan is amortized in equal principal payments, plus period interest, over the next 36 months.  A facility fee of 1.0% or $100,000 was due at closing of the transaction, and was earned and paid by the Company on January 15, 2016.  The Company is obligated to pay a $150,000 final payment upon completion of the term of the loan, and this amount is being accreted using the effective interest rate method over the term of the loan. Each of the term loans can be prepaid subject to a graduated prepayment fee, depending on the timing of the prepayment.

Concurrent with the closing of the transaction, the Company issued 225,226 common stock purchase warrants to Oxford Finance, LLC with an exercise price of $5.55 per share.  The warrants are exercisable for five years and may be exercised on a cashless basis, and expire on January 15, 2021. The Company recorded $607,338 for the fair value of the warrants as a debt discount within notes payable and an increase to additional paid-in capital on the Company’s balance sheet. We used the Black-Scholes-Merton valuation method to calculate the value of the warrants. The debt discount is being amortized as interest expense over the term of the loan using the effective interest method.

We granted Oxford Finance, LLC a perfected first priority lien on all of the Company’s assets with a negative pledge on intellectual property. The Company paid Oxford Finance, LLC a good faith deposit of $50,000, which was applied towards the facility fee at closing.  The Company agreed to pay all costs, fees and expenses incurred by Oxford Finance, LLC in the initiation and administration of the facilities including the cost of loan documentation.

At the initial funding, the Company received net proceeds of approximately $4,610,000 after fees and expenses. These fees and expenses are being accounted for as a debt discount and classified within notes payable on the Company’s condensed consolidated balance sheet. The Company's transaction costs of approximately $390,000 are presented in the condensed consolidated balance sheet as a direct deduction from the carrying amount of the notes payable, consistent with debt discounts. Debt discounts, issuance costs and the final payment are being amortized or accreted as interest expense over the term of the loan using the effective interest method.

The Loan Agreement also contains customary indemnification obligations and customary events of default, including, among other things, our failure to fulfill certain of the Company's obligations under the Loan Agreement, the occurrence of a material adverse change, which is defined as a material adverse change in the Company's business, operations, or condition (financial or otherwise), a material impairment of the prospect of repayment of any portion of the loan, or a material impairment in the perfection or priority of the Lenders’ lien in the collateral or in the value of such collateral. In the event of default by the Company under the Loan Agreement, the Lenders would be entitled to exercise their remedies thereunder, including the right to accelerate payment of the debt, upon which we may be required to repay all amounts then outstanding under the Loan Agreement, which could harm the Company's financial condition.

On March 31, 2017, we and Oxford Finance, LLC signed the Amendment, providing that the payment of principal on the January 2016 Term Loan that otherwise would have been due on the Amortization Date will be due and payable on May 1, 2017 along with any other payment of principal due on May 1, 2017. We were obligated to pay a fully earned and non-refundable amendment fee of $15,000 to the Collateral Agent. On May 1, 2017, we paid the principal due on May 1, 2017, along with the $15,000 amendment fee.

The Company was in compliance with all applicable covenants set forth in the Loan Agreement as of September 30, 2017.

For the three and nine months ended September 30, 2017, the Company recorded interest expense related to the term loan of $138,642 and $445,934, respectively. For the three and nine months ended September 30, 2016, the Company recorded $266,057 and $729,350 in interest expense related to the term loan, respectively. The annual effective interest rate on the note payable, including the amortization of the debt discounts and accretion of the final payment, but excluding the warrant amortization, was approximately 12.3% and approximately 13.8% as of September 30, 2017 and 2016, respectively.

In July 2016, we entered into a premium insurance agreement with First Insurance of California for the financing of our 2016-17 insurance policy premiums in the amount of $183,584, payable in monthly installments of $20,783 with an effective interest rate of 3.9% which was completed in April 2017. In July 2017, we entered into another premium finance agreement with First Insurance of California for the financing of our 2017-18 insurance policy premiums in the amount of $33,756, payable in nine monthly installments of $3,855. The effective interest rate is 6.7%.

Future principal payments under the Loan Agreement and the insurance notes as of September 30, 2017, are as follows:

Years ending December 31:
2017 (remaining)	$581,952
2018	1,666,667
2019	1,666,667
2020	138,889
Notes payable, balance as of September 30, 2017	4,054,175
Unamortized discount on notes payable	(403,453)
Notes payable, balance as of September 30, 2017	3,650,722
Current portion of notes payable	(1,693,065)
Non-current portion of notes payable	$1,957,657

7. Related Party Transactions

On April 1, 2016, the Company entered into a two-year consulting agreement with Jeffrey Ravetch, M.D., Ph.D., a Board member until August 3, 2017, for work beginning January 1, 2016 through December 31, 2017, at a rate of $100,000 a year, in support of scientific and technical advice on the discovery and development of technology and products for the Company primarily related to monoclonal antibodies, corporate development, and corporate partnering efforts.  In April 2016, the Company paid Dr. Ravetch $100,000 for services to be performed in 2016, and will pay quarterly thereafter beginning January 1, 2017. During the three and nine months ended September 30, 2017, the Company recorded $25,000 and $75,000, respectively, in consulting expenses, as part of general and administration expenses, related to this agreement, of which $25,000 is outstanding and included in other accrued expenses on the balance sheet as of September 30, 2017.

On November 3, 2016, the Company granted 17,500 stock options to Jeffrey Ravetch, M.D., Ph.D., for his ongoing consulting services to the Company. The option award vests over a three-year period. During the three and nine months ended September 30, 2017, the Company recognized $3,900 and $11,572 of stock-based compensation expense, respectively, as part of general and administration expenses, related to this option grant.

On May 19, 2017, the Company granted each director, other than J. David Hansen, Jeffrey Ravetch, a Board member at the time, and Philip Livingston, 50,000 options at market price, $1.80 on May 19, 2017, with immediate vesting for their continuing service to the Company, in exchange for giving up their Board fees for the remainder of the year. J. David Hansen and Jeffrey Ravetch were each granted 500,000 options and Philip Livingston was granted 50,000 options each at $2.00 exercise price per share with immediate vesting and no performance obligations. Options granted to J. David Hansen, CEO and Philip Livingston were granted as a condition of the May 2017 financing transaction. The 450,000 options granted to Dr. Ravetch in addition to the 50,000 options granted to other non-employee members of the Company’s Board of Directors were in recognition of the additional value provided by Dr. Ravetch as a scientific expert. During the three and nine months ended September 30, 2017, the Company recorded $0 and $1,480,089 in stock-based compensation expense, respectively, in general and administration expenses, related to these grants.

8. Stock-based Activity

Amendment of Equity Incentive Plan

On March 31, 2015, the Company approved a Second Amended and Restated 2014 Employee, Director and Consultant Equity Incentive Plan (the “Plan”) to increase the number of shares reserved for issuance under the Plan from 21,362 to 1,129,837 shares of common stock. Additional changes to the Plan include:

●
An “evergreen” provision to reserve additional shares for issuance under the Plan on an annual basis commencing on the first day of fiscal 2016 and ending on the second day of fiscal 2024, such that the number of shares that may be issued under the Plan shall be increased by an amount equal to the lesser of: (i) 1,081,081 or the equivalent of such number of shares after the administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with the Plan; (ii) the number of shares necessary such that the total shares reserved under the Plan equals (x) 15% of the number of outstanding shares of common stock on such date (assuming the conversion of all outstanding shares of Preferred Stock (as defined in the Plan) and other outstanding convertible securities and exercise of all outstanding warrants to purchase common stock) plus (y) 30,946; and (iii) an amount determined by the Board.

●
Provisions that no more than 405,406 shares may be granted to any participant in any fiscal year.

●
Provisions to allow for performance based equity awards to be issued by the Company in accordance with Section 162(m) of the Internal Revenue Code.

On September 22, 2016, the Board of Directors ratified an automatic increase in the number of shares reserved for issuance under the Plan, increasing the total shares reserved from 1,129,837 to 1,208,307 shares of common stock, under the annual evergreen provision for the Plan, plus a fixed amount of 30,946.

On January 1, 2017, the Board of Directors ratified an automatic increase in the number of shares reserved for issuance under the Plan, effective January 1, 2017, increasing the total shares reserved from 1,208,307 to 2,159,352 shares of common stock, under the annual evergreen provision for the Plan , plus a fixed amount of 30,946.

On June 12, 2017, the Company’s stockholders at its annual meeting approved a proposal to increase in the number of shares reserved for issuance under the Plan, increasing the total shares reserved under the Plan from 2,128,406 (including the fixed amount of 30,946) to 4,128,406, and increasing the number of shares that may be granted to any participant in any fiscal year to 900,000, from 405,406.

On October 2, 2017, in a special meeting of stockholders, the Company received approval of the Fifth Amended and Restated MabVax Therapeutics Holdings, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan (the “Plan”), including an increase in the shares of common stock reserved for issuance under the Plan from 4,128,406 to 6,128,406 shares.

 Stock-based Compensation

We measure stock-based compensation expense for equity-classified awards, principally related to stock options and restricted stock units, or RSUs, based on the estimated fair value of the award on the date of grant. We recognize the value of the portion of the award that we ultimately expect to vest as stock-based compensation expense over the requisite service period in our condensed consolidated statements of operations. Due to limited activity in 2017, 2016 and 2015, we assumed a forfeiture rate of zero.

We use the Black-Scholes model to estimate the fair value of stock options granted. The expected term of stock options granted represents the period of time that we expect them to be outstanding. For the three and nine months ended September 30, 2017 and 2016, the following valuation assumptions were used (there were no options granted for the three months ended September 30, 2017):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Risk-free interest rate	-	0.87%	1.5 to 2.0%	1.43%
Dividend yield	-	0%	0%	0%
Expected volatility	-	70.98%	73 to 85%	85.91%
Expected life of options, in years	-	2.9 yrs.	1.4 to 6.0 yrs.	6.0 yrs.
Weighted-average grant date fair value	-	$3.43	$1.53	$3.23

Total estimated stock-based compensation expense, related to all of the Company’s stock-based payment awards recognized under ASC 718, “Compensation—Stock Compensation” and ASC 505, “Equity” was comprised of the following:

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
Research and development	$292,523	$301,985	$989,884	$889,666
General and administrative	721,213	666,556	3,526,488	2,570,326
Total stock-based compensation expense	$1,013,736	$968,541	$4,516,372	$3,459,992

Stock-based Award Activity

The following table summarizes the Company’s stock option activity during the nine months ended September 30, 2017:

	Options Outstanding	Weighted-Average Exercise Price
Outstanding at December 31, 2016	851,375	$10.94
Granted	2,046,690	2.37
Exercised	—	—
Forfeited/cancelled/expired	(82,825)	5.67
Outstanding and expected to vest at September 30, 2017	2,815,240	$4.87
Vested and exercisable at September 30, 2017	1,742,632	$4.79

The total unrecognized compensation cost related to unvested stock option grants as of September 30, 2017, was $2,519,222 and the weighted average period over which these grants are expected to vest is 1.71 years. The weighted average remaining contractual life of stock options outstanding at September 30, 2017 and 2016 is 9.1 and 9.0 years, respectively.

During the first nine months of 2017, the Company granted 2,046,690 options to officers and employees with a weighted average exercise price of $2.37 which consisted of 1,300,000 shares vesting immediately at grant and the remainder vesting over a three-year period starting at the one-year anniversary of the grant date.  During the first nine months of 2016, the Company granted 413,578 options to officers and employees with a weighted average exercise price of $5.21. Stock options granted to employees generally vest over a three-year period with one third of the grants vesting at each one-year anniversary of the grant date.

Because the Company had a net operating loss carryforward as of September 30, 2017, no tax benefits for the tax deductions related to stock-based compensation expense were recognized in the Company’s condensed consolidated statements of operations. Additionally, no stock options were exercised in the three and nine months ended September 30, 2017 and 2016.

A summary of activity related to restricted stock grants under the Plan for the nine months ended September 30, 2017 is presented below:

	Shares	Weighted Average Grant-Date Fair Value
Non-vested at December 31, 2016	205,478	$16.84
Granted	850,965.55
Vested	(102,737)	16.22
Forfeited	—	—
Non-vested at September 30, 2017	953,706	$2.30

As of September 30, 2017, there were 953,706 non-vested restricted stock units remaining outstanding.

As of September 30, 2017 and 2016, unamortized compensation expense related to restricted stock grants amounted to $1,169,284 and $2,553,920, respectively, which is expected to be recognized over a weighted average period of 0.24 and 1.5 years, respectively.

Management Bonus Plan and Compensation for Non-Employee Directors

On February 16, 2016, our Compensation Committee approved a 2016 Management Bonus Plan (the “2016 Management Plan”) outlining maximum target bonuses of the base salaries of certain of our executive officers. Under the terms of the 2016 Management Plan, the Company's Chief Executive Officer shall receive a maximum target bonus of up to 50% of his annual base salary, and the Chief Financial Officer and each of the Company's Vice Presidents shall receive a maximum target bonus of up to 30% of their annual base salary.

Also, on February 16, 2016, the Compensation Committee of the Board of Directors of the Company approved the following amendments to Company's policy for compensating non-employee members of the Board:

●
The initial equity grant upon first appointment (or election) of future non-employee directors to the Board shall be a 10-year option to purchase 6,757 shares of the Company's common stock, under the Company's Second Amended and Restated 2014 Equity Incentive Plan with 3-year annual vesting and a strike price equal the closing price of the Company's common stock on the effective date of the appointment (or election);

●
The annual cash retainer for each non-employee director, paid quarterly, is increased by $1,000 per calendar quarter to a total of $7,000 per quarter, effective April 1, 2016; and

●
The additional annual cash retainer for the chairperson of each of the Audit, Compensation, and Nominating and Governance Committees, paid quarterly, is increased by $1,000 per calendar year, such that each chairperson retainer shall be as follows, effective April 1, 2016: Audit Committee: $13,000; Compensation Committee: $9,000; Nominating and Governance Committee: $6,000.

On August 25, 2016, the Compensation Committee of the Board of Directors of the Company approved the following amendments to Company's policy for compensating non-employee members of the Board:

●
The initial equity grant upon first appointment (or election) of future non-employee directors to the Board shall be a 10-year option to purchase 25,000 shares of the Company's common stock, under the Plan with 3-year annual vesting and a strike price equal to the closing price of the Company's common stock on the effective date of the appointment (or election); and

●
the additional automatic annual option grant to each non-employee director on the date of the Company's annual meeting shall be a 10-year option to purchase 17,500 shares of the Company's common stock, under the Plan with 1-year vesting and a strike price equal to the closing price of the Company's common stock on the date of the annual meeting.

On February 6, 2017, the Compensation Committee of the Board of Directors of the Company approved the following amendments to Company's policy for compensating non-employee members of the Board:

●
the initial equity grant upon first appointment (or election) of future non-employee directors to the Board shall be a 10-year option to purchase 30,000 shares of the Company's common stock, under the Plan with 3-year annual vesting and a strike price equal to the closing price of the Company's common stock on the effective date of the appointment (or election); and

●
the additional automatic annual option grant to each non-employee director on the date of the Company's annual meeting shall be a 10-year option to purchase 20,000 shares of the Company's Common Stock, under the Plan with 1-year vesting and a strike price equal the closing price of the Company's common stock on the date of the annual meeting.

On May 19, 2017, in connection with the May 2017 Public Offering, the Company entered into the May 2017 Letter Agreement with the Lead Investor, whereby the Company was obligated to issue an aggregate of 1,050,000 options to certain employees and members of the Board, at a price not less than $2.00 per share, and 50,000 options to each other Board member at the current market price. Further, all Board fees were waived for 2017 in connection with the May 2017 Letter Agreement.

On August 14, 2017, the Chairman of the Compensation Committee, acting on behalf of the Board of Directors sent a letter to each executive of the Company stating that the Board deems it in the best interests of the Company to request that the executive voluntarily defer a portion of his regular salary to help with cash flow of the Company. On August 16 and August 21, 2017, Paul Resnick, M.D. and Paul Maffuid, Ph.D., respectively gave notice of good reason (as that term is defined in their employment agreements, or “Good Reason”) for termination of their employment. The Company had 30 days from the notification date under each of their employment agreements to cure their concerns. In oral discussions with each executive the President and Chief Executive Officer communicated on behalf of the Compensation Committee the Company’s intention to provide additional equity compensation in return for salary deferrals. Given the perceived uncertainty about the Company’s plans at the time for addressing the concerns of Dr. Resnick and Dr. Maffuid, and that nothing in writing had been provided as possible equity compensation, they each submitted their notices to the Company of good reason for termination. Further, they each expressed in oral conversations that they wanted to remain employed by the Company. The Company cured each executive’s concerns within the 30-day cure period, by reinstating the deferred salary for Dr. Resnick in one instance, and in granting restricted stock to all executives with vesting over time, as disclosed in the filings of Form 4s following the approvals. Both executives rescinded their notices of good reason for termination on September 7, 2017, and all executives’ employment agreements remain unchanged as the salary deferrals remain to be voluntary.

Common stock reserved for future issuance

Common stock reserved for future issuance consists of the following at September 30, 2017:

Common stock reserved for issuance upon conversion of preferred stock	11,633,387
Common stock reserved for issuance upon exercise of warrants	2,073,416
Common stock options outstanding	2,815,240
Authorized for future grant or issuance under the Stock Plan	181,839
Unvested restricted stock	953,706
Total	17,657,588

9. Net Loss per Share

The Company calculates basic and diluted net loss per share using the weighted-average number of shares of common stock outstanding during the period.

When the Company is in a net loss position, it excludes from the calculation of diluted net loss per share all potentially dilutive stock options, preferred stock and warrants, and the diluted net loss per share is the same as the basic net loss per share for such periods. If the Company was to be in a net income position, the weighted average number of shares used to calculate the diluted net income per share would include the potential dilutive effect of in-the-money securities, as determined using the treasury stock method.

The table below presents, the potentially dilutive securities that would have been included in the calculation of diluted net loss per share if they were not antidilutive for the periods presented.

	As of September 30,
	2017	2016
Stock options	2,815,240	815,412
Restricted stock awards	953,706	205,478
Preferred stock	11,633,387	2,975,424
Common stock warrants	2,073,416	5,124,144
Total	17,475,749	9,120,458

10. Contracts and Agreements

Memorial Sloan Kettering Cancer Center, or MSK

Since 2008 the Company has engaged in various research agreements and collaborations with MSK including licensed rights to cancer vaccines and the blood samples from patients who have been vaccinated with MSK’s cancer vaccines. Total sponsored research contracts outstanding in 2016 amounting to approximately $800,000 in 2016 were 100% complete as of the year ended December 31, 2016. Such sponsored research agreements provide support for preclinical work on the Company’s product development programs. The work includes preparing radioimmunoconjugates of the Company’s antibodies and performing in vitro and in vivo pharmacology studies for our therapeutic antibody product, imaging agent product and radioimmunotherapy product programs. For the three and nine months ended September 30, 2017 the Company incurred $0 and $184,000 in expenses related to these contracts, respectively, and for the three and nine months ended September 30, 2016, the Company incurred $0 and $212,574, respectively.

Life Technologies Licensing Agreement

On September 24, 2015, the Company entered into a licensing agreement with Life Technologies Corporation, a subsidiary of ThermoFisher Scientific.  Under the agreement MabVax agreed to license certain cell lines from Life Technologies Corporation to be used in the production of recombinant proteins for the Company’s clinical trials.  The amount of the contract is for $450,000 and was fully expensed during 2015. This agreement was fully paid as of December 31, 2016. For the three and nine months ended September 30, 2017 and 2016, the Company recorded no expenses associated with the agreement.

 Rockefeller University Collaboration

In July 2015, the Company entered into a research collaboration agreement with Rockefeller University's Laboratory of Molecular Genetics and Immunology. The Company provided antibody material to Rockefeller University, which is exploring the mechanism of action of constant region (Fc) variants of the HuMab 5B1 in the role of tumor clearance. The Company may supply additional research materials if requested by the Rockefeller University, which is evaluating ways to optimize the function. For the three and nine months ended September 30, 2017, and 2016, the Company recorded no expenses associated with the agreement.

 Patheon Biologics LLC Agreement

On April 14, 2014, the Company entered into a development and manufacturing services agreement with Patheon (f.k.a. Gallus Biopharmaceuticals) to provide a full range of manufacturing and bioprocessing services, including cell line development, process development, protein production, cell culture, protein purification, bio-analytical chemistry and QC testing.  Total amount of the contract is estimated at approximately $3.0 million.  For the three and nine months ended September 30, 2017 and 2016, the Company recorded no expenses associated with the agreement.

NCI PET Imaging Agent Grant

In September 2013, the NCI awarded the Company a SBIR Program Contract to support the Company’s program to develop a Positron Emission Tomography (“PET”) imaging agent for pancreatic cancer using a fragment of the Company’s 5B1 antibody (the “NCI PET Imaging Agent Grant”). The project period for Phase I of the grant award of approximately $250,000 covered a nine-month period, which commenced in September 2013 and ended in June 2014.

On August 25, 2014, the Company was awarded a $1.5 million contract for the Phase II portion of the NCI PET Imaging Agent Grant. The contract is intended to support a major portion of the preclinical work being conducted by the Company, together with its collaboration partner, MSK, to develop a novel PET imaging agent for detection and assessment of pancreatic cancer. The total contract amount for Phase I and Phase II was approximately $1,749,000. The Company recorded revenue associated with the NCI PET Imaging Agent Grant as the related costs and expenses were incurred. For the three and nine month periods ended September 30, 2017 the Company recorded no revenues associated with the NCI PET Imaging Agent Grant, and during the same periods in 2016, the Company recorded $0 and $148,054 of revenue associated with the NCI PET Imaging Agent Grant, respectively.

11. Commitments and contingencies

Capital Leases

On March 21, 2016, the Company entered into a lease agreement with ThermoFisher Scientific (“Lessor”).  Under the terms of the agreement, the Company agreed to lease two pieces of equipment from the Lessor, a liquid chromatography system and an incubator, totaling in cost of $95,656.  The term of the lease is five years (60 months), and the monthly lease payment is $1,867. In addition, there is a $1.00 buyout option at the end of the lease term.

Minimum future annual capital lease obligations are as follows as of September 30, 2017:

2017 (remaining)	$5,601
2018	22,402
2019	22,402
2020	22,402
2021	7,467
Less interest	(12,379)
Principal	67,895
Less current portion	(17,447)
Noncurrent portion	$50,448

Operating Leases

In connection with the Merger, the Company recorded a $590,504 contingent lease termination fee, in connection with the termination by MabVax (f.k.a. Telik, Inc.) of the master lease and sublease of 3165 Porter Drive in Palo Alto, California, which is payable to ARE-San Francisco No. 24, if the Company receives $15 million or more in additional financing in the aggregate. The additional financing was achieved in 2015 and the termination fee is reflected on the condensed consolidated balance sheet as an accrued lease contingency fee.

On September 2, 2015, the Company entered into a lease (the “Lease”) with AGP Sorrento Business Complex, L.P., for certain premises of office and laboratory space in buildings located at 11535 Sorrento Valley Rd., San Diego, California, to serve as the Company’s corporate offices and laboratories (the “New Premises”).  Because certain tenant improvements needed to be made to the New Premises before the Company could take occupancy, the term of the Lease did not commence until the New Premises were ready for occupancy, which was on February 4, 2016.  The Lease terminates six years after such term commencement date, unless earlier terminated in accordance with the Lease. Pursuant to the terms of the Lease, the monthly base rent is $35,631, subject to annual increases as set forth in the Lease. Effective March 1, 2017, the monthly base rent increased to $36,700.

The Company has an option to extend the Lease term for a single, five-year period.  If the Lease term is extended for the optional five-year period, the monthly base rent will be adjusted based on fair market rental value.  In addition to rent, the Company agreed to pay a portion of the taxes and utility, maintenance and other operating costs paid or accrued in connection with the ownership and operation of the property.

During the three and nine months ended September 30, 2017, the Company recorded rent expense of $115,238 and $345,714, respectively, and during the three and nine months ended September 30, 2016, the Company recorded rent expense of $115,238 and $318,159, respectively.

Minimum future annual operating lease obligations are as follows as of September 30, 2017:

2017 (remaining)	$110,100
2018	451,409
2019	464,951
2020	478,900
2021	493,267
Thereafter	82,612
Total	$2,081,239

12. Subsequent Events

October 10, 2017 Registered Direct Offering – On October 10, 2017, we entered into a subscription agreement with select accredited investors relating to the Company’s registered direct offering, issuance and sale of 769,231 shares of the Company’s common stock, $0.01 par value per share. The purchase price per share was $0.65. The total amount of the subscription agreements amounted to $500,000, before estimated expenses of $15,000.

October 16, 2017 Series L Preferred Stock - On October 16, 2017, we filed a Certificate of Designations, Preferences and Rights of the 0% Series L Convertible Preferred Stock (the "Series L Certificate of Designation") with the Delaware Secretary of State, designating 58,000 shares of preferred stock as Series L convertible preferred stock (the “Series L Preferred Stock”). On October 18, 2017, we filed a Certificate of Correction to the Series L Certificate of Designation to include a sentence that was inadvertently omitted.

The shares of Series L Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series L Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series L Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series L Preferred Stock is $100 and the initial conversion price is $0.60 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

The holders of Series L Preferred Stock will be entitled to receive dividends if and when declared by our board of directors. The Series L Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our common stock.  In addition, if the Company grants, issues or sells any rights to purchase its securities pro rata to all record holders of common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series L Preferred Stock then held.

We are prohibited from effecting a conversion of the Series L Preferred Stock if the Company has not obtained stockholder approval for the full conversion of the Series L Preferred Stock in accordance with the rules of the NASDAQ Capital Market or to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series L Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series L Preferred Stock, substituting the consolidated closing bid price of the common stock on October 13, 2017, for the then-applicable conversion price, and not in excess of the beneficial ownership limitations or limitations required by the rules and regulations of the NASDAQ Capital Market.

Holders of Series L Preferred Stock will be entitled to a preferential payment of cash per share equal to the greater of 100% of the base amount on the date of payment or the amount per share had the holders converted such preferred shares immediately prior to the date of payment upon the liquidation, dissolution or winding up of the affairs of the Company, or a consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed.

October 18, 2017 Preferred Stock Exchange Agreement – On October 18, 2017, we entered into exchange agreements (each, an “Exchange Agreement” and collectively, the “Exchange Agreements”) with the holders of all of the Company’s outstanding shares of Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, pursuant to which 665,281 shares of Series F Preferred Stock, 1,000,000 shares of Series G Preferred Stock and 850 shares of Series H Preferred Stock were exchanged for 58,000 newly authorized shares of Series L Preferred Stock. The Company agreed to hold a special meeting of shareholders to approve the issuance of the Series L Preferred Stock and shares of common stock issuable upon conversion of the Series L Preferred Stock (the “Conversion Shares”). The special meeting has been scheduled for November 22, 2017.

The terms of the Exchange Agreements and Series L Preferred Stock were determined by negotiation between the parties. No commission or other payment was received by the Company in connection with the Exchange Agreements. Such exchange was conducted pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, and Series L Preferred Stock issuable pursuant to the Exchange Agreements and the Conversion Shares will be issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act.

Pursuant to a registration rights agreement entered into between the Company and the Holders on October 18, 2017, the Company agreed to use its reasonable best efforts to file a registration statement registering the Conversion Shares for resale within 10 days of closing and cause the registration statement to be declared effective within 30 days of filing. On October 25, 2017, we filed a registration statement with the SEC, which was within 10 days of closing. The registration statement is currently under review by the SEC.

Restricted Stock Grants – During the month of October 2017, we issued an aggregate of 415,000 shares of restricted common stock valued at $306,650 based on the closing market prices ranging from $0.63 to $0.78, depending on the date of issuance, to different investor relations services firms or individuals in connection with providing investor relations services to the Company. All of the shares were fully vested on the date of issuance.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
MabVax Therapeutics Holdings, Inc.

We have audited the accompanying consolidated balance sheets of MabVax Therapeutics Holdings, Inc. (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations, redeemable convertible preferred stock, convertible preferred stock and stockholders’ equity, and cash flows for the years then ended. MabVax Therapeutics Holdings, Inc.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MabVax Therapeutics Holdings, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring operating losses and is dependent on additional financing to fund operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ CohnReznick LLP

San Diego, California
March 1, 2017

MABVAX THERAPEUTICS HOLDINGS, INC.
Consolidated Balance Sheets

	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$3,979,290	$4,084,085
Grants receivable	—	757,562
Prepaid expenses	281,858	419,751
Other current assets	32,830	47,586
Total current assets	4,293,978	5,308,984
Property and equipment, net	731,712	135,486
Goodwill	6,826,003	6,826,003
Other long-term assets	168,597	126,654
Total assets	$12,020,290	$12,397,127
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,137,903	$3,002,497
Accrued compensation	770,592	562,755
Accrued clinical operations and site costs	1,218,641	391,041
Accrued lease contingency fee	590,504	590,504
Other accrued expenses	315,034	411,566
Interest payable	51,295	—
Current portion of notes payable	1,589,661	—
Current portion of capital lease payable	17,004	—
Total current liabilities	5,690,634	4,958,363

Long-term liabilities:
Long-term portion of notes payable, net	2,774,627	—
Long-term portion of capital lease payable	68,113	—
Other long-term liabilities	144,394	—
Total long-term liabilities	2,987,134	—
Total liabilities	8,677,768	4,958,363

Commitments and contingencies

Stockholders’ equity:
Series D convertible preferred stock, $0.01 par value, 1,000,000 shares authorized, 132,489 and 191,490 shares issued and outstanding as of December 31, 2016 and 2015, respectively, with liquidation preference of $1,325 and $1,915 as of December 31, 2016 and 2015, respectively	1,325	1,915
Series E convertible preferred stock, $0.01 par value, 100,000 shares authorized, 33,333 shares issued and outstanding as of December 31, 2016 and 2015, with a liquidation preference of $333 as of December 31, 2016 and 2015	333	333
Series F convertible preferred stock, $0.01 par value, 1,559,252 shares authorized, 665,281 shares and none issued and outstanding, with a liquidation preference of $6,653 and none as of December 31, 2016 and 2015, respectively	6,653	—
Common stock, $0.01 par value; 150,000,000 shares authorized, 6,296,110 and 3,836,631 shares issued and outstanding as of December 31, 2016 and 2015, respectively	62,961	38,366
Additional paid-in capital	81,533,511	67,999,928
Accumulated deficit	(78,262,261)	(60,601,778)
Total stockholders’ equity	3,342,522	7,438,764
Total liabilities and stockholders’ equity	$12,020,290	$12,397,127

See Accompanying Notes to Consolidated Financial Statements.

MABVAX THERAPEUTICS HOLDINGS, INC.
Consolidated Statements of Operations

	For the Years Ended December 31,
	2016	2015
Revenues:
Grants	$148,054	$1,267,036
Total revenues	148,054	1,267,036

Operating costs and expenses:
Research and development	7,800,723	9,596,768
General and administrative	9,010,450	9,795,163
Total operating costs and expenses	16,811,173	19,391,931
Loss from operations	(16,663,119)	(18,124,895)
Interest and other expenses, net of income	(997,364)	(227)
Change in fair value of warrant liability	—	19,807
Net loss	(17,660,483)	(18,105,315)
Deemed dividend on Series A-1 preferred stock	—	(9,017,512)
Deemed dividend on Series A-1 warrant	—	(179,411)
Deemed dividend on Series B preferred stock	—	(8,655,998)
Accretion of preferred stock dividends	—	(93,234)
Net loss allocable to common stockholders	$(17,660,483)	$(36,051,470)
Basic and diluted net loss per share	$(3.64)	$(13.44)
Shares used to calculate basic and diluted net loss per share	4,857,753	2,681,740

See Accompanying Notes to Consolidated Financial Statements.

MABVAX THERAPEUTICS HOLDINGS, INC.
Consolidated Statements of Redeemable Convertible Preferred Stock, Convertible Preferred Stock and Stockholders’ Equity

	Redeemable Convertible Preferred Stock			Convertible Preferred Stock
	MabVax Series B			MabVax Series A-1		MabVax Series C
	Shares	Amount	Total	Shares	Amount	Shares	Amount
Balance at December 31, 2014	$1,250,000	$1,838,025	1,838,025	1,593,389	$4,029,576	96,571	$966
Conversion of Series A-1 into common stock on January 10 and February 25, 2015	—	—	—	(64,019)	(162,968)	—	—
Conversion of Series C into common stock on January 10, 2015	—	—	—	—	—	(96,571)	(966)
Conversion of Series B into common stock between March 3 and March 20, 2015	(106,437)	(160,380)	(160,380)	—	—	—	—
Accretion of redemption value for Series A-1 from January 1 to March 25, 2015	—	—	—	—	47,749	—	—
Accretion of redemption value for Series B from January 1 to March 25, 2015	—	45,485	45,485	—	—	—	—
Deemed dividend related to exchange of common stock for Series A-1, Series A-1 Warrants, and Series B on March 25, 2015	—	8,655,998	8,655,998	—	9,196,923	—	—
Exchange of Series A-1 and Series A-1 Warrants into common and Series D on March 25, 2015	—	—	—	(1,529,370)	(13,111,280)	—	—
Exchange of Series B into Common and Series D on March 25, 2015	(1,143,563)	(10,379,128)	(10,379,128)	—	—	—	—
Private Placement Issuance of 900,136 shares at $5.55 per share, net of issuance costs of $281,023 on March 31, 2015	—	—	—	—	—	—	—
Issuance of additional common stock in March 2015 under common stock Purchase Agreement in relation to financing on July 7, 2014	—	—	—	—	—	—	—
Private Placement Issuance of 760,135 shares at $5.55 per share, net of issuance costs of $387,127 on April 10, 2015	—	—	—	—	—	—	—
Private Placement Issuance of 33,333 shares at $75 per share of Series E Preferred Stock on April 10, 2015	—	—	—	—	—	—	—
Issuance of restricted common stock in April 2015 for services	—	—	—	—	—	—	—
Issuance of restricted common stock to former board member on April 3, 2015 upon termination	—	—	—	—	—	—	—
Conversion of Series D Preferred Stock to common stock	—	—	—	—	—	—	—
Stock option exercise	—	—	—	—	—	—	—
Shares issued in connection with exercise of warrants on a cashless basis	—	—	—	—	—	—	—
Elimination of warrant liability in exchange transaction	—	—	—	—	—	—	—
Stock-based compensation	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—

See Accompanying Notes to Consolidated Financial Statements.

MABVAX THERAPEUTICS HOLDINGS, INC.
Consolidated Statements of Redeemable Convertible Preferred Stock, Convertible Preferred Stock and Stockholders’ Equity

	Redeemable Convertible Preferred Stock			Convertible Preferred Stock
	MabVax Series B			MabVax Series A-1		MabVax Series C
	Shares	Amount	Total	Shares	Amount	Shares	Amount
Balance at December 31, 2015	—	$—	$—	—	$—	—	$—
Issuance of warrants in connection with note payable transaction on January 15, 2016	—	—	—	—	—		—
Issuance of whole in lieu of fractional shares resulting from reverse split in August 2016	—	—	—	—	—		—
Issuance of Series F convertible preferred stock, warrants and common stock in August public offering, net of $871,305 in issuance costs	—	—	—	—	—		—
Issuance of additional common stock related to April 2015 financing	—	—	—	—	—		—
Stock issued for services	—	—	—	—	—		—
Conversion of Series D Preferred Stock to common stock	—	—	—	—	—		—
Stock issued upon vesting of restricted stock units in April, July and August of 2016, net of payroll taxes	—	—	—	—	—		—
Stock-based compensation	—	—	—	—	—		—
Net loss	—	—	—	—	—		—
Balance at December 31, 2016	—	$—	—	$—	—		$—

See Accompanying Notes to Consolidated Financial Statements.

MABVAX THERAPEUTICS HOLDINGS, INC.
Consolidated Statements of Redeemable Convertible Preferred Stock, Convertible Preferred Stock and Stockholders’ Equity
Total Stockholders’ Equity

	Series D, E & F Convertible Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2014	—	—	378,766	3,787	24,516,692	(24,550,308)	4,000,713
Conversion of Series A-1 into common stock on January 10 and February 25, 2015	—	—	5,197	52	162,916	—	—
Conversion of Series C into common stock on January 10, 2015	—	—	16,313	163	803	—	—
Conversion of Series B into common stock between March 3 and March 20, 2015	—	—	37,416	374	160,006	—	160,380
Accretion of redemption value for Series A-1 from January 1 to March 25, 2015	—	—	—	—	—	(47,749)	—
Accretion of redemption value for Series B from January 1 to March 25, 2015	—	—	—	—	—	(45,485)	(45,485)
Deemed dividend related to exchange of common stock for Series A-1, Series A-1 Warrants, and Series B on March 25, 2015	—	—	—	—	—	(17,852,921)	(8,655,998)
Exchange of Series A-1 and Series A-1 Warrants into common and Series D on March 25, 2015	117,582	1,176	299,108	2,991	13,107,113	—	—
Exchange of Series B into common and Series D on March 25, 2015	120,573	1,206	43,797	438	10,377,484	—	10,379,128
Private Placement Issuance of 900,135 shares at $5.55 per share, net of issuance costs of $281,023 on March 31, 2015	—	—	900,135	9,001	4,705,525	—	4,714,726
Issuance of additional common stock in March 2015 under common stock Purchase Agreement in relation to financing on July 7, 2014	—	—	11,904	119	(119)	—	—
Private Placement Issuance of 760,135 shares at $5.55 per share, net of issuance costs of $387,127 on April 10, 2015	—	—	760,135	7,601	3,824,021	—	3,831,622
Private Placement Issuance of 33,333 shares at $75 per share of Series E Preferred Stock on April 10, 2015	33,333	333	—	—	2,499,667	—	2,500,000
Issuance of restricted common stock in April 2015 for services	—	—	247,500	2,476	1,909,974	—	1,912,450
Issuance of restricted common stock to former board member on April 3, 2015 upon termination	—	—	2,703	27	45,973	—	46,000
Conversion of Series D Preferred Stock to common stock	(46,665)	(467)	630,608	6,306	(5,839)	—	—
Stock option exercise	—	—	376	4	796	—	800
Shares issued in connection with exercise of warrants on a cashless basis	—	—	164,835	1,648	(1,648)	—	—
Elimination of warrant liability in exchange transaction	—	—	—	—	72,656	—	72,656
Issuance of shares in registered offering in October 2015, net of issuance costs	—	—	337,838	3,379	2,160,013	—	2,163,392
Stock-based compensation	—	—	—	—	4,463,695	—	4,463,695
Net loss	—	—	—	—	—	(18,105,315)	(18,105,315)

See Accompanying Notes to Consolidated Financial Statements.

MABVAX THERAPEUTICS HOLDINGS, INC.
Consolidated Statements of Redeemable Convertible Preferred Stock, Convertible Preferred Stock and Stockholders’ Equity

	Series D, E & F Convertible Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2015	224,823	2,248	3,836,631	38,366	67,999,928	(60,601,778)	7,438,764
Issuance of warrants in connection with note payable transaction on January 15, 2016	—	—	—	—	607,338	—	607,338
Issuance of whole in lieu of fractional shares resulting from reverse split in August 2016	—	—	2,426	24	(24)	—	—
Issuance of Series F convertible preferred stock, warrants and common stock in August public offering, net of $871,305 in issuance costs	665,281	6,653	1,297,038	12,970	8,547,825	—	8,567,448
Issuance of additional common stock related to April 2015 financing	—	—	255,459	2,555	(2,555)	—	—
Stock issued for services	—	—	35,644	356	163,644	—	164,000
Conversion of Series D Preferred Stock to common stock	(59,001)	(590)	797,312	7,974	(7,384)	—	—
Stock issued upon vesting of restricted stock units in April, July and August of 2016, net of payroll taxes	—	—	71,600	716	(178,539)	—	(177,823)
Stock-based compensation	—	—	—	—	4,403,278	—	4,403,278
Net loss	—	—	—	—	—	(17,660,483)	(17,660,483)
Balance at December 31, 2016	831,103	$8,311	6,296,110	$62,961	$81,533,511	$(78,262,261)	$3,342,522

See Accompanying Notes to Consolidated Financial Statements.

MABVAX THERAPEUTICS HOLDINGS, INC.
Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2016	2015
Operating activities
Net loss	$(17,660,483)	$(18,105,315)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	96,553	21,360
Stock-based compensation	4,403,278	4,463,695
Change in fair value of warrants	—	(19,807)
Issuance of restricted common stock for services	164,000	1,958,450
Amortization and accretion related to notes payable	413,676	—
Increase (decrease) in operating assets and liabilities:
Grants receivable	757,562	(673,218)
Other receivables	—	2,275
Prepaid expenses and other	340,187	(199,377)
Accounts payable	(1,898,520)	1,631,305
Accrued clinical operations and site costs	827,600	(103,069)
Accrued compensation	207,837	332,374
Other accrued expenses	(15,101)	166,145
Net cash used in operating activities	(12,363,411)	(10,525,182)
Investing activities
Purchases of property and equipment	(563,196)	(78,416)
Net cash used in investing activities	(563,196)	(78,416)
Financing activities
Issuances of preferred stock, net of issuance costs	—	2,500,000
Proceeds from exercise of stock options	—	800
Principal payments on financed insurance policies	(167,597)	—
Principal payments on capital lease	(10,540)	—
Purchase of vested employee stock in connection with tax withholding obligation	(177,823)	—
Cash receipts from bank loan, net of financing costs	4,610,324	—
Proceeds from issuance of preferred stock, common stock and warrants, net of issuance costs	8,567,448	10,709,740
Net cash provided by financing activities	12,821,812	13,210,540
Net change in cash and cash equivalents	(104,795)	2,606,942
Cash and cash equivalents at beginning of year	4,084,085	1,477,143
Cash and cash equivalents at end of year	$3,979,290	$4,084,085
Supplemental disclosures of cash flow information:
Cash paid during the year for income taxes	$24,626	$1,600
Supplemental disclosures of non-cash investing and financing information:
Deemed dividend on beneficial conversion feature for preferred stock	$—	$17,852,921
Capital lease in connection with purchase of equipment	$95,657	$—
Fair value of warrants issued	$607,338	$—
Accretion of redemption value for Series A-1 and B preferred stock	$—	$93,234
Conversion of Series B redeemable preferred stock into common stock	$—	$160,380
Conversion of Series D preferred stock into common stock	$7,974	$6,306
Conversion of Series A-1 preferred stock into common stock	$—	$162,968
Exchange of Series A-1 preferred stock and warrants to common stock and Series D convertible preferred stock	$—	$13,111,280
Exchange of Series B preferred stock and warrants to common stock and Series D convertible preferred stock	$—	$10,451,784
Warrants exercised to purchase common stock on a cashless basis	$—	$12,198
Elimination of warrant liability in exchange transaction	$—	$72,656
Financing transaction not yet paid	$—	$36,570
Conversion of Series C preferred stock to common stock	$—	$966
Property and equipment accrued in accounts payable	$33,934	$21,376

See Accompanying Notes to Consolidated Financial Statements.

MABVAX THERAPEUTICS HOLDINGS, INC.
Notes to Consolidated Financial Statements

1. Nature of Operations and Basis of Presentation

MabVax Therapeutics Holdings, Inc. (f.k.a. Telik, Inc. and referred to herein as “MabVax Therapeutics Holdings” or the “Company”) (NASDAQ: MBVX) was incorporated in the state of Delaware on October 20, 1988. On July 8, 2014, Tacoma Acquisition Corp., a Delaware corporation and wholly owned subsidiary of MabVax Therapeutics Holdings (“Tacoma Corp.”) merged with MabVax Therapeutics, Inc., a Delaware corporation (“MabVax Therapeutics”) pursuant to an Agreement and Plan of Merger, dated May 12, 2014, by and among MabVax Therapeutics Holdings, Tacoma Corp. and MabVax Therapeutics, as amended by that certain Amendment No. 1 to the Merger Agreement, dated June 30, 2014, by and among the parties thereto and by that certain Amendment No. 2 to the Merger Agreement, dated July 7, 2014, by and among the parties thereto (such agreement as amended, the “Merger Agreement”; such Merger, the “Merger”). Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this Annual Report mean MabVax Therapeutics Holdings, Inc. on a consolidated financial statement basis with our wholly owned subsidiary following the Merger, MabVax Therapeutics, as applicable. On October 9, 2014, the Financial Industry Regulatory Authority (FINRA) approved the Company’s stock symbol change request and the Company began trading on the OTCQB under the symbol MBVX on October 10, 2014. On August 17, 2016, our common stock began trading on the NASDAQ Capital Market under the symbol “MBVX.”

On August 16, 2016, we filed a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware in order to effectuate a reverse stock split of our issued and outstanding common stock on a 1 for 7.4 basis, effective on August 16, 2016 (the “Reverse Stock Split”). The Reverse Stock Split was effective with FINRA and the Company’s common stock began trading on the NASDAQ Capital Market at the open of business on August 17, 2016. All share and per share amounts, and number of shares of common stock into which each share of preferred stock will convert, in the financial statements and notes hereto have been retroactively adjusted for all periods presented to give effect to the Reverse Stock Split, including reclassifying an amount equal to the reduction in par value of common stock to additional paid-in capital.

The Company is a clinical stage biopharmaceutical company engaged in the discovery, development and commercialization of proprietary human monoclonal antibody products and vaccines for the treatment of a variety of cancers. The Company has discovered a pipeline of human monoclonal antibody products based on the protective immune responses generated by patients who have been immunized against targeted cancers. Therapeutic vaccines under development were discovered at Memorial Sloan Kettering Cancer Center (“MSK”) and are exclusively licensed to MabVax Therapeutics. The Company operates in only one business segment.

The Company has incurred net losses since inception and expects to incur substantial losses for the foreseeable future as it continues its research and development activities. To date, the Company has funded operations primarily through government grants, the sale of preferred stock and equity securities, debt financing, non-equity payments from collaborators and interest income. The process of developing products will require significant additional research and development, preclinical testing and clinical trials, as well as regulatory approvals. The Company expects these activities, together with general and administrative expenses, to result in substantial operating losses for the foreseeable future. The Company will not receive substantial revenue unless the Company or its collaborative partners complete clinical trials, obtain regulatory approvals and successfully commercialize one or more products; or the Company licenses its technology after achieving one or more milestones of interest to a potential partner.

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Management believes that these estimates are reasonable; however, actual results may differ from these estimates.

Liquidity and Going Concern

The accompanying consolidated financial statements have been prepared on the going concern basis, which assumes that the Company will continue to operate as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, the Company had a net loss of $17,660,483, net cash used in operating activities of $12,363,411 and net cash used in investing activities of $563,196 for the year ended December 31, 2016. As of December 31, 2016, the Company had $3,979,290 in cash and cash equivalents and an accumulated deficit of $78,262,261.

On January 15, 2016, the Company and Oxford Finance LLC, as collateral agent and lender, entered into a loan and security agreement (the “Loan Agreement”) providing for senior secured term loans to the Company in an aggregate principal amount of up to $10,000,000, subject to the terms and conditions set forth in the Loan Agreement (the “January 2016 Term Loan”).  On January 15, 2016, the Company received an initial loan of $5,000,000 under the Loan Agreement, before fees and issuance costs of approximately $390,000.

On August 22, 2016, we closed a public offering of 1,297,038 shares of common stock and 665,281 shares of Series F Preferred Stock, and warrants to purchase 1,962,319 shares of common stock at $5.55 per share and warrants to purchase 1,962,319 shares of common stock at $6.29 per share, at an offering price of $4.81 per share (the “August 2016 Public Offering”).  For every one share of common stock or Series F Preferred Stock sold, we issued one warrant to purchase one share of common stock at $5.55 per share and one warrant to purchase one share of common stock at $6.29 per share.  We received $9,438,753 in gross proceeds, before underwriting discounts and commissions and offering expenses totaling $871,305. The gross proceeds include the underwriters’ over-allotment option, which they exercised on the closing date.

We anticipate that the Company will continue to incur net losses into the foreseeable future as we: (i) continue our Phase I clinical trial for our standalone therapeutic HuMab 5b-1, designated as MVT-5873 that was initiated in the first quarter of 2016; (ii) continue our Positron Emission Tomography (“PET”) imaging agent 89Zr-HuMab-5B1, designated as MVT-2163 that was initiated in July 2016; (iii) initiate our clinical trial for the development of our HuMab-based radioimmunotherapy product, designated as MVT-1075; (iv) continue preclinical work on several other programs; and (iv) continue operations as a public company. Management believes that the Company has sufficient funds to meet its obligations through April 2017. These conditions give rise to substantial doubt as to the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We plan to continue to fund the Company’s losses from operations and capital funding needs through equity or debt financings, strategic collaborations, licensing arrangements, government grants or other arrangements. However, we cannot be sure that such additional funds will be available on reasonable terms, or at all. If we are unable to secure adequate additional funding, we may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, and/or suspend or curtail planned programs. In addition, if the Company does not meet its payment obligations to third parties as they come due, it may be subject to litigation claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management. Any of these actions could materially harm the Company’s business, results of operations, and future prospects.

If the Company raises additional funds by issuing equity securities, substantial dilution to existing stockholders would result. If the Company raises additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict the Company’s ability to operate its business.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements reflect all of our activities, including those of our wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Management believes that these estimates are reasonable; however, actual results may differ from these estimates.

Cash and Cash Equivalents

We consider all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company minimizes its credit risk associated with cash and cash equivalents by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. As of December 31, 2016, cash and cash equivalents exceeded federally insured limits by approximately $3.7 million. The Company has not experienced any losses on such accounts.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, grants receivable, other receivable, accounts payable, all of which are generally considered to be representative of their respective fair values because of the short-term nature of those instruments.

Grants Receivable

Grants receivable at December 31, 2015 represented amounts due under the NIH Imaging Contract Phase II with the National Cancer Institute (the “NCI”), a division of the National Institutes of Health, or NIH (collectively, the “NIH Grants”). The Company considers the grants receivable to be fully collectible; accordingly, no allowance for doubtful accounts has been established. Grants receivable balances may include unbilled amounts for which work was completed by the Company as of the balance sheet date. If amounts become uncollectible, they are charged to operations. There were no grant receivable amounts outstanding as of December 31, 2016,

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which are generally three to seven years. Leasehold improvements are amortized over the lesser of the life of the lease or the life of the asset.

Impairment of Long-lived Assets

We evaluate the Company’s long-lived assets with definite lives, such as property and equipment, for impairment. We record impairment losses on long-lived assets used for operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying value of the assets. There have not been any impairment losses of long-lived assets for the years ended December 31, 2016 and 2015.

Impairment of Goodwill

The Company applies the GAAP principles related to Intangibles – Goodwill and Other related to performing a test for goodwill impairment annually. For the years ended December 31, 2016 and 2015, the Company performed a step 1 analysis and assessed the market value of the Company to determine whether an impairment had taken place. Based upon the analysis performed no impairment was noted, therefore performing step 2 was not required. The Company has concluded that no impairment of Goodwill has taken place for the years ended December 31, 2016 and 2015. Further, in performing a qualitative assessment, the Company concluded no events and circumstances have taken place that would have indicated that an impairment had taken place.

Revenue Recognition

Revenue from grants is based upon internal and subcontractor costs incurred that are specifically covered by the grant, including a facilities and administrative rate that provides funding for overhead expenses. NIH Grants are recognized when the Company incurs internal expenses that are specifically related to each grant, in clinical trials at the clinical trial sites, by subcontractors who manage the clinical trials, and provided the grant has been approved for payment. The Company records revenue associated with the NIH Grants as the related costs and expenses are incurred. Any amounts received by the Company pursuant to the NIH Grants prior to satisfying the Company’s revenue recognition criteria are recorded as deferred revenue.

Research and Development Costs

Research and development expenses, which consist primarily of salaries and other personnel costs, clinical trial costs and preclinical study fees, manufacturing costs for non-commercial products, and the development of earlier-stage programs and technologies, are expensed as incurred when these expenditures have no alternative future uses. A significant portion of the development activities are outsourced to third parties, including contract research organizations. In such cases, the Company may be required to estimate related service fees incurred.

Stock-based Compensation

The Company’s stock-based compensation programs include grants of common stock and stock options to employees, non-employee directors and non-employee consultants. Stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense, under the straight-line method, over the employee’s requisite service period (generally the vesting period of the equity grant).

The Company accounts for equity instruments, including common stock and stock options, issued to non-employees in accordance with authoritative guidance for equity based payments to non-employees. Stock options issued to non-employees are accounted for at their estimated fair value determined using the Black-Scholes-Merton option-pricing model. The fair value of options granted to non-employees is re-measured as they vest, and the resulting increase in value, if any, is recognized as expense during the period the related services are rendered.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to basis differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. As of December 31, 2016 and 2015, all deferred tax assets were fully offset by a valuation allowance.

The Company accrues interest and penalties, if any, on underpayment of income taxes related to unrecognized tax benefits as a component of income tax expense in its consolidated statements of operations.

Fair Value Measurements

Level 1 fair value inputs are quoted prices for identical items in active, liquid and visible markets such as stock exchanges. Level 2 fair value inputs are observable information for similar items in active or inactive markets, and appropriately consider counterparty creditworthiness in the valuations. Level 3 fair value inputs reflect our best estimate of inputs and assumptions market participants would use in pricing an asset or liability at the measurement date. The inputs are unobservable in the market and significant to the valuation estimate.

3. Recent Accounting Pronouncements

In November 2015, the FASB issued Accounting Standards Update No. 2015-17, Income Taxes. Current GAAP requires an entity to separate deferred income tax liabilities and assets into current and noncurrent amounts in a classified balance sheet. The new standard simplifies the presentation of deferred tax assets and liabilities and requires that deferred tax assets and liabilities be classified as noncurrent in a classified balance sheet. This ASU is effective for financial statements issued for fiscal years beginning after December 15, 2015, with early adoption permitted. This ASU affected our disclosures relating to deferred tax assets and liabilities. The Company has applied this guidance prospectively and it did not have a material impact on the consolidated balance sheets.

In February 2016, the FASB issued ASU 2016-2,"Leases (Topic 842)."  This update will increase transparency and comparability by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements.  Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged, and it simplified the accounting for sale and leaseback transactions. Lessees will no longer be provided with a source of off-balance sheet financing. Lessees (for capital and operating leases) and lessors (for sales-type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach. The standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We are currently in the process of assessing what impact this new standard may have on our consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, “Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.” This update includes multiple provisions intended to simplify various aspects of the accounting for share-based payment transactions including accounting for excess tax benefits and tax deficiencies, classification of excess tax benefits in the statement of cash flows and accounting for award forfeitures. This update is effective for annual and interim reporting periods of public entities beginning after December 15, 2016, with early adoption permitted. We do not expect the adoption of this new standard to have a material impact on our consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15 (“ASU 2016-15”), “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments.” The standard provides guidance on eight (8) cash flow issues: (1) debt prepayment or debt extinguishment costs; (2) settlement of zero-coupon bonds; (3) contingent consideration payments after a business combination; (4) proceeds from the settlement of insurance claims; (5) proceeds from the settlement of corporate-owned life insurance policies; (6) distributions received from equity method investees; (7) beneficial interests in securitization transactions; and (8) separately identifiable cash flows and application of the predominance principle. ASU 2016-15 addresses how certain cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017 with early adoption permitted. We do not expect the adoption of this new standard to have a material impact on our consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15 ("ASU 2014-15"), “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” This standard provides guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and to provide related footnote disclosures. ASU No. 2014-15 is effective for fiscal years ending after December 15, 2016 and for interim and annual periods therein with early adoption permitted. The adoption of this new standard did not have a material impact on our consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.

4. Property and Equipment, Net

Property and equipment consisted of the following as of December 31, 2016 and 2015:

	December 31,
	2016	2015
Furniture and fixtures	$51,909	$8,979
Office equipment	52,547	52,547
Lab equipment	894,942	400,301
Capital lease equipment	95,657	—
Leasehold improvement	59,555	—
	1,154,610	461,827
Less accumulated depreciation and amortization	(422,898)	(326,341)
Totals	$731,712	$135,486

Depreciation expense for the years ended December 31, 2016 and 2015 was $96,553 and $21,360, respectively.

5. Reverse Stock Split

On August 16, 2016, we filed a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware in order to effectuate a reverse stock split of our issued and outstanding common stock on a 1 for 7.4 basis, effective on August 16, 2016 (the “Reverse Stock Split”). The Reverse Stock Split was effective with FINRA and the Company’s common stock began trading on the NASDAQ Capital Market at the open of business on August 17, 2016. All share and per share amounts, and number of shares of common stock into which each share of preferred stock will convert, in the financial statements and notes hereto have been retroactively adjusted for all periods presented to give effect to the Reverse Stock Split, including reclassifying an amount equal to the reduction in par value of common stock to additional paid-in capital.

6. Notes Payable, Net

On January 15, 2016, we entered into a loan and security agreement with Oxford Finance LLC pursuant to which we had the option to borrow $10,000,000 in two equal tranches of $5,000,000 each (the “Loan Agreement”).  The first tranche of $5,000,000 was funded at close on January 15, 2016 (the “Term A Loan”). The option to fund the second tranche of $5,000,000 (the “Term B Loan”) was upon the Company achieving positive interim data on the Phase 1 HuMab-5B1 antibody trial in pancreatic cancer and successfully uplisting to either the NASDAQ Capital Market or NYSE MKT on or before September 30, 2016.  The option for the Term B Loan expired on September 30, 2016. The Company is not pursuing completion of any additional debt financing with Oxford Finance LLC at the present time. The interest rate for the Term A Loan is set on a monthly basis at a rate equal to the greater of: the index rate plus 11.29%, where the index rate is the 30-day LIBOR rate; or 11.5%. Interest is due on the first day of each month, in arrears, calculated based on a 360-day year.  The loan is interest only for the first year after funding, and the principal amount of the loan is amortized in equal principal payments, plus period interest, over the next 36 months.  A facility fee of 1.0% or $100,000 was due at closing of the transaction, and was incurred and paid by the Company on January 15, 2016.  The Company is obligated to pay a $150,000 final payment upon completion of the term of the loan, and this amount is being accreted using the effective interest rate method over the term of the loan. The amount being accreted is included in the long-term portion of notes payable, net, on the balance sheet Each of the term loans can be prepaid subject to a graduated prepayment fee, depending on the timing of the prepayment.

Concurrent with the closing of the transaction, the Company issued 225,226 common stock purchase warrants to Oxford Finance LLC with an exercise price of $5.55 per share.  The warrants are exercisable for five years and may be exercised on a cashless basis, and expire on January 15, 2021. The Company recorded $607,338 for the fair value of the warrants as a debt discount within notes payable and an increase to additional paid-in capital on the Company’s balance sheet. We used the Black-Scholes-Merton valuation method to calculate the value of the warrants. The debt discount is being amortized as interest expense over the term of the loan using the effective interest method.

We granted Oxford Finance LLC a perfected first priority lien on all of the Company’s assets with a negative pledge on intellectual property. The Company paid Oxford Finance LLC a good faith deposit of $50,000, which was applied towards the facility fee at closing.  The Company agreed to pay all costs, fees and expenses incurred by Oxford Finance LLC in the initiation and administration of the facilities including the cost of loan documentation.

At the initial funding, the Company received net proceeds of approximately $4,610,000 after fees and expenses. These fees and expenses are being accounted for as a debt discount and classified within notes payable on the Company’s consolidated balance sheet as a direct deduction from the carrying amount of the notes payable, consistent with debt discounts. Debt discounts, issuance costs and the final payment are being amortized or accreted as interest expense over the term of the loan using the effective interest method.

The Loan Agreement also contains customary indemnification obligations and customary events of default, including, among other things, our failure to fulfill certain of the Company's obligations under the Loan Agreement, the occurrence of a material adverse change, which is defined as a material adverse change in the Company's business, operations, or condition (financial or otherwise), a material impairment of the prospect of repayment of any portion of the loan, or a material impairment in the perfection or priority of the Lenders’ lien in the collateral or in the value of such collateral. In the event of default by the Company under the Loan Agreement, the Lenders would be entitled to exercise their remedies thereunder, including the right to accelerate payment of the debt, upon which we may be required to repay all amounts then outstanding under the Loan Agreement, which could harm the Company's financial condition.

The Company was in compliance with all applicable covenants set forth in the Loan Agreement as of December 31, 2016.

The Company recorded interest expense related to the term loan of $997,389 for the year ended December 31, 2016. The annual effective interest rate on the note payable, including the amortization of the debt discounts and accretion of the final payment, but excluding the warrant amortization, is approximately 12.4%.

As of December 31, 2016, the Company has one insurance premium note outstanding with a balance totaling $61,883, which matures in April 2017.  This note bears interest at a rate of 4.5% per annum, and the monthly payments are $20,783.

Future principal payments under the Loan Agreement and insurance premium note as of December 31, 2016 are as follows:

Years ending December 31:
2017	$1,589,661
2018	1,666,667
2019	1,666,667
2020	138,889
Notes payable, balance as of December 31, 2016	5,061,884
Unamortized discount on notes payable	(697,596)
Notes payable, net, balance as of December 31, 2016	4,364,288
Current portion of notes payable, net	(1,589,661)
Long-term portion of notes payable, net	$2,774,627

7. Redeemable Convertible Preferred Stock, Convertible Preferred Stock, Common Stock and Warrants

MabVax Therapeutics Holdings Series B Redeemable Convertible Preferred Stock and Warrants (Pre-Merger MabVax Therapeutics Issuances)
On May 12, 2014, MabVax Therapeutics Holdings entered into a securities purchase agreement with certain purchasers pursuant to which MabVax Therapeutics Holdings agreed to issue and sell, subject to customary closing conditions, an aggregate of 1,250,000 shares of MabVax Therapeutics Series B Preferred Stock and warrants (the “Series B Common Warrants”) to purchase up to an additional 10,557 shares of MabVax Therapeutics Holdings common stock, with an aggregate purchase price of $2,500,000, or $2.00 for each share of our Series B Preferred Stock and related Series B Common Warrants.

As a result of the Series B Common Warrants’ anti-dilution provision, the Series B Common Warrants were recorded as a current liability in the amount of $92,463 on our consolidated balance sheet as of December 31, 2014. On March 25, 2015, the Series B Common Warrants were re-valued at $72,656 prior to being exchanged into shares of common stock and Series D Preferred Stock and the warrant liability was eliminated and the Company recorded a gain of $19,807 for the year ended December 31, 2015.

The changes in the value of the warrant liability during the year ended December 31, 2015 were as follows:

Fair value – beginning of year	$92,463
Change in fair value	(19,807)
Cancellation of warrants	(72,656)
Fair value – end of year	$—

At December 31, 2016 and 2015, there were no financial instruments requiring fair value measurement.

Dividends on Preferred Stock

The Company immediately recognizes the changes in the redemption value on preferred stock as they occur and the carrying value of the security is adjusted to equal what the redemption amount would be as if redemption were to occur at the end of the reporting period based on the conditions that exist as of that date. The value adjustment made to the redemption value and preferred stock dividends on the Series A-1 Preferred Stock and Series B Preferred Stock for the year ended December 31, 2016 and 2015, was an increase of none and $93,234, respectively.

Since the Company’s inception, no dividends were ever declared or paid by the Company’s Board of Directors on either of the Company’s Series A Preferred Stock or Series B Preferred Stock.

Conversion of Preferred Stock into Common Stock

During quarter ended March 31, 2015, holders of Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock converted 64,019, 106,437, and 96,571 shares into 5,197, 37,417, and 16,313 shares of common stock, respectively; such conversions eliminated all outstanding Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock outstanding.

Exchange of Series A-1 Preferred Stock and Series B Preferred Stock and Warrants into Common Stock and Series D Preferred Stock

On March 25, 2015, the Company entered into separate exchange agreements with certain holders of the Company’s Series A-1 Preferred Stock and Merger warrants (the “Series A-1 Exchange Securities”) and holders of the Company’s Series B Preferred Stock and Series B warrants (the “Series B Exchange Securities” and, collectively with the Series A-1 Exchange Securities, the “Exchange Securities”), all previously issued by the Company. Pursuant to the exchange agreements, the holders exchanged the Exchange Securities and relinquished any and all other rights they may have had pursuant to the Exchange Securities, their respective governing agreements and certificates of designation, including any related registration rights, in exchange for an aggregate of 342,906 shares of the Company’s common stock and an aggregate of 238,156 shares of the Company’s newly designated Series D Preferred Stock , convertible into 3,218,325 shares of common stock.  No cash was exchanged in the transaction.  The Company recorded deemed dividends of $9,017,512, $8,655,998 and $179,411 representing the excess fair value of the common stock issued over the original conversion terms of the Series A-1 Preferred Stock and B Preferred Stock as part of the consideration for elimination of the Series A-1 Preferred Stock, Series B Preferred Stock and Series A-1 warrant, respectively.

As of March 25, 2015, pursuant to the terms of the exchange agreements, the Series A-1 Purchase Agreement, dated February 12, 2014; the Series A-1 Registration Rights Agreement, dated February 12, 2014; the Series B Purchase Agreement, dated May 12, 2014; and the Series B Registration Rights Agreement, dated May 12, 2014; all of which have been described as part of the Company’s annual report on Form 10-K, were terminated, and all rights covenants, agreements and obligations contained therein, are of no further force or effect.

No commission or other payment was received by the Company in connection with the exchange agreements.

Series D Preferred Stock

As of December 31, 2016, there were 132,489 shares of Series D Preferred Stock issued and outstanding that are convertible into an aggregate of 1,790,392 shares of common stock, as compared to 191,490 that were convertible into 2,587,703 shares of common stock as of December 31, 2015.

As contemplated by the exchange agreements and as approved by the Company’s Board of Directors, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D Certificate of Designations”), on March 25, 2015. Pursuant to the Series D Certificate of Designations, the Company designated 1,000,000 shares of its blank check preferred stock as Series D Preferred Stock. Each share of Series D Preferred Stock has a stated value of $0.01 per share. In the event of a liquidation, dissolution or winding up of the Company, each share of Series D Preferred Stock will be entitled to a per share preferential payment equal to the par value. Each share of Series D Preferred Stock is convertible into 13.5135 shares of common stock. The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series D Preferred Stock to the extent that, as a result of such conversion, the holder beneficially would own more than 4.99% (provided that certain investors elected to block their beneficial ownership initially at 2.49% in the exchange agreements), in the aggregate, of the issued and outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series D Preferred Stock. Each share of Series D Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock. With respect to any such vote, each share of Series D Preferred Stock entitles the holder to cast such number of votes equal to the number of shares of common stock such shares of Series D Preferred Stock are convertible into at such time, but not in excess of the beneficial ownership limitations.

Series E Preferred Stock

As of December 31, 2016 and December 31, 2015, there were 33,333 shares of Series E Preferred Stock issued and outstanding, convertible into 519,751 and 450,446 shares of common stock, respectively.

On March 30, 2015, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Series E Certificate of Designations”) to designate 100,000 shares of its blank check preferred stock as Series E Preferred Stock.

The shares of Series E Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of such preferred share, plus all accrued and unpaid dividends, if any, on such share of Series E Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series E Preferred Stock is $75 and the initial conversion price is $5.55 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. In addition, during the period proscribed for in the Series E Certificate of Designations, in the event the Company issues or sells, or is deemed to issue or sell, shares of common stock at a per share price that is less than the conversion price then in effect, the conversion price shall be reduced to such lower price, subject to certain exceptions. The Company is prohibited from effecting a conversion of the share of Series E Preferred Stock to the extent that, as a result of such conversion, such holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series E Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s share of Series E Preferred Stock, but not in excess of beneficial ownership limitations. The shares of Series E Preferred Stock bear no interest.

On August 22, 2016, when the Company closed on the August 2016 Public Offering, the current Series E Preferred Stock conversion price of $5.55 per share was reduced to $4.81 per share under the terms of the Series E Certificate of Designations, resulting in an increase in the number of shares of common stock to 519,751 that the Series E Preferred Stock may be converted into. In the event of a liquidation, dissolution or winding up of the Company, each share of Series E preferred stock will be entitled to a per share preferential payment equal to the stated value. There is no further adjustment required by the Series E Certificate of Designations in the event of an offering of shares below $4.81 per share by the Company.

Series F Preferred Stock

As of December 31, 2016 and December 31, 2015, there were 665,281 and 0 shares of Series F Preferred Stock issued and outstanding, convertible into 665,281 and 0 shares of common stock, respectively. In the event of a liquidation, dissolution or winding up of the Company, each share of Series F Preferred Stock will be entitled to a per share preferential payment equal to the par value.

On August 16, 2016, we filed a Certificate of Designations, Preferences and Rights of the 0% Series F Convertible Preferred Stock with the Delaware Secretary of State, designating 1,559,252 shares of preferred stock as 0% Series F Preferred Stock.

The shares of Series F Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Series F Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series F Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series F Preferred Stock is $4.81 and the initial conversion price is $4.81 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. In the event of a liquidation, dissolution or winding up of the Company, each share of Series F Preferred Stock will be entitled to a per share preferential payment equal to the par value. All shares of the Company’s capital stock will be junior in rank to Series F Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, except for the Company’s Series D Preferred Stock and Series E Preferred Stock.

The holders of Series F Preferred Stock will be entitled to receive dividends if and when declared by our board of directors. The Series F Preferred Stock shall participate on an “as converted” basis, with all dividends declared on the Company’s common stock. In addition, if we grant, issue or sell any rights to purchase our securities pro rata to all our record holders of our common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series F Preferred Stock then held.

We are prohibited from effecting a conversion of the Series F Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series F Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series F Preferred Stock, but not in excess of the beneficial ownership limitations.

April 2015 Private Placement

On March 31, 2015, the Company consummated the first closing of a private offering (the “April 2015 Private Placement”) and sold $4,714,726 worth of units (the “Unit(s)”), net of $281,023 in issuance costs. The Units consisted of 900,136 shares of common stock and warrants to purchase 450,068 shares of common stock with an exercise price of $11.10 per share.  The Units were sold at a price of $5.55 per Unit.

On April 10, 2015, the Company consummated the second and final closing of the April 2015 Private Placement and sold $3,831,622 worth of Units, net of $387,127 in issuance costs, of which $2,500,000 of the Units consisted of Series E Preferred Stock and the balance of it consisting of 760,135 shares of common stock, together with warrants to all investors to purchase 605,293 shares of common stock at $11.10 per share.  Each Unit was sold at a purchase price of $5.55 per Unit.

The Company paid commissions to broker-dealers in the aggregate amount of approximately $574,000 in the April 2015 Private Placement.

OPKO Health, Inc., or OPKO, was the lead investor in the April 2015 Private Placement, purchasing $2,500,000 worth of Units consisting of Series E Preferred Stock.

As a condition to OPKO’s and Frost Gama Investment Trust’s, or FGIT’s, participation in the April 2015 Private Placement, each of the other investors in the April 2015 Private Placement agreed to execute lockup agreements restricting the sale of 50% of the securities underlying the Units purchased by them for a period of six months and the remaining 50% prior to the expiration of one year following the final closing date of the April 2015 Private Placement.

On April 10, 2015, the Company agreed that $3.5 million of the net proceeds of such closing would be paid into and held under the terms of an escrow agreement with Signature Bank, N.A. pending the approval of a representative of OPKO or 10 weeks thereafter, unless released sooner or extended by the Company and OPKO.  On June 22, 2015, the Company and OPKO extended the termination date of the escrow to 16 weeks from the final closing of the April 2015 Private Placement. In connection with the OPKO investment, Steven Rubin, Esq. was appointed advisor to the Company. The escrowed funds were to be returned to the applicable investors and the Company shall have no further obligation to issue Units to such investors in the event certain release conditions are not met. On June 30, 2015, the Company and OPKO entered into a letter agreement pursuant to which the Company granted the representative the right, but not the obligation, until June 30, 2016, to nominate and appoint up to two additional members of the Company’s Board of Directors, or to approve the person(s) nominated by the Company pursuant to the agreement in consideration for the release of the escrowed funds. The nominees will be subject to the satisfaction of standard corporate governance practices and any applicable national securities exchange requirements.  Upon signing the agreement, the escrowed funds were released to the Company.

The warrants are exercisable upon issuance and expire October 10, 2017, and may be exercised for cash or on a cashless basis. The warrants have a per share exercise price of $11.10, subject to certain adjustments including stock splits, dividends and reverse-splits. The Company is prohibited from effecting the exercise of the warrants to the extent that, as a result of such exercise, the holder beneficially would own more than 4.99% in the aggregate, of the issued and outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon the exercise of the warrants.

In connection with the April 2015 Private Placement, the Company also entered into registration rights agreements (the “Registration Rights Agreements”) with the investors in the April 2015 Private Placement pursuant to which the Company agreed to file a registration statement with the SEC covering the resale of 25% of common stock issued pursuant to the subscription agreements including 25% of the common stock issuable upon conversion of the Series E Preferred Stock, in the event the investors elect to receive Series E Preferred Stock instead of common stock (together, the “Registrable Securities”), no later than 60 days following the final closing date of the April 2015 Private Placement, and to use its commercially reasonable best efforts to have such registration statement declared effective within 120 days after filing. Investors in the April 2015 Private Placement also may be required under certain circumstances to agree to refrain from selling securities underlying the purchased Units. The liquidated damages for failure to achieve effectiveness of the Registerable Securities is 1% per month beginning 120 days after filing, and provided management has not used commercially reasonable best efforts to have the registration statement declared effective within that time frame.

On June 9, 2015, the Company and investors holding over 60% of the outstanding Registrable Securities entered into an amendment agreement to the Registration Rights Agreements in order to extend the filing date of the registration statement to waive any payments that may be due to the investors as a result of the Company not filing a registration statement on or before the original filing date.  On August 4, 2015, the Company and investors holding over 70% of the outstanding Registrable Securities entered into a second amendment agreement to further extend the filing date to October 9, 2015.

On October 12, 2015, the Company and investors holding over 60% of the outstanding Registerable Securities entered into a third amendment agreement to the Registration Rights Agreements to suspend the Company’s registration obligations under the Registration Rights Agreements and related subscription agreements during any period when the “standstill” provision set forth in the subscription agreements is in effect.

On January 28, 2016, the Company filed a Registration Statement on Form S-1, registering 527,680 shares of common stock for resale, including 112,613 shares of common stock, which are issuable upon conversion of the Company’s Series E Preferred Stock issued in the April 2015 Private Placement.

Except for certain issuances, for a period beginning on the closing date of the April 2015 Private Placement and ending on the date that is the earlier of (i) 24 months from the final closing date of the April 2015 Private Placement, (ii) the date the Company consummates a financing (excluding proceeds from the April 2015 Private Placement) in which the Company receives gross proceeds of at least $10,000,000 and (iii) the date the common stock is listed for trading on a national securities exchange (such period until the earlier date, the “Price Protection Period”), in the event that the Company issues any shares of common stock or securities convertible into common stock at a price per share or conversion price or exercise price per share that is less than $5.55, the Company shall issue to the investors in the April 2015 Private Placement such additional number of shares of common stock such that the investor shall own an aggregate total number of shares of common stock as if they had purchased the Units at the price of the lower price issuance. No adjustment in the warrants is required in connection with a lower price issuance.

Effective with the Company’s entry into an agreement with the underwriter for the Company’s August 2016 Public Offering, which closed on August 22, 2016, the Company issued 255,459 shares of common stock to the holders of record of the shares purchased in the Company’s April 2015 Private Placement under the Price Protection Period, representing the shares the investors would have received had they purchased their shares at $4.81 per share, instead of $5.55 per share. Effective August 17, 2016, the date of listing of the Company’s stock on the NASDAQ Capital Market, the Price Protection Period came to an end.

The Company has also granted each investor a right of participation in the Company’s financings for a period of 24 months.

Between April 13, 2015, and April 14, 2015, certain holders of warrants issued in the April 2015 Private Placement to purchase an aggregate of 250,000 shares of common stock exercised such warrants on a cashless basis for an aggregate issuance of 164,835 shares of common stock. As of December 31, 2016, there were 805,361 warrants outstanding from the April 2015 Private Placement to purchase common stock at $11.10 per share.

October 2015 Public Offering

On October 5, 2015, the Company closed a public offering of 337,838 shares of common stock and warrants to purchase 168,919 shares of common stock, at an offering price of $8.14 per share.  For every two shares of common stock sold, the Company issued one warrant to purchase one share of common stock.  The Company received $2,750,000 in gross proceeds, before underwriting discounts and commissions and offering expenses totaling approximately $586,608, and without giving effect to any exercise of the underwriters’ over-allotment option.  The Company used the net proceeds from this offering to fund the HuMab-5B1 human antibody program preclinical development and for working capital and general corporate purposes.

The shares and warrants were separately issued and sold in equal proportions. The warrants are immediately exercisable, expire September 30, 2018, and have an exercise price of $9.77 per share.  The warrants are not listed on any securities exchange or other trading market.  As of December 31, 2016, there were warrants to purchase 168,919 shares of common stock outstanding. The Company granted the underwriters a 30-day option to purchase up to an additional 50,676 shares of common stock and up to an additional 25,338 warrants at the same price to cover over-allotments, if any.

Under the terms of the underwriting agreement entered into between the Company and the underwriter in the public offering, the Company, without the prior written consent of the underwriter, was prohibited, for a period of 90 days after execution of the underwriting agreement, from issuing any equity securities, subject to certain exceptions.

August 2016 Public Offering

On August 22, 2016, we closed a public offering of 1,297,038 shares of common stock and 665,281 shares of Series F Preferred Stock convertible into 665,281 shares of common stock, and warrants to purchase 1,962,319 shares of common stock at $5.55 per share and warrants to purchase 1,962,319 shares of common stock at $6.29 per share, at an offering price of $4.81 per share.  For every one share of common stock or Series F Preferred Stock sold, we issued one warrant to purchase one share of common stock at $5.55 per share and one warrant to purchase one share of common stock at $6.29 per share.  We received $9,438,753 in gross proceeds, before underwriting discounts and commissions and offering expenses totaling $871,305. The gross proceeds include the underwriter’s over-allotment option, which they exercised on the closing date.

Issuance of Common Stock under a 2014 Common Stock Purchase Agreement

In connection with a financing by the Company in July 2014 (the “July 2014 Financing Transaction”), the Company assumed certain obligations as per the original agreement to issue additional shares to investors in the July 2014 Financing Transaction if a subsequent financing or issuance of shares was at a price per share lower than the price per share in the July 2014 Financing Transaction. The Company issued on March 31, 2015, an aggregate of 11,904 shares of common stock that were required to be issued in connection with the July 2014 Financing Transaction as a result of the issuance of shares at a lower share price than in the July 2014 Financing Transaction.

Grant of Restricted Shares

Rubin Grant

On April 3, 2015, the Company entered into a consulting agreement with Steve Rubin pursuant to which he agreed to provide advisory services in connection with corporate strategy, licensing and business development estimated to be for a period of 12 months.  In exchange for his services, the Company provided him with a one-time grant of 27,027 shares of the Company’s restricted common stock, valued at $17.02 per share.  As the shares granted were fully vested upon grant and the Company has no legal recourse to recover the shares in the event of nonperformance, the Company recognized the grant date fair value of the shares as consulting expense upon grant during the second quarter of 2015.

Ravetch Grant

On April 4, 2015, the Board of Directors approved the issuance of an additional restricted stock award of 17,770 shares to Jeffrey Ravetch, M.D., Ph. D, who is one of the Company’s board members.  This award is for future services covering at least a one-year period. The award was granted in addition to the prior award to Dr. Ravetch on April 2, 2015 of (i) 4,628 restricted shares and (ii) options to purchase 4,628 shares of common stock with an exercise price of $17.02 per share, for a total grant of 27,028 restricted shares and options. As the 17,770 shares granted were fully vested upon grant and the Company has no legal recourse to recover the shares in the event of nonperformance, the Company recognized the grant date fair value of the shares as consulting expense upon grant during the second quarter of 2015.

Livingston Grant

On April 4, 2015, the Board of Directors approved the issuance of a restricted stock award by the Company of 135,135 shares of common stock, valued at $17.02 per share, to Philip Livingston, Ph.D. for his continuing service to the Company.  On May 13, 2015, the Compensation Committee of the Board of Directors clarified that the award was being granted in consideration for at least one year of Dr. Livingston’s services.  The committee further clarified that the vesting of the common stock shall be on the one-year anniversary of the Board of Directors’ approval of the award, or April 4, 2016.  The Company expensed the grant date fair value of the award over the vesting period of one year.

Consultant Grants

On April 5, 2015, the Company entered into consulting agreements with two investor relations consultants to provide relations services to the Company in consideration for an immediate grant of 40,541 shares of the Company’s restricted common stock and a monthly cash retainer of $12,000 a month for ongoing services for a period of one year. The consultants also received an additional 27,027 shares of the Company’s restricted common stock upon the Company’s achieving a milestone based on its fully-diluted market capitalization. As the shares granted were fully vested upon grant and the Company has no legal recourse to recover the shares in the event of nonperformance, the Company recognized the grant date fair value of the 40,541 shares or $690,000, as investor relations expense upon grant during the second quarter of 2015. The performance condition for the 27,027 shares became probable and the market capitalization metric was met during the second quarter; therefore, the Company recognized an additional $460,000 of expense during the second quarter of 2015.

Also during 2015, the Board of Directors approved the issuance of restricted stock awards to two other consultants totaling 16,217 shares with vesting terms ranging from one to three years, valued from $13.10 to $15.76 per share.  The Company is expensing each of the grant date fair value of the awards over the performance period for the award, which will be re-measured at the end of each quarter until the performance is complete. As of December 31, 2016, the Company expensed $32,569 related to these grants. As of December 31, 2016, the expected future compensation expense related to these grants is $24,571 based upon the Company’s stock price on December 31, 2016.

On January 13, 2016, the Board of Directors approved the issuance of 13,514 shares of restricted stock valued at $64,000 to a consultant for advisory services to the Company that was fully recognized upon issuance.

On September 1, 2016, the Board of Directors approved the issuance of 22,130 shares of common stock with a date of issuance fair value of $100,000 to an investor relations consulting firm. In exchange for the shares granted and a monthly retainer, the consulting firm will perform investor relations services on behalf of the Company. As the shares granted were fully vested upon grant and the Company has no legal recourse to recover the shares in the event of nonperformance, the Company recognized the grant date fair value of the 22,130 shares of $100,000 as investor relations expense upon grant during the third quarter of 2016.

8. Related Party Transactions

On November 3, 2016, the Company granted 17,500 stock options to Jeffrey Ravetch, M.D., Ph.D., a Board member, for his ongoing consulting services to the Company. The option award vests over a three-year period.

On April 1, 2016, the Company entered into a two-year consulting agreement with Jeffrey Ravetch, M.D., Ph.D., a Board member, for work beginning January 1, 2016 through December 31, 2017, at a rate of $100,000 a year, in support of scientific and technical advice on the discovery and development of technology and products for the Company primarily related to monoclonal antibodies, corporate development, and corporate partnering efforts.  In April 2016, the Company paid Dr. Ravetch $100,000 for services to be performed in 2016, and will pay quarterly thereafter beginning January 1, 2017.

In April 2015, the Company granted a restricted stock award of 135,135 shares to Phil Livingston, Ph.D., an employee and Board member, for his continuing services to the Company.  In addition, in April 2015, the Company has granted a restricted stock award of 17,770 shares for Jeffrey Ravetch, M.D., Ph.D., a Board member, for consulting services.

9. Stock-based Compensation

Stock Incentive Plan

In September 2008, the Company’s stockholders approved the 2008 Stock Incentive Plan (the “2008 Plan”) which became effective in September 2008 and under which 8,853 shares of the Company’s common stock were initially reserved for issuance to employees, non-employee directors and consultants of the Company. In November 2012, the Company increased the authorized shares under the plan to 21,067. On February 14, 2013, the 2008 Plan terminated and no further grants of equity may be made thereunder.

In June 2014, MabVax Therapeutics Inc.’s stockholders approved the amended 2014 Stock Incentive Plan (the “2014 Plan”) which became effective and was adopted by the Company in the Merger in July 2014. The 2014 Plan authorized the issuance of up to 47,493 shares, 20,543 of which are contingent upon the forfeiture, expiration or cancellation of the 2008 Reserved Shares.

The 2014 Plan provided for the grant of incentive stock options, non-incentive stock options, stock appreciation rights, restricted stock awards, and restricted stock unit awards to eligible recipients. The maximum term of options granted under the Stock Plan is ten years.

Employee option grants generally vest 25% on the first anniversary of the original vesting date, and the balance vests monthly over the following three years. The vesting schedules for grants to non-employee directors and consultants is determined by the Company’s Compensation Committee. Stock options are generally not exercisable prior to the applicable vesting date, unless otherwise accelerated under the terms of the applicable stock plan agreement.

Amendment of Equity Incentive Plan

On March 31, 2015, the Company approved a Second Amended and Restated 2014 Employee, Director and Consultant Equity Incentive Plan (the “Plan”), effective as of and contingent upon the consummation of the initial closing of the April Private Placement, to increase the number of shares reserved for issuance under the Plan from 21,361 to 1,129,837 shares of common stock. Additional changes to the Plan include:

●
An “evergreen” provision to reserve additional shares for issuance under the Plan on an annual basis commencing on the first day of fiscal 2016 and ending on the second day of fiscal 2024, such that the number of shares that may be issued under the Plan shall be increased by an amount equal to the lesser of: (i) 1,081,082 or the equivalent of such number of shares after the administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with the Plan; (ii) the number of shares necessary such that the total shares reserved under the Plan equals (x) 15% of the number of outstanding shares of common stock on such date (assuming the conversion of all outstanding shares of Preferred Stock (as defined in the Plan) and other outstanding convertible securities and exercise of all outstanding warrants to purchase common stock) plus (y) 30,946; and (iii) an amount determined by the Board.

●
Provision that no more than 405,406 shares may be granted to any participant in any fiscal year.

●
Provisions to allow for performance based equity awards to be issued by the Company in accordance with Section 162(m) of the Internal Revenue Code.

●
On September 22, 2016, the Board of Directors ratified an automatic increase in the number of shares reserved for issuance under the Plan, increasing the total shares reserved from 1,129,837 to 1,208,307 shares of common stock, under the annual evergreen provision for the Plan.

Stock-based Compensation

Total estimated stock-based compensation expense, related to all of the Company’s stock-based payment awards recognized under ASC 718, “Compensation—Stock Compensation” and ASC 505, “Equity” was comprised of the following:

	Years Ended December 31,
	2016	2015
Research and development	$1,192,126	$929,633
General and administrative	3,211,152	3,534,062
Total stock-based compensation expense	$4,403,278	$4,463,695

Stock-based Award Activity

The following table summarizes the Company’s stock option activity for the years ended December 31, 2016 and 2015:

	Options Outstanding	Weighted Average Exercise Price
Outstanding at December 31, 2014	32,823	$29.00
Granted	407,547	16.50
Exercised	(376)	2.15
Forfeited/cancelled/expired	(1,746)	54.91
Outstanding and expected to vest at December 31, 2015	438,248	$17.46
Granted	449,542	5.13
Exercised	—	—
Forfeited/cancelled/expired	(36,415)	15.28
Outstanding and expected to vest at December 31, 2016	851,375	$10.94
Vested and exercisable at December 31, 2016	167,291	$17.29

The total unrecognized compensation cost related to unvested stock option grants as of December 31, 2016 was $3,007,785 and the weighted average period over which these grants are expected to vest is 1.96 years. Due to limited activity in 2016, the Company has assumed a forfeiture rate of zero. The weighted average remaining contractual life of stock options outstanding at December 31, 2016 and 2015 is 8.82 years and 9.13 years, respectively.

Stock options granted to employees generally vest over a three-year period with one third of the grants vesting at each one-year anniversary of the grant date.

During 2016, the Company granted 449,542 options to its directors, officers, employees with a weighted average exercise price of $5.13 and vesting over a three-year period with vesting starting at the one-year anniversary of the grant date.  During 2015, there were 407,547 options and 310,926 shares of restricted stock granted to directors, officers, employees and consultants from the 2014 Plan.  During the year ended December 31, 2016, 105,448 shares of restricted stock units have vested and the balance will vest in two equal installments on the anniversary of the grant date over the next two years. During the year ended December 31, 2016, the Company has recognized $1,628,405 in stock based compensation expense related to restricted stock units. In addition, the Company granted 250,203 shares of restricted stock outside of the plan for consulting and investor relation services during the second quarter of 2015.

A summary of activity related to restricted stock grants under the Plan for the years December 31, 2016 and 2015 is presented below:

	Shares	Weighted Average Grant-Date Fair Value
Non-vested at December 31, 2014	—	$—
Granted	310,926	16.84
Vested	—	—
Forfeited	—	—
Non-vested at December 31, 2015	310,926	16.84
Granted	—	—
Vested	(105,448)	$16.84
Forfeited	—	—
Non-vested at December 31, 2016	205,478	$16.84

On April 2 and April 3, 2016, 98,237 shares of restricted stock units vested upon the one-year anniversary of restricted stock units granted.  Accordingly, 64,392 shares were issued to the Company’s directors and officers, and the Company withheld 33,848 shares for the employee portion of taxes and remitted $177,823 to the tax authorities in order to satisfy tax liabilities related to this issuance on behalf of the officers.  In addition, in July and August of 2016, 7,208 shares were issued to outside consultants upon vesting of previously issued restricted stock units. As of December 31, 2016, there were 205,478 nonvested restricted stock units remaining outstanding.

As of December 31, 2016 and 2015, unamortized compensation expense related to restricted stock grants amounted to $2,214,859 and $3,843,264, which is expected to be recognized over a weighted average period of 1.27 and 2.27 years, respectively.

Valuation Assumptions

The Company used the Black-Scholes-Merton option valuation model, or the Black-Scholes model, to determine the stock-based compensation expense for stock options recognized under ASC 718 and ASC 505. The Company’s expected stock-price volatility assumption was based solely on the weighted average of the historical and implied volatility of comparable companies whose share prices are publicly available. The expected term of stock options granted was based on the simplified method in accordance with Staff Accounting Bulletin No. 110, or SAB 110, as the Company’s historical share option exercise experience did not provide a reasonable basis for estimation. The risk-free interest rate was based on the U.S. Treasury yield for a period consistent with the expected term of the stock award in effect at the time of the grant.

	Years Ended December 31,
	2016	2015
Risk-free interest rate	0.9 to 1.4%	0.9 to 1.8%
Dividend yield	0%	0%
Expected volatility	71 to 86%	81 to 87%
Expected life of options, in years	1.61 to 6.0	5.5 and 6.0
Weighted average grant date fair value	$ 3.16	$ 1.56

Because the Company had a net operating loss carryforward as of December 31, 2015 and 2016, no tax benefits for the tax deductions related to stock-based compensation expense were recognized in the Company’s consolidated statements of operations. Additionally, there were 376 stock options exercised during the year ended December 31, 2015, and there were no stock option exercises in the corresponding period of 2016.

Management Bonus Plan

On April 2, 2015, the Compensation Committee of the Board of Directors approved the 2015 Management Bonus Plan (the “Management Plan”) outlining maximum target bonuses of the base salaries of certain of the Company’s executive officers.  Under the terms of the Management Plan, the Company’s Chief Executive Officer shall receive a maximum target bonus of up to 50% of his annual base salary, the Chief Financial Officer shall receive a maximum target bonus of up to 35% of his annual base salary and the Company’s Vice President shall receive a maximum target bonus of up to 25% of his annual base salary. During the year ended December 31, 2016 and 2015, the Company accrued and expensed $458,586 and $323,363, respectively related to the Management Plan.

On April 4, 2015, the Board approved the following Non-Employee Director Policy (the “Incumbent Director Policy”) with respect to incumbent non-employee members of the Board in the event that they are replaced before their term expires:

●
A one-time issuance of 2,703 restricted shares of common stock;

●
The vesting of all options and restricted stock grants held on such date; and

●
The payment of all earned but unpaid cash compensation for their services on the Board and its committees, as of such date.

On April 4, 2015, in connection with his resignation from the Board, Michael Wick received a one-time restricted stock grant of 2,703 shares under the Incumbent Director Policy.

On February 16, 2016, our Compensation Committee approved a 2016 Management Bonus Plan (the “2016 Management Plan”) outlining maximum target bonuses of the base salaries of certain of our executive officers. Under the terms of the 2016 Management Plan, the Company's Chief Executive Officer shall receive a maximum target bonus of up to 50% of his annual base salary, and the Chief Financial Officer and each of the Company's Vice Presidents shall receive a maximum target bonus of up to 30% of their annual base salary.

On February 16, 2016, the Compensation Committee of the Board of Directors of the Company approved the following amendments to Company's policy for compensating non-employee members of the Board:

●
  The initial equity grant upon first appointment (or election) of future non-employee directors to the Board shall be a 10-year option to purchase 6,757 shares of the Company's common stock, under the Company's Second Amended and Restated 2014 Equity Incentive Plan with 3-year annual vesting and a strike price equal the closing price of the Company's common stock on the effective date of the appointment (or election);

●
  The annual cash retainer for each non-employee director, paid quarterly, is increased by $1,000 per calendar quarter to a total of $7,000 per quarter, effective April 1, 2016; and

●
  The additional annual cash retainer for the chairperson of each of the Audit, Compensation, and Nominating and Governance Committees, paid quarterly, is increased by $1,000 per calendar year, such that each chairperson retainer shall be as follows, effective April 1, 2016: Audit Committee: $13,000; Compensation Committee: $9,000; Nominating and Governance Committee: $6,000.

On August 25, 2016, the Compensation Committee of the Board of Directors of the Company approved the following amendments to Company's policy for compensating non-employee members of the Board:

●
  The initial equity grant upon first appointment (or election) of future non-employee directors to the Board shall be a 10-year option to purchase 25,000 shares of the Company's common stock, under the Company's Second Amended and Restated 2014 Equity Incentive Plan with 3-year annual vesting and a strike price equal to the closing price of the Company's common stock on the effective date of the appointment (or election); and

●
  The additional automatic annual option grant to each non-employee director on the date of the Company's annual meeting shall be a 10-year option to purchase 17,500 shares of the Company's common stock, under the Company's Second Amended and Restated 2014 Equity Incentive Plan with 1-year vesting and a strike price equal to the closing price of the Company's common stock on the date of the annual meeting.

Common Stock Reserved for Future Issuance

Common stock reserved for future issuance consists of the following at December 31, 2016:

Common stock reserved for conversion of preferred stock and warrants	8,099,568
Common stock options outstanding	851,375
Authorized for future grant or issuance under the Stock Plan	66,693
Unvested restricted stock	205,478
Total	9,223,114

10. Net Loss per Share

The Company calculates basic and diluted net loss per share using the weighted average number of shares of common stock outstanding during the period.

When the Company is in a net loss position, it excludes from the calculation of diluted net loss per share all potentially dilutive stock options, preferred stock and warrants, and the diluted net loss per share is the same as the basic net loss per share for such periods. If the Company was to be in a net income position, the weighted average number of shares used to calculate the diluted net income per share would include the potential dilutive effect of in-the-money securities, as determined using the treasury stock method.

The table below presents the potentially dilutive securities that would have been included in the calculation of diluted net loss per share if they were not antidilutive for the periods presented.

	Years Ended December 31,
	2016	2015
Stock options	851,375	438,248
Preferred stock	2,975,424	3,038,163
Unvested restricted stock	205,478	310,926
Warrants to purchase common stock	5,124,144	974,280
Total	9,156,421	4,761,617

11. Contracts and Agreements

Memorial Sloan Kettering Cancer Center, or MSK

Since 2008 the Company has engaged in various research agreements and collaborations with MSK including licensed rights to cancer vaccines and the blood samples from patients who have been vaccinated with MSK’s cancer vaccines. Total sponsored research contracts outstanding in 2016 amounting to approximately $800,000 in 2016 were approximately 100% complete as of the year ended December 31, 2016. Such sponsored research agreements provide support for preclinical work on the Company’s product development programs. The work includes preparing radioimmunoconjugates of the Company’s antibodies and performing in vitro and in vivo pharmacology studies for our therapeutic antibody product, imaging agent product and radioimmunotherapy product programs.

Life Technologies Licensing Agreement

On September 24, 2015, the Company entered into a licensing agreement with Life Technologies Corporation (“Life Technologies”), a subsidiary of ThermoFisher Scientific.  Under the agreement, MabVax agreed to license certain cell lines from Life Technologies to be used in the production of recombinant proteins for the Company’s clinical trials.  The amount of the contract is for $450,000 and was fully expensed during the year ended December 31, 2015. In each of the years ended December 31, 2015 and 2016, the Company paid $225,000 and $225,000, respectively, related to this contract.

Rockefeller University Collaboration

In July 2015, the Company entered into a research collaboration agreement with Rockefeller University's Laboratory of Molecular Genetics and Immunology. The Company provided antibody material to Rockefeller University, which is exploring the mechanism of action of constant region (Fc) variants of the HuMab-5B1 in the role of tumor clearance. The Company will supply additional research materials as requested by the university, which is evaluating ways to optimize the function.

Patheon Biologics LLC Agreement

On April 14, 2014, the Company entered into a development and manufacturing services agreement (the “Services Agreement”) with Patheon (f.k.a. Gallus Biopharmaceuticals) to provide a full range of manufacturing and bioprocessing services, including cell line development, process development, protein production, cell culture, protein purification, bio-analytical chemistry and quality control, or QC, testing.  Total amount of the contract is estimated at approximately $3.0 million.  For the years ended December 31, 2016 and 2015, the Company recorded $0 and $2,556,278 of expense, respectively, associated with the Services Agreement. During the third quarter of 2016, the Company negotiated a reduction in the amount previously recorded and owed to Patheon related to manufacturing batches that have failed, resulting in the reduction in R&D expenses of approximately $363,000 during the quarter.

NCI PET Imaging Agent Grant

In September 2013, the NCI awarded the Company a SBIR Program Contract to support the Company’s program to develop a PET imaging agent for pancreatic cancer using a fragment of the Company’s HuMab-5B1 antibody (the “NCI PET Imaging Agent Grant”). The project period for Phase I of the grant award of approximately $250,000 covered a nine-month period which commenced in September 2013 and ended in June 2014.

On August 25, 2014, the Company was awarded a $1.5 million contract for the Phase II portion of the NCI PET Imaging Agent Grant. The contract is intended to support a major portion of the preclinical work being conducted by the Company, together with its collaboration partner, MSK, to develop a novel Positron Emission Tomography (“PET”) imaging agent for detection and assessment of pancreatic cancer. The total contract amount for Phase I and Phase II was approximately $1,749,000. The Company recorded revenue associated with the NCI PET Imaging Agent Grant as the related costs and expenses were incurred. For the years ended December 31, 2016 and 2015, the Company recorded $148,054 and $1,141,451 of revenue associated with the NCI PET Imaging Agent Grant, respectively. No additional activities are required or planned under the contract and all monies available under the contract have been requested and received.

Juno Therapeutics Option Agreement

On August 29, 2014, the Company entered into an option agreement (the “Option Agreement”) with Juno Therapeutics, Inc. (“Juno”) in exchange for a one-time up-front option fee in the low five figures. Pursuant to the Option Agreement, the Company granted Juno the option to obtain an exclusive, world-wide, royalty-bearing license authorizing Juno to develop, make, have made, use, import, have imported, sell, have sold, offer for sale and otherwise exploit certain patents the Company developed with respect to fully human antibodies with binding specificity against human GD2 or sialyl-Lewis A antigens and certain Company controlled biologic materials. As of June 30, 2016, the Option Agreement expired and Juno no longer has a contractual right for use of Company binding domains for use in the construction of CAR T-cells.
During the years ended December 31, 2016 and 2015, no revenues had been earned under the Option Agreement.

12. Commitments and contingencies

Litigation

On September 18, 2015, an Order and Final Judgment was entered by the Superior Court of the State of California, approving a settlement of a class action lawsuit commenced on May 30, 2014, in Santa Clara County Superior Court, State of California, on behalf of Cadillac Partners and others similarly situated, naming as defendants, MabVax Therapeutics, the Company and the Company’s directors, Hudson Bay Capital Management LP, Bio IP Ventures LLC, Hudson Bay Master Fund Ltd., and Hudson Bay IP Opportunities Master Fund LP, together the “Parties,” alleging the defendants breached certain fiduciary duties, or aided and abetted a breach of fiduciary duties, in connection with the Company’s Merger with MabVax Therapeutics. The plaintiff sought to enjoin the Merger and obtain damages as well as attorneys’ and expert fees and costs.  We expect to incur no expenses in 2016 or thereafter in connection with this lawsuit or settlement.

Capital Leases

On March 21, 2016, the Company entered into a lease agreement with ThermoFisher Scientific (“Lessor”). Under the terms of the agreement, the Company agreed to lease two pieces of equipment from the Lessor, a liquid chromatography system and an incubator, totaling in cost $95,656. The term of the lease is five years (60 months), and the monthly lease payment is $1,942. In addition, there is a $1.00 buyout option at the end of the lease term.
Minimum future annual capital lease obligations are as follows as of December 31, 2016:

2017	$23,306
2018	23,306
2019	23,306
2020	23,306
2021	7,769
Less interest	(15,876)
Principal	85,117
Less current portion	(17,004)
Noncurrent portion	$68,113

Operating Leases

In connection with the Merger, the Company recorded a $590,504 contingent lease termination fee, related to the termination of the master lease and sublease of the Porter Drive Facility by MabVax Therapeutics Holdings (f.k.a. Telik, Inc.), which is payable to ARE-San Francisco No. 24 (“ARE”) if the Company receives $15 million or more in additional financing in the aggregate. The additional financing was achieved in 2015 and the termination fee is reflected on the balance sheet as an accrued lease contingency fee.

On September 2, 2015, the Company entered into a lease (the “Lease”) with AGP Sorrento Business Complex, L.P., for certain premises of office and laboratory space in buildings located at 11535 Sorrento Valley Rd., San Diego, California, to serve as the Company’s corporate offices and laboratories (the “New Premises”).  Due to the fact that certain tenant improvements needed to be made to the New Premises before the Company could take occupancy, the term of the Lease did not commence until the New Premises were ready for occupancy, on February 4, 2016.  The Lease terminates six years after such term commencement date, unless earlier terminated in accordance with the Lease. Pursuant to the terms of the Lease, the monthly base rent will be $35,631, subject to annual increases as set forth in the Lease.

The Company has an option to extend the Lease term for a single, five-year period.  If the Lease term is extended for the optional five-year period, the monthly base rent will be adjusted based on fair market rental value.  In addition to rent, the Company agreed to pay a portion of the taxes and utility, maintenance and other operating costs paid or accrued in connection with the ownership and operation of the property.

The Company previously leased its corporate office and laboratory space under an operating lease that, as amended on August 1, 2010, expired on July 31, 2015.

We recognize rent expense on a straight-line basis over the term the lease. Rent expense of $433,397 and $122,236 was recognized in the years ended December 31, 2016 and 2015, respectively.

Minimum future annual operating lease obligations are as follows as of December 31, 2016:

2017	$439,330
2018	452,510
2019	466,085
2020	480,068
2021	494,469
Thereafter	41,306
Total	$2,373,768

13. Income Taxes

During the years ended December 31, 2016 and 2015, the Company did not record a provision or benefit for current or deferred income taxes in the consolidated statement of operations due to its cumulative net losses.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s net deferred tax assets are as follows as of December 31, 2016 and 2015:

	2016	2015
Deferred tax assets:
Net operating loss carryforwards	$20,169,000	$14,502,000
Tax credits	5,065,000	4,803,000
Accrued expenses and other	2,667,900	1,861,300
Total deferred tax assets	27,901,900	21,166,300
Less valuation allowance	(27,901,900)	(21,166,300)
Net deferred tax assets	$—	$—

The Company has evaluated the available evidence supporting the realization of its gross deferred tax assets, including the amount and timing of future taxable income, and has determined that it is more likely than not that the deferred tax assets will not be realized. Due to such uncertainties surrounding the realization of the Company’s deferred tax assets, the Company maintains a valuation allowance of $27,901,900 against its deferred tax assets as of December 31, 2016. Realization of the deferred tax assets will be primarily dependent upon the Company’s ability to generate sufficient taxable income prior to the expiration of its net operating losses.

During the year ended December 31, 2014, MabVax Therapeutics, Inc. merged with Telik, Inc. in a tax-free reorganization. As a result of the merger, all components of Telik’s deferred tax assets are now included as deferred tax assets of MabVax Therapeutics, Inc. These pre-merger deferred tax assets are net operating loss carryforwards of $1,588,000, research and development credit carryforwards of $4,457,000, in total equaling $6,045,000. The current year change in these assets has been reflected in the provision for income taxes.

As of December 31, 2016, the Company had net operating loss carryforwards of approximately $50,576,000 and $50,994,000 for federal and state income tax purposes, respectively. These may be used to offset future taxable income and will begin to expire in varying amounts in 2028 to 2035. The Company also has research and development credits of approximately $525,500 and $6,878,000 for federal and state income tax purposes, respectively. The federal credits may be used to offset future taxable income and will begin to expire at various dates beginning in 2030 through 2035. The state credits may be used to offset future taxable income, and such credits carry forward indefinitely.

The Company is subject to taxation in the U.S. and California jurisdictions. Currently, no historical years are under examination. The Company’s tax years ending December 31, 2016 and 2015 are subject to examination by the U.S. and state taxing authorities due to the carryforward of unutilized net operating losses and research and development credits.

Utilization of the Company’s net operating loss carryforwards and research and development credit carryforwards may be subject to a substantial annual limitation due to an “ownership change” that may have occurred, or that could occur in the future, as defined and required by Section 382 of the Internal Revenue Code of 1986, as amended, as well as similar state provisions. These ownership changes may limit the amount of net operating loss carryforwards and research and development credit carryforwards, and other tax attributes that can be utilized annually to offset future taxable income and tax, respectively. Any limitation may result in the expiration of a portion of the net operating loss carryforwards or research and development credit carryforwards before utilization. The net operating loss carryforwards and research and development credit carryforwards inherited as a result of the merger with Telik, Inc. have been severely limited under these rules and will likely not be realized.

In general, an “ownership change” results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50% of the outstanding stock of a company by certain stockholders or public groups. The Company intends to complete a study in the future to assess whether an ownership change has occurred or whether there have been multiple ownership changes since the Company’s formation, and will complete such study before the use of any of the aforementioned attributes.

The provision for income taxes differs from the amount computed by applying the U.S. federal statutory tax rate (34% in 2016 and 2015) to income taxes as follows:

	2016	2015
Tax benefit computed at 34%	$(6,004,000)	$(6,155,300)
State tax provision, net of federal tax benefit	(989,344)	(1,551,444)
Change in valuation allowance	6,735,600	7,335,300
Other	257,744	371,444
Tax provision (benefit)	$—	$—

The Company has adopted ASC 740-10-25. This interpretation clarifies the criteria for recognizing income tax benefits under ASC 740, “Accounting for Income Taxes,” and requires additional disclosures about uncertain tax positions. Under ASC 740-10-25 the financial statement recognition of the benefit for a tax position is dependent upon the benefit being more likely than not to be sustainable upon audit by the applicable taxing authority. If this threshold is met, the tax benefit is then measured and recognized at the largest amount that is greater than 50 percent likely of being realized upon ultimate settlement.

16,632,238 Shares of Common Stock

 PROSPECTUS

, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant in connection with our public offering. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee	$1,760.11
Legal fees and expenses	25,000.00
Accounting fees and expenses	10,000.00
Transfer agent and registrar fees	1,000.00
Miscellaneous fees and expenses	1,000.00
Total	$38,760.11

Item 14. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Reference is also made to Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of a director’s fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation provides that we must indemnify our directors to the fullest extent under applicable law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to MabVax Holdings and its stockholders. However, our directors may be personally liable for liability:

●
for any breach of duty of loyalty to us or to our stockholders;
●
for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
●
for unlawful payment of dividends or unlawful stock repurchases or redemptions; or
●
for any transaction from which the director derived an improper personal benefit.

 In addition, our amended and restated bylaws provide that:

●
we are required to indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law or any other applicable law, subject to limited exceptions;
●
we may indemnify our other officers, employees and other agents as set forth in Delaware law or any other applicable law;
●
we are required to advance expenses to our directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified; and
●
the rights conferred in the amended and restated bylaws are not exclusive.

Item 15. Recent Sales of Unregistered Securities

October 2017 Restricted Stock Grants

During the month of October 2017, we issued an aggregate of 415,000 shares of restricted common stock valued at $306,650 based on the closing market prices ranging from $0.63 to $0.78, depending on the date of issuance, to different investor relations services firms or individuals in connection with providing investor relations services to the Company. All of the shares were fully vested on the date of issuance

The securities referenced above were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

October 18, 2017 Preferred Stock Exchange Agreement

On October 18, 2017, we entered into the Exchange Agreements with the holders of all of the Company’s outstanding shares of Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, pursuant to which an aggregate of 665,281 shares of Series F Preferred Stock, 1,000,000 shares of Series G Preferred Stock and 850 shares of Series H Preferred Stock were exchanged for an aggregate of 58,000 newly authorized shares of Series L Preferred Stock convertible into 9,666,669 shares of common stock, subject to a conversion restriction until stockholder approval is obtained. On December 1, 2017, the necessary shareholder approval was obtained.

The terms of the Exchange Agreements and Series L Preferred Stock were determined by arms-length negotiation between the parties. No commission or other payment was received by the Company in connection with the Exchange Agreements. Such exchange was conducted and the Series L Preferred Stock issuable pursuant to the Exchange Agreements, including the Conversion Shares, were issued pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.

Pursuant to a registration rights agreement entered into between the Company and the holders on October 18, 2017, we agreed to use reasonable best efforts to file a registration statement registering the Conversion Shares for resale within ten days of closing and cause the registration statement to be declared effective within 30 days of filing.

July 2017 Private Placement

On July 27, 2017, we entered into a subscription agreement with an accredited investor pursuant to which we agreed to sell an aggregate of $125,000 in common stock under terms similar to our May 2017 Public Offering, in which investors purchased common stock at $1.75 per share. According to the subscription agreement, investors, if meeting the minimum required investment of 25% of their original investment in a private placement in April 2015, and still hold their shares of common stock or Series E Preferred Stock purchased in April 2015, would be entitled to receive inducement shares of common stock, or Series I Preferred Stock, at the election of the investor who would hold in excess of 4.99% of the outstanding shares of common stock, at the rate of 1.13 shares of common stock or Series I Preferred Stock for every share of common stock or Series G Preferred Stock purchased in the May 2017 Public Offering, as well as agree to amend the terms of their outstanding warrants that currently have an exercise price of $11.10 per share, such that the amended warrants shall have an exercise price of $2.00 per share and no cashless exercise feature. The transaction closed on August 2, 2017. As a result of the investor meeting the minimum required investment, the investor received an aggregate of 152,143 shares of common stock for its investment, including 80,714 inducement shares, and had warrants to purchase 225,225 shares of common stock repriced from $11.10 to $2.00 per warrant share.

The securities referenced above were issued in reliance on the exemption from registration afforded by Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

May 2017 Private Placement

On May 3, 2017, we entered into separate subscription agreements with accredited investors pursuant to which we agreed to sell an aggregate of $850,000 of Series H Preferred Stock. The shares of Series H Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series H Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series H Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series H Preferred Stock is $1,000 and the initial conversion price is $1.75 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

On the closing date, we entered into separate registration rights agreements with each of the investors, pursuant to which we agreed to undertake to file a registration statement to register the resale of the shares within thirty (30) days following the closing date, to cause such registration statement to be declared effective by the Securities and Exchange Commission within sixty (60) days of the closing date and to maintain the effectiveness of the registration statement until all of such shares of Common Stock have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act, without any restrictions.

The securities referenced above were issued in reliance on the exemption from registration afforded by Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Consulting Shares

On January 13, 2016, we issued 13,514 shares of common stock as payment for consulting services received.

On September 1, 2016, we issued 22,130 shares of common stock as partial payment for consulting services performed in 2016.

The securities referenced above were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Oxford Loan

On January 15, 2016, the Company entered into a loan and security agreement with Oxford Finance providing for senior secured term loans to the Company in the aggregate principal amount of up to $10,000,000.  In connection with the foregoing loan agreement, the Company issued Oxford Finance five year warrants to purchase an aggregate of 225,226 shares of the Company’s common stock at $5.55 per share.

 In connection with the execution of the loan agreement, the Company entered into an amendment of Sections 8(a) and 8(b) of certain exchange agreements with the Company dated March 25, 2015 held by a certain holder of the Company’s Series D Preferred Stock.  The amendment requires the Company to obtain consent of the holder for certain future equity or debt issuances, and modifies the termination date for this requirement to be the earlier to occur of: (a) April 1, 2017; (b) the date on which the Company has raised $10 million in equity financing; (c) the date on which the Company has closed one or more licensing agreements with corporate partners pursuant to which the Company is entitled to receive in total a minimum of $10,000,000 in initial licensing or equity investments under such agreements; and (d) the date on which shares of the Company's common stock are listed on a national securities exchange. The Company issued 13,514 shares of common stock in connection with the foregoing.

The securities referenced above were issued in reliance on the exemption from registration afforded by Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Issuance of common stock under common stock Purchase Agreement

We issued, on March 31, 2015, an aggregate of 11,904 shares of common stock that were required to be issued in connection with our July 2014 financing transaction, as a result of the lower share price in an offering.

The securities referenced above were issued in reliance on the exemption from registration afforded by Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

March 2015 Private Placement

  On March 31, 2015, the Company sold an aggregate of $4,995,750 of units at a purchase price of $5.55 per unit, with each unit consisting of one share of our common stock (or, at the election of any investor who, as a result of receiving common stock would hold in excess of 4.99% of our issued and outstanding common stock, shares of our newly designated Series E Preferred Stock) and a thirty month warrant to purchase one half of one share of common stock at an initial exercise price of $11.10 per share. A second closing was held on April 3, 2015 in which we entered into separate subscription agreements for an additional $6,718,751 of units. Of the subscription agreements accepted, investors elected, and we issued, $2,500,000 of units consisting of Series E Preferred Stock on April 3, 2015.

The securities referenced above were issued in reliance on the exemption from registration afforded by Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Rubin Grant

On April 3, 2015, we entered into a consulting agreement with Steve Rubin pursuant to which he agreed to provide advisory services in connection with corporate strategy, licensing and business development estimated to be for a period of 12 months.  In exchange for his services, we provided him with a one-time grant of 27,027 shares of our restricted common stock.

The securities were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Ravetch Grant

On April 4, 2015, the Board approved the issuance of an additional restricted stock award of 17,770 shares of common stock to Jeffrey Ravetch.  This award is for future services covering at least one-year period.  The award was granted in addition to the prior award to Dr. Ravetch on April 2, 2015 of: (i) 4,628 restricted shares of common stock and (ii) options to purchase 4,628 shares of common stock with an exercise price of $17.02 per share, for a total grant of 27,028 restricted shares and options.

The securities were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Livingston Grant

On April 4, 2015, the Board of Directors approved a restricted stock award by the Company of 135,135 shares of common stock to be issued to Phil Livingston, Ph.D. for his continuing service to the Company.  On May 13, 2015, the Compensation Committee of the Board clarified that the award is being granted in consideration for at least one year of Dr. Livingston’s services.  The committee further clarified that the vesting of the common stock shall be on the one-year anniversary of the Board of Directors’ approval of the award, or April 4, 2016.

The securities were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Consulting Agreement

On April 5, 2015, we entered into a consulting agreement with The Del Mar Consulting Group, Inc. and Alex Partners, LLC in consideration for 40,541 shares of our restricted common stock. The consultants also received an additional 27,027 shares of our restricted common stock upon the Company’s achieving a milestone based on its fully-diluted market capitalization.

The securities were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Preferred and Warrant Exchanges

On March 25, 2015, we exchanged certain of our issued and outstanding Series A-1 Preferred Stock, A-1 Warrants, Series B Preferred Stock, and Series B warrant in exchange for an aggregate of 342,906 shares of our common stock, and an aggregate of 238,156 shares of our newly designated Series D Preferred Stock.

The issuance of the securities set forth above was deemed to be exempt from registration pursuant to Section 3(a)(9) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits.

(a)
Exhibits.
No.	Description	Form	Filing Date/Period End	Exhibit Number

2.1	Agreement and Plan of Merger and Reorganization, dated May 12, 2014, between the Company, Tacoma Acquisition Corp., Inc. and MabVax Therapeutics, Inc.	8-K	5/12/2014	2.1

2.2	Amendment No.1, dated as of June 30, 2014, by and between the Company and MabVax Therapeutics, Inc.	8-K	7/1/2014	2.1

2.3	Amendment No.2 to the Agreement and Plan of Merger, dated July 7, 2014, by and among the Company, Tacoma Acquisition Corp. and MabVax Therapeutics, Inc.	8-K	7/9/2014	2.1

3.1	Amended and Restated Certificate of Incorporation	S-1	3/16/2017	3.1

3.2	Amended and Restated Bylaws	8-K	12/14/2007	3.2

3.3	Form of Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock	8-K	3/26/2015	3.1

3.4	Form of Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock	8-K	4/6/2015	4.2

3.5	Form of Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock	8-K	8/17/2016	3.2

3.6	Form of Certificate of Designations, Preferences and Rights of Series G Convertible Preferred Stock	8-K	5/16/2017	3.1

3.7	Form of Certificate of Designations, Preferences and Rights of Series H Convertible Preferred Stock	8-K	5/3/2017	3.1

3.8	Form of Certificate of Designations, Preferences and Rights of Series I Convertible Preferred Stock	8-K	5/26/2017	3.1

3.9	Form of Certificate of Designations, Preferences and Rights of Series J Convertible Preferred Stock	8-K	8/14/2017	3.1

3.10	Form of Certificate of Designations, Preferences and Rights of Series K Convertible Preferred Stock	8-K	8/14/2017	3.2

3.11	Form of Certificate of Amendment to Amended and Restated Certificate of Incorporation	8-K	8/17/2016	3.1

3.12	Form of Certificate of Designations, Preferences and Rights of Series L Convertible Preferred Stock	8-K	10/19/2017	3.1

3.13	Form of Certificate of Correction to the Designations, Preferences and Rights of Series L Convertible Preferred Stock	8-K	10/16/2017	3.2

4.1	Securities Purchase Agreement, dated as of February 12, 2014, between MabVax Therapeutics, Inc. and the purchasers set forth on the signature pages thereto including that certain Amendment No. 1 to Securities Purchase Agreement, dated as of May 12, 2014, between MabVax Therapeutics, Inc. and the persons and entities identified on the signature pages thereto	8-K	5/12/2014	10.3

4.2	Registration Rights Agreement, dated as of February 12, 2014, between MabVax Therapeutics, Inc. and the persons and entities identified on the signature pages thereto	8-K	5/12/2014	10.2

4.3	Form of Exchange Agreement	8-K	9/3/2014	10.1

4.4	Form of Waiver Letter	8-K	9/3/2014	10.2

4.5	Form of Common Stock Certificate	S-1	9/29/2014	4.1

4.6	Form of Waiver Extension Letter	8-K	9/30/2014	10.1

4.7	Form of Subscription Agreement, dated March 31, 2015, between the Company and the subscribers set forth on the signature pages thereto	10-K	3/31/2015	4.11

4.8	Form of Common Stock Purchase Warrant	10-K	3/31/2015	4.12

4.9	Form of Registration Rights Agreement, dated March 31, 2015, between the Company and the persons and entities identified on the signature pages thereto	10-K	3/31/2015	4.13

4.10		Form of Secured Promissory Note	8-K	1/19/2016	4.1

4.11		Form of Warrant	8-K	1/19/2016	4.2

4.12		Form of Warrant Agency Agreement between MabVax Therapeutics Holdings, Inc. and Equity Stock Transfer LLC and the Form of Warrant Certificate	S-1	8/25/2015	4.10

5.1	**	Opinion of Sichenzia Ross Ference Kesner LLP, as to the legality of the securities being registered

10.1	Employment Agreement, dated July 1, 2014, by and between MabVax Therapeutics, Inc. and J. David Hansen	10-Q	8/8/2014	10.9

10.2	Employment Agreement, dated July 1, 2014, by and between MabVax Therapeutics, Inc. and Gregory P. Hanson	10-Q	8/8/2014	10.10

10.3	Employment Agreement, dated July 1, 2014, by and between MabVax Therapeutics, Inc. and Wolfgang W. Scholz, Ph.D.	10-Q	8/8/2014	10.11

10.4	Second Amended and Restated MabVax Therapeutics Holdings, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan	10-K	3/31/2015	10.15

10.5	Form of Exchange Agreement (Series A-1 Preferred Stock and Series A-1 Warrants).	8-K	3/26/2015	10.1

10.6	Form of Exchange Agreement (Series B Preferred Stock and Series B Warrants).	8-K	3/26/2015	10.2

10.7	2008 Equity Incentive Plan	10-K	3/31/2015	10.29

10.8	Form of Option Agreement, 2008 Equity Incentive Plan	10-K	3/31/2015	10.30

10.9	Form of Lockup Agreement dated as of April 3, 2015	8-K	4/6/2015	10.3

10.10	Consulting Agreement with The Del Mar Consulting Group, Inc. and Alex Partners, LLC dated as of April 5, 2015	8-K	4/6/2015	10.4

10.11	Form of Escrow Deposit Agreement dated as of April 14, 2015	8-K	4/15/2015	10.1

10.12	Form of Amendment Agreement to Registration Rights Agreement	8-K	6/10/2015	10.1

10.13	Amendment to Escrow Deposit Agreement dated June 22, 2015	8-K	6/24/2015	10.1

10.14	Letter Agreement dated June 30, 2015 between MabVax Therapeutics, Inc. and OPKO Health, Inc.	8-K	7/1/205	10.1

10.15	Form of Proposed Lease Agreement with AGP Sorrento Business Complex, L.P.	S-1	8/25/2015	10.37

10.16	Form of Amendment Agreement No. 2 to Registration Right s Agreement	8-K	8/4/2015	10.1

10.17	Non-Employee Director Compensation Policy	10-Q/A	8/12/2015	10.1

10.18	Standard Industrial Net Lease, dated as of May 23, 2008, by and between MabVax Therapeutics, Inc. and Sorrento Square	10-Q/A	8/12/2015	10.2

10.19	First Amendment to that Standard Industrial Net Lease, dated May 6, 2010, by and between MabVax Therapeutics, Inc. and Sorrento Square	10-Q/A	8/12/2015	10.3

10.20	Second Amendment to that Standard Industrial Net Lease, dated August 1, 2012, by and between the Company and Sorrento Square	10-Q/A	8/12/2015	10.4

10.21	Employment Agreement, dated July 21, 2014, by and between MabVax Therapeutics, Inc. and Paul Maffuid, Ph.D.	10-Q/A	8/12/2015	10.5

10.22	Development and Manufacturing Services Agreement, dated April 15, 2014, by and between MabVax Therapeutics, Inc. and Gallus BioPharmaceuticals NJ, LLC	10-Q/A	8/12/2015	10.6

10.23	Exclusive License Agreement for “Polyvalent Conjugate Vaccines for Cancer” (SK#14491), dated as of June 30, 2008, by and between MabVax Therapeutics, Inc. and Sloan-Kettering Institute for Cancer Research	10-Q/A	8/12/2015	10.7

10.24	Research and License Agreement, dated as of April 7, 2008, by and between MabVax Therapeutics, Inc. and Sloan-Kettering Institute for Cancer Research	10-Q/A	8/12/2015	10.8

10.25	Exclusive License to Unimolecular Antibodies, dated October 13, 2011, by and between MabVax Therapeutics, Inc. and Sloan-Kettering Institute for Cancer Research	10-Q/A	8/12/2015	10.9

10.26	Option Agreement, dated August 29, 2014, by and between MabVax Therapeutics, Inc. and Juno Therapeutics, Inc.	10-Q/A	8/12/2015	10.10

10.27	SBIR Contract from National Cancer Institute	10-Q/A	8/12/2015	10.11

10.28	Lease by and between AGP Sorrento Business Complex, L.P., and MabVax Therapeutics Holdings, Inc., dated as of September 2, 2015	8-K	9/3/2015	10.1

10.29	Form of Amendment Agreement No.3 to Registration Rights Agreement	8-K	10/13/2015	10.1

10.30	Loan and Security Agreement dated as of January 15, 2016	8-K	1/19/2016	10.1

10.31	Form of Amendment Agreement	10-K	3/14/2016	10.54

10.32	Consulting Agreement, dated April 1, 2016, by and between MabVax Therapeutics Holdings, Inc. and Jeffrey Ravetch, M.D., Ph.D.	8-K	4/7/2016	10.1

10.33		Employment Agreement, dated March 16, 2016, by and between MabVax Therapeutics Holdings, Inc. and Paul Resnick, M.D.	10-K/A	4/19/2016	10.56

10.34		Non-Employee Director Compensation Policy, as amended through August 25, 2016	8-K	8/31/2016	10.1

10.35		Form of Subscription Agreement between the Company and the subscribers set forth on the signature pages thereto	8-K	5/3/2017	10.1

10.37		Form of Registration Rights Agreement between the Company and the subscribers set forth on the signature pages thereto	8-K	5/3/2017	10.2

10.38		Form of Exchange Agreement	8-K	10/19/2017	10.1

10.39		Form of Registration Rights Agreement	8-K	10/19/2017	10.2

11.1		Statement of per share earnings	S-1	9/29/2014	11.1

21.1		Subsidiaries of the Registrant	S-1	9/29/2014	21.1

23.1	*	Consent of Independent Registered Public Accounting Firm

23.2	**	Consent of Sichenzia Ross Ference Kesner LLP (included as part of Exhibit 5.1)

24.1	*	Power of Attorney

*	Filed herewith
**	To be filed by amendment

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on the 14th day of December, 2017.

MABVAX THERAPEUTICS HOLDINGS, INC.

By	/s/ J. David Hansen
J. David Hansen
President and Chief Executive Officer (Principal executive officer)
/s/ Gregory P. Hanson
Gregory P. Hanson
Chief Financial Officer
(Principal financial and accounting officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of MabVax Therapeutics Holdings, Inc. hereby severally constitute and appoint J. David Hansen and Gregory P. Hanson, our true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. David Hansen J. David Hansen	Chairman of the Board, President and Chief Executive Officer (Principal executive officer)	December 14, 2017

/s/ Gregory P. Hanson Gregory P. Hanson	Chief Financial Officer (Principal financial and accounting officer)	December 14, 2017

/s/ Kenneth M. Cohen Kenneth M. Cohen	Director	December 14, 2017

/s/ Philip O. Livingston Philip O. Livingston, M.D.	Director	December 14, 2017

/s/ Paul V. Maier Paul V. Maier	Director	December 14, 2017

/s/ Thomas C. Varvaro Thomas C. Varvaro	Director	December 14, 2017

/s/ Jeffrey F. Eisenberg Jeffrey F. Eisenberg	Director	December 14, 2017